                                                    Filed Pursuant to Rule 424B5
                                             Registration File No. 333-130789-03
PROSPECTUS SUPPLEMENT                   (TO PROSPECTUS DATED SEPTEMBER 13, 2006)

                          $2,196,646,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14

                                as Issuing Entity

         SERIES 2006-PWR14 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  as Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                      PRINCIPAL COMMERCIAL FUNDING II, LLC

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.

                        NATIONWIDE LIFE INSURANCE COMPANY

                        PRINCIPAL COMMERCIAL FUNDING, LLC

                      as Sponsors and Mortgage Loan Sellers

                                   ----------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 250 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $2,468,142,608. The Series 2006-PWR14 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-PWR14 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 27 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from December 1, 2006.
Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the 11th day of each month, commencing on January 11, 2007. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-35
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

                                   ----------

           Characteristics of the certificates offered to you include:

               APPROXIMATE INITIAL     APPROXIMATE INITIAL   PASS-THROUGH RATE      RATINGS
CLASS        CERTIFICATE BALANCE (1)    PASS-THROUGH RATE       DESCRIPTION      (S&P / FITCH)
----------   -----------------------   -------------------   -----------------   -------------

Class A-1          $114,700,000               5.044%               Fixed            AAA /AAA
Class A-2          $170,700,000               5.123%               Fixed            AAA /AAA
Class A-3          $ 68,900,000               5.209%               Fixed            AAA /AAA
Class A-AB         $125,050,000               5.171%               Fixed            AAA /AAA
Class A-4          $950,942,000               5.201%               Fixed            AAA /AAA
Class A-1A         $297,407,000               5.189%               Fixed            AAA /AAA
Class A-M          $246,815,000               5.243%               Fixed            AAA /AAA
Class A-J          $222,132,000               5.273%               Fixed            AAA /AAA

----------
(1)  The certificate balances are approximate and on the closing date may vary by up to 5%.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated September 13,
2006.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 19, 2006. We expect to receive from this offering approximately
$2,208,293,507 in sale proceeds, plus accrued interest on the offered certificates from and including December 1, 2006, before deducting expenses payable by us.

                                   ----------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

          The date of this prospectus supplement is December 6, 2006.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2006-PWR14 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Alaska
1 property
$10,471,665
0.4% of total
Washington
8 properties
$56,345,511
2.3% of total
Oregon
2 properties
$9,155,098
0.4% of total
Nevada
9 properties
$71,022,563
2.9% of total
Northern California
12 properties
$102,341,611
4.1% of total
Southern California
26 properties
$236,224,523
9.6% of total
Utah
1 property
$1,496,699
0.1% of total
Arizona
10 properties
$44,990,976
1.8% of total
Colorado
4 properties
$25,723,637
1.0% of total
New Mexico
4 properties
$41,893,713
1.7% of total
Texas
25 properties
$140,864,214
5.7% of total
Idaho
1 property
$1,997,947
0.1% of total
Kansas
1 property
$16,500,000
0.7% of total
Nebraska
2 properties
$8,179,956
0.3% of total
South Dakota
1 property
$3,446,539
0.1% of total
North Dakota
1 property
$7,170,460
0.3% of total
Missouri
1 property
$3,400,000
0.1% of total
Minnesota
10 properties
$84,437,044
3.4% of total
Wisconsin
8 properties
$78,848,285
3.2% of total
Indiana
2 properties
$13,997,775
0.6% of total
Pennsylvania
7 properties
2.4% of total
Vermont
1 property
$2,900,000
0.1% of total
Illinois
10 properties
$103,843,540
4.2% of total
Michigan
5 properties
$37,203,607
1.5% of total
Ohio
10 properties
$106,676,955
4.3% of total
New York
11 properties
$262,137,923
10.6% of total
Massachusetts
4 properties
$28,400,000
1.2% of total
New Jersey
18 properties
$254,314,944
10.3% of total
Delaware
4 properties
$26,168,280
1.1% of total
Maryland
9 properties
$40,232,869
1.6% of total
Virginia
16 properties
$183,107,619
7.4% of total
North Carolina
5 properties
$40,641,740
1.6% of total
South Carolina
2 properties
$7,772,109
0.3% of total
Georgia
5 properties
$89,301,000
3.6% of total
Florida
16 properties
$156,817,293
6.4% of total
Mississippi
3 properties
$14,873,587
0.6% of total
Alabama
4 properties
$14,155,924
0.6% of total
Arkansas
1 property
$4,889,791
0.2% of total
Tennessee
5 properties
$37,205,335
1.5% of total
Kentucky
3 properties
$38,694,592
1.6% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

South Bay Galleria

NORDSTROM
South Bay
GALLERIA

Redondo Beach, CA

Life Time Fitness Portfolio – Yamato Road

Broken Sound

Boca Raton, FL

Tysons Office and Data Center – Various

McLean, VA

One Newark Center

BEST
KEPT
SECRET

Newark, NJ

750 Lexington Avenue

New York, NY

Philips Sunrise Shopping Center

fresh
LINENS N THINGS

Massapequa, NY

Sycamore Center

Potbelly
LINENS

Cincinnati, OH

1657 Broadway

New York, NY

Fountain Square

BED BATH & BEYOND
WORLD MARKET

Michaels
THE ARTS & CRAFTS STORE

Brookfield, WI

Grand Bohemian Hotel

Orlando, FL

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
                              PROSPECTUS SUPPLEMENT

Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling

Appendix B: Certain Characteristics of the Mortgage Loans and
   Mortgaged Properties.................................................     B-1

Appendix C: Certain Characteristics of the Multifamily and
   Manufactured Housing Community Loans.................................     C-1

Appendix D: Summaries of the Ten Largest Mortgage Loans.................     D-1

Appendix E: Global Clearance, Settlement and Tax Documentation
   Procedures...........................................................     E-1

                                   ----------

                                       S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the offered certificates is provided in two separate documents that progressively provide more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

          o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-188 this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

                                   ----------

                             EUROPEAN ECONOMIC AREA

          IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH
HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                       S-4

          (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

          (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (euro)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(euro)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

          (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

          FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

               EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

          (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL
ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO
ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH
THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF
THE FSMA DOES NOT APPLY TO THE ISSUER; AND

          (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

          THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO
IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED
ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE
PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS
FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES,
UNINCORPORATED ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE
FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL
SUCH PERSONS TOGETHER BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS
PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT
RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS
SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO
RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                       S-5

          POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR
MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL
NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION
WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION
SCHEME.

                                       S-6

                                     SUMMARY

     The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2006-PWR14 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-PWR14 Commercial
Mortgage Pass-Through Certificates. The series 2006-PWR14 certificates will consist of 27 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2006-PWR14 certificates that bear interest.

         SERIES 2006-PWR14 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                    APPROX. %                         APPROX. %
                     INITIAL          APPROX.        OF INITIAL                  APPROX. INITIAL   WEIGHTED
                      TOTAL        INITIAL TOTAL      MORTGAGE    PASS-THROUGH        PASS-         AVERAGE   PRINCIPAL /
         RATINGS      CREDIT     PRINCIPAL BALANCE      POOL          RATE           THROUGH         LIFE      NOTIONAL
CLASS   S&P/FITCH    SUPPORT    OR NOTIONAL AMOUNT     BALANCE     DESCRIPTION        RATE          (YEARS)     WINDOW
-----   ---------   ---------   ------------------   ----------   ------------   ---------------   --------   -----------

Offered Certificates
A-1     AAA/AAA      30.000%      $  114,700,000        4.647%        Fixed           5.044%          3.39     1/07-11/11
A-2     AAA/AAA      30.000%      $  170,700,000        6.916%        Fixed           5.123%          4.95    11/11-12/11
A-3     AAA/AAA      30.000%      $   68,900,000        2.792%        Fixed           5.209%          6.82    10/13-11/13
A-AB    AAA/AAA      30.000%      $  125,050,000        5.067%        Fixed           5.171%          7.19    12/11- 2/16
A-4     AAA/AAA      30.000%      $  950,942,000       38.529%        Fixed           5.201%          9.78     2/16-11/16
A-1A    AAA/AAA      30.000%      $  297,407,000       12.050%        Fixed           5.189%          9.06     1/07-11/16
A-M     AAA/AAA      20.000%      $  246,815,000       10.000%        Fixed           5.243%          9.89    11/16-11/16
A-J     AAA/AAA      11.000%      $  222,132,000        9.000%        Fixed           5.273%          9.97    11/16-12/16

Certificates Not Offered
X-1      AAA/AAA        N/A       $1,234,071,304         N/A       Variable IO     0.049319%(1)       8.96     1/07-11/26
X-2      AAA/AAA        N/A       $1,207,287,000         N/A       Variable IO     0.656384%(1)       5.58    12/07-12/13
X-W      AAA/AAA        N/A       $1,234,071,304         N/A       Variable IO     0.691457%(1)       8.96     1/07-11/26
B         AA/AA       9.125%      $   46,278,000        1.875%        Fixed           5.333%          9.98    12/16-12/16
C        AA-/AA-      8.125%      $   24,682,000        1.000%        Fixed           5.372%          9.98    12/16-12/16
D          A/A        6.625%      $   37,022,000        1.500%        Fixed           5.412%          9.98    12/16-12/16
E        A-/A-        5.750%      $   21,596,000        0.875%       WAC Cap          5.461%          9.98    12/16-12/16
F       BBB+/BBB+     4.750%      $   24,681,000        1.000%       WAC Cap          5.628%          9.98    12/16-12/16
G        BBB/BBB      3.750%      $   24,682,000        1.000%       WAC Cap          5.707%          9.98    12/16-12/16
H       BBB-/BBB-     2.750%      $   24,681,000        1.000%     WAC-0.089%         5.817%(1)       9.98    12/16-12/16
J        BB+/BB+      2.375%      $    9,256,000        0.375%       WAC Cap          4.971%          9.98    12/16-12/16
K         BB/BB       2.125%      $    6,170,000        0.250%       WAC Cap          4.971%          9.98    12/16-12/16
L        BB-/BB-      1.750%      $    9,256,000        0.375%       WAC Cap          4.971%         10.01    12/16- 1/17
M         B+/B+       1.625%      $    3,085,000        0.125%       WAC Cap          4.971%         10.06     1/17- 1/17
N          B/B        1.375%      $    6,170,000        0.250%       WAC Cap          4.971%         11.52     1/17- 5/20
O         B-/B-       1.125%      $    6,171,000        0.250%       WAC Cap          4.971%         13.56     5/20- 7/20
P         NR/NR       0.000%      $   27,766,608        1.125%       WAC Cap          4.971%         14.19     7/20-11/26

----------
(1) Coupon indicative of first period only

                                       S-7

     In reviewing the foregoing table, prospective investors should note that--

o    Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

o    The Class X certificates will have an aggregate initial notional amount that is equal to the aggregate initial principal balance of the class A-1,
     A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
     and P certificates.

o    The class X-1, X-2 and X-W certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1, X-2 and X-W certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

o    The actual total principal balance or notional amount, as applicable, of any class of series 2006-PWR14 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

o    The ratings shown in the table are those of Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in December 2038.

o    The percentages indicated under the column "Approx. % Initial Total Credit
     Support" with respect to each of the class A-1, A-2, A-3, A-AB, A-4 and
     A-1A certificates, represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

o    For purposes of making distributions to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 215 pooled mortgage loans, representing 88.0% of the initial mortgage pool balance. Loan group 2 will consist of 35 pooled mortgage loans, representing 12.0% of the initial mortgage pool balance.
     Loan group 2 will consist of 89.4% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties. Additionally, loan group 2 includes one mortgage loan that is secured by a mixed use property (the majority of which is multifamily use) and represents 0.8% of the initial mortgage pool balance and 6.7% of the initial loan group 2 balance.

o    The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
     A-J, B, C and D certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed").
     The pass-through rates for the class E, F, G, J, K, L, M, N, O and P certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rate for the class H certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus 0.089%
     (described in the table above as "WAC - 0.089%"). The pass-through rate for the class X certificates in the aggregate will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (but interest accrued at that pass-through rate will be subject to allocation between the Class X-1, X-2 and X-W certificates)
     described in the table above as "Variable IO". In the case of the Class
     X-1, X-2 and X-W certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the

                                       S-8

     adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
     Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity
     Considerations--Weighted Average Life" in this prospectus supplement.

o    The series 2006-PWR14 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

                                RELEVANT PARTIES

ISSUING ENTITY                   Bear Stearns Commercial Mortgage Securities
                                 Trust 2006-PWR14, a New York common law trust,
                                 will issue the certificates. The trust will be
                                 formed pursuant to the pooling and servicing
                                 agreement among the depositor, the master
                                 servicers, the special servicers, the
                                 certificate administrator, the tax
                                 administrator and the trustee. See "Transaction
                                 Parties--The Issuing Entity" in this prospectus
                                 supplement.

DEPOSITOR                        Bear Stearns Commercial Mortgage Securities
                                 Inc. is the depositor. As depositor, Bear
                                 Stearns Commercial Mortgage Securities Inc.
                                 will acquire the mortgage loans from the
                                 mortgage loan sellers and deposit them into the
                                 trust fund. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICERS                 Wells Fargo Bank, National Association will act
                                 as a master servicer with respect to those
                                 pooled mortgage loans sold by Wells Fargo Bank,
                                 National Association, Principal Commercial
                                 Funding II, LLC, Bear Stearns Commercial
                                 Mortgage, Inc., Nationwide Life Insurance
                                 Company and Principal Commercial Funding, LLC
                                 to the depositor for deposit into the trust
                                 fund (and any related non-pooled mortgage loans
                                 that are secured by the same mortgaged property
                                 as those pooled mortgage loans).

                                 Prudential Asset Resources, Inc. will act as a
                                 master servicer with respect to those pooled
                                 mortgage loans sold by Prudential Mortgage
                                 Capital Funding, LLC to the depositor for
                                 deposit into the trust fund (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property as those pooled
                                 mortgage loans).

                                 The following table sets forth the approximate
                                 percentage of the pooled mortgage loans in the
                                 mortgage pool, loan group 1 and loan group 2
                                 that are serviced by each master servicer.

                                       S-9

                                                                        NUMBER OF      % OF INITIAL   % OF INITIAL   % OF INITIAL
                                                                     POOLED MORTGAGE     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
                                          MASTER SERVICER                 LOANS        POOL BALANCE      BALANCE       BALANCE
                                 ---------------------------------   ---------------   ------------   ------------   ------------

                                 Wells Fargo Bank, National
                                    Association...................         208             76.9%          78.9%          62.2%
                                 Prudential Asset Resources, Inc..          42             23.1%          21.1%          37.8%

                                 See "Transaction Parties--The Master Servicers"
                                 in this prospectus supplement.

                                 Each master servicer will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers, mortgage
                                 loans for which it is the respective master
                                 servicer (a) as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the
                                 applicable special servicer and (b) as to which
                                 any such default or reasonably foreseeable
                                 default has been corrected, including as part
                                 of a work-out. In addition, each master
                                 servicer will be primarily responsible for
                                 making principal and interest advances and
                                 servicing advances, for the mortgage loans it
                                 is the respective master servicer for, under
                                 the pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the stated principal balance of each
                                 mortgage loan. The master servicing fee rate
                                 for Wells Fargo Bank, National Association and
                                 Prudential Asset Resources, Inc. will range, on
                                 a loan-by-loan basis, from 0.02% per annum to
                                 0.15% per annum. In addition, the master
                                 servicers will be entitled to retain certain
                                 borrower-paid fees and certain income from
                                 investment of certain accounts maintained as
                                 part of the trust fund as additional servicing
                                 compensation.

                                 Wells Fargo Bank, National Association will
                                 also act as servicer report administrator and
                                 in that capacity will be responsible for the
                                 assembly and combination of various reports
                                 prepared by the special servicers and the other
                                 master servicer.

                                 When we refer in this prospectus supplement to
                                 a master servicer in relation to one or more of
                                 the mortgage loans, we mean the applicable
                                 master servicer for those mortgage loans as
                                 identified above.

PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Principal
                                 Commercial Funding II, LLC and Principal
                                 Commercial Funding, LLC to the depositor for
                                 deposit into the trust fund.

                                 Nationwide Life Insurance Company will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Nationwide Life
                                 Insurance Company to the depositor for deposit
                                 into the trust fund.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR14 Pooling and Servicing
                                 Agreement" and "Transaction Parties--Primary
                                 Servicers" in this prospectus supplement.

                                      S-10

                                 Each of Principal Global Investors, LLC and
                                 Nationwide Life Insurance Company will be
                                 entitled to receive a primary servicing fee on
                                 each mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the stated principal balance of the applicable
                                 mortgage loan immediately before the related
                                 due date (prorated for the number of days
                                 during the calendar month for that mortgage
                                 loan for which interest actually accrues on
                                 that mortgage loan). The primary servicing fee
                                 is payable only from collections on the related
                                 mortgage loan and is included in the applicable
                                 master servicing fee rate for each of the
                                 related pooled mortgage loans. The primary
                                 servicing fee rate for Principal Global
                                 Investors, LLC is 0.01% per annum. The primary
                                 servicing fee rate for Nationwide Life
                                 Insurance Company will range, on a loan-by-loan
                                 basis, from 0.055% per annum to 0.085% per
                                 annum.

SPECIAL SERVICERS.............   ARCap Servicing, Inc., a Delaware corporation,
                                 will initially be appointed as special servicer
                                 with respect to all of the pooled mortgage
                                 loans in the trust fund (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property), other than the
                                 South Bay Galleria pooled mortgage loan (and
                                 the related non-pooled mortgage loan). In this
                                 prospectus supplement, we sometimes refer to
                                 ARCap Servicing, Inc. in that capacity as the
                                 general special servicer.

                                 Prudential Asset Resources, Inc. will act as
                                 special servicer with respect to the pooled
                                 mortgage loan and the non-pooled mortgage loan
                                 that are together secured by the mortgaged
                                 property identified on Appendix B to this
                                 prospectus supplement as South Bay Galleria.

                                 When we refer in this prospectus supplement to
                                 a special servicer in relation to one or more
                                 of the mortgage loans, we mean the applicable
                                 special servicer for those mortgage loans as
                                 identified above.

                                 Generally, the applicable special servicer will
                                 service a mortgage loan upon the occurrence of
                                 certain events that cause that mortgage loan to
                                 become a "specially serviced mortgage loan."
                                 The special servicers' principal compensation
                                 for their special servicing activities will be
                                 the special servicing fee, the workout fee and
                                 the liquidation fee. See "Servicing of the
                                 Mortgage Loans Under the Series 2006-PWR14
                                 Pooling and Servicing Agreement" and
                                 "Transaction Parties--The Special Servicers" in
                                 this prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the stated principal balance of each
                                 specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 fund other than in connection with the purchase
                                 or repurchase of any pooled mortgage loan from
                                 the trust fund by any person (net of any
                                 default interest, late payment charges and/or
                                 post-ARD additional interest).

                                 The workout fee is a fee payable with respect
                                 to any worked-out mortgage loan (which means a
                                 specially serviced mortgage loan for which
                                 three consecutive full and timely monthly
                                 payments have been made, there is no other
                                 event causing it to constitute a

                                      S-11

                                 specially serviced mortgage loan, and certain
                                 other conditions have been met), equal to 1.0%
                                 of the amount of each collection of interest
                                 (other than default interest and/or post-ARD
                                 additional interest) and principal received
                                 (including any insurance proceeds or
                                 condemnation proceeds received and applied as a
                                 payment of interest and principal) on that
                                 mortgage loan for so long as it remains a
                                 worked-out mortgage loan.

                                 In addition, the applicable special servicer
                                 will be entitled to retain certain borrower
                                 paid fees and certain income from investment of
                                 certain accounts maintained as part of the
                                 trust fund as additional servicing
                                 compensation.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR.....................   Wells Fargo Bank, National Association, will
                                 act as certificate administrator, tax
                                 administrator and certificate registrar.

                                 The certificate administrator is required to
                                 make distributions of the available
                                 distribution amount on each distribution date
                                 to the certificateholders and to prepare
                                 reports detailing the distributions to
                                 certificateholders on each distribution date
                                 and the performance of the pooled mortgage
                                 loans and mortgaged properties. The certificate
                                 administrator fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00042% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust fund on behalf of the Series 2006-PWR14
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if a master servicer fails to perform
                                 its advancing obligations. Following the
                                 transfer of the underlying mortgage loans into
                                 the trust fund, the trustee, on behalf of the
                                 trust fund, will become the holder of each
                                 mortgage loan transferred to the trust fund.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00058% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

SPONSORS......................   Wells Fargo Bank, National Association, a
                                 national banking association, Principal
                                 Commercial Funding II, LLC, a Delaware limited
                                 liability company, Prudential Mortgage Capital
                                 Funding, LLC, a Delaware limited liability
                                 company, Bear Stearns Commercial Mortgage,
                                 Inc., a New York corporation, Nationwide Life
                                 Insurance Company, an Ohio corporation, and
                                 Principal Commercial Funding, LLC, a Delaware
                                 limited liability company, are sponsors of this
                                 transaction. As sponsors, those entities have
                                 organized and initiated the transactions in
                                 which the certificates will be issued and will
                                 sell mortgage loans to the depositor. The
                                 depositor will transfer the mortgage loans to
                                 the trust fund, and the trust fund will then
                                 issue the certificates. See "Transaction
                                 Parties--The Sponsors, Mortgage Loan Sellers
                                 and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   Wells Fargo Bank, National Association,
                                 Principal Commercial Funding II, LLC,
                                 Prudential Mortgage Capital Funding, LLC, Bear
                                 Stearns Commercial Mortgage, Inc., Nationwide
                                 Life Insurance Company and Principal Commercial
                                 Funding, LLC are the mortgage loan sellers.

                                      S-12

                                 The following table sets forth the number and
                                 the approximate percentage of the pooled
                                 mortgage loans in the mortgage pool, loan group
                                 1 and group 2 that have been sold by the
                                 related mortgage loan seller to the depositor.

                                                           NUMBER OF       NUMBER OF
                                             NUMBER OF       POOLED         POOLED
                                               POOLED      MORTGAGE        MORTGAGE      % OF INITIAL   % OF INITIAL   % OF INITIAL
                                              MORTGAGE   LOANS IN LOAN   LOANS IN LOAN     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
          MORTGAGE LOAN SELLER                  LOANS       GROUP 1         GROUP 2      POOL BALANCE      BALANCE       BALANCE
------------------------------------------   ---------   -------------   -------------   ------------   ------------   -------------

Wells Fargo Bank, National Association....       94             86             8             29.6%          31.3%          17.1%
Principal Commercial Funding II, LLC......       51             45             6             23.4%          23.8%          20.3%
Prudential Mortgage Capital Funding, LLC..       42             30            12             23.1%          21.1%          37.8%
Bear Stearns Commercial Mortgage, Inc.....       43             37             6             18.2%          18.1%          18.9%
Nationwide Life Insurance Company.........       16             13             3              4.0%           3.7%           5.8%
Principal Commercial Funding, LLC.........        4              4             0              1.7%           1.9%           0.0%

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated are the underwriters of this
                                 offering. Bear, Stearns & Co. Inc. and Morgan
                                 Stanley & Co. Incorporated will act as co-lead
                                 and co-bookrunning managers.

AFFILIATIONS AND CERTAIN
RELATIONSHIPS AMONG
TRANSACTION PARTIES...........   Wells Fargo Bank, National Association, a
                                 sponsor, originator and mortgage loan seller,
                                 is also one of the master servicers, the
                                 certificate administrator, the tax
                                 administrator and the certificate registrar
                                 with respect to the mortgage loans and the
                                 trust fund.

                                 Principal Commercial Funding II, LLC, a sponsor
                                 and mortgage loan seller, Principal Commercial
                                 Funding, LLC, a sponsor, originator and
                                 mortgage loan seller and Principal Global
                                 Investors, LLC, the primary servicer with
                                 respect to those mortgage loans sold to the
                                 trust fund by Principal Commercial Funding II,
                                 LLC and Principal Commercial Funding, LLC, are
                                 affiliates.

                                 Prudential Mortgage Capital Funding, LLC, a
                                 sponsor and mortgage loan seller, Prudential
                                 Mortgage Capital Company, LLC, an originator,
                                 and Prudential Asset Resources, Inc., one of
                                 the master servicers and the special servicer
                                 for the South Bay Galleria loan group, are
                                 affiliates.

                                 Bear Stearns Commercial Mortgage, Inc., a
                                 sponsor, originator and mortgage loan seller,
                                 Bear Stearns Commercial Mortgage Securities
                                 Inc., the depositor, and Bear, Stearns & Co.
                                 Inc., one of the underwriters, are affiliates.

                                 Nationwide Life Insurance Company, a sponsor,
                                 originator and mortgage loan seller, is also
                                 the primary servicer with respect to those
                                 mortgage loans sold to the trust fund by
                                 Nationwide Life Insurance Company.

                                      S-13

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" and
                                 "--Affiliations and Certain Relationships Among
                                 Transaction Parties" in this prospectus
                                 supplement.

SERIES 2006-PWR14 CONTROLLING
CLASS REPRESENTATIVE..........   At any time of determination, the holder of the
                                 majority interest in the most subordinate class
                                 of principal balance certificates that has a
                                 total principal balance at least equal to 25%
                                 of its total initial principal balance (or, if
                                 no class satisfies that condition, the holder
                                 of the majority interest in the most
                                 subordinate class of principal balance
                                 certificates then outstanding) will be entitled
                                 to appoint a representative that generally will
                                 be entitled to--

                                      o    replace the applicable special
                                           servicer, and

                                      o    direct the applicable special
                                           servicer with respect to various
                                           special servicing matters as to the
                                           pooled mortgage loans for which it is
                                           the applicable special servicer.

                                 The series 2006-PWR14 controlling class
                                 representative will generally not have those
                                 rights, however, with respect to the South Bay
                                 Galleria loan group, unless a South Bay
                                 Galleria Change of Control Event exists with
                                 respect to that loan group. See "Servicing of
                                 the Mortgage Loans Under the Series 2006-PWR14
                                 Pooling and Servicing Agreement--The Series
                                 2006-PWR14 Controlling Class Representative"
                                 and "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Subordinate and/or Other Financing--Split
                                 Loan Structures" in this prospectus supplement.

                                 It is expected that ARCap REIT, Inc. will be
                                 the initial representative of the series
                                 2006-PWR14 controlling class.

OTHER SPLIT LOAN NOTEHOLDERS..   The pooled mortgage loan secured by the
                                 mortgaged property identified on Appendix B to
                                 this prospectus supplement as South Bay
                                 Galleria is part of a split loan structure that
                                 includes both a pooled mortgage loan and a
                                 non-pooled mortgage loan that is subordinate to
                                 the related pooled mortgage loan. The pooled
                                 mortgage loan secured by the mortgaged property
                                 identified on Appendix B to this prospectus
                                 supplement as The Tower is part of a split loan
                                 structure that includes both a pooled mortgage
                                 loan and a non-pooled mortgage loan that
                                 initially is subordinate to the related pooled
                                 mortgage loan. That non-pooled mortgage loan
                                 potentially may become pari passu in right of
                                 payment on a subsequent date upon satisfaction
                                 of certain conditions more fully described
                                 under "Description of the Mortgage
                                 Pool--Certain Characteristics of the Mortgage
                                 Pool--Subordinate and/or Other Financing--Split
                                 Loan Structures--The Tower Loan Group" in this
                                 prospectus supplement. Each of the South Bay
                                 Galleria loan group and The Tower loan group
                                 will be principally serviced and administered
                                 under the series 2006-PWR14 pooling and
                                 servicing agreement. In connection with each of
                                 the loan groups, the holder of the related
                                 non-pooled mortgage loan (or a representative
                                 on its behalf) will have one or more of the
                                 following: various approval and/or consultation
                                 rights with respect to material servicing
                                 decisions, rights to appoint or replace the
                                 party that performs special servicing duties,
                                 rights to cure defaults and/or options to
                                 purchase the related pooled mortgage loan if
                                 the loans in that group become defaulted. See
                                 "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Subordinate and/or Other Financing--Split
                                 Loan Structures" in this

                                      S-14

                                 prospectus supplement for more information with
                                 respect to these rights. The table below shows
                                 the pooled mortgage loans that have split loan
                                 structures:

                                                                                      ORIGINAL        PRIORITY OF
                                                                   CUT-OFF DATE       AGGREGATE        NON-POOLED
                                                                    BALANCE OF        PRINCIPAL      MORTGAGE LOAN
                     % OF INITIAL    % OF INITIAL   % OF INITIAL      POOLED         BALANCE OF       RELATIVE TO
                     MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2     MORTGAGE        NON-POOLED          POOLED
MORTGAGE LOAN           BALANCE         BALANCE        BALANCE         LOAN       MORTGAGE LOAN(S)   MORTGAGE LOAN
------------------   -------------   ------------   ------------   ------------   ----------------   -------------

South Bay Galleria      4.1%            4.6%             N/A       $100,000,000     $30,000,000(1)   Subordinate
The Tower               0.4%            0.4%             N/A       $  8,906,411      $3,250,000      Subordinate(2)

---------

(1)  Subject to the satisfaction of various conditions, the related borrower is entitled to request one or more future advances under the non-pooled mortgage loan in an aggregate principal amount equal to $125,000,000 relating to the construction of improvements on the mortgaged property. In addition, after the improvements have been constructed, the borrower is entitled to request supplemental financing under the non-pooled mortgage loan in a maximum principal amount determined based on debt service coverage and loan-to-value ratio tests, subject to satisfaction of various conditions that include delivery of confirmation from each rating agency that the incurrence of the additional debt will not result in a downgrade, withdrawal or qualification of the then-current ratings on any class of series 2006-PWR14 certificates. Any such future advances, if made, and any such supplemental financing, if incurred, will be secured by the lien of the related mortgage, will be subordinate in right of payment to the related pooled mortgage loan and will be pari passu in right of payment with the portion of the non-pooled mortgage loan that is outstanding as of the cut-off date. The holder of the related non-pooled mortgage loan or its transferee, and not the trust fund, will be obligated to make any future advances to which the related borrower may become entitled. As of the cut-off date, no additional advances or supplemental financing have been provided. See "Description of the Mortgage Pool--Certain Characteristics of
     the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The South Bay Galleria Loan Group" and "Appendix D--Summaries
     of the Ten Largest Mortgage Loans--Mortgage Loan No. 1 - South Bay
     Galleria" in this prospectus supplement.

(2)  The Tower non-pooled mortgage loan initially will be subordinate in right of payment but may become pari passu in right of payment under certain circumstances as described under "Description of the Mortgage Pool--Certain
     Characteristics of the Mortgage Pool--Subordinate and/or Other
     Financing--Split Loan Structures--The Tower Loan Group" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 December 2006 (or, in the case of any mortgage
                                 loan that has its first due date after December
                                 2006, the later of the date of origination of
                                 that pooled mortgage loan and the date that
                                 would have been its due date in December 2006
                                 under the terms of that mortgage loan if a
                                 monthly payment were scheduled to be due in
                                 that month). All payments and collections
                                 received on the pooled mortgage loans after
                                 their respective cut-off dates will belong to
                                 the trust fund, except that any payments or
                                 collections that represent amounts due on or
                                 before that date will belong to the related
                                 mortgage loan seller.

ISSUE DATE....................   The date of initial issuance for the series
                                 2006-PWR14 certificates will be on or about
                                 December 19, 2006.

DETERMINATION DATE............   The monthly cut-off date for information
                                 regarding the pooled mortgage loans that must
                                 be reported to the holders of the series
                                 2006-PWR14 certificates on any

                                      S-15

                                 distribution date will be the close of business
                                 on the determination date in the same calendar
                                 month as that distribution date. In any given
                                 calendar month, the determination date will be
                                 the fifth business day prior to the related
                                 distribution date.

DISTRIBUTION DATE/DISTRIBUTION
FREQUENCY.....................   Distributions on the series 2006-PWR14
                                 certificates are scheduled to occur on the 11th
                                 calendar day of each month, or, if that day is
                                 not a business day, then the next succeeding
                                 business day, commencing in January 2007.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2006-PWR14 certificates will be
                                 the last business day of the prior calendar
                                 month, except as may otherwise be set forth in
                                 this prospectus supplement with regard to final
                                 distributions.

COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2006-PWR14 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                      o    will relate to a particular
                                           distribution date,

                                      o    will be approximately one month long,

                                      o    will begin when the prior collection
                                           period ends or, in the case of the
                                           first collection period, will begin
                                           as of the respective cut-off dates
                                           for the mortgage loans, and

                                      o    will end at the close of business on
                                           the determination date immediately
                                           preceding the related distribution
                                           date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

ASSUMED FINAL DISTRIBUTION
DATES.........................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as contemplated by the
                                 next sentence, prepayments of the pooled
                                 mortgage loans after the initial issuance of
                                 the certificates, is set forth opposite that
                                 class in the table below. For purposes of the
                                 table, each pooled mortgage loan with an
                                 anticipated repayment date is assumed to repay
                                 in full on its anticipated repayment date. The
                                 actual final distribution date for any class of
                                 offered certificates may be earlier or later
                                 (and could be substantially later) than the
                                 assumed final distribution date for that class.

                                      S-16

                                         MONTH AND YEAR OF
                                           ASSUMED FINAL
                                 CLASS   DISTRIBUTION DATE
                                 -----   -----------------
                                   A-1     November 2011
                                   A-2     December 2011
                                   A-3     November 2013
                                  A-AB     February 2016
                                   A-4     November 2016
                                  A-1A     November 2016
                                   A-M     November 2016
                                   A-J     December 2016

RATED FINAL DISTRIBUTION
DATE..........................   To the extent described in this prospectus
                                 supplement, the ratings of each class of
                                 offered certificates address the likelihood of
                                 the timely payment of interest and the ultimate
                                 payment of principal due on the certificates of
                                 that class on or before the distribution date
                                 in December 2038.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 27 classes of the
                                 series 2006-PWR14 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $2,468,142,608. Only the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                 A-J certificates are being offered by this
                                 prospectus supplement. The remaining classes of
                                 the series 2006-PWR14 certificates (other than
                                 the class R and V certificates) will be offered
                                 separately in a private offering.

DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in minimum denominations of $25,000, in the
                                 case of the class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J certificates. Investments in
                                 excess of the minimum denominations may be made
                                 in multiples of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL
AMOUNTS.......................   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                 P certificates will be the series 2006-PWR14
                                 certificates with principal balances and are
                                 sometimes referred to as the series 2006-PWR14
                                 principal balance certificates. The table
                                 appearing under the caption "--Overview of the
                                 Series 2006-PWR14 Certificates" above
                                 identifies the approximate total principal
                                 balance of each class of series 2006-PWR14
                                 principal balance certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 principal balance of each class of series
                                 2006-PWR14 principal balance certificates will
                                 be reduced on each distribution date by the
                                 amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, that class of certificates on
                                 that distribution date.

                                      S-17

                                 The class X certificates will not have
                                 principal balances and the holders of those
                                 classes will not be entitled to distributions
                                 of principal. For purposes of calculating the
                                 amount of accrued interest with respect to
                                 those certificates, however, the class X
                                 certificates will have a total notional amount
                                 equal to the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, O and P
                                 certificates outstanding from time to time. The
                                 table appearing under the caption "--Overview
                                 of the Series 2006-PWR14 Certificates" above
                                 identifies the approximate total notional
                                 amount of the class X-1, X-2 and X-W
                                 certificates at initial issuance, subject to a
                                 variance which depends on, among other things,
                                 the actual size of the initial mortgage pool
                                 balance. The total notional amount of the class
                                 X-1, X-2 and X-W certificates will be reduced
                                 on each distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, any class
                                 of series 2006-PWR14 principal balance
                                 certificates on that distribution date.

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4, A-1A, X-1,
                                 X-2, X-W, A-M, A-J, B, C, D, E, F, G, H, J, K,
                                 L, M, N, O and P certificates will be the
                                 series 2006-PWR14 certificates that bear
                                 interest and are sometimes referred to as the
                                 series 2006-PWR14 interest-bearing
                                 certificates. The table appearing under the
                                 caption "--Overview of the Series 2006-PWR14
                                 Certificates" above provides the indicated
                                 information regarding the pass-through rate at
                                 which each of those classes of the series
                                 2006-PWR14 certificates will accrue interest.

                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate" in this
                                 prospectus supplement.

DISTRIBUTIONS

A. GENERAL....................   For purposes of allocating distributions on the
                                 certificates, the mortgage pool will be divided
                                 into:

                                      o    loan group 1 consisting of 215 pooled
                                           mortgage loans, representing 88.0% of
                                           the initial mortgage pool balance,
                                           and

                                      o    loan group 2 consisting of 35 pooled
                                           mortgage loans, representing 12.0% of
                                           the initial mortgage pool balance.
                                           Loan group 2 will consist of 89.4% of
                                           the initial mortgage pool balance of
                                           all the pooled mortgage loans secured
                                           by multifamily or manufactured
                                           housing community properties.
                                           Additionally, loan group 2 includes
                                           one mortgage loan that is secured by
                                           a mixed use property (the majority of
                                           which is multifamily use) and
                                           represents 0.8% of the initial
                                           mortgage pool balance and 6.7% of the
                                           initial loan group 2 balance.

                                 The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2006-PWR14 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates; second, on the class A-M
                                 certificates; third, on the class A-J
                                 certificates; and then on the other classes of
                                 certificates in order of their alphabetical
                                 designation. Allocation of interest
                                 distributions among the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and X certificates is described
                                 under "--Distributions of Interest" below.
                                 Allocation of principal

                                      S-18

                                 distributions among the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates is described
                                 under "--Distributions of Principal" below. The
                                 class X certificates do not have principal
                                 balances and do not entitle their holders to
                                 distributions of principal.

                                 In general, the funds available for
                                 distribution to certificateholders on each
                                 distribution date will be net of all forms of
                                 compensations payable to the parties to the
                                 pooling and servicing agreement, reimbursements
                                 of servicing advances, P&I advances, interest
                                 on those advances and indemnification expenses.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" and "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

B. DISTRIBUTIONS OF INTEREST..   Each class of series 2006-PWR14 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                      o    the pass-through rate for that class
                                           and interest accrual period;

                                      o    the total principal balance or
                                           notional amount, as the case may be,
                                           of that class outstanding immediately
                                           prior to the related distribution
                                           date; and

                                      o    the assumption that each year
                                           consists of twelve 30-day months.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement,
                                 prepayment interest shortfalls may be allocated
                                 to reduce the amount of accrued interest
                                 otherwise payable to the holders of all the
                                 series 2006-PWR14 principal balance
                                 certificates on a pro rata basis.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will be entitled to receive your
                                 proportionate share of all unpaid distributable
                                 interest accrued with respect to your class of
                                 offered certificates through the end of the
                                 related interest accrual period.

                                 Interest distributions with respect to the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates will be made concurrently:

                                      o    in the case of the class A-1, A-2,
                                           A-3, A-AB and A-4 certificates, on a
                                           pro rata basis in accordance with
                                           their respective interest
                                           entitlements, from available funds
                                           attributable to loan group 1;

                                      o    in the case of the class A-1A
                                           certificates, from available funds
                                           attributable to loan group 2; and

                                      o    in the case of the class X
                                           certificates, from available funds
                                           attributable to loan group 1 and loan
                                           group 2;

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and/or X certificates as
                                 described above, then distributions of interest
                                 will be made on the class

                                      S-19

                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates on a pro rata basis in accordance
                                 with their respective interest entitlements,
                                 from available funds attributable to the entire
                                 mortgage pool, without regard to loan group.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF
   PRINCIPAL..................   Subject to--

                                      o    available funds,

                                      o    the distribution priorities described
                                           under "--General" above, and

                                      o    the reductions of principal balances
                                           described under "--Reductions of
                                           Certificate Principal Balances in
                                           Connection with Losses and Expenses"
                                           below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                      o    no distributions of principal will be
                                           made to the holders of the class B,
                                           C, D, E, F, G, H, J, K, L, M, N, O
                                           and P certificates until, in the case
                                           of each of those classes, the total
                                           principal balance of all classes of
                                           offered certificates is reduced to
                                           zero;

                                      o    no distributions of principal will be
                                           made to the holders of the class A-M
                                           and A-J certificates until, in the
                                           case of each of those classes, the
                                           total principal balance of all more
                                           senior classes of series 2006-PWR14
                                           certificates is reduced to zero;

                                      o    except as described in the paragraph
                                           following these bullets,
                                           distributions of principal on the
                                           class A-1A certificates will be made
                                           only from the portion of the total
                                           distributable principal funds
                                           attributable to loan group 2 plus,
                                           only after the total principal
                                           balance of the class A-1, A-2, A-3,
                                           A-AB and A-4 certificates has been
                                           reduced to zero (if the class A-1A
                                           certificate are still outstanding at
                                           the time of that reduction), from the
                                           remaining portion of the total
                                           distributable principal funds
                                           attributable to loan group 1;

                                      o    except as described in the paragraph
                                           following these bullets,
                                           distributions of principal on the
                                           class A-1, A-2, A-3, A-AB and A-4
                                           certificates collectively will be
                                           made only from the portion of the
                                           total distributable funds
                                           attributable to loan group 1 plus,
                                           only after the principal balance of
                                           the class A-1A certificates is
                                           reduced to zero (if any of the class
                                           A-1, A-2, A-3, A-AB and/or A-4
                                           certificates are still outstanding at
                                           the time of that reduction), from the
                                           remaining portion of the total
                                           distributable principal funds
                                           attributable to loan group 2; and

                                      o    except as described in the paragraph
                                           following these bullets, no
                                           distributions of principal will be
                                           made with respect to the class A-

                                      S-20

                                           4 certificates until the total
                                           principal balance of the class A-1,
                                           A-2, A-3 and A-AB certificates is
                                           reduced to zero; no distributions of
                                           principal will be made with respect
                                           to the class A-1, A-2 or A-3
                                           certificates on any distribution date
                                           until the total principal balance of
                                           the class A-AB certificates is
                                           reduced to the scheduled principal
                                           balance for that distribution date
                                           set forth on Schedule I to this
                                           prospectus supplement; no additional
                                           distributions of principal will be
                                           made with respect to the class A-AB
                                           certificates until the total
                                           principal balance of the class A-1,
                                           A-2 and A-3 certificates is reduced
                                           to zero; no distributions of
                                           principal will be made with respect
                                           to the class A-3 certificates until
                                           the total principal balance of the
                                           class A-1 and A-2 certificates is
                                           reduced to zero; and no distributions
                                           of principal will be made with
                                           respect to the class A-2 certificates
                                           until the total principal balance of
                                           the class A-1 certificates is reduced
                                           to zero, all as described in this
                                           prospectus supplement under
                                           "Description of the Offered
                                           Certificates -- Distributions --
                                           Principal Distributions".

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class A-M, A-J, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P certificates could
                                 be reduced to zero at a time when two or more
                                 of the class A-1, A-2, A-3, A-AB, A-4 and/or
                                 A-1A certificates remain outstanding. Under
                                 those circumstances, any distributions of
                                 principal on the class A-1, A-2, A-3, A-AB, A-4
                                 and A-1A certificates will be made on a pro
                                 rata basis (in accordance with their respective
                                 total principal balances immediately prior to
                                 that distribution date) from remaining
                                 available funds (after interest distributions
                                 on the class A-1, A-2, A-3, A-AB, A-4, A-1A and
                                 X certificates) attributable to the entire
                                 mortgage pool without regard to loan group.

                                 The total distributions of principal to be made
                                 on the series 2006-PWR14 certificates on any
                                 distribution date will, in general, be a
                                 function of--

                                      o    the amount of scheduled payments of
                                           principal due or, in cases involving
                                           balloon loans that remain unpaid
                                           after their stated maturity dates and
                                           mortgage loans as to which the
                                           related mortgaged properties have
                                           been acquired on behalf of (or
                                           partially on behalf of) the trust
                                           fund, deemed due, on the pooled
                                           mortgage loans during the same
                                           calendar month in which the subject
                                           distribution date occurs, which
                                           payments are either received as of
                                           the end of the related collection
                                           period or advanced by the applicable
                                           master servicer or the trustee, as
                                           applicable, and

                                      o    the amount of any prepayments and
                                           other unscheduled collections of
                                           previously unadvanced principal with
                                           respect to the pooled mortgage loans
                                           that are received during the related
                                           collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates collectively
                                 on any distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

                                      S-21

                                 Portions of the principal distributable on the
                                 certificates collectively on any distribution
                                 date will be attributed to loan group 1 and/or
                                 loan group 2 according to the attribution rules
                                 described in this prospectus supplement. In
                                 general, collections or advances of principal
                                 on a pooled mortgage loan will be attributed to
                                 the loan group that contains that pooled
                                 mortgage loan. See "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 The class X certificates do not entitle their
                                 holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" and "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT PREMIUMS..   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the proportions described in this prospectus
                                 supplement, to the holders of the class X
                                 certificates and/or to the holders of any class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
                                 D, E, F, G and/or H certificates, then entitled
                                 to receive distributions of principal. See
                                 "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES AND
   EXPENSES...................   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2006-PWR14
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on the
                                 series 2006-PWR14 certificates on any
                                 distribution date, then the principal balances
                                 of the series 2006-PWR14 principal balance
                                 certificates generally will be sequentially
                                 reduced (without accompanying principal
                                 distributions) in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on), until that deficit is
                                 eliminated. Any reduction of the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates will be
                                 allocated among those classes on a pro rata
                                 basis in accordance with the relative sizes of
                                 those principal balances at the time of the
                                 reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly payments, other
                                 than balloon payments, of principal and/or
                                 interest and to make advances for the pooled
                                 mortgage loans that are balloon loans and
                                 become defaulted upon their maturity dates, on
                                 the same amortization schedule as if the
                                 maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make. Any
                                 party that makes a debt service advance will be
                                 entitled to be reimbursed for that advance,
                                 together with interest at the prime lending
                                 rate described more fully in this prospectus
                                 supplement. However, interest will commence
                                 accruing on any monthly debt service advance
                                 made

                                      S-22

                                 in respect of a scheduled monthly debt service
                                 payment only on the date on which any
                                 applicable grace period for that payment
                                 expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any debt service advance that
                                 it or the applicable special servicer
                                 determines, in its reasonable good faith
                                 judgment, will not be recoverable (together
                                 with interest on the advance) from proceeds of
                                 the related mortgage loan. Absent bad faith,
                                 the determination by any authorized person that
                                 a debt service advance constitutes a
                                 nonrecoverable advance as described above will
                                 be conclusive and binding. For additional
                                 information regarding The Tower pooled mortgage
                                 loan, after any date when the related
                                 non-pooled mortgage loan has become pari passu
                                 in right of payment with that pooled mortgage
                                 loan and has also been included in another
                                 commercial mortgage securitization. See
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the distribution priorities
                                 described in this prospectus supplement, any
                                 reduction in advances will generally reduce the
                                 funds available to pay interest on the
                                 respective classes of subordinate
                                 interest-bearing series 2006-PWR14 certificates
                                 sequentially in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on) up to the total amount of
                                 the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR14 Pooling and Servicing
                                 Agreement--Required Appraisals" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2006-PWR14 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2006-PWR14 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2006-PWR14 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.
                                 As described under "Description of the Offered
                                 Certificates--Distributions--General" above,
                                 the pooled mortgage loans will be divided into
                                 loan group 1 and loan group 2 for purposes of
                                 calculating distributions on the certificates.

                                      S-23

A. GENERAL CONSIDERATIONS.....   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                      o    All numerical information provided
                                           with respect to any individual loan,
                                           group of loans or the pooled mortgage
                                           loans is provided on an approximate
                                           basis.

                                      o    References to initial mortgage pool
                                           balance mean the aggregate cut-off
                                           date principal balance of all the
                                           pooled mortgage loans, references to
                                           the initial loan group 1 balance mean
                                           the aggregate cut-off date principal
                                           balance of the pooled mortgage loans
                                           in loan group 1 and references to the
                                           initial loan group 2 balance mean the
                                           aggregate cut-off date principal
                                           balance of the pooled mortgage loans
                                           in loan group 2.

                                      o    All weighted average information
                                           provided with respect to the pooled
                                           mortgage loans or any sub-group of
                                           pooled mortgage loans reflects a
                                           weighting based on their respective
                                           cut-off date principal balances. We
                                           will transfer the cut-off date
                                           principal balance for each of the
                                           pooled mortgage loans to the trust
                                           fund.

                                      o    With respect to pooled mortgage loans
                                           that have one or more related
                                           non-pooled subordinate loans (whether
                                           or not part of a split loan structure
                                           and whether or not the non-pooled
                                           subordinate loan potentially may
                                           become pari passu in right of payment
                                           with the related pooled mortgage
                                           loan), we generally present
                                           loan-to-value ratios, debt service
                                           coverage ratios and loan per net
                                           rentable square foot or unit, as
                                           applicable, in this prospectus
                                           supplement in a manner that reflects
                                           the applicable pooled mortgage loan
                                           without regard to the related
                                           non-pooled subordinate loan
                                           (including, in the case of the South
                                           Bay Galleria non-pooled subordinate
                                           loan, any additional indebtedness
                                           that may be incurred pursuant to any
                                           request by the related borrower to
                                           receive one or more future advances
                                           and/or any supplemental financing).

                                      o    Some of the pooled mortgage loans are
                                           part of a group of pooled mortgage
                                           loans that are cross-collateralized
                                           and cross-defaulted with each other.
                                           In general, when a pooled mortgage
                                           loan is cross-collateralized and
                                           cross-defaulted with one or more
                                           other pooled mortgage loans, we
                                           present the information regarding
                                           those pooled mortgage loans as if
                                           each of them was secured only by the
                                           related mortgaged properties
                                           identified on Appendix B to this
                                           prospectus supplement, except that
                                           loan-to-value ratio, debt service
                                           coverage ratio and loan per unit or
                                           square foot information is presented
                                           for a cross-collateralized group on
                                           an aggregate basis in the manner
                                           described in this prospectus
                                           supplement. None of the mortgage
                                           loans in the trust fund will be
                                           cross-collateralized with any
                                           mortgage loan that is not in the
                                           trust fund (except as described in
                                           this prospectus supplement with
                                           respect to the pooled mortgage loans
                                           secured by the mortgaged properties
                                           respectively identified on Appendix B
                                           to this prospectus supplement as
                                           South Bay Galleria and The Tower).

                                      S-24

                                      o    The information for mortgage loans
                                           secured by more than one mortgaged
                                           property in this prospectus
                                           supplement is generally based on
                                           allocated loan amounts as stated in
                                           Appendix B when information is
                                           presented relating to mortgaged
                                           properties and not mortgage loans.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be two hundred
                                 and fifty (250) mortgage loans with an
                                 aggregate principal balance as of the cut-off
                                 date of approximately $2,468,142,608. It is
                                 possible that the aggregate mortgage loan
                                 balance will vary by up to 5% on the closing
                                 date. As of the cut-off date, the principal
                                 balance of the pooled mortgage loans ranged
                                 from approximately $998,311 to approximately
                                 $100,000,000 and the mortgage loans had an
                                 approximate average balance of $9,872,570.

C. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties for which the encumbered
                                 interest is as indicated:

                                                                          % OF       % OF      % OF
                                                                         INITIAL   INITIAL   INITIAL
                                                            NUMBER OF   MORTGAGE     LOAN      LOAN
                                        ENCUMBERED          MORTGAGED     POOL     GROUP 1   GROUP 2
                                         INTEREST          PROPERTIES    BALANCE   BALANCE   BALANCE
                                 -----------------------   ----------   --------   -------   -------

                                 Fee(1).................       257        90.5%     89.3%     100.0%
                                 Fee in part and
                                    leasehold in part...         4         5.0%      5.7%       0.0%
                                 Leasehold..............         7         4.5%      5.1%       0.0%

                                 ----------
                                 (1)  Includes mortgaged properties for which
                                      (i) the borrower's interest consists of
                                      overlapping fee and leasehold interests or
                                      (ii) the fee owner has signed the related
                                      mortgage and has agreed to subordinate its
                                      fee interest to the related leasehold
                                      mortgage.

D. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties operated primarily for
                                 each indicated purpose:

                                                                     % OF       % OF     % OF
                                                                    INITIAL   INITIAL   INITIAL
                                                      NUMBER OF    MORTGAGE    LOAN      LOAN
                                                      MORTGAGED      POOL     GROUP 1   GROUP 2
                                   PROPERTY TYPES     PROPERTIES    BALANCE   BALANCE   BALANCE
                                 ------------------   ----------   --------   -------   -------

                                 Retail............       98         38.9%     44.3%      0.0%
                                 Office............       40         21.5%     24.4%      0.0%
                                 Hospitality.......       28         12.3%     13.9%      0.0%
                                 Multifamily.......       37         10.7%      0.6%     83.9%
                                 Industrial........       44         10.2%     11.6%      0.0%
                                 Mixed Use.........        6          3.0%      2.5%      6.7%
                                 Manufactured
                                    Housing
                                    Community......        4          1.9%      0.9%      9.4%
                                 Self Storage......       11          1.6%      1.8%      0.0%

                                      S-25

E. STATE CONCENTRATIONS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties located in the indicated
                                 states or regions:

                                                                    % OF       % OF     % OF
                                                                   INITIAL   INITIAL   INITIAL
                                                      NUMBER OF   MORTGAGE     LOAN      LOAN
                                                      MORTGAGED     POOL     GROUP 1   GROUP 2
                                    STATE/REGION     PROPERTIES    BALANCE   BALANCE   BALANCE
                                 -----------------   ----------   --------   -------   -------

                                 California.......       38         13.7%     14.6%      7.2%
                                    Southern CA...       26          9.6%     10.9%      0.0%
                                    Northern CA...       12          4.1%      3.7%      7.2%
                                 New York.........       11         10.6%     11.5%      4.4%
                                 New Jersey.......       18         10.3%     11.3%      3.1%
                                 Virginia.........       16          7.4%      8.4%      N/A
                                 Florida..........       16          6.4%      7.2%      N/A
                                 Texas............       25          5.7%      4.9%     11.3%

                                 ----------
                                 The remaining mortgaged properties are located
                                 throughout thirty-three (33) other states. No
                                 more than 5% of the initial mortgage pool
                                 balance is secured by mortgaged properties
                                 located in any of those other jurisdictions.
                                 Northern California includes areas with zip
                                 codes above 93600 and Southern California
                                 includes areas with zip codes of 93600 and
                                 below.

F. OTHER MORTGAGE LOAN
   FEATURES...................   As of the cut-off date, the pooled mortgage
                                 loans had the following characteristics:

                                      o    The most recent scheduled payment of
                                           principal and interest on any
                                           mortgage loan was not thirty days or
                                           more past due, and no mortgage loan
                                           has been thirty days or more past due
                                           in the past year.

                                      o    Twenty-two (22) groups of mortgage
                                           loans (excluding groups of
                                           cross-collateralized loans) were made
                                           to the same borrower or to borrowers
                                           that are affiliated with one another
                                           through partial or complete direct or
                                           indirect common ownership. The five
                                           (5) largest groups represent 4.2%,
                                           3.6%, 3.4%, 1.1% and 1.0%,
                                           respectively, of the initial
                                           outstanding pool balance. See
                                           Appendix B to this prospectus
                                           supplement.

                                      o    Fifty (50) mortgaged properties,
                                           securing mortgage loans representing
                                           11.9% of the initial outstanding pool
                                           balance, are each 100% leased to a
                                           single tenant.

                                      o    The mortgage interest rate for each
                                           pooled mortgage loan is fixed for the
                                           remaining term of the loan, except
                                           for (i) increases resulting from the
                                           application of default interest rate
                                           following a default, (ii) in the case
                                           of a loan with an anticipated
                                           repayment date, any increase
                                           described below that may occur if the
                                           loan is not repaid by the anticipated
                                           repayment date and (iii) changes that
                                           result from any other loan-specific
                                           provisions that are described on the
                                           "Footnotes to Appendix B and C" in
                                           this prospectus supplement.

                                      S-26

                                      o    Fixed periodic payments on the pooled
                                           mortgage loans are generally
                                           determined assuming interest is
                                           calculated on a 30/360 basis, but
                                           interest actually accrues and is
                                           applied on certain mortgage loans on
                                           an actual/360 basis. Accordingly,
                                           there will be less amortization of
                                           the principal balance during the term
                                           of these mortgage loans, resulting in
                                           a higher final payment on these
                                           mortgage loans.

                                      o    No mortgage loan permits negative
                                           amortization or the deferral of
                                           accrued interest (except excess
                                           interest that would accrue in the
                                           case of any mortgage loan having an
                                           anticipated repayment date after the
                                           applicable anticipated repayment date
                                           for such loan).

G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the pooled mortgage
                                 loans had the following additional
                                 characteristics:

                                      o    Two hundred and forty-eight (248) of
                                           the pooled mortgage loans,
                                           representing 99.6% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of 213 pooled
                                           mortgage loans in loan group 1,
                                           representing 99.6% of the initial
                                           loan group 1 balance, and 35 pooled
                                           mortgage loans in loan group 2,
                                           representing 100.0% of the initial
                                           loan group 2 balance), are balloon
                                           mortgage loans. For purposes of this
                                           prospectus supplement, we consider a
                                           mortgage loan to be a "balloon loan"
                                           if its principal balance is not
                                           scheduled to be fully or
                                           substantially amortized by the loan's
                                           stated maturity date.

                                      o    Twenty-three (23) of the balloon
                                           mortgage loans, representing 11.5% of
                                           the initial mortgage pool balance,
                                           are "ARD" or "hyperamortizing"
                                           mortgage loans (which pooled mortgage
                                           loans consist of 19 pooled mortgage
                                           loans in loan group 1, representing
                                           11.1% of the initial loan group 1
                                           balance, and 4 pooled mortgage loans
                                           in loan group 2, representing 14.8%
                                           of the initial loan group 2 balance)
                                           that provide material incentives to,
                                           but do not require, the related
                                           borrower to pay the mortgage loan in
                                           full by a specified "anticipated
                                           repayment date" prior to the stated
                                           maturity date. Those incentives
                                           include an increase in the mortgage
                                           rate and/or principal amortization at
                                           or following the anticipated
                                           repayment date. Because of the
                                           incentives, we consider the ARD loans
                                           to be balloon loans also.

                                      o    Two (2) of the pooled mortgage loans,
                                           representing 0.4% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of two (2)
                                           pooled mortgage loans in loan group
                                           1, representing 0.4% of the initial
                                           loan group 1 balance), are fully
                                           amortizing mortgage loans that are
                                           scheduled to have less than 5% of
                                           their original principal balances due
                                           at their stated maturities.

H. INTEREST-ONLY LOANS........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                      o    One hundred and four (104) of the
                                           balloon mortgage loans (including any
                                           ARD loans), representing 41.6% of the
                                           initial mortgage pool balance (which
                                           pooled mortgage loans consist of
                                           eighty-four (84) pooled mortgage
                                           loans in loan group 1,

                                      S-27

                                           representing 38.9% of the initial
                                           loan group 1 balance, and twenty (20)
                                           pooled mortgage loans in loan group
                                           2, representing 61.2% of the initial
                                           loan group 2 balance), provide for
                                           initial interest-only periods that
                                           expire 6 to 60 months following their
                                           respective origination dates.

                                      o    Twenty-seven (27) of the balloon
                                           mortgage loans (including any ARD
                                           loans), representing 24.5% of the
                                           initial mortgage pool balance (which
                                           pooled mortgage loans consist of
                                           twenty-two (22) pooled mortgage loans
                                           in loan group 1, representing 24.5%
                                           of the initial loan group 1 balance,
                                           and five (5) pooled mortgage loans in
                                           loan group 2, representing 24.6% of
                                           the initial loan group 2 balance),
                                           provide for no amortization and for
                                           interest-only payments for their
                                           entire term to maturity or ARD.

                                      o    One (1) mortgage loan, representing
                                           0.4% of the initial outstanding pool
                                           balance (and representing 0.4% of the
                                           initial outstanding loan group 1
                                           balance), provides for the monthly
                                           payment of principal and interest for
                                           the first 108 months of its term and
                                           then provides for monthly payments of
                                           interest only until it has matured.

I. PREPAYMENT/DEFEASANCE
   PROVISIONS.................   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows:

                                      o    One hundred and sixty-six (166)
                                           pooled mortgage loans, representing
                                           71.0% of the initial mortgage pool
                                           balance (which pooled mortgage loans
                                           consist of 145 pooled mortgage loans
                                           in loan group 1, representing 73.7%
                                           of the initial loan group 1 balance,
                                           and 21 pooled mortgage loans in loan
                                           group 2, representing 50.8% of the
                                           initial loan group 2 balance),
                                           prohibit voluntary principal
                                           prepayments for a period ending on a
                                           date determined by the related
                                           mortgage loan documents (which may be
                                           the maturity date), which period is
                                           referred to in this prospectus
                                           supplement as a lock-out period, but
                                           permit the related borrower, after an
                                           initial period of at least two years
                                           following the date of issuance of the
                                           series 2006-PWR14 certificates, to
                                           defease the pooled mortgage loan by
                                           pledging certain government
                                           securities and obtaining the release
                                           of all or a portion of the mortgaged
                                           property from the lien of the
                                           mortgage.

                                      o    Forty (40) pooled mortgage loans,
                                           representing 11.0% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of 32 pooled
                                           mortgage loans in loan group 1,
                                           representing 9.0% of the initial loan
                                           group 1 balance, and 8 pooled
                                           mortgage loans in loan group 2,
                                           representing 25.3% of the initial
                                           loan group 2 balance), initially
                                           prohibit voluntary principal
                                           prepayments during a lock-out period,
                                           and following the lock-out period
                                           require that voluntary principal
                                           prepayments be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and a specified
                                           percentage of the amount prepaid.

                                      S-28

                                      o    Thirty-one (31) pooled mortgage
                                           loans, representing 6.2% of the
                                           initial mortgage pool balance (which
                                           pooled mortgage loans consist of 29
                                           pooled mortgage loans in loan group
                                           1, representing 5.5% of the initial
                                           loan group 1 balance, and 2 pooled
                                           mortgage loans in loan group 2,
                                           representing 11.2% of the initial
                                           loan group 2 balance), initially
                                           prohibit voluntary principal
                                           prepayments during a lock-out period,
                                           and following the lock-out period
                                           have provisions that both (i) require
                                           that any voluntary principal
                                           prepayments be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and a specified
                                           percentage of the amount prepaid, and
                                           (ii) after an initial period of at
                                           least two years following the date of
                                           the issuance of the series 2006-PWR14
                                           certificates, permit the related
                                           borrower to defease the pooled
                                           mortgage loan by pledging certain
                                           government securities and obtaining
                                           the release of the mortgaged property
                                           from the lien of the mortgage.

                                      o    One (1) pooled mortgage loan,
                                           representing 4.1% of the initial
                                           mortgage pool balance (and
                                           representing 4.6% of the initial loan
                                           group 1 balance), initially prohibits
                                           voluntary principal prepayments
                                           during a lock-out period, and
                                           following the lock-out period the
                                           loan provides for a period when any
                                           voluntary principal prepayments must
                                           be accompanied by a prepayment
                                           premium or yield maintenance charge
                                           calculated on the basis of the
                                           greater of a yield maintenance
                                           formula and 1% of the amount prepaid,
                                           followed by a period when any
                                           voluntary principal prepayments must
                                           be accompanied by a yield maintenance
                                           charge calculated on the basis of a
                                           different formula.

                                      o    Eight (8) pooled mortgage loans,
                                           representing 4.0% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loans consist of 5 pooled
                                           mortgage loans in loan group 1,
                                           representing 2.9% of the initial loan
                                           group 1 balance, and 3 pooled
                                           mortgage loans in loan group 2,
                                           representing 12.2% of the initial
                                           loan group 2 balance), have no
                                           lock-out period and initially require
                                           that any voluntary principal
                                           prepayments be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and a specified
                                           percentage of the amount prepaid.

                                      o    One (1) pooled mortgage loan,
                                           representing 3.0% of the initial
                                           mortgage pool balance (and
                                           representing 3.5% of the initial loan
                                           group 1 balance), has no lock-out
                                           period and initially requires that
                                           any voluntary principal prepayments
                                           be accompanied by a prepayment
                                           premium or yield maintenance charge
                                           calculated on the basis of the
                                           greater of a yield maintenance
                                           formula and 1% of the amount prepaid.
                                           Following that initial period, the
                                           related borrower is not permitted to
                                           make voluntary principal prepayments
                                           but is permitted, only after an
                                           initial period of at least two years
                                           following the date of the issuance of
                                           the series 2006-PWR14 certificates,
                                           to defease the pooled mortgage loan
                                           by pledging certain government
                                           securities and obtaining the release
                                           of the mortgaged property from the
                                           lien of the mortgage.

                                      S-29

                                      o    One (1) pooled mortgage loan,
                                           representing 0.5% of the initial
                                           mortgage pool balance (and
                                           representing 0.6% of the initial loan
                                           group 1 balance), initially prohibits
                                           voluntary principal prepayments
                                           during a lock-out period and
                                           following the lock-out period, and
                                           only after an initial period of at
                                           least two years following the date of
                                           the issuance of the series 2006-PWR14
                                           certificates, permits the related
                                           borrower to defease the pooled
                                           mortgage loan by pledging certain
                                           government securities and obtaining
                                           the release of the mortgaged property
                                           from the lien of the mortgage,
                                           followed by a period when the loan
                                           requires that any voluntary principal
                                           prepayments be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and 1% of the
                                           amount prepaid.

                                      o    One (1) pooled mortgage loan,
                                           representing 0.2% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loan represents 0.2% of the
                                           initial loan group 1 balance),
                                           initially prohibits voluntary
                                           principal prepayments during a
                                           lock-out period, and following the
                                           lock-out period, provides for a
                                           period when voluntary principal
                                           prepayments must be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and 1% of the
                                           amount prepaid, followed by a period
                                           when the loan has provisions that
                                           both (i) require that any voluntary
                                           principal prepayments must be
                                           accompanied by a prepayment premium
                                           calculated on a similar basis and
                                           (ii) after an initial period of at
                                           least two years following the date of
                                           the issuance of the series 2006-PWR14
                                           certificates, permit the related
                                           borrower to defease the pooled
                                           mortgage loan by pledging certain
                                           government securities and obtaining
                                           the release of the mortgaged property
                                           from the lien of the mortgage.

                                      o    One (1) pooled mortgage loan,
                                           representing 0.1% of the initial
                                           mortgage pool balance (which pooled
                                           mortgage loan represents 0.5% of the
                                           initial loan group 2 balance),
                                           initially prohibits voluntary
                                           principal prepayments during a
                                           lock-out period, and following the
                                           lock-out period, provides for a
                                           period when voluntary principal
                                           prepayments must be accompanied by a
                                           prepayment premium or yield
                                           maintenance charge calculated on the
                                           basis of the greater of a yield
                                           maintenance formula and 1% of the
                                           amount prepaid, followed by a period
                                           when voluntary principal prepayments
                                           must be accompanied by a prepayment
                                           premium equal to a percentage of the
                                           amount prepaid (which percentage
                                           declines over time).

                                 Notwithstanding the foregoing, the mortgage
                                 loans generally provide for open periods of
                                 various terms prior to and including the
                                 maturity date or anticipated repayment date, in
                                 which the related borrower may prepay the
                                 mortgage loan without prepayment premium or
                                 defeasance requirements.

                                 Additionally, under certain circumstances,
                                 certain pooled mortgage loans permit
                                 prepayments, in whole or in part, despite
                                 lock-out periods that may otherwise apply.

                                      S-30

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage Pool--Voluntary
                                 Prepayment and Defeasance Provisions" and
                                 "--Partial Release; Substitutions" in this
                                 prospectus supplement. See Appendix B to this
                                 prospectus supplement for the prepayment
                                 restrictions applicable to each pooled mortgage
                                 loan.

J. GENERAL CHARACTERISTICS....   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                                                     MORTGAGE
                                                                       POOL         LOAN GROUP 1    LOAN GROUP 2
                                                                  --------------   --------------   ------------

Initial aggregate cut-off date principal balance (+/-5%).......   $2,468,142,608   $2,170,735,542   $297,407,067
Number of pooled mortgage loans................................              250              215             35
Number of mortgaged properties.................................              268              231             37
Largest cut-off date principal balance.........................     $100,000,000     $100,000,000    $28,000,000
Smallest cut-off date principal balance........................         $998,311         $998,311     $1,029,036
Average cut-off date principal balance.........................       $9,872,570      $10,096,444     $8,497,345
Highest mortgage interest rate.................................          6.8200%          6.8200%        6.3700%
Lowest mortgage interest rate..................................          5.1200%          5.1200%        5.3450%
Weighted average mortgage interest rate........................          5.9415%          5.9340%        5.9965%
Longest original term to maturity or anticipated repayment
   date........................................................         240 mos.         240 mos.       180 mos.
Shortest original term to maturity or anticipated repayment
   date........................................................          60 mos.          60 mos.        60 mos.
Weighted average original term to maturity or anticipated
   repayment date..............................................         114 mos.         114 mos.       119 mos.
Longest remaining term to maturity or anticipated repayment
   date........................................................         239 mos.         239 mos.       163 mos.
Shortest remaining term to maturity or anticipated repayment
   date........................................................          57 mos.          57 mos.        58 mos.
Weighted average remaining term to maturity or anticipated
   repayment date..............................................         113 mos.         112 mos.       116 mos.
Highest debt service coverage ratio, based on underwritten
   net cash flow*..............................................            3.18x           3.18x           2.99x
Lowest debt service coverage ratio, based on underwritten net
   cash flow*..................................................            1.09x           1.09x           1.09x
Weighted average debt service coverage ratio, based on
   underwritten net cash flow*.................................            1.53x           1.54x           1.40x
Highest debt service coverage ratio (after IO period), based
   on underwritten net cash flow*..............................            3.18x           3.18x           2.99x

                                      S-31

                                                                     MORTGAGE
                                                                       POOL         LOAN GROUP 1    LOAN GROUP 2
                                                                  --------------   --------------   ------------

Lowest debt service coverage ratio (after IO period), based
   on underwritten net cash flow*..............................            1.04x           1.09x           1.04x
Weighted average debt service coverage ratio (after IO
   period), based on underwritten net cash flow*...............            1.42x           1.44x           1.27x
Highest cut-off date loan-to-value ratio*......................            84.5%           82.8%           84.5%
Lowest cut-off date loan-to-value ratio*.......................            21.7%           21.7%           37.2%
Weighted average cut-off date loan-to-value ratio*.............            67.5%           67.0%           71.3%

----------
* In the case of the pooled mortgage loans that are secured by a mortgaged property that also secures a related non-pooled subordinate loan
(whether or not part of a split loan structure and whether or not the non-pooled subordinate loan potentially may become pari passu in right of payment with the related pooled mortgage loan), debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan (and, in the case of the South Bay Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to a request to receive one or more future advances and/or any supplemental financing under that non-pooled mortgage loan). Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the South Bay
Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to its right to request one or more future advances and/or any supplemental financing), the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 3.18x, 1.09x and
1.50x, respectively, of loan group 1 would be 3.18x, 1.09x and 1.52x, respectively, and of loan group 2 would be 2.99x, 1.09x and 1.40x, respectively.
Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases (but, in the case of the South Bay Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower), the highest, lowest and weighted average debt service coverage ratio (after IO period) (based on underwritten net cash flow) of the mortgage pool would be 3.18x, 1.04x and 1.40x, respectively, of loan group 1 would be 3.18x, 1.09x and 1.42x, respectively, and of loan group 2 would be
2.99x, 1.04x and 1.27x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases
(but, in the case of the South Bay Galleria pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower), the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 84.5%, 21.7% and 68.0%, respectively, of loan group 1 would be 82.8%, 21.7% and 67.6%, respectively, and of loan group 2 would be 84.5%, 37.2% and 71.3%, respectively. In addition, unless otherwise noted, other debt service coverage ratio and loan-to-value information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

K. REMOVAL OF LOANS FROM THE
TRUST FUND....................   One or more of the pooled mortgage loans may be
                                 removed from the trust fund pursuant to the
                                 purchase rights and obligations described
                                 below.

     1.   SELLER REPURCHASE
          AND SUBSTITUTION       Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it. If a mortgage
                                 loan seller discovers or has been notified of a
                                 material breach of any of its representations
                                 and warranties or a

                                      S-32

                                 material defect in the documentation of any
                                 mortgage loan as described under "The Mortgage
                                 Pool--Representations and Warranties" in this
                                 prospectus supplement, then that mortgage loan
                                 seller will be required either to cure the
                                 breach or defect, repurchase the affected
                                 mortgage loan from the trust fund or substitute
                                 the affected mortgage loan with another
                                 mortgage loan. If the related mortgage loan
                                 seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase will not be
                                 accompanied by any prepayment premium or yield
                                 maintenance charge.

     2.   FAIR VALUE PURCHASE
          OPTION                 Pursuant to the pooling and servicing
                                 agreement, the series 2006-PWR14 controlling
                                 class representative or the applicable special
                                 servicer, in that order, has the option to
                                 purchase from the trust any defaulted pooled
                                 mortgage loan that, among other conditions, is
                                 delinquent 120 days or more with respect to any
                                 balloon payment or 60 days or more with respect
                                 to any other monthly payment. The applicable
                                 purchase price will be equal to the fair value
                                 of the pooled mortgage loan as determined by
                                 the applicable special servicer for such
                                 mortgage loan, subject to verification by the
                                 trustee if the applicable special servicer is
                                 the purchaser.

     3.   OTHER DEFAULTED LOAN
          PURCHASE OPTIONS       Pursuant to the related intercreditor
                                 agreements, the holder of a subordinate
                                 non-pooled mortgage loan that is part of a
                                 split loan structure that includes a pooled
                                 mortgage loan, or the holder of a mezzanine
                                 loan incurred by the owners of a borrower may
                                 have an option to purchase the related pooled
                                 mortgage loan from the trust fund following a
                                 material default. The applicable purchase price
                                 is generally not less than the sum of the
                                 outstanding principal balance of the pooled
                                 mortgage loan together with accrued and unpaid
                                 interest, outstanding servicing advances and
                                 certain other costs or expenses. The purchase
                                 price will generally not include any prepayment
                                 premium or yield maintenance charge.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code. Those REMICs will
                                 exclude collections of additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, which collections will constitute a
                                 grantor trust for federal income tax purposes.

                                 The offered certificates will constitute
                                 "regular interests" in a REMIC. The offered
                                 certificates generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of your usual method of
                                 accounting. The offered certificates will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                 We anticipate that the offered certificates
                                 will be treated as having been issued at a
                                 premium for federal income tax purposes. When
                                 determining the rate of accrual of original
                                 issue discount, if any, and market discount and
                                 the amortization of premium, for federal income
                                 tax purposes, the prepayment assumption will be
                                 that, subsequent to the date of any
                                 determination--

                                      S-33

                                      o    the pooled mortgage loans with
                                           anticipated repayment dates will, in
                                           each case, be paid in full on that
                                           date,

                                      o    no pooled mortgage loan will
                                           otherwise be prepaid prior to
                                           maturity, and

                                      o    there will be no extension of the
                                           maturity of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates are generally eligible
                                 for purchase by employee benefit plans pursuant
                                 to the prohibited transaction exemptions
                                 granted to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus.

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2006-PWR14
                                 Certificates" above are those of Standard &
                                 Poor's, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc., respectively.
                                 It is a condition to their issuance that the
                                 respective classes of offered certificates
                                 receive credit ratings no lower than those
                                 shown in that table.

                                 The ratings of the offered certificates address
                                 the timely payment of interest and the ultimate
                                 payment of principal on or before the rated
                                 final distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

                                      S-34

                                  RISK FACTORS

     You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

     If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M AND A-J CERTIFICATES TO THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF CERTIFICATES.

     If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the distribution priorities of the respective classes of the series
          2006-PWR14 certificates,

     o    the order in which the principal balances of the respective classes of the series 2006-PWR14 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

     The pass-through rate on certain classes of certificates is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate equal to or based upon the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

     The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

                                      S-35

     o    the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o    the pass-through rate for, and the other payment terms of, your offered certificates,

     o    the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

     o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o    the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series
          2006-PWR14 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

     The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had

                                      S-36

assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

     Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

     Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

     Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2006-PWR14 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

     As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

                                      S-37

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

     Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series
2006-PWR14 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2006-PWR14 pooling and servicing agreement, (b) any rights of the series
2006-PWR14 controlling class representative, and (c) in the case of the South
Bay Galleria pooled mortgage loan and The Tower pooled mortgage loan, the approval and/or consultation rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--The Series 2006-PWR14 Controlling Class Representative" and
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool
--Subordinate and/or Other Financing--Split Loan Structures" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR A SPECIAL SERVICER PURCHASES SERIES
2006-PWR14 CERTIFICATES, SERVICES NON-POOLED MORTGAGE LOANS OR HAS INVESTMENTS
RELATED TO A BORROWER OR OTHER PERSON, A CONFLICT OF INTEREST COULD ARISE
BETWEEN ITS OWN INTERESTS AND ITS DUTIES TO THE TRUST FUND.

     A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2006-PWR14 certificates. The purchase of series
2006-PWR14 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2006-PWR14 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2006-PWR14 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2006-PWR14 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2006-PWR14 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

     Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series
2006-PWR14 certificates and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures" and "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement. Those certificateholders, noteholders or other parties and

                                      S-38

their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2006-PWR14 controlling class representative will be an affiliate of the general special servicer. The initial holder of the South Bay Galleria non-pooled subordinate loan will be affiliated with the applicable sponsor, mortgage loan seller, originator, master servicer and special servicer of the related pooled mortgage loan.

     Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. The initial holder of the South Bay Galleria non-pooled subordinate loan will be affiliated with the applicable mortgage loan seller of the related pooled mortgage loan. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-PWR14 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

     In some circumstances, the holders of a specified percentage of the series
2006-PWR14 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2006-PWR14 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2006-PWR14 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

     There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

     Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related

                                      S-39

beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

     (2)  "Description of the Certificates--Book-Entry Registration and
          Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

     Mortgaged properties representing security for 38.9%, 21.5%, 12.3%, 10.7%,
10.2%, 3.0%, 1.9% and 1.6% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, hospitality properties, multifamily properties, industrial properties, mixed use properties, manufactured housing community properties, and self-storage properties, respectively. Loan group 1 consists of 215 pooled mortgage loans, representing
88.0% of the initial mortgage pool balance. Loan group 2 consists of 35 pooled mortgage loans, representing 12.0% of the initial mortgage pool balance. Loan group 2 will consist of 89.4% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one mortgage loan that is secured by a mixed use property (the majority of which is multifamily use) and represents 0.8% of the initial mortgage pool balance and 6.7% of the initial loan group 2 balance. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

     (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

     The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

     Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to six (6)
pooled mortgage loans, representing 1.6% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated not earlier than twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

                                      S-40

     o    the proximity and attractiveness of competing properties;

     o    the adequacy and effectiveness of the property's operations, management and maintenance;

     o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in prices for key commodities or products;

     o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

     o    new construction in the same market as the mortgaged property;

     o    rent control laws or other laws impacting operating costs;

     o    the number and diversity of tenants;

                                      S-41

     o    the availability of trained labor necessary for tenant operations;

     o    the rate at which new rentals occur; and

     o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

     Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

     Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

     (1)  the physical attributes of the health club (e.g., its age, appearance and layout);

     (2)  the reputation, safety, convenience and attractiveness of the property to users;

     (3)  the quality and philosophy of management;

     (4)  management's ability to control membership growth and attrition;

     (5)  competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

     (6)  adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

     Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique

                                      S-42

underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

     The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, any special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

     The effect of mortgage pool loan losses will be more severe:

     o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o    if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                      S-43

     The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
South Bay Galleria, which represents 4.1% of the initial mortgage pool balance
(and 4.6% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 28.2% of the initial mortgage pool balance.
Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.4% of the initial mortgage pool balance.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY AND
MULTI-BORROWER/MULTIPLE PARCEL ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON
RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE LOAN.

     The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans (including certain of the ten largest pooled mortgage loans described on Appendix D to this prospectus supplement) that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

     Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person:

          (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

          (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

          (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

     o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

                                      S-44

     In addition, when multiple real properties or parcels secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

     STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON YOUR CERTIFICATES.

     The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

     o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning, land use or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o    changes in governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

                                      S-45

     o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty (50) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 11.9% of the initial mortgage pool balance (and for
13.6% of the initial loan group 1 balance), are leased to single tenants.
Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See "--Tenant Bankruptcies May
Adversely Affect the Income Produced by the Mortgaged Properties and May
Adversely Affect the Payments on Your Certificates" below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top
3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

     In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

     For further information with respect to tenant concentrations, see Appendix
B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

     Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

     Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities
Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be

                                      S-46

occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

     In addition, certain properties may have significant tenants or groups of tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any "dark"
space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have adjoining properties with "dark" spaces or "dark" shadow anchors. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

     In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

     Eighty (80) of the pooled mortgage loans, 47.1% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds
(if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

                                      S-47

     If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The
Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

     Mortgaged properties located in California, New York, New Jersey, Virginia,
Florida and Texas represent security for 13.7%, 10.6%, 10.3%, 7.4%, 6.4% and
5.7%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States
(parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks --The Hurricanes of 2005" below, "Servicing of the
Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

     If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

                                      S-48

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

     The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

                                      S-49

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the pooled mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

     Forty (40) of the pooled mortgage loans, representing 9.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 34 pooled mortgage loans in loan group 1, representing 10.5% of the initial loan group 1 balance, and 6 pooled mortgage loans in loan group 2, representing 4.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Environmental Insurance" in
this prospectus supplement.

                                      S-50

     We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o    future laws, ordinances or regulations will not impose any material environmental liability; or

     o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2006-PWR14 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

     As described in this prospectus supplement, 99.6% of the pooled mortgage loans are balloon mortgage loans, including 11.5% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

                                      S-51

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     None of the mortgage loan sellers, any party to the series 2006-PWR14 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

     In the case of the mortgaged property identified on Appendix B to this prospectus supplement as South Bay Galleria, that mortgaged property secures not only a pooled mortgage loan but also a non-pooled mortgage loan that is subordinate in right of payment to the related pooled mortgage loan and the related borrower may receive one or more future advances and/or supplemental financing under that non-pooled subordinate loan under various circumstances. In the case of the mortgaged property identified on Appendix B to this prospectus supplement as The Tower, that mortgaged property secures not only a pooled mortgage loan but also a non-pooled mortgage loan that initially is subordinate in right of payment to that pooled mortgage loan but may become pari passu in right of payment with that pooled mortgage loan under various circumstances. In addition, the borrowers or their affiliates under some of the pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the Mortgage Pool -
Subordinate and/or Other Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     A number of the pooled mortgage loans have in place, or permit the borrower's owners to incur in the future, associated mezzanine or similar financing. See "Description of the Mortgage Pool - Certain Characteristics of
the Mortgage Pool--Subordinate and Other Financing" in this prospectus supplement.

     Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

                                      S-52

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-53

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

     With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

     We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

                                      S-54

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

     Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series
2006-PWR14 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.
The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o    a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or

                                      S-55

     o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

     In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of

                                      S-56

original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida, Louisiana and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof, whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and/or the types of terrorist attack (e.g., certified or non-certified acts of terrorism within the meaning of the Terrorism
Risk Insurance Act of 2002, as amended) and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $50 million from
April 2006 through December 2006 and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now
excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension
Act of 2005 will expire on December 31, 2007.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic

                                      S-57

terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

     Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2006-PWR14 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

     In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

     The appraisals for certain mortgaged properties state a "stabilized value"
as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

                                      S-58

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

     In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-PWR14 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Life Time Fitness
Portfolio, which is one of the ten largest pooled mortgage loans and represents security for approximately 3.2% of the initial mortgage pool balance (and 3.7%
of the initial loan group 1 balance), the sponsor of the related borrower,
Corporate Property Associates 16 Global Inc. (the "CPA 16 Sponsor"), has advised us that, in March 2004, Carey Financial Corporation ("Carey Financial"), the
broker-dealer that managed the public offerings of Corporate Property Associates
15 Incorporated ("CPA 15") and a wholly-owned subsidiary of the CPA 16 Sponsor's advisor, W.P. Carey & Co. LLC ("W.P. Carey"), received a letter from the SEC alleging various federal securities laws violations by CPA 15 and Carey
Financial in connection with CPA 15's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in its September 2004
Form 10-Q that it, Carey Financial and CPA 15 have each received

                                      S-59

subpoenas from the staff of the SEC's Division of Enforcement (the "SEC
Enforcement Staff") requesting information relating to, among other things, the events addressed in the March 2004 letter. W.P. Carey further reported in its
March 2005 Form 10-Q that the scope of the SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with
CPA 15 and other REITS managed by W.P. Carey (together with W.P. Carey, the "CPA
16 Sponsor Group"). It cannot be determined at this time what action, if any, the SEC will pursue against any member of the CPA 16 Sponsor Group, the remedies the SEC may seek against the CPA 16 Sponsor Group (which may include civil monetary penalties, injunctive relief or rescission) or the effect on the operations of the CPA 16 Sponsor Group if an action is brought by the SEC.
Although no action is currently pending against any member of the CPA 16 Sponsor
Group, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse effect on your certificates.

     In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Chelsea
Village Apartments, Chateau Ridge and University Village Apartments
(representing in the aggregate 1.0% of the initial mortgage pool balance and
8.7% of the initial loan group 2 balance), according to published reports,
Charles Kushner, the former sole chairman of the Kushner Companies and a holder of an indirect interest in each of the related borrowers, pled guilty on August
18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Committee and received a two-year jail sentence. Kushner was released early from jail. We cannot assure you that the above-described circumstances would not have an adverse effect on the performance of the related mortgaged properties or the pooled mortgage loans.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

     In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

     In the case of eleven (11) mortgaged properties, with an aggregate allocated loan amount representing 9.5% of the initial mortgage pool balance
(and 10.7% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as Life Time
Fitness - Yamato Road, 750 Lexington Avenue, 1657 Broadway, Plaza Fiesta,
Ontario City Centre, Drury Inn & Suites, Oshkosh Hilton Garden Inn, 500
Alexander Park, Grand Forks Hilton Garden Inn, 92 Blandin Avenue and Walgreens -
Madison, WI. Three of these mortgaged properties, identified on Appendix B to this prospectus supplement as Life Time Fitness - Yamato Road, 750 Lexington
Avenue and 1657 Broadway, secure mortgage loans that are among the ten largest pooled mortgage loans.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the

                                      S-60

consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease. In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1657 Broadway (representing 2.1% of the initial mortgage pool balance and 2.4% of the initial loan group 1 balance), the mortgaged property is part of a common tax lot with a hotel property that is built around and over the property. In the event the fee owner fails to pay real property taxes, the taxing authority could place a lien on the entire property, including the mortgaged property; the lender did not require the borrower to reserve for real property taxes for the fee owner's portion of these taxes, however, the loan documents require the borrower to use best efforts to exercise its rights and remedies under its lease to cause the fee owner to pay the real estate taxes, and such best efforts include, ultimately, payment of the taxes by the borrower.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the pooled mortgage loans, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative.
The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent

                                      S-61

stabilization laws. See "Risk Factors--Risks Related to Mortgage Loans--Mortgage
loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-PWR14 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

     The eighteen (18) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Raiders Ridge
Apartments, YUM Building, Foundry Shopping Center, The Links, 2401 Locust Street
Telecommunications, Sunchase Apartments, Sundial MHP, Shops at the Village,
Hualapai Way Retail, Hilltop Business Center, Hills of Palos Verdes, One Energy
Square, Harrison Town Center, 1318 North Cooper Road, 420 North Dysart Road, Red
Rock Plaza, 28251-28317 Kelly Johnson Parkway and Glendale Center, which represent 0.8%, 0.6%, 0.5%, 0.4%, 0.4%, 0.4%, 0.3%, 0.3%, 0.3%, 0.3%, 0.2%,
0.2%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 5.3% of the initial mortgage pool balance, 4.0% of the initial loan group 1 balance and 14.6% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

     The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi cateholders and increase the amount of losses on the pooled mortgage loans.

                                      S-62

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

THE HURRICANES OF 2005.

     In August, September and October 2005, Hurricanes Katrina, Rita and Wilma
and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Initial economic effects appeared to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS.

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-63

                               TRANSACTION PARTIES

THE ISSUING ENTITY

     The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2006-PWR14 (the "Trust"). The
Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2006-PWR14 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2006-PWR14 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection accounts and other accounts maintained under the series 2006-PWR14 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2006-PWR14 pooling and servicing agreement may be amended as set forth under "Description of the Offered
Certificates--Amendment of the Series 2006-PWR14 Pooling and Servicing
Agreement" in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicers, including any discretionary activities performed by each of them, is set forth under "--The Trustee," "--The
Certificate Administrator, Tax Administrator and Certificate Registrar," "--The
Master Servicers," and "--The Special Servicer" and "Servicing of the Mortgage
Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the Trust other than the mortgage loans and any REO
Properties are the distribution account, the master servicers' collection accounts and the other accounts maintained pursuant to the series 2006-PWR14 pooling and servicing agreement and the short-term investments in which funds in the master servicers' collection accounts and other accounts are invested. The
Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicers and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicers.

     The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

     Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust"
is not possible.

THE DEPOSITOR

     Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

     The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to
September 30, 2006, the depositor (or an affiliate thereof) acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $31.0 billion. BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans

                                      S-64

in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial Mortgage Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee,
(ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or to contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

WELLS FARGO BANK, NATIONAL ASSOCIATION

     Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 29.6% of the initial mortgage pool balance.

     Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

     Wells Fargo Bank's Commercial Mortgage Securitization Program

     Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

     Between the inception of its commercial mortgage securitization program in
1995 and June 30, 2006, Wells Fargo Bank originated approximately 3,242 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.2 billion, which were included in approximately 46 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended June 30, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.4 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

     Servicing

     Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

                                      S-65

     Underwriting Standards

     Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

     An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

                                      S-66

PRINCIPAL COMMERCIAL FUNDING II, LLC

     Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank National Association
("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and Principal Commercial
Funding, LLC ("PCF"), a subsidiary of Principal Global Investors, LLC ("PGI")
which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCFII are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

     PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent
23.4% of the initial mortgage pool balance.

     Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

     In 2006, PCFII began participating in the securitization of mortgage loans.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. acts as depositor and the
"IQ" and "HQ" programs in which Morgan Stanley Capital I Inc. has acted as depositor.

     Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of September 30,
2006, was approximately $9.5 billion. As of such date, these securitized loans included approximately 1,375 mortgage loans, all of which were fixed rate and which have been included in approximately 38 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

     The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

     Servicing

     Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

     Underwriting Standards

     PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

                                      S-67

     The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

     All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

     The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

     Overview

     Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an

                                      S-68

affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 23.1% of the initial mortgage pool balance.

     PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of Prudential
Asset Resources, Inc., one of the master servicers in this transaction. PMCF and
PMCC's ultimate beneficial owner is Prudential Financial, Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway Center, 8th Floor, 100
Mulberry Street, Newark, New Jersey 07102. PMCF's telephone number is (888)
263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through
CMBS securitizations.

     PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through September 30, 2006, PMCC originated for securitization approximately 660 mortgage loans, having a total original principal amount of approximately $9.26 billion, which were assigned to PMCF, and approximately $7.29 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 20 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $7.29 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $6.99 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2005, PMCC originated and assigned to PMCF approximately 226 mortgage loans for securitization, having an aggregate principal balance of approximately $2.35 billion.

     The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

     At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and
(ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $612.20 million of mortgage loans under the
IQ program and approximately $5.85 billion of mortgage loans under the PWR program.

     Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer and a special servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

     PMCC's Underwriting Standards

     General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

     Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the

                                      S-69

historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases.
A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i)
available financial statements (which are generally unaudited), (ii) third-party credit reports, and (iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process. Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition", "--Appraisals",
"--Environmental Assessments", "--Property Condition Assessments", "--Seismic
Review Process", and "--Zoning and Building Compliance".

     Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of
PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

     The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

     See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

     Overview

     Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 18.2% of the initial mortgage pool balance.
BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

                                      S-70

     BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated and securitized by BSCMI since 1995 was in excess of $29 billion. Of the approximately $29 billion of securitized commercial mortgage loans, approximately $17 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $11 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

     BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in the District of Columbia, Puerto Rico and the U.S. Virgin
Islands.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC,
Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.
generally are mortgage loan sellers and sponsors, and the depositor and Morgan
Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital
Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI,
Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National
Association, Principal Commercial Funding, LLC, Principal Commercial Funding II,
LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as
depositor. As of November 1, 2006, BSCMI securitized approximately $6.7 billion of commercial mortgage loans through the TOP program and approximately $6.9 billion of commercial mortgage loans through the PWR program.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

     BSCMI's Underwriting Standards

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review

                                      S-71

includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
------------------------------   --------------   -------------------
Multifamily                           1.20x                80%
Office                                1.25x                75%
Anchored Retail                       1.20x                80%
Unanchored Retail                     1.30x                75%
Self storage                          1.30x                75%
Hotel                                 1.40x                70%
Industrial                            1.25x                70%
Manufactured Housing Community        1.25x                75%

     Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

PROPERTY TYPE                    RESERVE GUIDELINE
------------------------------   -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self storage                     $0.15 per square foot
Hotel                            4% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

     Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

                                      S-72

     Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

NATIONWIDE LIFE INSURANCE COMPANY

     Nationwide Life Insurance Company ("Nationwide Life"), an Ohio corporation, is a sponsor of this transaction and one of the mortgage loan sellers.
Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial
Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $115 billion (unaudited) as of September 30, 2006. The principal offices of Nationwide Life are located at One Nationwide Plaza,
Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 4.0% of the initial mortgage pool balance.

     Nationwide Financial's real estate investment department originated approximately $2.9 billion in commercial mortgage loans in 2005, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $12.0 billion of mortgage loans for Nationwide Life, its affiliates and third party participants.
Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

     Nationwide Life's Commercial Real Estate Securitization Program

     Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

     As of September 30, 2006, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.3 billion (the "Nationwide Life Securitized Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 159 mortgage loans, all of which were fixed rate, which have been included in approximately 14 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide
Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $402 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

     Servicing

     Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

     Underwriting Standards

     Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

                                      S-73

     The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

     Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

     Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

     Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan.
Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide
Life.

     The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

PRINCIPAL COMMERCIAL FUNDING, LLC

     Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-

                                      S-74

owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by
Principal Financial Group (NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

     PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us, which represent
1.7% of the initial mortgage pool balance.

     Principal Commercial Funding, LLC's Commercial Real Estate Securitization
Program

     PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which Bear Stearns Commercial Mortgage Securities Inc. acts as depositor and the "IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital
I Inc. has acted as depositor.

     As of September 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $9.5 billion (the "PCF Securitized Loans"). As of such date, the
PCF Securitized Loans included approximately 1,375 mortgage loans, all of which were fixed rate, which have been included in approximately 38 securitizations.
In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005,
PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

     The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

     Servicing

     Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

     Underwriting Standards

     Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan.
This analysis generally includes a

                                      S-75

review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Value and Condition," "--Appraisals," "--Environmental Assessments," "--Property
Condition Assessments," "--Seismic Review Process," and "--Zoning and Building
Code Compliance."

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. PCF's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

     The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle") will act as the trustee under the series 2006-PWR14 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of
America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans.
Since 1994, LaSalle has served as trustee or paying agent on approximately 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed securities transactions. The depositor, the master servicers, the special servicers and the primary servicers may maintain banking relationships in the ordinary course of business with
LaSalle. The trustee's corporate trust office is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and
Trust Services - Bear Stearns Commercial Mortgage Securities Inc., Commercial
Mortgage Pass-Through

                                      S-76

Certificates, Series 2006-PWR14, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated
"A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch.

     The information set forth in the preceding paragraph concerning the trustee has been provided by it.

     Eligibility Requirements

     The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "F1+" by Fitch and whose long-term unsecured debt, is at all times rated not less than "A+" by S&P and "AA-" by
Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2006-PWR14 pooling and servicing agreement.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the series 2006-PWR14 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicers of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicers of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2006-PWR14 pooling and servicing agreement or for investment of any such amounts. If no Event of
Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2006-PWR14 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2006-PWR14 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or a special servicer under the series
2006-PWR14 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.
The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See "Description of the Offered
Certificates--Advances" in this prospectus supplement.

     In addition to having express duties under the series 2006-PWR14 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-PWR14 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-PWR14 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-PWR14 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

                                      S-77

     Matters Regarding the Trustee

     The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR14 pooling and servicing agreement, the mortgage loans or the series 2006-PWR14 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii)
the trustee's allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

     The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2006-PWR14 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR14 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

     Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under the series 2006-PWR14 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicers, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2006-PWR14 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2006-PWR14 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

     Trustee Compensation

     As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.00058% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2006-PWR14 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2006-PWR14 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

                                      S-78

     The Custodian

     LaSalle will also act as custodian under the series 2006-PWR14 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2006-PWR14 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator"). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the "certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class
R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

                                      S-79

     The depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

     The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

     As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00042% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

     Certificate Administrator

     Under the terms of the series 2006-PWR14 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

     Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 350 series of commercial mortgage-backed securities and, as of September 30, 2006, was acting as certificate administrator with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

     In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

     The information concerning the certificate administrator set forth in the three preceding paragraphs has been provided by the certificate administrator.

     Matters Regarding the Certificate Administrator

     The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR14 pooling and servicing agreement, the mortgage loans or the series 2006-PWR14 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

     The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2006-PWR14 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR14 pooling and servicing agreement or in the exercise of any of its rights or powers if, in

                                      S-80

the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

     Wells Fargo Bank will be a master servicer under the series 2006-PWR14 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Principal Commercial Funding II, LLC, Principal Commercial Funding,
LLC and Nationwide Life Insurance Company to the depositor (and any related
Non-Pooled Mortgage Loans). The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of September 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,737 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $90.7 billion, including approximately 9,418 loans securitized in approximately 85 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $86.3 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

     A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

     Certain of the duties of the master servicers and the provisions of the series 2006-PWR14 pooling and servicing agreement are set forth under "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under "Description of the Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2006-PWR14 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under
"--Events of Default" and in the prospectus under "Description of the
Agreements--Matters

                                      S-81

Regarding a Master Servicer and the Depositor" in this prospectus supplement.
Certain limitations on the master servicer's liability under the series
2006-PWR14 pooling and servicing agreement are described under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor" in the
prospectus and under "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement.

     Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2006-PWR14 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and
"AA+" by Fitch.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

     Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund and as special servicer for the South Bay Galleria loan group. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. and an affiliate of Prudential Mortgage Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential Mortgage Capital
Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX 75201. PAR,
which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

     PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

     PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

Commercial Mortgage Loans         2005              2004             2003
-------------------------------------------------------------------------------
         CMBS               $ 9,031,936,108   $ 6,820,173,095   $ 5,286,632,411
         Total              $46,502,629,927   $44,396,359,820   $35,642,879,817

     The information set forth in this prospectus supplement concerning PAR has been provided by it.

                                      S-82

PRIMARY SERVICERS

PRINCIPAL GLOBAL INVESTORS, LLC

     Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC. PGI, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

     PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

     As of September 30, 2006, PGI was responsible for servicing approximately
2,987 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $21.6 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

     As of September 30, 2006, PGI was a primary servicer in approximately 41 commercial mortgage-backed securitization transactions, servicing approximately
1,409 loans with an aggregate outstanding principal balance of approximately
$9.5 billion.

     PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC
and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer;

     o    processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and

     o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the applicable special servicer, as required pursuant to the terms of the series
          2006-PWR14 pooling and servicing agreement.

     PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

     The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

NATIONWIDE LIFE INSURANCE COMPANY

     Nationwide Life Insurance Company ("Nationwide Life"), an Ohio corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide Financial"), a
large diversified financial and insurance services provider in the United
States. The principal offices of Nationwide Life are located at One Nationwide
Plaza, Columbus, Ohio 43215.

                                      S-83

     Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

     As of September 30, 2006, Nationwide Life was responsible for servicing approximately 1,691 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $12.0 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

     As of September 30, 2006, Nationwide Life was a primary servicer in approximately 14 commercial mortgage-backed securitization transactions, servicing approximately 159 loans with an aggregate outstanding principal balance of approximately $1.3 billion.

     Nationwide Life will enter into a primary servicing agreement with Wells
Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer;

     o    processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

     o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the applicable special servicer, as required pursuant to the terms of the pooling and servicing agreement.

     Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

     The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

THE SPECIAL SERVICERS

ARCAP SERVICING, INC.

     ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), other than the
South Bay Galleria pooled mortgage loan (and related non-pooled mortgage loan).
As such, ASI will be responsible for servicing the Specially Serviced Mortgage
Loans and REO Properties related to the loans for which it is the applicable special servicer. ASI is a corporation organized under the laws of the state of
Delaware and is a wholly-owned subsidiary of Charter Mac Corporation, a wholly-owned subsidiary of CharterMac, a publicly traded company. ARCap REIT,
Inc., an affiliate of ASI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of ASI are located at 5221 N. O'Connor Blvd.
Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

                                      S-84

     Certain of the duties of the applicable special servicer and the provisions of the series 2006-PWR14 pooling and servicing agreement regarding the applicable special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under "Servicing of the Mortgage Loans Under the Series 2006-PWR14
Pooling and Servicing Agreement --Modifications, Waivers, Amendments and
Consents," "--Fair Value Purchase Option" and "--Procedures with Respect to
Defaulted Mortgage Loans and REO Properties" in this prospectus supplement.
Certain terms of the series 2006-PWR14 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described under "--Replacement of the Special Servicers" in this prospectus supplement. Certain limitations on the special servicer's liability under the series 2006-PWR14 pooling and servicing agreement are described under "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement" in this prospectus supplement. ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2006-PWR14 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

     ASI is on S&P's Select Servicer list as a U.S. Commercial Mortgage Special
Servicer and is ranked "strong" by S&P. ASI also has a special servicer rating of "CSS1" from Fitch. As of September 30, 2006, ASI was the named special servicer in approximately 58 commercial mortgage-backed securities transactions representing approximately 8,863 loans, with an aggregate outstanding principal balance of approximately $65.2 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to these transactions as of September 30, 2006, ASI was administering approximately 45 assets with an outstanding principal balance of approximately $224.14 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through September 30, 2006, ASI has resolved 252 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.39 billion.

     The general special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable
Trust-Serviced Mortgage Loan Group). This account or accounts will be an
Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the general special servicer's other serviced assets that are not serviced pursuant to the series 2006-PWR14 pooling and servicing agreement.

     ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2006-PWR14 pooling and servicing agreement, applicable law and the applicable servicing standard.

     ASI has been special servicing assets for approximately 4 years and employs a seasoned asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 29 and 17 years of industry experience, respectively. ASI was formed in
2002 for the purpose of supporting the related business of ARCap REIT, Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately
58 transactions consisting of approximately 8,863 loans with an approximate outstanding aggregate principal balance of $65.2 billion as of September 30,
2006.

     The information set forth in this prospectus supplement concerning ASI has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

     PAR will be appointed as the special servicer for the South Bay Galleria pooled mortgage loan and the related non-pooled mortgage loan. See "--The Master
Servicers--Prudential Asset Resources, Inc." above.

                                      S-85

     Prudential Asset Resources, Inc. (in the context of special servicing, "PAR
Special Servicing"), a Delaware corporation, is a wholly owned subsidiary of
PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage Capital Company, LLC, one of the originators.
PAR Special Servicing is an affiliate of Prudential Mortgage Capital Funding,
LLC, a sponsor and one of the mortgage loan sellers. PAR is one of the Master
Servicers and is acting as the named special servicer for one (1) loan group in this transaction. PAR Special Servicing's office is located at 2 Ravinia Drive,
Suite 1400, Atlanta, GA 30346. PAR Special Servicing, which has been servicing commercial real estate mortgage loans since March 2001, specially services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS, Fannie Mae and certain third party investors.

     PAR Special Servicing has policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing agreements. PAR Special Servicing has policies and procedures in place to handle delinquencies, losses, bankruptcies and recoveries consistent with the terms of the series 2006-PWR14 pooling and servicing agreement. Recently, as part of PAR, some of PAR Special Servicing's policies and procedures have been modified to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time, PAR Special Servicing and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR
Special Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

     PAR is a rated special servicer by S&P and Fitch and has been approved to be a special servicer in transactions rated by Moody's. There have been no material non-compliance or default issues for PAR Special Servicing in its servicing of CMBS loans. The amount of loans for which PAR Special Servicing is the named special servicer has increased each of the past three years, as shown in the table below which indicates the aggregate outstanding principal balance of loans naming PAR Special Servicing as special servicer as of the respective year-end:

Commercial Mortgage Loans         2005              2004              2003
-------------------------------------------------------------------------------
           CMBS             $ 1,136,160,910   $ 1,007,721,965   $   926,578,222
          Total             $27,030,758,471   $20,772,526,843   $22,098,430,355

     The information set forth in this prospectus supplement concerning PAR has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

     Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, Principal Commercial Funding, LLC, a sponsor, originator and mortgage loan seller and Principal Global Investors,
LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC and Principal Commercial Funding,
LLC, are affiliates. Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential Asset Resources, Inc., one of the master servicers and the special servicer for the South Bay Galleria loan group, are affiliates.
Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the depositor, and
Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Nationwide
Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-PWR14 certificates will be issued on the Issue Date pursuant to the series 2006-PWR14 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2006-PWR14 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For

                                      S-86

additional detailed information regarding the terms of the series 2006-PWR14 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage
Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement" and to the
sections in the accompanying prospectus titled "Description of the Certificates"
and "Description of the Pooling and Servicing Agreements".

     The series 2006-PWR14 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o    certain rights granted to us under the mortgage loan purchase agreements;

     o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

     o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the
          Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account as described under "Servicing of the
          Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
          Agreement--REO Accounts", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under
          "--Interest Reserve Account" below.

     The series 2006-PWR14 certificates will include the following classes:

     o    the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2006-PWR14 certificates that are offered by this prospectus supplement, and

     o    the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2006-PWR14 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The Class X certificates described in this prospectus supplement are the aggregate of the class X-1, X-2 and X-W certificates issued under the Series
2005-PWR14 pooling and servicing agreement.

     It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial general special servicer, will acquire several non-offered classes of the series 2006-PWR14 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

     The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O and P certificates are the only series 2006-PWR14 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced

                                      S-87

by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The initial notional amount of the class X-1, X-2 and X-W certificates is shown in the table appearing under the caption "Summary--Overview of the
Series 2006-PWR14 Certificates" in this prospectus supplement. The actual notional amount of the class X-1, X-2 and X-W certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2006-PWR14 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

                                      S-88

               (a)  amounts payable to a master servicer or a special servicer as indemnification or as compensation, including master
                    servicing fees, special servicing fees, workout fees,
                    liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on
                    advances, late payment charges and Default Interest,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances,

               (c)  amounts payable with respect to other trust fund expenses,
                    and

               (d)  amounts deposited in that master servicer's collection account in error.

     o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

     o    Any payments made by that master servicer to cover Prepayment Interest
          Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to the distribution date that occurs during March in any calendar year subsequent to 2006 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an
Actual/360 Basis.

     The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

     o    to make distributions on the series 2006-PWR14 certificates;

     o    to pay itself, the tax administrator, the servicer report
          administrator and the trustee monthly fees that are described under
          "--Matters Regarding the Certificate Administrator, the Tax
          Administrator and the Trustee" and "--Reports to Certificateholders;
          Available Information" below;

     o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax
          Administrator and the Trustee" below;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-PWR14 pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be
          Imposed on the REMIC Pool--Prohibited Transactions" in the
          accompanying prospectus and "Servicing of the Mortgage Loans Under the
          Series 2006-PWR14 Pooling and Servicing Agreement--REO Account" in
          this prospectus supplement;

                                      S-89

     o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

     o    to pay for the cost of recording the series 2006-PWR14 pooling and servicing agreement;

     o    with respect to each distribution date during February of any year subsequent to 2006 and each distribution date during January of any year subsequent to 2006 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
          Actual/360 Basis;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account upon the termination of the series 2006-PWR14 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in
Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     During January, except in a leap year, and February of each calendar year subsequent to 2006, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

     During March of each calendar year after 2006 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

     o    Loan group 1, which will consist of 215 pooled mortgage loans, with an aggregate cut-off date principal balance of $2,170,735,542, representing 88.0% of the initial mortgage pool balance; and

     o    Loan group 2, which will consist of 35 pooled mortgage loans, with an aggregate cut-off date principal balance of $297,407,067, representing
          12.0% of the initial mortgage pool balance. Loan group 2 will consist of 89.4% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one mortgage loan that is

                                      S-90

          secured by a mixed use property (the majority of which is multifamily use) and represents 0.8% of the initial mortgage pool balance and 6.7%
          of the initial loan group 2 balance.

     On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2006-PWR14 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur.
The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2006-PWR14 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     In order for a series 2006-PWR14 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2006-PWR14 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional
Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2006-PWR14 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2006-PWR14 certificates, interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2006-PWR14 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

                                      S-91

     o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
          any) for that distribution date that is allocable to that class.

     In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Funds Expenses"
below, then that class will also be entitled (also subject to the Available
Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

     If the holders of any interest-bearing class of the series 2006-PWR14 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

     No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2006-PWR14 principal balance certificates will equal the product of--

     o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1.   the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2.   the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2006-PWR14 principal balance certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2006-PWR14 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2006-PWR14 Certificates" in this prospectus supplement.

     The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
A-J, B, C and D certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

     The pass-through rates for the class E, F, G, J, K, L, M, N, O and P certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

     o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

     The pass-through rate applicable to the class H certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus 0.089%.

     The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

                                      S-92

     o    the weighted average of the pass-through rates for the class A-1, A-2,
          A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
          and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2006-PWR14 certificates outstanding immediately prior to the distribution date for that interest accrual period.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2006-PWR14 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

     In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively, on the other, in the following amounts:

     o    to the holders of the class A-1A certificates in an amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-AB and
               A-4 certificates has been reduced to zero, the portion of the
               Principal Distribution Amount for that distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates), and

          2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

     o    to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively in an aggregate amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A certificates), and

          2.   the total principal balance of the class A-1, A-2, A-3, A-AB and
               A-4 certificates immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

     o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, and

          2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal
               Balance for that distribution date;

                                      S-93

     o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class A-1 certificates
               immediately prior to that distribution date;

     o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-2 certificates
               immediately prior to that distribution date;

     o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-3 certificates
               immediately prior to that distribution date;

     o    fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1,
               A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

     o    finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-4 certificates
               immediately prior to that distribution date.

     Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any
event, as of the final distribution date for the series 2006-PWR14 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3, A-AB,
A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the

                                      S-94

class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2006-PWR14 certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated, and

     o    the total principal balance of the subject class immediately prior to that distribution date.

     In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2006-PWR14 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

     To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt
Service Payments", "Servicing of the Mortgage Loans Under the Series 2006-PWR14
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2006-PWR14 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2006-PWR14 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

     Priority of Distributions.

     On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

     o    from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date,

     o    from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1, A-2,
          A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

     o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

                                      S-95

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

     On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the
Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

     o    first, to make distributions of principal to the holders of the class
          A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal Distribution Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under "--Principal Distributions" above
          (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

     o    second, to reimburse the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates for any Realized Losses and Additional Trust
          Fund Expenses previously allocated to that class (as described under
          "-Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

     o    third, sequentially to the holders of the class A-M, A-J, B, C, D, E,
          F, G, H, J, K, L, M, N, O and P certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under
          "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal Distributions"; and, finally, to reimburse any
          Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under "-Reductions of
          Certificate Principal Balances in Connection with Realized Losses and
          Additional Trust Fund Expenses " below) and for which reimbursement has not previously been made; and

     o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

     Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G or H
certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    the related Base Interest Fraction, and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution
          Amount for that distribution date that is attributable to loan group
          1.

                                      S-96

     If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    the related Base Interest Fraction, and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution
          Amount for that distribution date that is attributable to loan group
          2.

     The certificate administrator will pay any remaining portion of that Yield
Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

     See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2006-PWR14 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2006-PWR14 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series
          2006-PWR14 pooling and servicing agreement.

     In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o    first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO
          Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

                                      S-97

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2006-PWR14 certificates. If this occurs following the distributions made to the series 2006-PWR14 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2006-PWR14 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-PWR14 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          P
        2nd                          O
        3rd                          N
        4th                          M
        5th                          L
        6th                          K
        7th                          J
        8th                          H
        9th                          G
       10th                          F
       11th                          E
       12th                          D
       13th                          C
       14th                          B
       15th                         A-J
       16th                         A-M
       17th            A-1, A-2, A-3, A-AB, A-4 and
                            A-1A certificates,
                          pro rata based on total
                      outstanding principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2006-PWR14 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2006-PWR14 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2006-PWR14 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2006-PWR14 certificates.

                                      S-98

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2006-PWR14 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or
               Post-ARD Additional Interest, and

          2.   all related unreimbursed servicing advances and unpaid
               liquidation expenses and certain special servicing fees,
               liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

     o    the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

     If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than
Default Interest and Post-ARD Additional Interest, also will be treated as a
Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized
Loss over time).

     Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR14 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2006-PWR14 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2006-PWR14 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

     The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR14 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2006-PWR14 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                      S-99

     The following items are some examples of Additional Trust Fund Expenses:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicers that are not otherwise allocated as a Realized
          Loss;

     o    any interest paid to a master servicer, a special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under "--Advances of Delinquent
          Monthly Debt Service Payments" below and under "Servicing of the
          Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
          Agreement--Servicing and Other Compensation and Payment of
          Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1.   any reimbursements and indemnification to the certificate
               administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
               Regarding the Trustee" "Transaction Parties--The Certificate
               Administrator, Tax Administrator and Certificate
               Registrar--Matters Regarding the Certificate Administrator" in
               this prospectus supplement,

          2.   any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the
               Servicer and the Depositor" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
               "Material Federal Income Tax Consequences--Taxes That May Be
               Imposed on the REMIC Pool--Prohibited Transactions" in the
               accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-PWR14 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
          Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
          Loans" in the accompanying prospectus.

     In general, in the case of each Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, the expenses listed in the bullets above -
other than those relating only to the series 2006-PWR14 trust fund - will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder), the holder of any
Non-Pooled Subordinate Loan(s) included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute "Additional Trust Fund
Expenses" allocable to the holders of the series 2006-PWR14 certificates.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

     o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans as to which it is the applicable master servicer, and

                                      S-100

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1.   the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
               Amount, and

          2.   the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-PWR14 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2006-PWR14 certificates on that distribution date.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things)
only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

     In addition, in the case of The Tower Pooled Mortgage Loan, after any date when The Tower Non-Pooled Mortgage Loan has become pari passu in right of payment with The Tower Pooled Mortgage Loan and has also been included in another commercial mortgage securitization pursuant to which rated securities have been or are subsequently issued, the applicable parties to the series
2006-PWR14 pooling and servicing agreement (on the one hand) and the applicable parties to

                                      S-101

the pooling and servicing agreement for that other commercial mortgage securitization (on the other) will be entitled to make independent determinations with respect to recoverability of debt service advances.
Furthermore, if the applicable master servicer for that other commercial mortgage securitization is on S&P's Select Servicer List as a U.S. Commercial
Mortgage Master Servicer and either the applicable series 2006-PWR14 master servicer or a party to that other pooling and servicing agreement makes a nonrecoverability determination with respect to a debt service advance on the respective The Tower mortgage loan, then both the applicable series 2006-PWR14 master servicer and that other party will be prohibited from making debt service advances on the respective The Tower mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See
"Description of the Certificates--Advances in Respect of Delinquencies" in the
accompanying prospectus.

     Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series
2006-PWR14 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2006-PWR14 certificates on that distribution date.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
(thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                      S-102

     Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

     The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

     None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

                                      S-103

FEES AND EXPENSES

     The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to the South Bay Galleria
Pooled Mortgage Loan and The Tower Pooled Mortgage Loan, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on any related
Non-Pooled Subordinate Loan are insufficient.

      TYPE               RECIPIENT                        AMOUNT                        FREQUENCY              SOURCE OF PAYMENT
----------------  ----------------------  --------------------------------------  --------------------  ----------------------------

Fees

Master            Master Servicers and    The product of the portion of the per   Monthly.              Interest payment on the
Servicing Fee     Primary Servicers       annum master servicing fee rate for                           related pooled mortgage loan
                                          the applicable master servicer and the                        and, with respect to unpaid
                                          related mortgage loan that is                                 master servicing fees
                                          applicable to such month, determined                          (including any primary
                                          in the same manner as the applicable                          servicing fees) in respect
                                          mortgage rate is determined for that                          of any pooled mortgage loan,
                                          mortgage loan for such month, and the                         out of the portion of any
                                          Stated Principal Balance of that                              related insurance proceeds,
                                          mortgage loan. The master servicing                           condemnation proceeds or
                                          fee rate will range, on a loan-by-loan                        liquidation proceeds
                                          basis, from 0.02% per annum to 0.15%                          allocable as interest.
                                          per annum. With respect to each pooled
                                          mortgage loan for which a primary
                                          servicer acts as primary servicer, a
                                          portion of the master servicing fee is
                                          payable to that primary servicer.

Special           Special Servicer        The product of the portion of a rate    Monthly.              Any and all collections on
Servicing Fee                             equal to 0.25% per annum that is                              the pooled mortgage loans.
                                          applicable to such month, determined
                                          in the same manner as the applicable
                                          mortgage rate is determined for each
                                          specially serviced mortgage loan for
                                          such month, and the Stated Principal
                                          Balance of each Specially Serviced
                                          Mortgage Loan.

Workout Fee       Special Servicer        1.0% of each collection of principal    Monthly following a   The related collection of
                                          and interest on each worked out pooled  workout and before    principal and/or interest.
                                          mortgage loan for as long as it         any redefault.
                                          remains a worked-out mortgage loan.

                                      S-104

      TYPE               RECIPIENT                        AMOUNT                        FREQUENCY              SOURCE OF PAYMENT
----------------  ----------------------  --------------------------------------  --------------------  ----------------------------

Liquidation Fee   Special Servicer        1.0% of the liquidation proceeds        Upon receipt of       The related liquidation
                                          received in connection with a final     liquidation           proceeds, condemnation
                                          disposition of a specially serviced     proceeds,             proceeds or insurance
                                          mortgage loan or REO property or        condemnation          proceeds.
                                          portion thereof and any condemnation    proceeds and
                                          proceeds and insurance proceeds         insurance proceeds
                                          received by the trust fund (net of any  on a Specially
                                          default interest, late payment charges  Serviced Mortgage
                                          and/or post-ARD additional interest),   Loan.
                                          other than in connection with the
                                          purchase or repurchase of any pooled
                                          mortgage loan from the trust fund by
                                          any person.

Trustee Fee       Trustee                 The product of the portion of a rate    Monthly.              Any and all collections and
                                          equal to 0.00058% per annum applicable                        P&I advances on the mortgage
                                          to such month, determined in the same                         loans in the pool, to the
                                          manner as the applicable mortgage rate                        extent included in the
                                          is determined for each mortgage loan                          amounts remitted by the
                                          for such month, and the Stated                                master servicers.
                                          Principal Balance of each pooled
                                          mortgage loan.

Certificate       Certificate             The product of the portion of a rate    Monthly.              Any and all collections and
Administrator     Administrator           equal to 0.00042% per annum applicable                        P&I advances on the mortgage
Fee                                       to such month, determined in the same                         loans in the pool, to the
                                          manner as the applicable mortgage rate                        extent included in the
                                          is determined for each mortgage loan                          amounts remitted by the
                                          for such month, and the Stated                                master servicers.
                                          Principal Balance of each pooled
                                          mortgage loan.

Servicer Report   Servicer Report         The product of the portion of a rate    Monthly.              Any and all collections and
Administrator     Administrator           equal to 0.0005% per annum applicable                         P&I advances on the pooled
Fee                                       to such month, determined in the same                         mortgage loans, to the
                                          manner as the applicable mortgage rate                        extent included in the
                                          is determined for each mortgage loan                          amounts remitted by the
                                          for such month, and the Stated                                master servicers.
                                          Principal Balance of each pooled
                                          mortgage loan.

                                      S-105

      TYPE               RECIPIENT                        AMOUNT                        FREQUENCY              SOURCE OF PAYMENT
----------------  ----------------------  --------------------------------------  --------------------  ----------------------------

Additional        Master Servicers,       all application and processing fees     From time to time.    Actual collections of the
Servicing         Primary Servicers and   for consents to approvals of                                  related fees or investment
Compensation      Special Servicers       assignments and assumptions, further                          income.
                                          encumbrances or other lender approval;

                                          all assumption fees, modification
                                          fees, extension fees, consent fees,
                                          release fees, waiver fees, fees paid
                                          in connection with defeasance and
                                          earn-out fees or other similar fees
                                          (excluding Prepayment Premiums, Yield
                                          Maintenance Charges and application
                                          and processing fees);

                                          all charges for beneficiary statements
                                          or demands, amounts collected for
                                          checks returned for insufficient funds
                                          and other loan processing fees
                                          collected on the pooled mortgage
                                          loans;

                                          late payment fees and net default
                                          interest on pooled mortgage loans that
                                          are not used to pay interest on
                                          advances;

                                          all investment income earned on
                                          amounts on deposit in the collection
                                          accounts and (if not required to be
                                          paid to borrower) escrow accounts and
                                          any REO accounts; and

                                          any prepayment interest excess.

                                          These amounts will be allocated among
                                          the master servicers, the primary
                                          servicers and the special servicers.

Expenses

Servicing         Master Servicer and     The amount of any servicing advances.   From time to time.    Recoveries on the related
Advances          Trustee (and Special                                                                  mortgage loan, or to the
                  Servicer, if                                                                          extent that the party making
                  applicable)                                                                           the advance determines the
                                                                                                        advance is nonrecoverable,
                                                                                                        from any and all collections
                                                                                                        on the pooled mortgage
                                                                                                        loans.

                                     S-106

      TYPE               RECIPIENT                        AMOUNT                        FREQUENCY             SOURCE OF PAYMENT
----------------  ----------------------  --------------------------------------  --------------------  ----------------------------

Interest on       Master Servicer and     Interest accrued from time to time on   When the advance is   First from late payment
Servicing         Trustee (and Special    the amount of the servicing advance at  reimbursed.           charges and default interest
Advances          Servicer, if            the prime lending rate as published in                        in excess of the Journal.
                  applicable)             the "Money Rates" section of The Wall                         regular interest rate on the
                                          Street                                                        related pooled mortgage
                                                                                                        loan, and then from any and
                                                                                                        all other collections on the
                                                                                                        pooled mortgage loans.

P&I Advances      Master Servicer and     The amount of any P&I advances.         From time to time.    Recoveries on the related
                  Trustee                                                                               mortgage loan, or to the
                                                                                                        extent that the party making
                                                                                                        the advance determines it is
                                                                                                        nonrecoverable, from any and
                                                                                                        all other collections on the
                                                                                                        pooled mortgage loans.

Interest on P&I   Master Servicer and     Interest accrued from time to time on   When the advance is   First from late payment
Advances          Trustee                 the amount of the advance at the prime  reimbursed.           charges and default interest
                                          lending rate as published in the                              in excess of the regular
                                          "Money Rates" section of The Wall                             interest rate on the related
                                          Street Journal.                                               pooled mortgage loan, and
                                                                                                        then from any and all other
                                                                                                        collections on the pooled
                                                                                                        mortgage loans.

Indemnification   Trustee, Certificate    Losses, liabilities and expenses        From time to time.    Any and all collections on
Expenses          Administrator, Master   incurred by the trustee, the                                  the pooled mortgage loans.
                  Servicers and Special   certificate administrator, a master
                  Servicers (and their    servicer or a special servicer in
                  directors, members,     connection with any legal action or
                  managers, officers,     claim relating to the series
                  employees and agents)   2006-PWR14 pooling and servicing
                                          agreement or the series 2006-PWR14
                                          certificates (subject to applicable
                                          limitations under the pooling and
                                          servicing agreement).

                                      S-107

      TYPE               RECIPIENT                        AMOUNT                        FREQUENCY              SOURCE OF PAYMENT
----------------  ----------------------  --------------------------------------  --------------------  ----------------------------

Additional Trust  Third parties           Based on third party charges. See       From time to time.    Any and all collections on
Fund Expenses                             "--Reductions of Certificate Principal                        the pooled mortgage loans.
not advanced                              Balances in Connection with Realized
                                          Losses and Additional Trust Fund
                                          Expenses" above.

                                      S-108

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2006-PWR14 certificate, the parties to the series
2006-PWR14 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

     1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

     2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

     3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

     4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers during the related collection period;

     5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

     6.   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

     7.   the number and aggregate principal balance of pooled mortgage loans
          (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
          90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

     8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     9.   the Available Distribution Amount for the distribution date;

     10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

     11.  the total interest distributable for each class of interest-bearing certificates for the distribution date;

     12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

     13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

     14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
          Losses and Additional Trust Fund Expenses;

     15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

     16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

     17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

                                      S-109

     18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

     19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and
          Additional Trust Fund Expenses previously allocated thereto;

     20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
          Date;

     21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution
          Amount and other amounts received in connection with the liquidation
          (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

     22.  with respect to any REO Property included in the trust as to which the applicable special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
          Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized
          Loss attributable to the related REO mortgage loan in connection with that determination;

     23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

     24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers and/or the trustee since the prior distribution date;

     25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

     26.  a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

     27.  a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

     28.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

     29.  the amount of the distribution on the distribution date to the holders of the class R certificates.

     Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

     Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2006-PWR14 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2006-PWR14 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com") any reports on Forms 10-D, 10-K

                                      S-110

and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2006-PWR14 certificates may call (301) 815-6600.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2006-PWR14 pooling and servicing agreement.

     Other Information. The series 2006-PWR14 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2006-PWR14 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2006-PWR14 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2006-PWR14 pooling and servicing agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series
2006-PWR14 certificate and will keep confidential any of the information that has not been filed with the SEC.

     The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2006-PWR14." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

VOTING RIGHTS

     99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
and P certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates (50% of which will be allocated to the holders of the class
X-W certificates on the one hand, and 50% of which will be allocated to the holders of the class X-1 certificates and the class X-2 certificates in proportion to their respective notional amounts, on the other); and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2006-

                                      S-111

PWR14 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

     General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments,
          distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

     Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      S-112

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

     The information in this prospectus supplement concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00058% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00042% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to
0.001% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

                                      S-113

     The holders of series 2006-PWR14 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

     The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR14 pooling and servicing agreement, the mortgage loans or the series 2006-PWR14 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

     None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2006-PWR14 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR14 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2006-PWR14 POOLING AND SERVICING AGREEMENT

     The circumstances under which the series 2006-PWR14 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

     o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2006-PWR14 certificates entitled to not less than 51% of the series 2006-PWR14 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

     o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

     o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2006-PWR14 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting Standards Board
          (or any successor thereto) as in effect from time to time;

     o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

     o    no such amendment may adversely affect the status of the applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

                                      S-114

     o    amendments with certificateholder consent require the consent of the holders of series 2006-PWR14 certificates entitled to not less than
          51% of all of the series 2006-PWR14 voting rights.

TERMINATION OF THE SERIES 2006-PWR14 POOLING AND SERVICING AGREEMENT

     The obligations created by the series 2006-PWR14 pooling and servicing agreement will terminate following the earlier of--

     1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

     2.   the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series
          2006-PWR14 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

     3.   the exchange by any single holder of all the series 2006-PWR14 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

     Written notice of termination of the series 2006-PWR14 pooling and servicing agreement will be given to each series 2006-PWR14 certificateholder.
The final distribution to the registered holder of each series 2006-PWR14 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

     The right of the series 2006-PWR14 controlling class certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2006-PWR14 pooling and servicing agreement of its election to do so,

     o    if more than one holder or group of holders of the series 2006-PWR14 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2006-PWR14 controlling class, and

     o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

     Any purchase by any single holder or group of holders of the series
2006-PWR14 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and
REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

          2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO
               Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

                                      S-115

     o    solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-PWR14 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series
2006-PWR14 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series
2006-PWR14 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2006-PWR14 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     An exchange by any single holder of all of the series 2006-PWR14 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2006-PWR14 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2006-PWR14 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2006-PWR14 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2006-PWR14 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

     The South Bay Galleria Non-Pooled Subordinate Noteholder has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2006-PWR14 pooling and servicing agreement. See "Description of the Mortgage Pool -- Certain Characteristics of
the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
Structures--The South Bay Galleria Loan Group--Cure and Purchase Rights". This
purchase option is senior to the other rights to purchase or exchange the pooled mortgage loans described above.

EVIDENCE AS TO COMPLIANCE

     Each master servicer, each special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement
(and each Additional Servicer will be required under its subservicing agreement)
to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2006-PWR14 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2006-PWR14 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional
Servicer, as applicable, has been made under the officer's supervision, and (ii)
to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

     In addition, each master servicer, each special servicer (regardless of whether a special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or prior to the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an
"Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

                                      S-116

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

     Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the
Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the applicable master servicer) and each special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report
otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
furnish a statement to the trustee, among others, to the effect that--

     o    the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers
          established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

     o    on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
          Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
          qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

                                      S-117

     o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

     o    the rate and timing of reimbursements made to the master servicers, the special servicers or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C"
for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

     With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

     Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you

                                      S-118

purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

     In addition, if the applicable master servicer, the applicable special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2006-PWR14 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-PWR14 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2006-PWR14 certificates on the related distribution date.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts

                                      S-119

in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2006-PWR14 certificates on the related distribution date.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment Lock-out Periods or require
               Yield Maintenance Charges or Prepayment Premiums;

          2.   due-on-sale and due-on-encumbrance provisions;

          3.   provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal; and

          4.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

     The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the

                                      S-120

related borrower may be less likely to voluntarily prepay the mortgage loan.
Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

     Neither we nor any of the underwriters makes any representation regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the pooled mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 19, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

     As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
"--Distributions--

                                      S-121

Priority of Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-PWR14 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2,
A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2006-PWR14 certificates according to their principal balances.

     The tables set forth below show, with respect to each class of offered certificates with principal balances,

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

     based upon each of the indicated levels of CPR and the Structuring
Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%   100%
December 2007                    90%   90%   90%   90%    90%
December 2008                    80%   80%   80%   80%    80%
December 2009                    64%   64%   64%   64%    64%
December 2010                    46%   46%   46%   46%    46%
December 2011 and thereafter      0%    0%    0%    0%     0%
Weighted average life (years)   3.4   3.4   3.4   3.4    3.3

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   4.9   4.9   4.9   4.9    4.8

                                      S-122

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                   100%  100%   99%   98%   93%
December 2013 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   6.8   6.8   6.8   6.8   6.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                    76%   76%   77%   77%   80%
December 2013                    54%   54%   54%   54%   54%
December 2014                    32%   32%   32%   32%   32%
December 2015                     4%    4%    3%    3%    0%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   7.2   7.2   7.2   7.2   7.2

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                   100%  100%  100%  100%  100%
December 2013                   100%  100%  100%  100%  100%
December 2014                   100%  100%  100%  100%  100%
December 2015                   100%  100%  100%  100%  100%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   9.8   9.8   9.8   9.7   9.6

                                      S-123

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                    99%   99%   99%   99%   99%
December 2010                    99%   99%   99%   99%   99%
December 2011                    88%   88%   88%   88%   87%
December 2012                    87%   87%   86%   86%   86%
December 2013                    86%   85%   85%   85%   85%
December 2014                    84%   84%   84%   83%   83%
December 2015                    83%   83%   82%   82%   82%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   9.1   9.0   9.0   9.0   8.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
December 2007                   100%  100%  100%  100%  100%
December 2008                   100%  100%  100%  100%  100%
December 2009                   100%  100%  100%  100%  100%
December 2010                   100%  100%  100%  100%  100%
December 2011                   100%  100%  100%  100%  100%
December 2012                   100%  100%  100%  100%  100%
December 2013                   100%  100%  100%  100%  100%
December 2014                   100%  100%  100%  100%  100%
December 2015                   100%  100%  100%  100%  100%
December 2016 and thereafter      0%    0%    0%    0%    0%
Weighted average life (years)   9.9   9.9   9.9   9.9   9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%  100%   100%   100%
December 2007                    100%   100%  100%   100%   100%
December 2008                    100%   100%  100%   100%   100%
December 2009                    100%   100%  100%   100%   100%
December 2010                    100%   100%  100%   100%   100%
December 2011                    100%   100%  100%   100%   100%
December 2012                    100%   100%  100%   100%   100%
December 2013                    100%   100%  100%   100%   100%
December 2014                    100%   100%  100%   100%   100%
December 2015                    100%   100%  100%   100%   100%
December 2016 and thereafter       0%     0%    0%     0%     0%
Weighted average life (years)   10.0   10.0   9.9    9.9    9.8

                                      S-124

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 250 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$2,468,142,608. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 215 mortgage loans and have an initial mortgage pool balance of
$2,170,735,542. Loan group 2 will consist of 35 mortgage loans and have an initial mortgage pool balance of $297,407,067. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $998,311 to $100,000,000 and the average of those cut-off date principal balances is $9,872,570.

     A description of the underwriting standards for each of Wells Fargo Bank,
National Association, Principal Commercial Funding II, LLC, Prudential Mortgage
Capital Funding, LLC (and Prudential Mortgage Capital Company, LLC), Bear
Stearns Commercial Mortgage, Inc., Nationwide Life Insurance Company and
Principal Commercial Funding, LLC are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Wells Fargo Bank,
National Association--Underwriting Standards", "--Principal Commercial Funding
II, LLC--Underwriting Standards", "--Prudential Mortgage Capital Funding,
LLC--PMCC's Underwriting Standards", "--Bear Stearns Commercial Mortgage,
Inc.--BSCMI's Underwriting Standards,", "--Nationwide Life Insurance
Company--Underwriting Standards" and "--Principal Commercial Funding,
LLC--Underwriting Standards", respectively.

     The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers.

     Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the South Bay Galleria pooled mortgage loan, which has a cut-off date principal balance of $100,000,000 and represents
4.1% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 28.2% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

                                     S-125

     Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers

     The mortgage pool will include ten (10) mortgage loans, representing 9.3%
of the initial mortgage pool balance (representing 10.3% of the initial loan group 1 balance and 1.8% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and two (2) cross-collateralized pooled mortgage loans, which represent 1.4% of the initial mortgage pool balance
(representing 1.6% of the initial loan group 1 balance). However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

     o    are not cross-collateralized or cross-defaulted, but

     o    have the same or affiliated borrowers/owners, and

     o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                         % OF INITIAL
                                           MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
--------------------------------------   ------------
Group 1:
2400 83rd Street                             0.9%
210 & 40 Meadowlands Parkway                 0.6%
114-120 Seaview Drive                        0.5%
15 Melanie Lane                              0.4%
621 Route 46                                 0.4%
51-53 Hook Road                              0.4%
700-760 First Street                         0.3%
111-115 Castle Road                          0.3%
50 Enterprise Ave                            0.3%
50 Route 10                                  0.1%
                                             ---
   TOTAL FOR GROUP:                          4.2%

Group 2:
Sycamore Center                              2.7%
Hollywood Plaza II                           0.5%
AB International Center                      0.4%
                                             ---
   TOTAL FOR GROUP:                          3.6%

Group 3:
Philips at Sunrise Shopping Center           2.6%
Staples / CVS Center                         0.7%
Eckerd - Monroe                              0.1%
                                             ---
   TOTAL FOR GROUP:                          3.4%

                                      S-126

                                         % OF INITIAL
                                           MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
--------------------------------------   ------------
Group 4:
Crowne Plaza Hotel Virginia Beach            0.4%
Comfort Inn Oceanfront South                 0.4%
Candlewood Suites Virginia Beach             0.3%
                                             ---
   TOTAL FOR GROUP:                          1.1%

Group 5:
Chelsea Village Apartments                   0.4%
Chateau Ridge                                0.4%
University Village Apartments                0.3%
                                             ---
   TOTAL FOR GROUP:                          1.0%

     Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for forty-three (43)
mortgage loans, representing 27.1% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third or fifth day of each month. The mortgage loans have various grace periods. The due date or the expiration of the grace period for monthly debt service payments
(other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentence, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment - or the expiration of the late payment charge grace period or the default grace period (which ever expires earlier) for that payment - occur later than the eighth day of the month, subject to notice requirements that apply in certain cases.

     Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to
Appendix B and C".

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Amortization Characteristics. Two hundred and forty-eight (248) of the mortgage loans, representing 99.6% of the initial mortgage pool balance (which pooled mortgage loans consist of 213 pooled mortgage loans in loan group 1, representing 99.6% of the initial loan group 1 balance, and 35 pooled mortgage loans in loan group 2, representing 100% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

     o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5%
          or more of the original mortgage loan amount.

     Twenty-three (23) of the pooled mortgage loans referred to in the preceding paragraph, representing 11.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 19 pooled mortgage loans in loan group 1,

                                     S-127

representing 11.1% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 14.8% of the initial loan group 1 balance), are "ARD" or "hyperamortizing" loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

     One hundred and four (104) of the balloon mortgage loans (including hyperamortizing loans), representing 41.6% of the initial mortgage pool balance
(which pooled mortgage loans consist of eighty-four (84) pooled mortgage loans in loan group 1, representing 38.9% of the initial loan group 1 balance, and twenty (20) pooled mortgage loans in loan group 2, representing 61.2% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 60 months following their respective origination dates; and
twenty-seven (27) of the balloon mortgage loans (including hyperamortizing loans), representing 24.5% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-two (22) pooled mortgage loans in loan group 1, representing 24.5% of the initial loan group 1 balance, and five (5) pooled mortgage loans in loan group 2, representing 24.6% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

     One (1) mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 1 balance), provides for the monthly payment of principal and interest for the first 108 months of its term and then provides for monthly payments of interest only until it has matured.

     In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

     o    The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest) only after the outstanding principal balance of the pooled mortgage loan is paid in full.
          Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available
          Distribution Amount at any time.

     o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

     Two (2) of the pooled mortgage loans, representing 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

     Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

     With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

                                     S-128

     Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

     o    One hundred and sixty-six (166) pooled mortgage loans, representing
          71.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 145 pooled mortgage loans in loan group 1, representing 73.7% of the initial loan group 1 balance, and 21 pooled mortgage loans in loan group 2, representing 50.8% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the series 2006-PWR14 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

     o    Forty (40) pooled mortgage loans, representing 11.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 32 pooled mortgage loans in loan group 1, representing 9.0% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 25.3% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

     o    Thirty-one (31) pooled mortgage loans, representing 6.2% of the initial mortgage pool balance (which pooled mortgage loans consist of
          29 pooled mortgage loans in loan group 1, representing 5.5% of the initial loan group 1 balance, and 2 pooled mortgage loans in loan group 2, representing 11.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both
          (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid, and (ii) after an initial period of at least two years following the date of the issuance of the series
          2006-PWR14 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan, representing 4.1% of the initial mortgage pool balance (and representing 4.6% of the initial loan group
          1 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period the loan provides for a period when any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, followed by a period when any voluntary principal prepayments must be accompanied by a yield maintenance charge calculated on the basis of a different formula.

     o    Eight (8) pooled mortgage loans, representing 4.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 5 pooled mortgage loans in loan group 1, representing 2.9% of the initial loan group 1 balance, and 3 pooled mortgage loans in loan group 2, representing 12.2% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid.

     o    One (1) pooled mortgage loan, representing 3.0% of the initial mortgage pool balance (and representing 3.5% of the initial loan group
          1 balance), has no lock-out period and initially requires that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid. Following that initial period, the related borrower is not permitted to make voluntary principal prepayments but is permitted, only after an initial period of at least two years following the date of the issuance of the series 2006-PWR14 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

                                     S-129

     o    One (1) pooled mortgage loan, representing 0.5% of the initial mortgage pool balance (and representing 0.6% of the initial loan group
          1 balance), initially prohibits voluntary principal prepayments during a lock-out period and following the lock-out period, and only after an initial period of at least two years following the date of the issuance of the series 2006-PWR14 certificates, permits the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage, followed by a period when the loan requires that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    One (1) pooled mortgage loan, representing 0.2% of the initial mortgage pool balance (which pooled mortgage loan represents 0.2% of the initial loan group 1 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period, provides for a period when voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, followed by a period when the loan has provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium calculated on a similar basis and (ii) after an initial period of at least two years following the date of the issuance of the series
          2006-PWR14 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan, representing 0.1% of the initial mortgage pool balance (which pooled mortgage loan represents 0.5% of the initial loan group 2 balance), initially prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period, provides for a period when voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, followed by a period when voluntary principal prepayments must be accompanied by a prepayment premium equal to a percentage of the amount prepaid (which percentage declines over time).

     Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

     Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See "--Partial Release; Substitutions" below.

     See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

     In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the
Series 2006-PWR14 pooling and servicing agreement, the applicable master servicer will generally be directed in the Series 2006-PWR14 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.
If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment
Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See
Appendix B to this prospectus supplement.

                                     S-130

     In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

     Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

     Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as South Bay Galleria, representing approximately 4.1% of the initial mortgage pool balance (and 4.6%
of the initial loan group 1 balance), the related loan documents permit the borrower, in the event that the lender has elected not to provide financing for the construction of additional improvements on the mortgaged property after the borrower has made a request therefor, to obtain the release of an improved portion of the mortgaged property that was not assigned material value, without payment of a release price.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Life Time Fitness Portfolio, representing approximately 3.2% of the initial mortgage pool balance (and 3.7% of the initial loan group 1 balance), the borrower is entitled to substitute up to and including three, but not more than three, mortgaged properties, subject to the satisfaction of certain conditions, including (i) after a replacement property has been substituted in place of a particular mortgaged property, that replacement property may not itself be the subject of a substitution; (ii) after giving effect to the substitution, the combined debt service coverage ratio of the pooled mortgage loan must be equal to or greater than 1.38x; (iii) after giving effect to the substitution, the combined loan-to-value ratio of the pooled mortgage loan must be no greater than
67.3%; and (iv) the lender must receive confirmation from applicable rating agencies that such substitution will not result in the withdrawal, qualification or downgrade of the ratings of any of the 2006-PWR 14 certificates. In addition, at any time after the expiration of the prepayment lock-out period for that pooled mortgage loan, the related borrower is entitled to obtain the release of any one or more of the related mortgaged properties in connection with a partial defeasance, subject to the satisfaction of certain conditions, including (i) the defeased portion of the pooled mortgage loan must be in an amount equal to 120%
of the original allocated loan amount for the property to be released, (ii)
after giving effect to the release, the combined debt service coverage ratio for the remaining properties (based on their then-current allocated loan amounts)
must not be less than the greater of the combined debt service coverage ratio for the pooled mortgage loan immediately prior to the release and the combined debt service coverage ratio for the pooled mortgage loan in effect upon the origination (or 1.38x), and (iii) after giving effect to the release, the combined loan-to-value ratio for the remaining properties (based on their allocated loan amounts) must not be greater than the lesser of the combined loan-to-value ratio of the pooled mortgage loan immediately prior to the release and the combined loan-to-value ratio of the pooled mortgage loan in effect upon origination (or 67.3%).

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as the Sycamore Center, representing approximately 2.7% of the initial mortgage pool balance (and 3.0%
of the initial loan group 1 balance), provided no event of default has occurred or is continuing, the borrower is permitted to obtain a release of any building and the appurtenant land substantially similar to those areas delineated in the mortgage loan documents (each a "Parcel"), through a partial defeasance, subject to satisfaction of certain conditions set forth

                                     S-131

in the mortgage loan documents, including, among others: (i) any partial defeasance is on a date that is 25 months after the closing date; (ii) partial defeasance of the mortgage loan in an amount equal to or exceeding 115% of the allocated loan amount set forth in the mortgage loan documents (which is
$4,000,000 with respect to the Sycamore Crossing Parcel and $7,000,000 with respect to the Fresh Market Parcel); (iii) after giving effect to any such partial defeasance, the debt service coverage ratio with respect to the remaining property comprising the Sycamore Center (the "Remaining Property") is not less than the greater of the debt service coverage ratio immediately prior to the release and 1.15x and the ratio of the aggregate allocated loan amount of the Remaining Property to the value of the Remaining Property is not greater than the lesser of the loan-to-value ratio immediately prior to the release and
80%; and (iv) borrower delivers rating agency confirmation of no downgrade of the ratings on the series 2006-PWR 14 certificates.

     In the case of the multiple-property pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as Drury Inn Portfolio, representing approximately 1.4% of the initial mortgage pool balance (and 1.6% of the initial loan group 1 balance), the borrower is entitled, beginning in December 2008, and so long as the release price will not exceed 50% of the outstanding balance of the related mortgage loan, to obtain the release of an individual mortgaged property through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) borrower must prepay the pooled mortgage loan in a principal amount equal to 110% of the allocated loan amount for the property being released, (ii) the borrower must pay the applicable prepayment premium, and (iii) the loan-to-value ratio for the remaining properties is not greater than 70%. Additionally, the borrower is permitted to obtain the release of an individual mortgaged property by substituting another hotel property of like kind and quality, subject to the satisfaction of certain conditions including, among others, that: (i) the then-current market value of the replacement property must equal or exceed the greater of (a) the value of the property to be released on the origination date and (b) the then-current market value of the property to be released on the substitution date, (ii) after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties collectively must be not less than the greater of (a) the debt service coverage ratio on the origination date and (b) the debt service coverage ratio immediately prior to the substitution, and (iii) the lender must receive confirmation from the rating agencies that such substitution will not result in the withdrawal, qualification or downgrade of the ratings of any of the series
2006-PWR14 certificates.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Piedmont Mall, representing approximately 1.4% of the initial mortgage pool balance (and 1.6%
of the initial loan group 1 balance), the related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions, including but not limited to, that (i) the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking, and (ii) confirmation from each rating agency that the release of any parcel will not result in a downgrade, withdrawal or qualification of the then current ratings on any class of series 2006-PWR14 certificates. In addition, the related loan documents permit the borrower to obtain a release of one or more parcels or outlots by substituting another parcel, provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking, and (ii) the replacement parcel must be reasonably equivalent in use, value and condition to the portion to be released and the mortgage must be spread to such replacement parcel. The borrower is also entitled to obtain the release of one or more anchor parcels acquired after the origination date and proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions specified in the loan documents.

     In the case of the multiple-parcel pooled mortgage loan that is secured by the mortgaged property identified on Appendix B to this prospectus supplement as
44100-44250 Town Center Way, representing approximately 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the borrower is entitled to obtain the release of each of two parcels through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) borrower must prepay the pooled mortgage loan in a principal amount equal to 100% of the allocated loan amount for the parcel being released, (ii) the borrower must pay the applicable prepayment premium, (iii) the loan-to-value ratio for the remaining parcels is not greater than the lesser of (a) 65% and (b) the amortized loan-to-value on the original mortgaged property and (iv) the debt service coverage ratio for the remaining parcels is at least 1.45x.

     In the case of the multi-property/multi-parcel pooled mortgage loan that is secured by the mortgaged properties identified on Appendix B to this prospectus supplement as HB Newman Portfolio, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance, the borrower is entitled to obtain a release of any of the properties

                                     S-132

through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the borrower must prepay the pooled mortgage loan in a principal amount equal to the greater of
(a) 110% of the allocated loan amount for the property being released or (b) an amount necessary for the remaining property to meet the loan the loan-to-value and debt service coverage ratio conditions described below), (ii) the borrower must pay the applicable prepayment premium, (iii) the loan-to-value ratio for the remaining parcels must not be greater than 78%, and (iv) the debt service coverage ratio for the remaining parcels must be not less than 1.28x.

     In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Selway Industrial Buildings, representing approximately 0.1% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), after expiration of a lockout period, the borrower may obtain a release of one or more parcels through partial prepayment of the pooled mortgage loan in a principal amount equal to 125% of the then-current allocated loan amount for the property being released, together with yield maintenance, subject to the satisfaction of, among other things, the conditions that (i) after giving effect to the release, the loan-to-value ratio for the remaining property must not be greater than 65%;
and (ii) after giving effect to the release, the debt service coverage ratio of the remaining property must not be less than 1.30x.

     Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

     Non-Recourse Obligations.

     The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-PWR14 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

                                     S-133

     The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2006-PWR14 pooling and servicing agreement.

     Encumbered Interests.

     In the case of two hundred and fifty-seven (257) of the mortgaged properties, representing security for 90.5% of the initial mortgage pool balance
(which mortgaged properties represent security for pooled mortgage loans consisting of 220 pooled mortgage loans in loan group 1, representing 89.3% of the initial loan group 1 balance, and 37 pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if
(i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of four (4) of the mortgaged properties, representing security for 5.0% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of 4 pooled mortgage loans in loan group 1, representing 5.7% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. These mortgaged properties include one of the mortgaged properties that secures the
Life Time Fitness Portfolio pooled mortgage loan and the mortgaged property that secures the 750 Lexington Avenue pooled mortgage loan, both of which are among the ten largest pooled mortgage loans. See "Risk Factors--Loans Secured by
Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss
Upon a Lease Default" in this prospectus supplement. In the case of seven (7) of the mortgaged properties, representing security for 4.5% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of 7 pooled mortgage loans in loan group 1, representing 5.1%
of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the mortgaged property that secures the 1657 Broadway pooled mortgage loan, which is among the ten largest pooled mortgage loans.

     Subordinate and/or Other Financing.

     SPLIT LOAN STRUCTURES

     The South Bay Galleria Loan Group

     The South Bay Galleria Non-Pooled Subordinate Loan has the same amortization term and maturity date as the South Bay Galleria Pooled Mortgage
Loan and a fixed interest rate of 6.3941325% per annum. The South Bay Galleria
Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2006-PWR14 pooling and servicing agreement. Set forth below is a general description of the rights granted to the South Bay Galleria
Non-Pooled Subordinate Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2006-PWR14 pooling and servicing agreement.

     Subject in each case to the satisfaction of various conditions, as of the cut-off date, the borrower under the South Bay Galleria Loan Group is entitled to request one or more future advances under the South Bay Galleria Non-Pooled
Subordinate Loan in an aggregate amount up to $125,000,000 for the payment of costs and expenses associated with the construction of additional improvements at the South Bay Galleria Mortgaged Property. In addition, after the additional improvements at the mortgaged property have been constructed, the borrower is entitled to request supplemental financing under the South Bay Galleria
Non-Pooled Subordinate Loan in a maximum amount determined based on debt service coverage and loan-to-value ratio tests, subject to satisfaction of various conditions including delivery of a "no downgrade" confirmation with respect to the series 2006-PWR14 certificates. See "Appendix D--Summaries of the Ten
Largest Mortgage Loans--Mortgage Loan No. 1-- South Bay Galleria-- Additional
Indebtedness" in this prospectus supplement. The holder of the South Bay
Galleria Non-Pooled Subordinate Loan, and not the trust fund, will be obligated
(such obligations, the "South Bay Galleria Future Funding Obligations") to make any future advance to which the related borrower may become entitled. For purposes of such obligation, such holder is referred to in this prospectus supplement as the related "South Bay Galleria Future Funding Lender". If the
South Bay Galleria Future Funding Lender makes a future advance or provides supplemental financing under the South Bay Galleria Non-Pooled Subordinate Loan, the amount of the advance or supplemental financing will be added to the principal balance of the South Bay Galleria Non-Pooled Subordinate Loan, such amount will accrue interest in the same manner and at the same rate per annum as the other mortgage indebtedness under the

                                     S-134

South Bay Galleria Non-Pooled Subordinate Loan and monthly payments of principal and/or interest will be due on such amount according to a schedule that would result in the amortization of such amount by the end of an amortization term that is co-terminous with that of the South Bay Galleria Pooled Mortgage Loan.

     The South Bay Galleria Future Funding Obligations are currently held by The
Prudential Insurance Company of America and may be transferred at any time, in whole or in part, to either a qualified institutional investor that meets certain asset tests or an entity whose assumption of the South Bay Galleria
Future Funding Obligations has been the subject of a confirmation from each of
S&P and Fitch to the effect that such assumption would not result in a qualification, downgrade or withdrawal of any of rating assigned by such Rating
Agency to any class of Certificates rated by such Rating Agency.

     The South Bay Galleria Future Funding Lender will be required to indemnify and hold harmless the trust fund (among other persons) against any and all losses, claims, damages, costs, expenses and liabilities incurred in connection with, arising out of, or as a result of any act or omission with respect to any obligation of the South Bay Galleria Future Funding Lender to make the Future
Advance, (i) except to the extent it is finally judicially determined that such losses resulted primarily from the bad faith or willful misconduct of the applicable indemnified party, (ii) other than such as arise out of any failure by the borrower under the South Bay Galleria Loan Group to make payments or otherwise perform its obligations under the South Bay Galleria Loan Group and
(iii) other than any indirect, special, incidental, consequential or punitive damages.

     The South Bay Galleria Future Funding Lender alone will be entitled to (i)
determine whether the borrower under the South Bay Galleria Loan Group is entitled to receive any future advances under the South Bay Galleria Non-Pooled
Subordinate Loan, which determination shall be conclusive and binding on the trust fund, provided that the applicable special servicer, in consultation with the controlling class representative, will have the right to confirm the satisfaction of certain conditions precedent specified in the related loan documents (including the calculation of debt service coverage and loan-to-value tests on a pro forma basis following substantial completion of the improvements and confirmation that the related borrower has delivered to the South Bay
Galleria Future Funding Lender an acceptable completion guaranty), (ii) a right to conduct any and all due diligence, loan documentation and prefunding activities in connection with such future advances (including without limitation, reviewing and determining the acceptability of any and all appraisals, environmental site assessment reports, property condition assessment reports and other similar third party reports; any surveys, any endorsement to the related title insurance policy and any additional title insurance policy;
any legal opinions; any officers' certificates; and any financial statements, operating statements and rent rolls or other financial information relating to the related borrower or the South Bay Galleria Mortgaged Property), and (iii)
deal directly with the related borrower in connection with any such future advance and the satisfaction of any conditions precedent set forth in the related mortgage loan documents. In addition, the South Bay Galleria Future
Funding Lender will be entitled to require the borrower to satisfy such additional conditions as it may establish in its sole discretion at the time that the advance is requested, and the applicable special servicer, in consultation with the controlling class representative will have no right to independently confirm the borrower's satisfaction of those conditions. If the related borrower fails to satisfy a condition for a future advance, other than a condition that the applicable special servicer, in consultation with the controlling class representative is entitled to confirm has been satisfied, the
South Bay Galleria Future Funding Lender will have the right (but not the obligation) to waive such condition and fund such future advance, except that waiver of any condition that the applicable special servicer, in consultation with the controlling class representative is entitled to confirm has been satisfied may not be granted unless the applicable special servicer, in consultation with the controlling class representative approves the waiver.

     Application of Funds. For so long as there exists and is continuing with respect to the South Bay Galleria Loan Group (i) a monetary event of default or
(ii) any non-monetary event of default that causes the South Bay Galleria Pooled
Mortgage Loan and the South Bay Galleria Non-Pooled Subordinate Loan to become specially serviced mortgage loans (unless the South Bay Galleria Non-Pooled
Subordinate Noteholder has cured such default), the related intercreditor agreement requires that all amounts received in respect of those loans
(excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the South Bay Galleria Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full)
payable on the South Bay Galleria Pooled Mortgage Loan prior to paying interest or principal to the holder of the South Bay Galleria Non-Pooled Subordinate
Loan. Prior to such an event of default (or if such an event of default exists but the South Bay Galleria Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest)
and then, principal then due (and principal prepayments) on the South Bay
Galleria Pooled Mortgage

                                     S-135

Loan and on the South Bay Galleria Non-Pooled Mortgage Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

     Approval and Consultation Rights. Except under the circumstances described below in this "--Approval and Consultation Rights" section, the applicable master servicer and the applicable special servicer will be required to obtain the prior written consent of the South Bay Galleria Non-Pooled Subordinate
Noteholder prior to taking any Material Action (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing
Standard that immediate action is necessary to protect the interests of the series 2006-PWR14 certificateholders and the South Bay Galleria Non-Pooled
Subordinate Noteholder (as a collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for the South Bay Galleria Non-Pooled Subordinate Noteholder's response. In addition, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the South Bay Galleria Non-Pooled
Subordinate Noteholder for any actions to be taken by it if: (i) the applicable master servicer or the applicable special servicer, as applicable, notified the
South Bay Galleria Non-Pooled Subordinate Noteholder in writing of various actions that the applicable master servicer or the applicable special servicer, as applicable, proposes to take with respect to the workout or liquidation of the South Bay Galleria Loan Group; and (ii) for 60 days following the first such notice, the South Bay Galleria Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the applicable special servicer considers to be consistent with the Servicing Standard.

     If and for so long as any South Bay Galleria Change of Control Event exists, then the South Bay Galleria Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this "--Approval and Consultation
Rights" section, and neither the applicable master servicer nor the applicable special servicer will be required to consult with or seek the consent of the
South Bay Galleria Non-Pooled Subordinate Noteholder with respect to any
Material Action related to the South Bay Galleria Loan Group. Instead, the series 2006-PWR14 controlling class representative will have such rights and the applicable master servicer or the applicable special servicer will be required to consult with or seek the consent of the series 2006-PWR14 controlling class representative with respect to any Material Action related to the South Bay
Galleria Loan Group.

     In addition, unless a South Bay Galleria Change of Control Event exists, subject to the provisions in the intercreditor agreement, the South Bay Galleria
Non-Pooled Subordinate Noteholder (through the applicable master servicer or special servicer) may communicate with, respond to requests from, and deliver any proposals to, the related borrower with respect to the items set forth above in respect of the South Bay Galleria Loan Group, the South Bay Galleria
Mortgaged Property and the related borrower, and may forward copies of such communications or proposals to the holder of the South Bay Galleria Pooled
Mortgage Loan. The applicable master servicer or the applicable special servicer, as the case may be, will be required to follow the recommendations of the South Bay Galleria Non-Pooled Subordinate Noteholder with respect to such items set forth in the immediately preceding sentence, unless such master servicer or special servicer, as the case may be, determines that following such recommendations would violate the Servicing Standard.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the South Bay Galleria Non-Pooled Subordinate Noteholder or the series
2006-PWR14 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

     o    require or cause the applicable master servicer or the applicable special servicer to violate applicable law, the terms of the South Bay
          Galleria Loan Group or the related pooled mortgage loan intercreditor agreement or any other provision of the series 2006-PWR14 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund; or

     o    expand the scope of the applicable master servicer's or the applicable special servicer's responsibilities under the series 2006-PWR14 pooling and servicing agreement.

                                     S-136

     Unless a South Bay Galleria Change of Control Event exists:

     o    the South Bay Galleria Non-Pooled Subordinate Noteholder will have the right to appoint and remove the applicable special servicer for the
          South Bay Galleria Loan Group as described under "--Right to Appoint
          Special Servicer" below;

     o    neither the applicable master servicer nor the applicable special servicer may enter into any sub-servicing agreement with respect to the South Bay Galleria Loan Group without the consent of the South Bay
          Galleria Non-Pooled Subordinate Noteholder;

     o    the South Bay Galleria Non-Pooled Subordinate Noteholder may require the applicable master servicer or the applicable special servicer to terminate any particular sub-servicing agreement with respect to the
          South Bay Galleria Loan Group; and

     o    if PAR is no longer a master servicer, the South Bay Galleria
          Non-Pooled Subordinate Noteholder may require the applicable master servicer to--

          1.   appoint a sub-servicer, acceptable to the South Bay Galleria
               Non-Pooled Subordinate Noteholder in its sole discretion, with respect to the South Bay Galleria Loan Group, and

          2.   delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the South Bay Galleria Loan Group to that sub-servicer.

     For so long as a South Bay Galleria Change of Control Event exists, the foregoing rights of the South Bay Galleria Non-Pooled Subordinate Noteholder
with respect to the South Bay Galleria Loan Group will instead be exercisable by the series 2006-PWR14 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

     The initial South Bay Galleria Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor and mortgage loan seller, the applicable master servicer and the applicable special servicer.

     The South Bay Galleria Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2006-PWR14 certificateholders. It has no obligations to the series 2006-PWR14 certificateholders and may act solely in its own interests. No series 2006-PWR14 certificateholder may take any action against the South Bay Galleria Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

     Right to Appoint Special Servicer. Notwithstanding any contrary provision of the series 2006-PWR14 pooling and servicing agreement, in connection with the special servicing of the South Bay Galleria Loan Group only, at any time prior to the occurrence of a South Bay Galleria Change of Control Event, the holder of the South Bay Galleria Non-Pooled Subordinate Loan may remove the existing special servicer for the South Bay Galleria Loan Group, with or without cause, and appoint a successor to the special servicer for the South Bay Galleria Loan
Group, in which case the designated party will be the special servicer for the
South Bay Galleria Loan Group. However, that appointment will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR14 certificates. The removed special servicer will retain all accrued and unpaid servicing fees, including workout fees and liquidation fees which become due after removal to the extent provided in the series 2006-PWR14 pooling and servicing agreement.

     Cure and Purchase Rights. The South Bay Galleria Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), whether or not a South Bay Galleria
Change of Control Event has occurred, to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than nine "cure events" over the life of the South Bay Galleria Loan Group, more than three consecutive "cure events" or more than six "cure events", whether or not consecutive, in any 12-month period. In addition, the South Bay Galleria
Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth

                                     S-137

in the related intercreditor agreement), whether or not a South Bay Galleria
Change of Control Event has occurred, to purchase the South Bay Galleria Pooled
Mortgage Loan (in whole but not in part) for a purchase price equal to the
Purchase Price if an event of default under the South Bay Galleria Loan Group has occurred and the South Bay Galleria Loan Group becomes specially serviced or if the trust is being terminated. That purchase price will not include any prepayment premium or yield maintenance charge.

     The Tower Loan Group

     The Tower Pooled Mortgage Loan and The Tower Non-Pooled Mortgage Loan have the same borrower and are secured by the same mortgage instrument encumbering the The Tower Mortgaged Property. The Tower Non-Pooled Mortgage Loan will initially be subordinate in right of payment to The Tower Pooled Mortgage Loan but will become pari passu in right of payment with The Tower Pooled Mortgage
Loan upon The Tower Mortgaged Property achieving a net cash flow of $1,037,163 and a minimum debt service coverage ratio of 1.20x, on an actual trailing
12-month basis. The Tower Non-Pooled Mortgage Loan is not an asset of the trust, but will be serviced pursuant to the series 2006-PWR14 pooling and servicing agreement.

     The Tower Non-Pooled Mortgage Loan has the same maturity date as the The
Tower Pooled Mortgage Loan and a fixed interest rate of 5.65% per annum. Set forth below is a general description of the rights granted to the The Tower
Non-Pooled Mortgage Loan Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2006-PWR14 pooling and servicing agreement.

     Application of Funds. For so long as The Tower Non-Pooled Mortgage Loan is subordinate in right of payment to The Tower Pooled Mortgage Loan and there exists and is continuing with respect to The Tower Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes The Tower
Pooled Mortgage Loan and The Tower Non-Pooled Mortgage Loan to become specially serviced mortgage loans (unless the Tower Non-Pooled Subordinate Noteholder has cured such default), the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with The Tower Loan
Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on The Tower Pooled Mortgage Loan prior to paying interest or principal to the holder of The Tower Non-Pooled
Mortgage Loan. For so long as The Tower Non-Pooled Mortgage Loan is subordinate in right of payment to The Tower Pooled Mortgage Loan and prior to such an event of default (or if such an event of default exists but The Tower Non-Pooled
Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the Tower Pooled Mortgage Loan and on The Tower
Non-Pooled Mortgage Loan on a pro rata basis according to the respective outstanding principal balances of those loans. From and after the date (if any)
when The Tower Non-Pooled Mortgage Loan becomes pari passu in right of payment with The Tower Pooled Mortgage Loan, all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form The Tower
Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the series 2006-PWR14 pooling and servicing agreement and any similar parties to a pooling and servicing agreement relating to The Tower
Non-Pooled Mortgage Loan) generally will be applied to The Tower Pooled Mortgage
Loan and The Tower Non-Pooled Mortgage Loan on a pari passu basis according to their respective outstanding principal balances.

     Consultation Rights. The applicable master servicer or the applicable special servicer generally will be required to consult with (but not obtain the approval of) The Tower Non-Pooled Mortgage Loan Noteholder in connection any material servicing decision involving The Tower Loan Group; provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2006-PWR14 certificateholders and The Tower Non-Pooled Mortgage Loan Noteholder (as a collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for The Tower Non-Pooled Mortgage Loan Noteholder's response.

     The initial The Tower Non-Pooled Mortgage Loan Noteholder will be an affiliate of the related sponsor and mortgage loan seller and the applicable master servicer.

                                     S-138

     The Tower Non-Pooled Mortgage Loan Noteholder may have relationships and interests that conflict with those of the series 2006-PWR14 certificateholders.
It has no obligations to the series 2006-PWR14 certificateholders and may act solely in its own interests. No series 2006-PWR14 certificateholder may take any action against The Tower Non-Pooled Mortgage Loan Noteholder for acting solely in its own interests.

     Cure and Purchase Rights. For as long as The Tower Non-Pooled Mortgage Loan is subordinate in right of payment with The Tower Pooled Mortgage Loan, The
Tower Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement) to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period. However, there may not be more than nine "cure events" over the life of The Tower Loan Group, more than three consecutive "cure events" or more than six "cure events", whether or not consecutive, in any 12-month period. In addition, for as long as The Tower
Non-Pooled Mortgage Loan is subordinate in right of payment with The Tower
Pooled Mortgage Loan, The Tower Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement), to purchase The Tower Pooled Mortgage Loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under The Tower Loan Group has occurred and The Tower Loan Group becomes specially serviced or if the trust is being terminated. That purchase price will not include any prepayment premium or yield maintenance charge.

     Nonrecoverability Determinations. After the date (if any) when The Tower
Non-Pooled Mortgage Loan becomes pari passu in right of payment with The Tower
Pooled Mortgage Loan and has also been included in another commercial mortgage securitization, the applicable master servicer for The Tower Pooled Mortgage
Loan and each comparable party with respect to the securitization of The Tower
Non-Pooled Mortgage Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on its respective The Tower mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective The Tower mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

     OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

     Existing (Secured Financing and Mezzanine and Similar Financing)

     The following table summarizes information regarding:

     o    existing secondary financing secured by the mortgaged property (other than in connection with split loan structures), and/or

     o    existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                     S-139

                                                                                                             TRANSFER OF
                                                                                                              MORE THAN
                                                                                                            49% INTEREST
                                                                                                 OTHER      IN OTHER LOAN
                                                                         OTHER                   LENDER     IS PROHIBITED    OTHER
                                                                      LENDER HAS                  HAS          WITHOUT       LOAN
                                                                      EXECUTED OR    OTHER     DEFAULTED       RATING         IS
                                                                         WILL        LENDER       LOAN         AGENCY      PRESENTLY
                           % OF                                         EXECUTE     HAS CURE    PURCHASE      CONFIRMA-     HELD BY
                          INITIAL                        ORIGINAL      INTERCRED-   RIGHTS FOR  OPTION FOR   TION (UNLESS    RELATED
        MORTGAGE          MORTGAGE                       PRINCIPAL       ITOR OR     MORTGAGE      THE            TO        MORTGAGE
LOAN/PROPERTY PORTFOLIO     POOL                     AMOUNT OF OTHER    SIMILAR       LOAN      MORTGAGE     A QUALIFIED      LOAN
         NAMES            BALANCE    TYPE OF DEBT          DEBT        AGREEMENT    DEFAULTS      LOAN       TRANSFEREE)     SELLER
-----------------------  --------- ----------------  ---------------  -----------  ----------  ----------  --------------  ---------

Park Lake Apartments       0.7%        Mezzanine      $7,684,225(1)       Yes         Yes         Yes            No           No
Marriott Detroit
   Livonia                 0.7%        Mezzanine      $2,500,000          Yes         Yes         Yes            Yes          No
2401 Locust Street
   Telecommunications      0.4%        Mezzanine      $  500,000          Yes         Yes         Yes            Yes          Yes
Independent Printing                  Subordinate
   Building                0.3%    Property-Secured   $  450,000          Yes         Yes          No            No           No

(1)  The related mortgage loan documents allow certain mezzanine indebtedness of up to $9,998,500. As of the cut-off date, $7,684,225 of such permitted amount had been incurred and the remaining $2,314,275 of such permitted amount may still be incurred without violating the related mortgage loan documents. See the table set forth under "Description of the Mortgage
     Pool--Certain Characteristics of the Mortgage Pool--Subordinate and/or
     Other Financing--Other Property-Secured Financing and Mezzanine and Similar
     Financing--Permitted in Future (Secured Financing and Mezzanine and Similar
     Financing)" below.

     Except as otherwise indicated in the table:

     o    in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or
          qualification of the then current ratings on the series 2006-PWR14 certificates; and

     o    in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

     Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

     The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur:

     o    secondary financing secured by the mortgaged property (other than future advances and/or supplemental financing under the South Bay
          Galleria Non-Pooled Subordinate Loan), and/or

     o    mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower.

                                     S-140

                                                                                              MINIMUM
                                                                                              COMBINED                   MORTGAGE
                                                                                            DEBT SERVICE    MAXIMUM       LENDER
                           % OF                                MAXIMUM       OTHER LENDER     COVERAGE     COMBINED     ALLOWED TO
                         INITIAL                              PRINCIPAL      MUST EXECUTE     RATIO OF     LTV RATIO      REQUIRE
                         MORTGAGE                               AMOUNT       INTERCREDITOR    MORTGAGE    OF MORTGAGE     RATING
MORTGAGE LOAN/PROPERTY     POOL         TYPE OF DEBT        PERMITTED (IF     OR SIMILAR      LOAN AND     LOAN AND       AGENCY
      PORTFOLIO NAMES    BALANCE         PERMITTED          SPECIFIED) (1)     AGREEMENT     OTHER LOAN   OTHER LOAN   CONFIRMATION
-----------------------  --------  ----------------------  ----------------  -------------  ------------  -----------  ------------

750 Lexington Avenue       3.0%           Mezzanine              N/A              Yes           1.10x          80%           No
Sycamore Center            2.7%           Mezzanine              N/A              Yes           1.05x          85%          Yes
Philips at Sunrise
   Shopping Center         2.6%           Mezzanine              N/A              Yes           1.20x          85%          Yes
1657 Broadway              2.1%           Mezzanine              N/A              Yes           1.20x          80%          Yes
Piedmont Mall              1.4%        Mezzanine (2)             N/A              Yes           1.25x          78%          Yes
Plaza Fiesta               1.3%           Mezzanine              N/A              Yes           1.20x          85%          Yes
Pheasant Lake Estates      1.1%       Mezzanine (3),(4)          N/A              Yes           1.07x          90%          Yes
Village At East Cobb       1.0%           Mezzanine              N/A              Yes           1.20x          80%          Yes
Ramada Plaza-LaGuardia     0.9%         Mezzanine (5)            N/A              Yes           1.30x          75%          Yes
Park Lakes Apartments      0.7%           Mezzanine         $9,998,500 (6)        Yes             No           No            No
Staples / CVS Center       0.7%           Mezzanine              N/A              Yes           1.15x          80%           No
YUM Building                              Mezzanine
                                     or Property-Secured
                           0.6%            (4),(7)               N/A              Yes           1.20x          75%          Yes
Holiday Inn Express -
   Elk Grove               0.5%           Mezzanine              N/A              Yes           1.25x          80%          Yes
44100-44250 Town Center
   Way                     0.5%           Mezzanine              N/A              Yes           1.25x          75%          Yes
Winco Anchorage                           Mezzanine
                                        or Subordinate
                           0.4%      Property-Secured (8)        N/A              Yes           1.20x          80%          Yes
Hampton Inn Reading        0.4%         Mezzanine (5)         $1,350,000          Yes           1.25x          80%          Yes
Cherry Hill Shopping
   Center                  0.4%         Mezzanine (5)            N/A              Yes           1.20x          80%          Yes
Tumwater Industrial
   Facility                0.4%           Mezzanine              N/A              Yes           1.40x          70%          Yes
Calaveras Shopping
   Center                  0.4%      Property-Secured (4)        N/A              Yes           1.30x          70%          Yes
The Tower                  0.4%        Mezzanine (9)           $800,000           Yes           1.20x          80%          Yes
Best Western Brighton      0.3%           Mezzanine              N/A              Yes           1.43x          75%          Yes
Remington Industrial
   Center                                Subordinate
                           0.3%     Property-Secured (10)        N/A               No           1.20x          80%           No
Pinellas Park Square       0.3%         Mezzanine (4)            N/A              Yes           1.07x          85%          Yes
Coliseum Meadows
   Shopping Center         0.3%         Mezzanine (4)            N/A              Yes           1.20x          75%          Yes
A-American Pico                          Subordinate
                           0.3%      Property-Secured (4)        N/A              Yes           1.27x         67.6%         Yes
Independent Printing
   Building                0.3%         Mezzanine (11)           N/A               No           1.40x          75%           No
Baltimore Portfolio        0.2%           Mezzanine              N/A              Yes           1.10x          80%          Yes
A-American Lancaster                     Subordinate
                           0.2%        Property-Secured          N/A              Yes           1.25x          66%          Yes
Shoppes of Oviedo                        Subordinate
                           0.2%     Property-Secured (12)        N/A              Yes           1.20x          80%           No

                                     S-141

                                                                                              MINIMUM
                                                                                              COMBINED                   MORTGAGE
                                                                                            DEBT SERVICE    MAXIMUM       LENDER
                           % OF                                MAXIMUM       OTHER LENDER     COVERAGE     COMBINED     ALLOWED TO
                         INITIAL                              PRINCIPAL      MUST EXECUTE     RATIO OF     LTV RATIO      REQUIRE
                         MORTGAGE                               AMOUNT       INTERCREDITOR    MORTGAGE    OF MORTGAGE     RATING
MORTGAGE LOAN/PROPERTY     POOL         TYPE OF DEBT        PERMITTED (IF     OR SIMILAR      LOAN AND     LOAN AND       AGENCY
      PORTFOLIO NAMES    BALANCE         PERMITTED          SPECIFIED) (1)     AGREEMENT     OTHER LOAN   OTHER LOAN   CONFIRMATION
-----------------------  --------  ----------------------  ----------------  -------------  ------------  -----------  ------------

Office Max / Party
   America                         Subordinate Property-
                           0.2%            Secured               N/A               No           1.15x          80%           No
Best Western Country
   Inn - Poway             0.2%           Mezzanine              N/A              Yes           1.35x          70%           No
Englewood Apartments       0.1%        Mezzanine (13)            N/A              Yes           1.20x          85%          Yes
925 Thompson Place         0.1%      Mezzanine (4), (14)         N/A              Yes           1.20x          75%          Yes
A-American Peoria                        Subordinate
                           0.1%      Property-Secured (4)        N/A              Yes           1.26x          75%          Yes
Eckerd - Monroe            0.1%           Mezzanine              N/A              Yes           1.20x          80%           No
A-American East Peoria                   Subordinate
                           0.1%      Property-Secured (4)        N/A              Yes           1.25x         68.7%         Yes
A-American Forest Hills                  Subordinate
                           0.1%      Property-Secured (4)        N/A              Yes           1.25x         69.2%         Yes

(1)  Indicates the maximum principal amount (if any) that is specifically stated
     in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)  In addition, under certain circumstances, the direct and indirect equity holders of the related borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria).

(3)  Either mezzanine or unsecured subordinate indebtedness is permitted, subject to the conditions shown in this table.

(4)  The holder of the pooled mortgage loan has the right to approve the secondary financing.

(5)  The mezzanine lender must satisfy certain criteria specified in the mortgage loan documents.

(6)  The related mortgage loan documents allow certain mezzanine indebtedness of up to $9,998,500. As of the cut-off date, $7,684,225 of such permitted amount had been incurred and the remaining $2,314,275 of such permitted amount may still be incurred without violating the related mortgage loan documents. See the table set forth under "Description of the Mortgage
     Pool--Certain Characteristics of the Mortgage Pool--Subordinate and/or
     Other Financing--Other Property-Secured Financing and Mezzanine and Similar
     Financing--Existing (Secured Financing and Mezzanine and Similar
     Financing)" above.

(7)  Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table.

(8)  Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table. The secondary or mezzanine financing is permitted to be incurred only in connection with a sale of the mortgaged property to a permitted transferee.

(9)  The mezzanine financing may be provided only by a member of the borrower under the pooled mortgage loan.

                                     S-142

(10) The secondary financing is permitted only after the first year of the loan term, must bear interest at a fixed rate, have a term that is conterminous with that of the pooled mortgage loan, have an amortization schedule no longer than the remaining amortization schedule on the pooled mortgage loan. The holder of the pooled mortgage loan has the right to approve the secondary financing lender and the documents evidencing and securing the secondary financing.

(11) The mezzanine indebtedness is permitted only after the second year of the loan term, may be incurred only in connection with a certain expansion of the related mortgaged property, must bear interest at a fixed rate, have a term that is co-terminous with or longer than that of the pooled mortgage loan. The holder of the pooled mortgage loan has the right to approve the mezzanine lender and the documents evidencing and securing the mezzanine financing.

(12) The secondary financing is permitted only after the first year of the loan term, must bear interest at a fixed rate and provide for full amortization on a straight line basis no later than the maturity date of the pooled mortgage loan. The holder of the pooled mortgage loan has the right to approve the secondary financing lender and the documents evidencing and securing the secondary financing.

(13) The mezzanine financing may be provided following or in connection with a sale of the property, only by a specified affiliate of the borrower under the pooled mortgage loan that is controlled by one or more specified individuals or by another mezzanine lender approved by the holder of the pooled mortgage loan in its sole discretion.

(14) The mezzanine indebtedness is permitted only after April 30, 2008.

     In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Spanish
Crossroads and Grand Plaza Shopping Centers, representing approximately 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the holder of the preferred equity interest in the related borrower is entitled to an annual preferred return, payable monthly in arrears, in each case which accrues at a cumulative rate of 12% per annum. The initial preferred equity investment was $1,300,000. The full amount of the preferred equity must be redeemed and all deferred and accrued interest must be paid on the earlier of
September 30, 2016 (prior to the related mortgage loan maturity date) and the date that the related mortgaged property is sold. Any voluntary redemption of the preferred equity prior to September 30, 2011 must be accompanied by the greater of 3% and yield maintenance, while any voluntary redemption between
September 30, 2011 and September 30, 2015 must be accompanied by a prepayment premium ranging from 0.5% to 3.0% depending on the date of redemption. If the preferred return is not paid when due or if the preferred equity is not redeemed on or before September 30, 2016 or upon certain other trigger events, the holder of the preferred equity has the right, among other remedies, to take over the control of the related borrower but is not entitled to become the general partner of that borrower.

     Additional Related Information

     In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

     The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

     OTHER ADDITIONAL FINANCING

     With respect to thirty-eight (38) of the pooled mortgage loans, representing 5.8% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-seven (37) pooled mortgage loans in loan group 1, representing 6.5% of the initial loan group 1 balance, and one (1) pooled mortgage loans in loan group 2, representing 0.9% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

                                      S-143

     The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

     With respect to the pooled mortgage loan secured by the mortgaged property identified in Appendix B to this prospectus supplement as Concord Place, representing approximately 0.8% of the initial mortgage pool balance (and 6.7%
of the initial loan group 2 balance), one of the related borrowers has incurred unsecured subordinate indebtedness from its borrower principals for working capital purposes in an aggregate principal amount of $1,000,000. That unsecured subordinate indebtedness has been subordinated to the related pooled mortgage loan pursuant to subordination and standstill agreements in favor of the holder of the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Owensboro Towne
Center, representing 0.7% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the borrower is permitted to incur unsecured subordinate debt up to the amount of $1,621,000 from members of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Tower, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from its member up to a maximum principal amount of $100,000 to be used solely to fund operating shortfalls and capital improvements subject to a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 75%, provided that a subordination agreement acceptable to the lender must be delivered.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Clear Creek Business
Center, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from its members up to a maximum principal amount of $550,000 solely to fund capital improvements, tenant improvements and leasing costs, provided that a subordination agreement acceptable to the lender must be delivered.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hilton Garden
Inn-Oakdale, MN, representing 0.3% of the initial mortgage pool balance (and
0.3% of the initial loan group 1 balance), the borrower is permitted to incur unsecured subordinate debt up to the amount of $500,000 from members from members of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Niagara Water
Industrial, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower is permitted to incur unsecured subordinate debt from members from members of the related borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

     We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

     Additional Collateral.

     Two hundred and nine (209) of the pooled mortgage loans, representing 82.7%
of the initial mortgage pool balance (which pooled mortgage loans consist of 182 pooled mortgage loans in loan group 1, representing 82.7% of the initial loan group 1 balance, and 27 pooled mortgage loans in loan group 2, representing
82.7% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes,

                                      S-144

such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

     Cash Management Agreements/Lockboxes.

     Sixty-five (65) of the pooled mortgage loans, representing 50.5% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-nine
(59) pooled mortgage loans in loan group 1, representing 53.3% of the initial loan group 1 balance, and six (6) pooled mortgage loans in loan group 2, representing 30.1% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be

                                      S-145

deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Hazard Insurance.

     See "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

     Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

     Tenant Matters.

     Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

     o    Fifty (50) mortgaged properties (certain of which secure
          multi-property mortgage loans), representing security for 11.9% of the initial mortgage pool balance (and 13.6% of the initial loan group 1 balance), are either wholly owner-occupied or leased to a single tenant.

     o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

     o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

     o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer

                                      S-146

          arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

     o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

     o    Included in the mortgaged properties are four (4) medical office properties, identified on Appendix B to this prospectus supplement, securing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals.

     In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of four (4) mortgaged properties, representing security for 1.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance, and 8.7% of the initial loan group 2 balance), for which the related appraisal are not more than 19 months old as of the cut-off date. See "Risk Factors--Appraisals May Inaccurately Reflect the Value
of the Mortgaged Properties" in this prospectus supplement.

     Environmental Assessments.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of seven (7) mortgaged properties, representing security for 4.2% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance, and
8.7% of the initial loan group 2 balance), for which the related environmental assessments are not more than 18 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to

                                      S-147

Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the
Mortgaged Properties, Which May Result in Reduced Payments on Your Offered
Certificates" in this prospectus supplement.

     Property Condition Assessments.

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of seven (7)
mortgaged properties, representing security for 3.7% of the initial mortgage pool balance (and 2.9% of the initial loan group 1 balance, and 9.6% of the initial loan group 2 balance), for which the related engineering reports are not more than 17 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

     Seismic Review Process.

     In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

     Zoning and Building Code Compliance.

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

     Environmental Insurance.

     Forty (40) mortgaged loans, securing 9.8% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-four (34) pooled mortgage loans in loan group 1, representing 10.5% of the initial loan group 1 balance, and six (6) pooled mortgage loans in loan group 2, representing 4.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2006-PWR14 certificates, will have been paid in full.

                                      S-148

     In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

     o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

     o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

     o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as South Bay Galleria, which represents security for approximately 4.1% of the initial mortgage pool balance (and 4.6% of the initial loan group 1 balance), a pollution limited liability environmental impairment policy issued by Indian Harbor Insurance Co.
was obtained (with a policy limit of $10,000,000 and a $250,000 deductible) in lieu of providing an environmental indemnity from a borrower principal. A portion of the mortgaged property has documented groundwater impact from historical use as a gas station. The contamination was remediated by the installation of three groundwater wells in 1996. Pursuant to the related loan documents, the borrower is also required to satisfy the requirements of the
Regional Water Quality Control Board in order to obtain a case closure and a "no further action" letter.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B as Cherry Hill Shopping Center, which represents security for approximately 0.4% of the initial mortgage pool balance and (and
0.5% of the initial loan group 1 balance), an environmental risk policy with premises pollution liability coverage was obtained (with a policy limit of $
7,000,000, and having a term that expires August 31, 2011) in connection with on-site dry cleaning operations and related soil contamination. The current
Phase I does not indicate further actions being required. Upon expiration of such environmental policy, the related borrower and guarantors have recourse liability related to environmental conditions at the mortgaged property.

     The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

     The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

                                      S-149

     The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$4,562,500.

     Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

     In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an
REO property.

     Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2006-PWR14 certificates, will have been issued.

LOAN PURPOSE

     Eighty-two (82) of the pooled mortgage loans, representing 33.2% of the initial mortgage pool balance (which pooled mortgage loans consist of sixty-nine
(69) pooled mortgage loans in loan group 1, representing 30.2% of the initial loan group 1 balance, and thirteen (13) pooled mortgage loans in loan group 2, representing 55.7% of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan. One hundred and sixty-seven (167) of the pooled mortgage loans, representing 66.6% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred forty-five (145) pooled mortgage loans in loan group 1, representing 69.7% of the initial loan group 1 balance, and twenty-two (22) pooled mortgage loans in loan group 2, representing 44.3% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of a previous mortgage loan. One (1) pooled mortgage loan, representing 0.1% of the initial mortgage pool balance and 0.2% of the intitial loan group 1 balance is secured by two properties and was originated in connection with the borrower's acquisition of one of those properties and the borrower's refinancing of a mortgage loan in respect of the other.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix B,
Appendix C and Appendix D:

     (1)  References to "DSCR" are references to "Debt Service Coverage Ratios".
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Debt Service
          Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

                                      S-150

          o    the debt service coverage ratio information presented in this prospectus supplement with respect to the South Bay Galleria
               Pooled Mortgage Loan reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on the South Bay Galleria Non-Pooled Subordinate Loan
               (including any additional debt service that may become due under any additional indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances and/or supplemental financing under the South Bay
               Galleria Non-Pooled Subordinate Loan),

          o    the debt service coverage ratio information presented in this prospectus supplement with respect to The Tower Loan Group reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on The Tower
               Non-Pooled Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) The Tower Pooled Mortgage Loan), and

          o    other debt service coverage ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

          The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

          In connection with the calculation of DSCR, in determining
          Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent"
          periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net
          Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash
          Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

                                      S-151

          Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
          Term" are references to "Stated Remaining Term to Maturity or ARD".
          For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Cut-off Date
          Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated Remaining
          Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

          o    the loan-to-value ratio information presented in this prospectus supplement with respect to the South Bay Galleria Pooled Mortgage
               Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on the South Bay Galleria
               Non-Pooled Subordinate Loan (including any additional
               indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances and/or supplemental financing under the South Bay Galleria Non-Pooled
               Subordinate Loan),

          o    the loan-to-value ratio information presented in this prospectus supplement with respect to The Tower Pooled Mortgage Loan
               reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness on The Tower Non-Pooled
               Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) The Tower Pooled Mortgage Loan), and

          o    other loan-to-value ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

          The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals".

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to the South Bay Galleria Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the South Bay Galleria Non-Pooled Subordinate Loan (including any additional indebtedness that may be incurred pursuant to any requests by the related borrower to receive one or more future advances and/or supplemental financing under the South Bay Galleria
          Non-Pooled Subordinate Loan). The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to The Tower Pooled Mortgage Loan reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under The Tower Non-Pooled Mortgage Loan (which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) The Tower Pooled Mortgage
          Loan). The other loan per net rentable square foot or unit, as applicable, information with respect to the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise)
          that currently exists or that may be incurred by the related borrower or its owners in the future with respect to each pooled

                                      S-152

          mortgage loan. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group. In addition, in some cases, a mortgaged property may have one or more tenants that own their own improvements (which improvements are not a portion of the collateral for the pooled mortgage loan) but ground lease the related pad or parcel (which pad or parcel is a portion of the collateral for the pooled mortgage loan) from the related borrower and the net rentable area or number of units and the loan per net rentable area or unit that we present in this prospectus supplement reflect the entirety of the improvements at the mortgaged property, including the improvements that are owned by those tenants.

     (4)  You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

     (5)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

     (6)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

     (7)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

     The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

     On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases".

     With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the

                                      S-153

trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2006-PWR14 pooling and servicing agreement.

     If--

     o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2006-PWR14 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2006-PWR14 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2006-PWR14 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2006-PWR14 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

     The series 2006-PWR14 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

     o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on
          Appendix B to this prospectus supplement, including--

          1.   the identification of the related mortgaged property,

          2.   the cut-off date principal balance of the mortgage loan,

          3.   the amount of the monthly debt service payment,

          4.   the mortgage interest rate, and

          5.   the maturity date and the original and remaining term to stated
               maturity (or, in the case of an ARD Loan, the anticipated
               repayment date and the original and remaining term to that date).

     o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o    Except as otherwise described under "--Certain Characteristics of the
          Mortgage Pool--Subordinate and/or Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related

                                      S-154

          borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1)
          bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

     o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1.   Permitted Encumbrances, and

          2.   the discussion under "Certain Characteristics of the Mortgage
               Pool--Subordinate and/or Other Financing" above.

     o    The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

     o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

     o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where
          (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

     The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2006-PWR14 pooling and servicing agreement. If--

     o    there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     o    that breach materially and adversely affects the interests of the series 2006-PWR14 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of

                                      S-155

          the payments payable with respect to any of the series 2006-PWR14 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2006-PWR14 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

     o    cure the material breach or the material document defect in all material respects;

     o    repurchase the affected pooled mortgage loan at the applicable
          Purchase Price; or

     o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a
          qualification, downgrade or withdrawal of any rating assigned by the
          Rating Agencies to the series 2006-PWR14 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

          1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

          2.   is acceptable to the series 2006-PWR14 controlling class
               representative.

     If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o    the Purchase Price, exceeds

     o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

     o    the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

                                      S-156

     o    both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

          o    the debt service coverage ratio for all those other loans
               (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix
               B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or
               replacement and (C) 1.25x; and

          o    the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%.

     The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2006-PWR14 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

     No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

     A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

     Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

    SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2006-PWR14 POOLING AND
                               SERVICING AGREEMENT

GENERAL

     The servicing and administration of the mortgage loans and any REO
Properties in the trust fund will be governed by the series 2006-PWR14 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the
Series 2006-PWR14 Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2006-PWR14 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and Servicing Agreements", for
additional important information regarding provisions of the series 2006-PWR14 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

     Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Principal Commercial Funding II, LLC, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Prudential Asset
Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding
II, LLC and Principal Commercial Funding, LLC to us for deposit into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

                                      S-157

     ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, other than the South Bay Galleria Loan Group. Prudential Asset Resources, Inc. will act as special servicer with respect to the South Bay Galleria Loan Group.

     In the case of the pooled mortgage loans sold by Principal Commercial
Funding II, LLC, Principal Commercial Funding, LLC and Nationwide Life Insurance
Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and
Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2006-PWR14 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2006-PWR14 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2006-PWR14 pooling and servicing agreement.

     The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

     In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2006-PWR14
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

     o    all worked-out mortgage loans as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

     Each special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and is continuing and for which it is the applicable special servicer. Each special servicer will also be responsible for the administration of each REO Property for which it is the applicable special servicer.

     The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the applicable special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer.

     None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2006-PWR14 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

     For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer

                                      S-158

will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of each
Trust-Serviced Mortgage Loan Group and any related REO Property are to be conducted for the benefit of the series 2006-PWR14 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

     The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2006-PWR14 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

     The master servicing fee:

     o    will be earned with respect to each and every pooled mortgage loan, including--

          1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

          2.   each such pooled mortgage loan, if any, as to which the
               corresponding mortgaged property has become an REO Property, and

          3.   each such pooled mortgage loan as to which defeasance has
               occurred; and

     o    in the case of each such pooled mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360
               Basis, as applicable,

          2.   accrue at a master servicing fee rate, on a loan-by-loan basis,

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4.   be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

     Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

     If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

     The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced
Non-Pooled Mortgage Loan, which fee will be payable solely from interest collections on the Trust-Serviced Non-Pooled Mortgage Loan.

     Prepayment Interest Shortfalls. The series 2006-PWR14 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable

                                      S-159

master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans.
Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2006-PWR14 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2006-PWR14 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

     Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the third or fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2006-PWR14 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation
(whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the third or fifth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the
Available Distribution Amount and

                                      S-160

the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the applicable special servicer.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan serviced by the applicable special servicer, if any, and

          2.   each mortgage loan serviced by the applicable special servicer, if any, as to which the corresponding mortgaged property has become an REO Property;

     o    in the case of each mortgage loan described in the foregoing bullet, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

     Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect

                                      S-161

to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled
Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

     If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2006-PWR14 certificateholders.

     Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00%
to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

     In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2006-PWR14 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

     Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-PWR14 certificateholders.

     Additional Servicing Compensation. The following items collected on any mortgage loan will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2006-PWR14 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
          2006-PWR14 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

                                      S-162

     o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

     o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

     Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. The applicable master servicer or special servicer --

     o    will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

     No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2006-PWR14 pooling and servicing agreement. The master servicers, the special servicers and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2006-PWR14 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO
Property, will be servicing advances. The series 2006-PWR14 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO
Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     The applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the applicable special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

     If a master servicer is required under the series 2006-PWR14 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

     o    if the failure continues for one more business day, to make the servicing advance.

     Except for the applicable master servicer, the applicable special servicer or the trustee as described above, no person - including the holder of any related Non-Pooled Mortgage Loan - will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

                                      S-163

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2006-PWR14 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2006-PWR14 certificates on that distribution date.

     Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

     The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO
Property is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that

                                      S-164

master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-PWR14 certificateholders (or, if a Trust-Serviced
Mortgage Loan Group is involved, the best interest of the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

     The master servicers, the special servicers and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

THE SERIES 2006-PWR14 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2006-PWR14 certificateholders will be the holders of the most subordinate class of series 2006-PWR14 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2006-PWR14 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2006-PWR14 certificateholders will be the holders of the most subordinate class of series
2006-PWR14 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2006-PWR14 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class.

     Appointment of Controlling Class Representative. The holders of series
2006-PWR14 certificates representing more than 50% of the total principal balance of the series 2006-PWR14 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2006-PWR14 controlling class representative. The series 2006-PWR14 controlling class representative may resign at any time. ARCap REIT, Inc., an affiliate of the parent of the initial general special servicer, is expected to be the initial series 2006-PWR14 controlling class representative.

     Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the applicable special servicer must, in general, deliver to the series 2006-PWR14 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

     o    a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

     o    a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2006-PWR14 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

                                      S-165

     o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

     o    a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

     o    the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

     o    such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

     The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2006-PWR14 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

     The applicable special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2006-PWR14 controlling class representative may reject the report if--

     o    the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2006-PWR14 certificateholders or (if a
          Trust-Serviced Mortgage Loan Group is involved) the related
          Trust-Serviced Non-Pooled Noteholder, and

     o    it has made a reasonable effort to contact the series 2006-PWR14 controlling class representative.

     The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing
Standard.

     In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any
Material Action not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series 2006-PWR14 controlling class representative and the series 2006-PWR14 controlling class representative has consented (or failed to object) thereto in writing within ten
(10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

     However, the applicable special servicer may take any Material Action without waiting for the response of the series 2006-PWR14 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the series 2006-PWR14 certificateholders and, if affected thereby, the Trust-Serviced Non-Pooled
Noteholder, as a collective whole.

     Furthermore, the series 2006-PWR14 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties or as to which provision is otherwise made in the series 2006-PWR14 pooling and servicing agreement.

     In the case of the South Bay Galleria Loan Group, the series 2006-PWR14 controlling class representative will generally not have the rights otherwise described above unless a South Bay Galleria Change of Control Event exists.

                                      S-166

     Notwithstanding the provisions described above, the series 2006-PWR14 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

     o    require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2006-PWR14 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Internal Revenue Code;

     o    result in an adverse tax consequence for the trust fund;

     o    expose the trust, the parties to the series 2006-PWR14 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

     o    materially expand the scope of a master servicer's or the applicable special servicer's responsibilities under the series 2006-PWR14 pooling and servicing agreement.

     Also notwithstanding the foregoing, the special servicer in respect of
South Bay Galleria Loan Group will not be obligated to obtain the approval of or accept direction from the series 2006-PWR14 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the South Bay Galleria Loan Group or to even prepare any asset status report with respect to the South Bay Galleria Loan Group or otherwise obtain approval of or accept direction from the 2006-PWR14 controlling class representative with respect to any Material Action involving the South Bay
Galleria Loan Group unless a South Bay Galleria Change of Control Event has occurred and is continuing. Instead, the special servicer in respect of South
Bay Galleria Loan Group will be required to obtain the approval of or accept direction from the South Bay Galleria Non-Pooled Subordinate Noteholder unless a
South Bay Galleria Change of Control Event exists. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2006-PWR14 controlling class representative with respect to the
South Bay Galleria Loan Group if those loans become specially serviced.

     When reviewing the rest of this "Servicing Under the Series 2006-PWR14
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2006-PWR14 controlling class representative discussed above could have on the actions of the applicable special servicer.

     Liability to Borrowers. In general, any and all expenses of the series
2006-PWR14 controlling class representative are to be borne by the holders of the series 2006-PWR14 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2006-PWR14 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment)
determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

     Liability to the Trust Fund and Certificateholders. The series 2006-PWR14 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2006-PWR14 certificates, may act solely in the interests of the holders of the controlling class of series 2006-PWR14 certificates, does not have any duty to the holders of any class of series 2006-PWR14 certificates other than the controlling class of series 2006-PWR14 certificates and may take actions that favor the interests of the holders of the controlling class of series 2006-PWR14 certificates over those of other classes of series 2006-PWR14 certificates. It will have no liability to any other series 2006-PWR14 certificateholders for having acted as described above and those other series 2006-PWR14 certificateholders may not take any action against it for having acted as described above.

     Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2006-PWR14 pooling and servicing agreement or any particular mortgage loan, the series 2006-PWR14 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the

                                      S-167

applicable primary servicer and the applicable special servicer, whereupon (if a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the applicable special servicer, (i) the series 2006-PWR14 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for a special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2006-PWR14 controlling class representative), the applicable special servicer on behalf of the trust must (subject to the provisions described under "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" in the accompanying prospectus) assume the defense of any such claim against the series 2006-PWR14 controlling class representative; provided, however, that no judgment against the series 2006-PWR14 controlling class representative shall be payable out of the trust fund.

TRUST-SERVICED NON-POOLED NOTEHOLDER OF THE SOUTH BAY GALLERIA LOAN GROUP AND
THE TOWER LOAN GROUP

     The holders of the subordinate non-pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
South Bay Galleria and The Tower, respectively, will have the approval and/or other rights described under "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICERS

     The series 2006-PWR14 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to the general special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the general special servicer will be the responsibility of the series
2006-PWR14 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR14 certificates.
Notwithstanding the foregoing, in the case of the South Bay Galleria Loan Group, the South Bay Galleria Non-Pooled Subordinate Noteholder will have the right to replace the existing special servicer with respect to the applicable Mortgage
Loan Group, with or without cause, and appoint a successor to that special servicer (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR14 certificates). However, if a South Bay Galleria Change of Control Event exists, then the series 2006-PWR14 controlling class representative will be entitled to exercise that right with respect to the applicable Mortgage Loan Group (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR14 certificates). For additional information, see "Servicing of the Mortgage Loans Under the Series
2006-PWR14 Pooling and Servicing Agreement--The Series 2006-PWR14 Controlling
Class Representative" and "Description of the Mortgage Pool--Subordinate and/or
Other Financing--Split Loan Structures--The South Bay Galleria Loan Group" in
this prospectus supplement.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan, the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2006-PWR14 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required
Claims-Paying Ratings) for the related mortgaged property:

     o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

     o    all other insurance coverage as is required, or (subject to the
          Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

                                      S-168

Notwithstanding the foregoing, however:

     o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

     o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

     Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2006-PWR14 pooling and servicing agreement described above under "--The Series 2006-PWR14 Controlling Class Representative--Rights
and Powers of Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

     With respect to each specially serviced mortgage loan and REO Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii)
the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.
However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the
Servicing Standard.

     If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties, as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch, and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard

                                      S-169

insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

     Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     In connection with each pooled mortgage loan, the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds
(either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those
Rating Agencies, as the case may be, to the series 2006-PWR14 certificates.
Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2006-PWR14 pooling and servicing agreement and/or Mortgage Loan Group
Intercreditor Agreement described above under "--The Series 2006-PWR14
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool --Subordinate and/or Other Financing--Split Loan Structures".

TRANSFERS OF INTERESTS IN BORROWERS

     Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

     o    the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

     o    the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2006-PWR14 certificates. In addition, the series 2006-PWR14 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior

                                      S-170

to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o    defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

     o    defer or forgive the payment of late payment charges on any mortgage loan;

     o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

     o    permit the release, addition or substitution of collateral securing any mortgage loan; or

     o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2006-PWR14 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool--Subordinate and Other Financing--Split Loan Structures" in
this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

     o    Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

     o    With limited exceptions generally involving the waiver of Default
          Interest and late payment charges, the applicable special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

          1.   affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2.   in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2006-PWR14 certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

                                      S-171

     o    As regards modifications, waivers and amendments of a Trust-Serviced
          Mortgage Loan Group:

          1.   following any modification, extension, waiver or amendment of the payment terms of a Trust-Serviced Mortgage Loan Group, any payments on and proceeds of a Trust-Serviced Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related
               Mortgage Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
               Intercreditor Agreement; and

          2.   in the case of any Mortgage Loan Group that also includes a
               Non-Pooled Subordinate Loan, to the extent consistent with the
               Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

               (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in
                    respect of the related Non-Pooled Subordinate Loan, and

               (b)  no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which
                    Post-ARD Additional Interest is calculated) of the related pooled mortgage loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any
                    portion thereof that represents the rate at which Post-ARD
                    Additional Interest is calculated) of the related Non-Pooled
                    Subordinate Loan.

     o    Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

          1.   with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
               environmental insurance policy,

          2.   five years prior to the rated final distribution date, and

          3.   if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o    Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

          1.   cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or either of the
               respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the
               Internal Revenue Code,

          2.   result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on either of the respective grantor trusts related to the class R and class V certificates under the Internal Revenue Code,
               or

          3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue
               Code.

     o    Subject to applicable law, the related mortgage loan documents and the
          Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

                                      S-172

     o    The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable special servicer has first----

          1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental
               assessments, at the expense of the borrower, that--

               (a)  the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                    management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable
                    environmental laws or regulations; and

          2.   received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2006-PWR14 certificates.

     o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2006-PWR14 certificateholder or obtain any confirmation from the Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

     All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

     In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2006-PWR14 controlling class representative or, if applicable, the related Non-Pooled
Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

                                      S-173

REQUIRED APPRAISALS

     Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans, the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series
2006-PWR14 pooling and servicing agreement, unless--

     o    an appraisal had previously been obtained within the prior twelve months, and

     o    the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

     As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2006-PWR14 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of the South Bay Galleria Loan Group, the determination of whether the trust or the related Non-Pooled Subordinate
Noteholder, as applicable, exercises certain control rights with respect to the related loan group. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in consultation with the series
2006-PWR14 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o    any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

     o    no other Servicing Transfer Event or Appraisal Trigger Event has
          occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2006-PWR14 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2006-PWR14 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any
Appraisal Reduction Amount.

     Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency's standards for securitizations similar to the one involving the offered certificates.

                                      S-174

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

     Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans.
These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an
REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

     Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

     The series 2006-PWR14 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

     If any pooled mortgage loan becomes a Specially Designated Defaulted Pooled
Mortgage Loan, then the applicable special servicer must determine the Fair
Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The applicable special servicer will be required to update its
Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the applicable special servicer's determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

     The holder(s) of a majority in principal amount of the series 2006-PWR14 controlling class and the applicable special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted
Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2006-PWR14 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the applicable special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the applicable special servicer's determination of the Fair
Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

                                      S-175

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Options with respect to the South Bay Galleria Pooled Mortgage Loan and The
Tower Pooled Mortgage Loan are subject to the prior right of the South Bay
Galleria Non-Pooled Subordinate Noteholder or The Tower Non-Pooled Subordinate
Noteholder, as applicable, to exercise any option to purchase the related Pooled
Mortgage Loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See "Description of the Mortgage
Pool --Certain Characteristics of the Mortgage Loans--Subordinate and/or Other
Financing--Split Loan Structures" above.

     We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

     The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under "Description of the Pooling and Servicing
Agreements--Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO ACCOUNT

     If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2006-PWR14 pooling and servicing agreement.

     The applicable special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

     If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2006-PWR14 certificateholders entitled to not less than 25% of the series 2006-PWR14 voting rights, or, in the case of the general special servicer, at the direction of the series 2006-PWR14 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2006-PWR14 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2006-PWR14 certificateholder or as holder of a Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

                                      S-176

     o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2006-PWR14 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2006-PWR14 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

     The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the general special servicer has occurred, the series 2006-PWR14 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding II, LLC,
Principal Commercial Funding, LLC or Nationwide Life Insurance Company to us for
deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Global
Investors, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

     Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of "Event of
Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

     The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of the
Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2006-PWR14 certificates.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-PWR14 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, eighth and ninth bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2006-PWR14 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-PWR14 pooling and servicing agreement.

     If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Trust-Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2006-PWR14 certificateholders, the related
Trust-Serviced Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 13.7% of the initial mortgage pool balance), New York (approximately 10.6% of the initial mortgage pool balance) and New Jersey (approximately 10.3% of the initial mortgage pool balance). The discussion is general in nature,

                                      S-177

does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

NEW JERSEY

     New Jersey uses mortgages to secure commercial real estate loans.
Foreclosure requires a judicial action; the state has no power of sale. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place about 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff's procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. New Jersey does not have a "one action rule" or "anti-deficiency legislation." To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action - simultaneously with the foreclosure
- in state court, civil division. That court will usually wait until the foreclosure has been completed to calculate the defendant's liability. In certain circumstances, the lender may have a receiver appointed.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-PWR14 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, (i) each of REMIC
I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue
Code and (ii) the portion of the trust that holds the Post-ARD Additional
Interest and collections thereof (the "Class V Grantor Trust") will be treated as a grantor trust under the Internal Revenue Code.

                                      S-178

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o    any REO Properties acquired on behalf of the series 2006-PWR14 certificateholders (or a beneficial interest in a mortgaged property securing a pooled mortgage loan that is part of a Mortgage Loan
          Group),

     o    the respective master servicers' collection accounts,

     o    the REO accounts maintained by the special servicers, and

     o    the certificate administrator's distribution account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X-1, X-2, X-W, B,
          C, D, E, F, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     For federal income tax reporting purposes, we anticipate that the offered certificates will be treated as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Premium" in the accompanying prospectus.

                                      S-179

     When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2006-PWR14 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

                                      S-180

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          (1)  the borrower pledges substitute collateral that consist solely of
               Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4)  the release is not within two years of the startup day of the
               REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" of investing Plans with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code
with respect to the pooled mortgage loans and other trust assets.

                                      S-181

     Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2006-PWR14 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

     The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

     The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch;

     o    the trustee must not be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2006-PWR14 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                                      S-182

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
          1933, as amended.

     A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

     Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of series 2006-PWR14 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

     o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

     o    the Plan is not sponsored by a member of the Restricted Group.

     Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under regulations issued pursuant to Section 401(c), assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by S&P or Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and each

                                      S-183

special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, any special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2006-PWR14 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates if any are purchased.

                                      S-184

           UNDERWRITER                CLASS A-1      CLASS A-2     CLASS A-3     CLASS A-AB
---------------------------------   ------------   ------------   -----------   ------------

Bear, Stearns & Co. Inc.            $ 57,350,000   $ 85,350,000   $34,450,000   $ 62,525,000
Morgan Stanley & Co. Incorporated   $ 57,350,000   $ 85,350,000   $34,450,000   $ 62,525,000
TOTAL                               $114,700,000   $170,700,000   $68,900,000   $125,050,000

           UNDERWRITER                CLASS A-4     CLASS A-1A      CLASS A-M      CLASS A-J
---------------------------------   ------------   ------------   ------------   ------------

Bear, Stearns & Co. Inc.            $475,471,000   $148,703,500   $123,407,500   $111,066,000
Morgan Stanley & Co. Incorporated   $475,471,000   $148,703,500   $123,407,500   $111,066,000
TOTAL                               $950,942,000   $297,407,000   $246,815,000   $222,132,000

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

     The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $2,208,293,507 in sale proceeds, plus accrued interest on the offered certificates from and including December 1, 2006, before deducting expenses payable by us.

     The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of
DTC against payment for the offered certificates on or about December 19, 2006.

     The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

     The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                      S-185

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS    S&P    FITCH
-----    ---    -----
 A-1     AAA     AAA
 A-2     AAA     AAA
 A-3     AAA     AAA
A-AB     AAA     AAA
 A-4     AAA     AAA
A-1A     AAA     AAA
 A-M     AAA     AAA
 A-J     AAA     AAA

     Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

     o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in December 2038, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o    structural and legal aspects associated with the offered certificates,
          and

     o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

     o    whether and to what extent Default Interest or Post-ARD Additional
          Interest will be received.

                                      S-186

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-187

                                    GLOSSARY

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than a special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2006-PWR14 pooling and servicing agreement).

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate.

     "Appraisal Reduction Amount" means for any pooled mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
               Series 2006-PWR14 Pooling and Servicing Agreement--Required
               Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of that mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid
                    interest, other than any Default Interest and Post-ARD
                    Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

               (c)  all accrued but unpaid special servicing fees with respect to that mortgage loan;

                                      S-188

               (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special
                    servicer or the trustee with respect to that mortgage loan, together with interest on those advances;

               (e)  any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

               (f)  all currently due and unpaid real estate taxes and
                    assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO
                    Property, for which neither the applicable master servicer nor the applicable special servicer holds any escrow funds or reserve funds; and

          2.   "y" is equal to the sum of:

               (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO
                    Property, over the amount of any obligations secured by
                    liens on the property that are prior to the lien of that
                    mortgage loan;

               (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the applicable special
                    servicer with respect to the subject mortgage loan that--

                    o    are not required to be applied to pay real estate taxes
                         and assessments, insurance premiums or ground rents,

                    o    are not otherwise scheduled to be applied (except to
                         pay debt service on the mortgage loan) within the next
                         12 months, and

                    o    may be applied toward the reduction of the principal
                         balance of the mortgage loan; and

               (c)  the amount of any letter of credit that constitutes
                    additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage
                    loan.

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan,

     o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
          Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO
               Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

     In the case of the South Bay Galleria Loan Group (including for purposes of the definition of South Bay Galleria Change of Control Event) and The Tower Loan
Group (only for as long as The Tower Non-Pooled Mortgage Loan is

                                      S-189

subordinate in right of payment to The Tower Pooled Mortgage Loan), any
Appraisal Reduction Amounts will be calculated with respect to the entirety of the relevant Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related Non-Pooled Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan. In the case of The Tower Loan Group (from and after any date when The Tower Non-Pooled
Mortgage Loan becomes pari passu in right of payment with The Tower Pooled
Mortgage Loan), any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the relevant Mortgage Loan Group as if it were a single pooled mortgage loan and allocated to The Tower Pooled Mortgage Loan and
The Tower Non-Pooled Mortgage Loan on a pro rata and pari passu basis.

     An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal
Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

     "Appraisal Trigger Event" means, with respect to any pooled mortgage loan, any of the following events:

     o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

          1.   materially affects the amount or timing of any payment of
               principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property
               collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be
               released; or

          3.   in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or
               materially reduces the likelihood of timely payment of amounts due thereon;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan or a Trust-Serviced Non-Pooled
          Mortgage Loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

     o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

     "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

     "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing, Inc.

     "ARD" means anticipated repayment date.

     "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

                                      S-190

     "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

     1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs;

          (b)  with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;
               and

          (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2006-PWR14
               certificateholders in accordance with any of clauses 2 through 6 below;

     2.   to pay or reimburse one or more parties to the series 2006-PWR14 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

     3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2006-PWR14 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

     4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

     5.   to withdraw amounts deposited in the collection account in error; and

     6.   to clear and terminate the collection account upon the termination of the series 2006-PWR14 pooling and servicing agreement.

     "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

     1.   the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
          "Description of the Offered Certificates--Distribution
          Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2006-PWR14 certificates as described in this prospectus supplement);

          o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

          o    any amounts that may be withdrawn from the certificate
               administrator's distribution account, as described under
               "Description of the Offered Certificates--Distribution
               Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2006-PWR14
               certificates,

                                      S-191

               including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2006, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's interest reserve account; plus

     2.   if such distribution date occurs during March of any year subsequent to 2006 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360
          Basis, which are to be deposited into the certificate administrator's distribution account.

     The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2006-PWR14 certificates on each distribution date.

     "Base Interest Fraction" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance
Charge or Prepayment Premium, and with respect to any class of certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates, and
(ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

     o    under no circumstances will the Base Interest Fraction be greater than one;

     o    if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class of certificates, then the Base Interest Fraction will equal zero;

     o    if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class of certificates, then the
          Base Interest Fraction shall be equal to 1.0;

and provided, further, that with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Arlington Terrace Apartments, the Base Interest Rate Fraction will be deemed to be equal to 50% in all relevant periods from and after December 2011.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "CBD" means, with respect to a particular jurisdiction, its central business district.

     "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

     o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates remain outstanding, and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

                                      S-192

     "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule I to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule I to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule I to this prospectus supplement.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in
Appendix B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than
12 months. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO Period)"
means the DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the 12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Default Interest" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

     "Discount Rate" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium--

     o    if a discount rate was used in the calculation of the applicable Yield
          Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

     o    if a discount rate was not used in the calculation of the applicable
          Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15--Selected Interest Rates under the heading
          "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant

                                      S-193

          prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan)
          or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

     For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

     "DOL" means the U.S. Department of Labor.

     "DTC" means The Depository Trust Company.

"Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" by
S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P) and "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "F-1" by Fitch), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "A-1" by S&P and "F-1" by Fitch, if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least
$50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to
Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) for so long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa,
N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and
"F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by
S&P and "AA-" by Fitch (or "A-" by S&P and "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P and "F-1" by Fitch), if the deposits are to be held in the account for more than 30 days, (iv) for so long as Prudential Asset Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with Prudential Trust
Bank FSB, a wholly-owned subsidiary of Prudential Financial, Inc., provided that
(A) such subsidiary's senior unsecured debt is rated no lower than "A-" by Fitch and such subsidiary's short-term unsecured debt is rated no lower than "F-1" by
Fitch, or if not rated by Fitch, then rated no lower than the equivalent of
"A-1" (senior unsecured debt) / "F-1" (short-term unsecured debt) by at least one other nationally recognized statistical rating organization and (B) written confirmation from S&P remains in effect and the conditions thereunder are satisfied and that maintaining accounts at Prudential Trust Bank FSB would not in and of itself result in the qualification, downgrade or withdrawal with respect to any series of certificates issued in CMBS transactions for which PAR serves as master servicer.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear" means The Euroclear System.

     "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

                                      S-194

     "Event of Default" means, notwithstanding the discussion under "Description of the Pooling and Servicing Agreements--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2006-PWR14 pooling and servicing agreement:

     o    either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o    any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2006-PWR14 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

     o    any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-PWR14 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series
          2006-PWR14 pooling and servicing agreement or by series 2006-PWR14 certificateholders entitled to not less than 25% of the series
          2006-PWR14 voting rights or, if affected by the failure, by a
          Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
          2006-PWR14 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-PWR14 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR14 pooling and servicing agreement, by series 2006-PWR14 certificateholders entitled to not less than 25% of the series 2006-PWR14 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or a special servicer, or the taking by a master servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2006-PWR14 pooling and servicing agreement to the Trust-Serviced Non-Pooled Noteholder and such failure continues for one business day;

                                      S-195

     o    a master servicer or a special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2006-PWR14 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

     o    a master servicer ceases to have a master servicer rating of at least
          "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch and, in either case, that rating is not reinstated within 30 days.

     When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

     Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

     "Exemption-Favored Party" means any of the following--

     o    Bear, Stearns & Co. Inc.,

     o    Morgan Stanley & Co. Incorporated,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns
          & Co. Inc. or Morgan Stanley & Co. Incorporated, and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage
Loan.

     "FF&E" means furniture, fixtures and equipment.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Fitch" means Fitch, Inc.

     "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Issue Date" means the date of initial issuance of the series 2006-PWR14 certificates.

     "LaSalle" means LaSalle Bank National Association.

     "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

                                      S-196

     "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

     "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an
ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

     "Material Action" means, for any mortgage loan other than any mortgage loan in the South Bay Galleria Loan Group, any of the following actions except as otherwise described below:

     1.   any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

     2.   any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

     3.   any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

     4.   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

     5.   any release of collateral for any mortgage loan;

     6.   any acceptance of substitute or additional collateral for a mortgage loan;

     7.   any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

     8.   any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

     9.   any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

     10.  any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     Notwithstanding the foregoing, for purposes of the general approval rights of the series 2006-PWR14 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2006-PWR14 controlling class representative but the applicable special servicer will be required to deliver notice of the action to the series 2006-PWR14 controlling class representative:

     o    a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than
          $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

     o    a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

                                      S-197

     o    approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

     o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

     Also, notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of the South Bay Galleria Loan
Group:

     o    any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the South
          Bay Galleria Mortgaged Property and the other collateral securing the
          South Bay Galleria Loan Group if it comes into and continues in default or other enforcement action under the loan documents;

     o    any proposed modification, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the South Bay Galleria
          Loan Group;

     o    any proposed successor property manager with respect to, or any material alteration of, any of the South Bay Galleria Mortgaged
          Property;

     o    any waiver of the requirements under the South Bay Galleria Loan Group with respect to property insurers or the manner in which payments or other collections on the South Bay Galleria Loan Group are held and/or invested;

     o    any proposed sale of the South Bay Galleria Mortgaged Property or transfer of an interest in the related borrower or the South Bay
          Galleria Mortgaged Property;

     o    any acceptance of a discounted payoff of the South Bay Galleria Loan
          Group;

     o    any determination to bring the South Bay Galleria Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the South Bay Galleria
          Mortgaged Property;

     o    any release of collateral for the South Bay Galleria Loan Group (other than in accordance with the terms of, or upon satisfaction of, the
          South Bay Galleria Loan Group) or any release of the related borrower or any guarantor;

     o    any acceptance of substitute or additional collateral for the South
          Bay Galleria Loan Group (other than in accordance with the terms of the South Bay Galleria Loan Group);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the South Bay Galleria Loan Group;

     o    the appointment or removal of any sub-servicer for the South Bay
          Galleria Loan Group (other than in connection with the trustee or its designee becoming the successor master servicer or special servicer pursuant to the terms of the series 2006-PWR14 pooling and servicing agreement);

                                      S-198

     o    any renewal or replacement of the then existing insurance policies with respect to the South Bay Galleria Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the mortgagee's approval is required under the loan documents;

     o    the approval of a material capital expenditure, if the mortgagee's approval is required under the loan documents;

     o    the approval of additional indebtedness secured by the South Bay
          Galleria Mortgaged Property, to the extent the mortgagee's approval is required under the loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the related borrower.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Loan Group" means either or both of the South Bay Galleria Loan
Group or The Tower Loan Group, as applicable.

     "Mortgage Loan Group Intercreditor Agreement" means the South Bay Galleria
Intercreditor Agreement or The Tower Intercreditor Agreement, as applicable.

     "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

     o    in the case of a mortgage loan that accrues interest on a 30/360
          Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue
          Date, minus the Administrative Fee Rate for that mortgage loan.

     o    in the case of a mortgage loan that accrues interest on an Actual/360
          Basis, twelve times a fraction, expressed as a percentage--

          1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

          2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2006 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

                                      S-199

     The Mortgage Pass-Through Rate of each pooled mortgage loan:

     o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

     o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

     "Nationwide Life" means Nationwide Life Insurance Company.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

     o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

     "Non-Pooled Mortgage Loan" means either or both of the South Bay Galleria
Non-Pooled Subordinate Loan and The Tower Non-Pooled Mortgage Loan, as
applicable.

     "Non-Pooled Subordinate Loan" means either or both of the South Bay
Galleria Non-Pooled Subordinate Loan and, unless it has become pari passu in right of payment with The Tower Pooled Mortgage Loan as described in this prospectus supplement, The Tower Non-Pooled Mortgage Loan.

     "Non-Pooled Mortgage Loan Noteholder" means the holder of the promissory note evidencing a Non-Pooled Mortgage Loan.

     "Non-Pooled Subordinate Noteholder" means, as applicable, (i) the South Bay
Galleria Non-Pooled Subordinate Noteholder or (ii) The Tower Non-Pooled Mortgage
Subordinate Noteholder unless The Tower Non-Pooled Mortgage Loan has become pari passu in right of payment with The Tower Pooled Mortgage Loan as described in this prospectus supplement.

     "NRA" means net rentable area.

     "NRSF" means net rentable square feet.

     "PAR" means Prudential Asset Resources, Inc.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "PCF" means Principal Commercial Funding, LLC.

     "PCFII" means Principal Commercial Funding II, LLC.

     "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

                                      S-200

     "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

     o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

     o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2006-PWR14 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

     "PMCC" means Prudential Mortgage Capital Company, LLC.

     "PMCF" means Prudential Mortgage Capital Funding, LLC.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2006-PWR14 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation

                                      S-201

proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

     "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2006-PWR14 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

     "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan
(including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

     "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

     1.   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

     2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period
          (or, in the case of any pooled mortgage loan on which scheduled payments are due on the third or fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

     3.   all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

     4.   all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the

                                      S-202

collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage
Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls".

     In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

     o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

               1.   first, as a reduction of the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    loan group that includes that pooled mortgage loan (until
                    such portion, net of all subtractions pursuant to clauses
                    (I)(A), (B) and (C) arising from pooled mortgage loans in
                    that loan group, is equal to zero), and

               2.   then, as a reduction of the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    other loan group (until such portion, net of all such
                    subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all
                    subtractions as described in this clause 2, is equal to
                    zero); and

     o    any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

               1.   first, if the attributable portion of the Principal
                    Distribution Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage
                    loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in
                    the same loan group as that particular pooled mortgage loan, as an increase in the portion of the Principal Distribution
                    Amount that is otherwise attributable to the loan group that does not include that pooled mortgage loan, until the
                    cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the attributable
                    portion of Principal Distribution Amount for that loan group on account of pooled mortgage loans not included in that
                    loan group, and

               2.   then, as an increase in the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    loan group that includes that pooled mortgage loan.

     For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

     "PSF" means per square foot.

     "PTE" means prohibited transaction exemption.

                                      S-203

     "Purchase Option" means, with respect to any Specially Designated Defaulted
Pooled Mortgage Loan, the purchase option described under "Servicing of the
Mortgage Loans Under the Series 2006-PWR14 Pooling and Servicing Agreement--Fair
Value Purchase Option" in this prospectus supplement.

     "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the outstanding principal balance of that mortgage loan;

     o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than
          Default Interest and Post-ARD Interest;

     o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

     o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

     o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

     o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional
          Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and
          (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

     "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

     "Rating Agency" means each of S&P and Fitch.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 - 1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

     "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO
Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2006-PWR14 trust fund.

                                      S-204

     "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the Rating Agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicers,

     o    the special servicers,

     o    the primary servicers,

     o    any sub-servicers,

     o    the mortgage loan sellers,

     o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of
Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

     "Servicing Standard" means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2006-PWR14 pooling and servicing agreement:

     o    in the best interests and for the benefit of the series 2006-PWR14 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan
          Group, for the benefit of the series 2006-PWR14 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being

                                      S-205

          understood, in the case of a Trust-Serviced Mortgage Loan Group containing any Non-Pooled Subordinate Loan, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group
          Intercreditor Agreement),

     o    in accordance with any and all applicable laws, the terms of the series 2006-PWR14 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
          Mortgage Loan Group, the terms of the related Mortgage Loan Group
          Intercreditor Agreement, and

     o    to the extent consistent with the foregoing, in accordance with the following standards:

          o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
               2006-PWR14 pooling and servicing agreement;

          o    with a view to--

               1.   in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under
                    those mortgage loans,

               2.   in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

               3.   in the case of the special servicers, if a mortgage loan
                    comes into and continues in default and, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield
                    Maintenance Charges, Prepayment Premiums, Default Interest
                    and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to
                    the series 2006-PWR14 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2006-PWR14 certificateholders and the related
                    Trust-Serviced Non-Pooled Noteholder(s)), as a collective
                    whole, on a present value basis (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any
                    Non-Pooled Subordinate Loans, that the interests of the
                    related Non-Pooled Subordinate Noteholder are junior
                    promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement); and

               without regard to--

               1.   any known relationship that the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates may have with any of the underlying
                    borrowers, any of the mortgage loan sellers or any other
                    party to the series 2006-PWR14 pooling and servicing
                    agreement,

               2.   the ownership of any series 2006-PWR14 certificate or any
                    interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the applicable special servicer, as the case may be, or by any of its affiliates,

               3.   the obligation of the applicable master servicer to make
                    advances or otherwise to incur servicing expenses with
                    respect to any mortgage loan or REO property serviced or
                    administered, respectively, under the series 2006-PWR14
                    pooling and servicing agreement,

               4.   the obligation of the applicable special servicer to make, or to direct the applicable master servicer to make,
                    servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2006-PWR14 pooling and servicing agreement,

                                      S-206

               5.   the right of the applicable master servicer or the
                    applicable special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the
                    sufficiency of any compensation payable to it, under the
                    series 2006-PWR14 pooling and servicing agreement or with
                    respect to any particular transaction,

               6.   the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

               7.   the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of
                    any other debt owed by, or secured by ownership interests
                    in, any of the borrowers or any affiliate of a borrower, and

               8.   the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to
                    repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

     "Servicing Transfer Event" means, with respect to any pooled mortgage loan and the Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

     1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
          Event will occur immediately);

     2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

     3.   the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment
          (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or
          the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments" in
          this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

     4.   the applicable master servicer determines that a non-payment default
          (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2006-PWR14 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the

                                      S-207

          related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     o    with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

     o    with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to any mortgage loan in a
Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

     "SF" means square feet.

     "South Bay Galleria Change of Control Event" means that, as of any date of determination, (a)(i) the then-outstanding principal balance of the South Bay
Galleria Non-Pooled Subordinate Loan (inclusive of the principal amount of any future advances and/or supplemental financing that are made after the cut-off date pursuant to the right of the related borrower to receive one or more future advances under the South Bay Galleria Non-Pooled Subordinate Loan), minus (ii)
the sum of any realized losses allocable to the South Bay Galleria Non-Pooled
Subordinate Loan, any Appraisal Reduction Amounts allocable to the South Bay
Galleria Non-Pooled Subordinate Loan and any Additional Trust Fund Expenses
allocable to the South Bay Galleria Non-Pooled Subordinate Loan, is less than
25% of the difference between (b) (i) the initial principal balance of the South
Bay Galleria Non-Pooled Subordinate Loan (plus the principal amount of any future advances and/or supplemental financing that are made after the cut-off date pursuant to the right of the related borrower to receive one or more future advances under the South Bay Galleria Non-Pooled Subordinate Loan) and (ii) any
payments of principal (whether as scheduled amortization, prepayments or otherwise) on the South Bay Galleria Non-Pooled Subordinate Loan.

     "South Bay Galleria Intercreditor Agreement" means the intercreditor agreement between the initial holders of the South Bay Galleria Pooled Mortgage
Loan and the South Bay Galleria Non-Pooled Subordinate Loan.

     "South Bay Galleria Loan Group" means, collectively, the South Bay Galleria
Pooled Mortgage Loan and the South Bay Galleria Non-Pooled Subordinate Loan.

     "South Bay Galleria Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "South Bay Galleria".

     "South Bay Galleria Non-Pooled Subordinate Loan" means the loan in the outstanding principal amount as of the cut-off date of $30,000,000, and providing for one or more future advances and/or supplemental financing after the cut-off date as described under "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Subordinate and/or Other Financing--Split
Loan Structures--The South Bay Galleria Loan Group" in this prospectus supplement, that is

                                      S-208

secured by the same mortgage instrument encumbering the South Bay Galleria
Mortgaged Property as the South Bay Galleria Pooled Mortgage Loan and is
subordinate in right of payment to the South Bay Galleria Pooled Mortgage Loan.

     "South Bay Galleria Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the South Bay Galleria Non-Pooled Subordinate
Loan.

     "South Bay Galleria Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $100,000,000 that is secured by the mortgage instrument encumbering the South Bay Galleria Mortgaged Property.

     "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
          Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof)
          for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any
          Realized Loss (See "Description of the Offered Certificates --
          Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

     "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2006-PWR14 certificates and the mortgage loans in the trust fund:

     o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

     o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2006-PWR14 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2006-PWR14 certificates is as described in this prospectus supplement;

     o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

     o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2006-PWR14 pooling and servicing agreement and the only expenses of the trust consist of the trustee fees, the certificate

                                      S-209

          administrator fees, the servicer report administrator fees and the master servicing fees (including any applicable primary or sub-servicing fees);

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series
          2006-PWR14 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that is not related to an ARD provision and is scheduled to occur as a result of loan-specific interest rate provisions (if any) that are described on the "Footnotes to Appendix B and C" in this prospectus supplement;

     o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

     o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

     o    no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

     o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge,
          including any contemporaneous period when defeasance is permitted;

     o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan
          Group that includes any Non-Pooled Subordinate Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

     o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

     o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
          "Description of the Offered Certificates--Termination of the Series
          2006-PWR14 Pooling and Servicing Agreement";

     o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in January 2007; and

     o    the offered certificates are settled with investors on December 19,
          2006.

                                      S-210

     "The Tower Intercreditor Agreement" means the intercreditor agreement between the initial holders of The Tower Pooled Mortgage Loan and The Tower
Non-Pooled Mortgage Loan.

     "The Tower Loan Group" means The Tower Pooled Mortgage Loan and The Tower
Non-Pooled Mortgage Loan, together.

     "The Tower Mortgaged Property" means the mortgaged property identified on
Appendix B to this prospectus supplement as The Tower.

     "The Tower Non-Pooled Mortgage Loan" means the loan in the original principal amount of $3,250,000 that is secured, in part, by the same mortgage instrument encumbering The Tower Mortgaged Property as The Tower Pooled Mortgage
Loan. The Tower Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "The Tower Non-Pooled Mortgage Loan Noteholder" means the holder of the promissory note evidencing The Tower Non-Pooled Mortgage Loan, whether or not
The Tower Non-Pooled Mortgage Loan has become pari passu in right of payment with The Tower Pooled Mortgage Loan as described in this prospectus supplement.

     "The Tower Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing The Tower Non-Pooled Mortgage Loan unless The Tower
Non-Pooled Mortgage Loan has become pari passu in right of payment with The
Tower Pooled Mortgage Loan as described in this prospectus supplement.

     "The Tower Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $9,000,000 that is secured by the The Tower
Mortgaged Property.

     "Trust-Serviced Mortgage Loan Group" means the South Bay Galleria Loan
Group or The Tower Loan Group, as applicable.

     "Trust-Serviced Non-Pooled Mortgage Loan" means the South Bay Galleria
Non-Pooled Subordinate Loan or The Tower Non-Pooled Mortgage Loan, as
applicable.

     "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

     "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

     "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

                                      S-211

     "WFB" means Wells Fargo Bank, National Association.

     "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-212

                                   SCHEDULE I

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                     CLASS A-AB PLANNED
DISTRIBUTION DATE   PRINCIPAL BALANCE ($)
-----------------   ---------------------
January 2007            125,050,000.00
February 2007           125,050,000.00
March 2007              125,050,000.00
April 2007              125,050,000.00
May 2007                125,050,000.00
June 2007               125,050,000.00
July 2007               125,050,000.00
August 2007             125,050,000.00
September 2007          125,050,000.00
October 2007            125,050,000.00
November 2007           125,050,000.00
December 2007           125,050,000.00
January 2008            125,050,000.00
February 2008           125,050,000.00
March 2008              125,050,000.00
April 2008              125,050,000.00
May 2008                125,050,000.00
June 2008               125,050,000.00
July 2008               125,050,000.00
August 2008             125,050,000.00
September 2008          125,050,000.00
October 2008            125,050,000.00
November 2008           125,050,000.00
December 2008           125,050,000.00
January 2009            125,050,000.00
February 2009           125,050,000.00
March 2009              125,050,000.00
April 2009              125,050,000.00
May 2009                125,050,000.00
June 2009               125,050,000.00
July 2009               125,050,000.00
August 2009             125,050,000.00
September 2009          125,050,000.00
October 2009            125,050,000.00
November 2009           125,050,000.00
December 2009           125,050,000.00
January 2010            125,050,000.00
February 2010           125,050,000.00
March 2010              125,050,000.00
April 2010              125,050,000.00
May 2010                125,050,000.00
June 2010               125,050,000.00
July 2010               125,050,000.00
August 2010             125,050,000.00
September 2010          125,050,000.00
October 2010            125,050,000.00
November 2010           125,050,000.00
December 2010           125,050,000.00
January 2011            125,050,000.00
February 2011           125,050,000.00
March 2011              125,050,000.00
April 2011              125,050,000.00
May 2011                125,050,000.00
June 2011               125,050,000.00
July 2011               125,050,000.00
August 2011             125,050,000.00
September 2011          125,050,000.00
October 2011            125,050,000.00
November 2011           125,050,000.00
December 2011           124,991,859.00
January 2012            123,064,000.00
February 2012           121,126,000.00
March 2012              118,675,000.00
April 2012              116,715,000.00
May 2012                114,494,000.00
June 2012               112,512,000.00
July 2012               110,270,000.00
August 2012             108,267,000.00
September 2012          106,254,000.00
October 2012            103,981,000.00
November 2012           101,945,000.00
December 2012            94,976,000.00
January 2013             92,924,000.00
February 2013            90,862,000.00
March 2013               88,049,000.00
April 2013               85,962,000.00
May 2013                 83,618,000.00
June 2013                81,509,000.00
July 2013                79,143,000.00
August 2013              77,010,000.00
September 2013           74,866,000.00
October 2013             72,550,000.00
November 2013            70,489,000.00
December 2013            68,105,000.00
January 2014             65,951,000.00
February 2014            63,786,000.00
March 2014               60,891,000.00
April 2014               58,700,000.00
May 2014                 56,259,000.00
June 2014                54,044,000.00
July 2014                51,580,000.00
August 2014              49,341,000.00
September 2014           47,091,000.00
October 2014             44,593,000.00
November 2014            42,318,000.00
December 2014            39,796,000.00
January 2015             37,497,000.00
February 2015            35,186,000.00
March 2015               32,159,000.00
April 2015               29,821,000.00
May 2015                 27,237,000.00
June 2015                24,873,000.00
July 2015                22,265,000.00
August 2015              19,876,000.00
September 2015           12,523,000.00
October 2015              9,889,000.00
November 2015             7,473,000.00
December 2015             4,831,000.00
January 2016              2,403,000.00
February 2016                     0.00

                                       I-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                                        WEIGHTED  WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
                              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
LOAN SELLER                     LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)    (x)        (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
   Association                    94        731,282,770      29.6       6.0096        107       1.46      1.37      70.5      62.4
Principal Commercial Funding
   II, LLC                        51        578,009,396      23.4       5.8777        120       1.65      1.56      63.2      59.3
Prudential Mortgage Capital
   Funding, LLC                   42        570,539,376      23.1       5.9655        105       1.47      1.40      64.2      58.6
Bear Stearns Commercial
   Mortgage, Inc.                 43        449,058,256      18.2       5.8660        120       1.52      1.31      73.2      65.4
Nationwide Life Insurance
   Company                        16         97,578,610       4.0       6.1720        119       1.58      1.50      66.8      58.5
Principal Commercial
Funding, LLC                       4         41,674,200       1.7       5.5765        121       1.69      1.40      59.5      47.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          250     $2,468,142,608     100.0%      5.9415%       113       1.53x     1.42x     67.5%     61.0%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                                        WEIGHTED  WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
                              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
CUT-OFF DATE BALANCE($)         LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     (x)       (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

998,311 - 2,000,000               26         40,173,021       1.6       6.1898        117       1.48      1.42      63.4      54.6
2,000,001 - 3,000,000             35         90,707,268       3.7       6.1838        117       1.50      1.43      62.8      53.3
3,000,001 - 5,000,000             49        194,729,166       7.9       6.1762        115       1.40      1.32      70.0      59.7
5,000,001 - 7,000,000             33        200,908,415       8.1       6.0189        115       1.47      1.35      68.4      59.4
7,000,001 - 9,000,000             30        239,605,206       9.7       6.0095        116       1.53      1.43      65.7      57.7
9,000,001 - 11,000,000            28        283,578,288      11.5       6.0468        119       1.47      1.36      69.9      62.8
11,000,001 - 13,000,000           14        172,640,640       7.0       5.8369        118       1.55      1.37      70.6      64.4
13,000,001 - 15,000,000            2         27,313,102       1.1       6.0045        118       1.38      1.38      76.6      62.6
15,000,001 - 17,000,000            6         96,767,000       3.9       5.9440        108       1.53      1.37      72.6      68.6
17,000,001 - 19,000,000            3         55,200,000       2.2       6.1280        118       1.38      1.28      70.6      67.3
19,000,001 - 21,000,000            3         60,400,000       2.4       6.0227        119       1.55      1.38      66.4      59.2
21,000,001 - 31,000,000            7        175,492,233       7.1       5.8895        118       1.53      1.39      67.5      63.3
31,000,001 - 61,000,000            7        280,928,269      11.4       5.9932        112       1.61      1.50      70.8      65.9
61,000,001 - 80,000,000            5        353,000,000      14.3       5.7172        108       1.55      1.42      63.0      57.7
80,000,001 - 100,000,000           2        196,700,000       8.0       5.6127         89       1.66      1.66      62.0      58.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          250     $2,468,142,608     100.0%      5.9415%       113       1.53x     1.42x     67.5%     61.0%
====================================================================================================================================

Minimum: $998,311
Maximum: $100,000,000
Average: $9,872,570

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

STATES

                                                                                                        WEIGHTED  WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
                              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
STATE                        PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     (x)       (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                       38         338,566,134      13.7       5.8596        116       1.55      1.50     57.1      48.9
Southern California              26         236,224,523       9.6       5.8344        116       1.61      1.57     55.0      46.8
Northern California              12         102,341,611       4.1       5.9178        115       1.42      1.33     61.9      53.8
New York                         11         262,137,923      10.6       5.8542        109       1.63      1.45     62.4      59.9
New Jersey                       18         254,314,944      10.3       5.6645         98       1.64      1.61     69.5      67.6
Virginia                         16         183,107,619       7.4       6.0630         96       1.36      1.35     68.3      61.3
Florida                          16         156,817,293       6.4       5.9321        118       1.60      1.42     69.8      61.7
Texas                            25         140,864,214       5.7       6.0774        117       1.51      1.34     73.6      66.4
Ohio                             10         106,676,955       4.3       5.9503        119       1.43      1.28     74.5      67.2
Illinois                         10         103,843,540       4.2       6.1968        116       1.41      1.31     69.9      65.3
Georgia                           5          89,301,000       3.6       5.6877        119       1.76      1.60     65.8      62.6
Minnesota                        10          84,437,044       3.4       5.8448        115       1.42      1.42     66.8      52.0
Wisconsin                         8          78,848,205       3.2       6.2733        118       1.29      1.27     75.1      69.2
Nevada                            9          71,622,563       2.9       6.0843        118       1.43      1.24     69.5      62.2
Pennsylvania                      7          59,693,364       2.4       5.9556        126       1.53      1.38     71.8      62.2
Washington                        8          56,345,511       2.3       6.0350        117       1.79      1.73     59.6      55.2
Arizona                          10          44,990,976       1.8       6.1600        118       1.37      1.31     66.4      57.8
New Mexico                        4          41,893,713       1.7       5.9744        119       1.64      1.41     69.0      62.1
North Carolina                    5          40,641,740       1.6       5.9814        119       1.57      1.40     67.2      58.9
Maryland                          9          40,232,869       1.6       6.2201        103       1.43      1.26     72.8      65.3
Kentucky                          3          38,694,592       1.6       5.9542        129       1.57      1.37     69.8      57.6
Tennessee                         5          37,209,335       1.5       5.9012        104       1.49      1.32     75.7      69.7
Michigan                          5          37,203,607       1.5       6.1293        118       1.43      1.22     71.8      62.4
Massachusetts                     4          28,400,000       1.2       6.0318        139       1.53      1.42     71.6      60.7
Delaware                          4          26,168,280       1.1       5.7767        127       1.41      1.19     76.5      67.1
Colorado                          4          25,723,637       1.0       6.1592        116       1.34      1.20     71.9      63.1
Kansas                            1          16,500,000       0.7       5.8550         58       1.37      1.37     70.2      70.2
Mississippi                       3          14,873,587       0.6       5.8744        119       1.53      1.34     75.5      70.9
Alabama                           4          14,155,924       0.6       6.1678        118       1.49      1.35     72.2      64.7
Indiana                           2          13,997,775       0.6       5.7705        118       1.41      1.20     74.9      68.6
Alaska                            1          10,471,665       0.4       6.2300        117       1.28      1.28     79.9      68.6
Oregon                            2           9,155,098       0.4       6.1195        110       1.20      1.20     62.7      54.0
Nebraska                          2           8,179,956       0.3       6.1128        117       1.65      1.65     64.6      55.2
South Carolina                    2           7,772,109       0.3       5.9953        119       1.51      1.34     67.1      58.9
North Dakota                      1           7,170,460       0.3       6.1170        117       1.52      1.52     69.6      54.5
Arkansas                          1           4,889,791       0.2       6.3200        119       1.59      1.59     53.7      35.9
South Dakota                      1           3,446,539       0.1       5.9600        119       1.25      1.25     77.9      66.2
Missouri                          1           3,400,000       0.1       5.9800        119       1.51      1.27     77.8      70.4
Vermont                           1           2,900,000       0.1       6.0500        118       1.67      1.41     68.2      61.8
Idaho                             1           1,997,947       0.1       5.8400        119       1.57      1.57     56.3      47.6
Utah                              1           1,496,699       0.1       5.8600        119       1.43      1.43     48.7      32.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         268      $2,468,142,608     100.0%      5.9415%       113       1.53x     1.42x    67.5%     61.0%
====================================================================================================================================

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-2

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                                                        WEIGHTED  WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
                              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
PROPERTY TYPE                PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     (x)       (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                            98        961,010,444      38.9       5.8951        118       1.47      1.38      68.6      61.2
Office                            40        529,872,722      21.5       5.8779         95       1.55      1.43      65.7      61.7
Hospitality                       28        302,807,349      12.3       6.0876        118       1.72      1.58      67.8      57.7
Multifamily                       37        263,386,673      10.7       5.9516        115       1.41      1.28      72.0      66.7
Industrial                        44        251,699,693      10.2       5.9716        117       1.61      1.53      62.6      56.9
Mixed Use                          6         73,275,000       3.0       5.9822        119       1.47      1.41      63.3      59.6
Manufactured Housing
   Community                       4         46,894,722       1.9       6.1525        117       1.35      1.18      75.1      68.9
Self Storage                      11         39,196,005       1.6       6.2211        111       1.45      1.39      63.4      51.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          268     $2,468,142,608     100.0%      5.9415%       113       1.53x     1.42x     67.5%     61.0%
====================================================================================================================================

MORTGAGE RATES

                                                                                                        WEIGHTED  WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
                              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
MORTGAGE RATE (%)               LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     (x)       (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

5.1200% - 5.2500%                  2         18,396,235        0.7      5.1553        115       1.56      1.33     75.1       67.5
5.2501% - 5.5000%                  4        114,640,000        4.6      5.3921        126       2.09      1.68     43.5       37.0
5.5001% - 5.7500%                 22        578,138,380       23.4      5.6631        110       1.63      1.59     65.3       60.4
5.7501% - 6.0000%                 66        759,656,256       30.8      5.8920        111       1.51      1.38     68.6       61.9
6.0001% - 6.2500%                102        667,778,040       27.1      6.1447        117       1.44      1.33     70.0       62.2
6.2501% - 6.5000%                 47        296,114,873       12.0      6.3409        108       1.33      1.28     71.6       65.8
6.5001% - 6.7500%                  5         29,499,109        1.2      6.5737        116       1.52      1.52     70.9       59.5
6.7501% - 6.8200%                  2          3,919,716        0.2      6.8065        118       1.32      1.32     61.1       53.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          250     $2,468,142,608      100.0%     5.9415%       113       1.53x     1.42x    67.5%      61.0%
====================================================================================================================================

Minimum: 5.1200%
Maximum: 6.8200%
Weighted Average: 5.9415%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                                        WEIGHTED  WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
REMAINING TERM TO             MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
STATED MATURITY (MOS.)          LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     (x)       (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

57 - 60                           12        234,438,458        9.5      5.8151         59       1.41      1.39     70.2       69.4
61 - 84                            7         76,236,742        3.1      6.2599         81       1.29      1.28     73.3       70.8
85 - 120                         223      2,100,759,964       85.1      5.9476        118       1.55      1.43     67.0       60.0
121 - 239                          8         56,707,445        2.3      5.8099        166       1.41      1.24     68.2       49.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          250     $2,468,142,608      100.0%     5.9415%       113       1.53x     1.42x    67.5%      61.0%
====================================================================================================================================

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-3

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                                                        WEIGHTED   WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
DEBT SERVICE COVERAGE         MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
RATIO (x)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     (x)       (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.09 - 1.20                      19         156,021,229       6.3       6.1619        115       1.17      1.17     76.0        69.4
1.21 - 1.30                      48         395,840,331      16.0       6.0574        110       1.26      1.24     73.3        67.3
1.31 - 1.40                      41         456,164,156      18.5       5.9879        110       1.37      1.24     71.7        65.6
1.41 - 1.50                      65         596,066,223      24.2       5.9348        109       1.45      1.34     71.1        63.9
1.51 - 1.60                      24         186,583,569       7.6       6.0157        115       1.55      1.44     65.9        57.3
1.61 - 1.70                      20         145,280,053       5.9       5.9478        115       1.66      1.52     66.7        58.9
1.71 - 1.80                       4          37,242,537       1.5       6.1173        119       1.74      1.56     66.1        60.0
1.81 - 1.90                       6         153,987,932       6.2       5.7111        121       1.83      1.77     50.6        42.5
1.91 - 2.00                       6         108,815,496       4.4       5.8191        118       1.95      1.79     62.7        58.1
2.01 - 2.10                       6          94,210,000       3.8       5.6981        119       2.03      1.75     60.6        55.1
2.11 - 2.20                       1           6,650,000       0.3       6.2100        119       2.19      2.19     57.0        57.0
2.21 - 2.30                       6         122,516,105       5.0       5.5279        120       2.26      2.00     42.1        39.4
2.31 - 2.50                       2           4,640,938       0.2       6.1062        118       2.41      2.23     30.5        27.0
2.51 - 3.18                       2           4,124,040       0.2       6.2052        119       3.04      3.04     33.4        32.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          250     $2,468,142,608     100.0%      5.9415%       113       1.53x     1.42x    67.5%       61.0%
====================================================================================================================================

Minimum: 1.09x
Maximum: 3.18x
Weighted Average: 1.53x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                                        WEIGHTED   WEIGHTED
                                                                                                        AVERAGE    AVERAGE
                                                          PERCENT BY   WEIGHTED    WEIGHTED               DSCR     CUT-OFF  WEIGHTED
DEBT SERVICE COVERAGE         NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   AFTER      DATE    AVERAGE
RATIO AFTER IO PERIOD         MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE      IO        LTV    BALLOON
(x)                             LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     (x)       (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                       57        543,942,229      22.0       6.0565        118       1.31      1.16      75.0      68.5
1.21 - 1.30                       83        630,292,831      25.5       6.0430        113       1.35      1.25      73.0      66.3
1.31 - 1.40                       30        269,408,156      10.9       5.8988         99       1.44      1.35      66.8      61.2
1.41 - 1.50                       27        366,183,723      14.8       5.8396        104       1.52      1.45      68.6      61.3
1.51 - 1.60                       14        130,998,569       5.3       6.0287        118       1.61      1.55      65.3      56.0
1.61 - 1.70                       13        161,990,053       6.6       5.9806        115       1.84      1.66      64.5      56.6
1.71 - 1.80                        3         21,642,537       0.9       5.9755        119       1.87      1.72      65.3      57.2
1.81 - 1.90                        5        200,987,932       8.1       5.5811        121       1.99      1.84      41.2      34.5
1.91 - 2.00                        5         53,815,496       2.2       5.8181        119       1.94      1.94      59.0      57.6
2.01 - 2.10                        4         28,250,000       1.1       5.6715        119       2.08      2.05      52.8      52.5
2.11 - 2.20                        1          6,650,000       0.3       6.2100        119       2.19      2.19      57.0      57.0
2.21 - 2.30                        5         47,516,105       1.9       5.6665        120       2.23      2.23      57.1      56.4
2.31 - 2.50                        1          2,340,938       0.1       6.2400        118       2.42      2.42      23.4      20.1
2.51 - 3.18                        2          4,124,040       0.2       6.2052        119       3.04      3.04      33.4      32.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          250     $2,468,142,608     100.0%      5.9415%       113       1.53x     1.42x     67.5%     61.0%
====================================================================================================================================

Minimum: 1.04x
Maximum: 3.18x
Weighted Average: 1.42x

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE                     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

21.7% - 40.0%                        6         86,484,917       3.5       5.5276      120       2.32      1.95      32.6      28.8
40.1% - 45.0%                        4         22,574,604       0.9       5.9689      136       1.81      1.81      43.9      25.6
45.1% - 50.0%                        8        123,608,429       5.0       5.6961      120       1.81      1.81      45.6      38.0
50.1% - 55.0%                       15        122,715,221       5.0       5.8742      115       1.70      1.57      52.9      46.7
55.1% - 60.0%                       21        185,524,878       7.5       5.8829       98       1.61      1.60      58.6      54.9
60.1% - 65.0%                       32        235,486,297       9.5       5.9177      115       1.58      1.49      62.4      56.6
65.1% - 70.0%                       46        514,233,694      20.8       5.9852      117       1.54      1.40      67.8      59.3
70.1% - 75.0%                       56        407,638,548      16.5       6.0651      113       1.44      1.33      72.9      65.0
75.1% - 80.0%                       60        758,863,941      30.7       5.9607      110       1.35      1.25      78.5      73.4
80.1% - 84.5%                        2         11,012,080       0.4       6.1962       93       1.34      1.22      83.5      75.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            250     $2,468,142,608     100.0%      5.9415%     113       1.53x     1.42x     67.5%     61.0%
====================================================================================================================================

Minimum: 21.7%
Maximum: 84.5%
Weighted Average: 67.5%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON                          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.0% - 30.0%                         8         98,248,868       4.0       5.5887      130       2.17      1.84      34.9      25.3
30.1% - 35.0%                        2          3,796,699       0.2       5.9266      118       2.02      1.79      42.0      33.3
35.1% - 40.0%                        8        133,552,884       5.4       5.7300      118       1.84      1.84      45.4      38.2
40.1% - 45.0%                        5         35,341,393       1.4       5.5822      118       1.91      1.55      52.1      43.1
45.1% - 50.0%                       19        103,775,911       4.2       6.1011      114       1.57      1.55      56.7      47.2
50.1% - 55.0%                       27        243,311,154       9.9       5.8983      119       1.44      1.41      62.7      52.6
55.1% - 60.0%                       48        455,751,233      18.5       5.9747      107       1.56      1.45      64.8      58.2
60.1% - 65.0%                       50        430,543,819      17.4       5.9831      118       1.57      1.44      69.6      62.5
65.1% - 70.0%                       48        329,186,567      13.3       5.9910      119       1.40      1.27      75.7      67.7
70.1% - 75.0%                       28        339,122,000      13.7       6.0225      113       1.41      1.23      77.5      72.5
75.1% - 80.0%                        7        295,512,080      12.0       5.9173       92       1.32      1.32      78.7      78.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            250     $2,468,142,608     100.0%      5.9415%     113       1.53x     1.42x     67.5%     61.0%
====================================================================================================================================

Minimum: 1.0%
Maximum: 80.0%
Weighted Average: 61.0%

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
LOAN SELLER                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
   Association                      86        680,308,668      31.3       5.9993      107       1.47      1.39      70.1      61.9
Principal Commercial
   Funding II, LLC                  45        517,553,511      23.8       5.8560      121       1.70      1.60      61.7      57.6
Prudential Mortgage Capital
   Funding, LLC                     30        457,972,296      21.1       5.9414      104       1.49      1.43      63.7      58.0
Bear Stearns Commercial
   Mortgage, Inc.                   37        392,798,256      18.1       5.9021      119       1.52      1.33      72.8      65.2
Nationwide Life Insurance
   Company                          13         80,428,610       3.7       6.1818      119       1.47      1.39      68.2      58.3
Principal Commercial Funding,
   LLC                               4         41,674,200       1.9       5.5765      121       1.69      1.40      59.5      47.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            215     $2,170,735,542     100.0%      5.9340%     112       1.54x     1.44x     67.0%     60.3%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

998,311 - 2,000,000                 22         34,249,341       1.6       6.1778      117       1.51      1.45      62.6      54.1
2,000,001 - 3,000,000               33         85,448,450       3.9       6.1925      118       1.52      1.44      62.3      52.8
3,000,001 - 5,000,000               41        163,814,597       7.5       6.2008      116       1.37      1.30      69.5      58.6
5,000,001 - 7,000,000               28        172,183,415       7.9       6.0433      117       1.48      1.38      67.9      58.6
7,000,001 - 9,000,000               27        213,955,206       9.9       6.0078      116       1.54      1.46      65.1      56.9
9,000,001 - 11,000,000              22        222,393,288      10.2       6.0888      115       1.49      1.39      70.4      63.1
11,000,001 - 13,000,000             13        160,240,640       7.4       5.8468      118       1.56      1.38      70.3      63.9
13,000,001 - 15,000,000              2         27,313,102       1.3       6.0045      118       1.38      1.38      76.6      62.6
15,000,001 - 17,000,000              5         80,267,000       3.7       5.9623      119       1.56      1.37      73.0      68.3
17,000,001 - 19,000,000              2         36,800,000       1.7       6.0621      119       1.45      1.31      69.3      64.3
19,000,001 - 21,000,000              1         21,000,000       1.0       5.9900      118       1.48      1.25      67.6      61.2
21,000,001 - 31,000,000              5        122,442,233       5.6       5.8013      118       1.65      1.51      62.9      58.0
31,000,001 - 61,000,000              7        280,928,269      12.9       5.9932      112       1.61      1.50      70.8      65.9
61,000,001 - 81,000,000              5        353,000,000      16.3       5.7172      108       1.55      1.42      63.0      57.7
81,000,001 - 100,000,000             2        196,700,000       9.1       5.6127       89       1.66      1.66      62.0      58.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            215     $2,170,735,542     100.0%      5.9340%     112       1.54x     1.44x     67.0%     60.3%
====================================================================================================================================

Minimum: $998,311
Maximum: $100,000,000
Average: $10,096,444

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
STATE                          PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                          36        317,266,134      14.6       5.8495      116       1.57      1.53      57.0      48.5
Southern California                 26        236,224,523      10.9       5.8344      116       1.61      1.57      55.0      46.8
Northern California                 10         81,041,611       3.7       5.8935      114       1.46      1.40      62.9      53.6
New York                             8        249,039,813      11.5       5.8488      112       1.64      1.46      62.5      60.1
New Jersey                          17        245,194,944      11.3       5.6678       95       1.65      1.63      69.1      67.6
Virginia                            16        183,107,619       8.4       6.0630       96       1.36      1.35      68.3      61.3
Florida                             16        156,817,293       7.2       5.9321      118       1.60      1.42      69.8      61.7
Texas                               21        107,372,134       4.9       6.0424      119       1.58      1.38      73.0      64.6
Ohio                                 8         98,826,005       4.6       5.9404      119       1.44      1.29      74.1      67.0
Minnesota                            7         79,511,721       3.7       5.8196      114       1.43      1.43      66.3      51.3
Wisconsin                            8         78,848,205       3.6       6.2733      118       1.29      1.27      75.1      69.2
Nevada                               9         71,622,563       3.3       6.0843      118       1.43      1.24      69.5      62.2
Georgia                              4         64,251,000       3.0       5.5893      119       2.02      1.81      60.3      55.8
Illinois                             7         51,843,540       2.4       6.1389      114       1.35      1.29      73.6      70.3
Pennsylvania                         6         49,453,364       2.3       6.0820      118       1.57      1.44      70.1      61.3
Arizona                             10         44,990,976       2.1       6.1600      118       1.37      1.31      66.4      57.8
Kentucky                             3         38,694,592       1.8       5.9542      129       1.57      1.37      69.8      57.6
Michigan                             5         37,203,607       1.7       6.1293      118       1.43      1.22      71.8      62.4
Maryland                             6         35,007,869       1.6       6.2231      100       1.43      1.26      71.7      64.4
New Mexico                           3         33,143,713       1.5       5.9966      119       1.69      1.47      68.8      61.6
North Carolina                       4         30,141,740       1.4       5.9157      118       1.66      1.50      67.9      58.1
Massachusetts                        4         28,400,000       1.3       6.0318      139       1.53      1.42      71.6      60.7
Washington                           4         26,295,511       1.2       5.9101      116       1.83      1.83      51.6      46.3
Colorado                             4         25,723,637       1.2       6.1592      116       1.34      1.20      71.9      63.1
Delaware                             3         19,768,280       0.9       5.9165      115       1.43      1.23      75.4      67.3
Tennessee                            4         17,809,335       0.8       6.1204       86       1.34      1.28      72.2      68.3
Mississippi                          3         14,873,587       0.7       5.8744      119       1.53      1.34      75.5      70.9
Alabama                              4         14,155,924       0.7       6.1678      118       1.49      1.35      72.2      64.7
Alaska                               1         10,471,665       0.5       6.2300      117       1.28      1.28      79.9      68.6
Nebraska                             2          8,179,956       0.4       6.1128      117       1.65      1.65      64.6      55.2
South Carolina                       2          7,772,109       0.4       5.9953      119       1.51      1.34      67.1      58.9
North Dakota                         1          7,170,460       0.3       6.1170      117       1.52      1.52      69.6      54.5
Oregon                               1          6,493,809       0.3       6.2300      119       1.16      1.16      63.0      54.0
Arkansas                             1          4,889,791       0.2       6.3200      119       1.59      1.59      53.7      35.9
Vermont                              1          2,900,000       0.1       6.0500      118       1.67      1.41      68.2      61.8
Idaho                                1          1,997,947       0.1       5.8400      119       1.57      1.57      56.3      47.6
Utah                                 1          1,496,699       0.1       5.8600      119       1.43      1.43      48.7      32.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            231     $2,170,735,542     100.0%      5.9340%     112       1.54x     1.44x     67.0%     60.3%
====================================================================================================================================

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-7

                                 APPENDIX A (1)
                                    GROUP 1
                           MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                              WEIGHTED            WEIGHTED
                                                      PERCENT BY   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE    WEIGHTED    WEIGHTED
                          NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE  REMAINING   AVERAGE    DSCR       AVERAGE     AVERAGE
                          MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE    TERM       DSCR    AFTER IO  CUT-OFF DATE   BALLON
PROPERTY TYPE            PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)   (MOS.)      (x)       (x)       LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

Retail                       98         961,010,444       44.3      5.8951      118       1.47      1.38        68.6        61.2
Office                       40         529,872,722       24.4      5.8779       95       1.55      1.43        65.7        61.7
Hospitality                  28         302,807,349       13.9      6.0876      118       1.72      1.58        67.8        57.7
Industrial                   44         251,699,693       11.6      5.9716      117       1.61      1.53        62.6        56.9
Mixed Use                     5          53,275,000        2.5      5.8367      119       1.45      1.37        67.2        64.9
Self Storage                 11          39,196,005        1.8      6.2211      111       1.45      1.39        63.4        51.5
Manufactured Housing
   Community                  3          18,894,722        0.9      6.0378      118       1.30      1.18        72.9        64.5
Multifamily                   2          13,979,607        0.6      6.1523      118       1.67      1.67        67.6        61.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     231      $2,170,735,542      100.0%     5.9340%     112       1.54x     1.44x       67.0%       60.3%
=================================================================================================================================

MORTGAGE RATES

                                                                              WEIGHTED            WEIGHTED
                                                      PERCENT BY   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE    WEIGHTED    WEIGHTED
                          NUMBER OF     AGGREGATE     AGGREGATE     AVERAGE  REMAINING   AVERAGE    DSCR       AVERAGE     AVERAGE
                          MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM      DSCR    AFTER IO  CUT-OFF DATE   BALLON
MORTGAGE RATE (%)           LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)      (x)       (x)       LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

5.1200% - 5.2500%              2         18,396,235        0.8      5.1553      115       1.56      1.33        75.1        67.5
5.2501% - 5.5000%              2         98,000,000        4.5      5.4001      119       2.22      1.78        37.3        32.0
5.5001% - 5.7500%             19        537,218,380       24.7      5.6622      108       1.63      1.62        64.4        59.7
5.7501% - 6.0000%             57        684,748,428       31.5      5.8907      113       1.53      1.39        68.3        61.1
6.0001% - 6.2500%             85        544,265,947       25.1      6.1458      117       1.45      1.34        69.9        61.5
6.2501% - 6.5000%             43        254,687,727       11.7      6.3452      106       1.33      1.26        73.0        67.0
6.5001% - 6.7500%              5         29,499,109        1.4      6.5737      116       1.52      1.52        70.9        59.5
6.7501% - 6.8200%              2          3,919,716        0.2      6.8065      118       1.32      1.32        61.1        53.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      215     $2,170,735,542      100.0%     5.9340%     112       1.54x     1.44x       67.0%       60.3%
==================================================================================================================================

Minimum: 5.1200%
Maximum: 6.8200%
Weighted Average: 5.9340%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                              WEIGHTED            WEIGHTED
                                                      PERCENT BY   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE    WEIGHTED    WEIGHTED
                          NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING   AVERAGE    DSCR       AVERAGE     AVERAGE
REMAINING TERMS TO        MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM      DSCR    AFTER IO  CUT-OFF DATE   BALLON
STATED MATURITY OR ARD      LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)      (x)       (x)       LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

57 - 60                        8        202,446,378       9.3       5.8017       59       1.42      1.40        70.4        69.7
61 - 84                        7         76,236,742       3.5       6.2599       81       1.29      1.28        73.3        70.8
85 - 120                     196      1,869,254,977      86.1       5.9327      118       1.57      1.45        66.5        59.2
121 - 239                      4         22,797,445       1.1       6.1215      186       1.48      1.40        56.9        26.9
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      215     $2,170,735,542     100.0%      5.9340%     112       1.54x     1.44x       67.0%       60.3%
==================================================================================================================================

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 112 mos.

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-8

                                 APPENDIX A (1)
                                    GROUP 1
                           MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                              WEIGHTED            WEIGHTED
                                                      PERCENT BY   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE    WEIGHTED    WEIGHTED
                          NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING   AVERAGE    DSCR       AVERAGE     AVERAGE
DEBT SERVICE COVERAGE     MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM      DSCR    AFTER IO  CUT-OFF DATE   BALLON
RATIOS (x)                  LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)      (x)       (x)       LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.09 - 1.20                   18       130,971,229         6.0      6.2043      114       1.19      1.19        75.2        67.4
1.21 - 1.30                   39       339,216,365        15.6      6.0474      109       1.26      1.25        74.1        67.7
1.31 - 1.40                   32       370,116,056        17.1      6.0084      108       1.37      1.25        71.1        65.0
1.41 - 1.50                   56       532,381,223        24.5      5.9282      108       1.45      1.35        70.9        63.6
1.51 - 1.60                   21       157,133,569         7.2      5.9759      117       1.56      1.43        67.4        58.4
1.61 - 1.70                   19       125,880,053         5.8      5.9859      114       1.67      1.55        64.9        57.0
1.71 - 1.80                    3        33,242,537         1.5      6.1495      119       1.73      1.57        67.0        60.9
1.81 - 1.90                    6       153,987,932         7.1      5.7111      121       1.83      1.77        50.6        42.5
1.91 - 2.00                    5        98,790,496         4.6      5.7794      118       1.95      1.77        62.1        57.1
2.01 - 2.10                    6        94,210,000         4.3      5.6981      119       2.03      1.75        60.6        55.1
2.11 - 2.20                    1         6,650,000         0.3      6.2100      119       2.19      2.19        57.0        57.0
2.21 - 2.30                    6       122,516,105         5.6      5.5279      120       2.26      2.00        42.1        39.4
2.31 - 2.40                    1         2,300,000         0.1      5.9700      118       2.40      2.03        37.7        34.1
2.41 - 3.18                    2         3,339,978         0.2      6.2250      118       2.65      2.65        22.9        19.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      215     $2,170,735,542      100.0%     5.9340%     112       1.54x     1.44x       67.0%       60.3%
==================================================================================================================================

Minimum: 1.09x
Maximum: 3.18x
Weighted Average: 1.54x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                              WEIGHTED            WEIGHTED
                                                      PERCENT BY   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE    WEIGHTED    WEIGHTED
DEBT SERVICE              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING   AVERAGE    DSCR       AVERAGE     AVERAGE
COVERAGE  RATIO           MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM      DSCR    AFTER IO  CUT-OFF DATE   BALLON
AFTER IO PERIOD (x)         LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)      (x)       (x)       LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.09 - 1.20                   43        387,722,229      17.9       6.1087      116       1.31      1.17        75.6        68.6
1.21 - 1.30                   71        567,443,865      26.1       6.0324      113       1.36      1.26        73.0        66.2
1.31 - 1.40                   25        228,220,056      10.5       5.9151      100       1.43      1.35        65.6        59.8
1.41 - 1.50                   26        362,183,723      16.7       5.8395      104       1.52      1.45        68.7        61.4
1.51 - 1.60                   13        110,998,569       5.1       5.9673      118       1.63      1.55        67.5        57.8
1.61 - 1.70                   13        161,990,053       7.5       5.9806      115       1.84      1.66        64.5        56.6
1.71 - 1.80                    3         21,642,537       1.0       5.9755      119       1.87      1.72        65.3        57.2
1.81 - 1.90                    5        200,987,932       9.3       5.5811      121       1.99      1.84        41.2        34.5
1.91 - 2.00                    4         43,790,496       2.0       5.7284      119       1.94      1.94        56.9        55.1
2.01 - 2.10                    4         28,250,000       1.3       5.6715      119       2.08      2.05        52.8        52.5
2.11 - 2.20                    1          6,650,000       0.3       6.2100      119       2.19      2.19        57.0        57.0
2.21 - 2.30                    5         47,516,105       2.2       5.6665      120       2.23      2.23        57.1        56.4
2.31 - 3.18                    2          3,339,978       0.2       6.2250      118       2.65      2.65        22.9        19.7
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      215     $2,170,735,542     100.0%      5.9340%     112       1.54x     1.44x       67.0%       60.3%
==================================================================================================================================

Minimum: 1.09x
Maximum: 3.18x
Weighted Average: 1.44x

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                       A-9

                                 APPENDIX A (1)
                                    GROUP 1
                           MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                              WEIGHTED            WEIGHTED
                                                      PERCENT BY   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE    WEIGHTED    WEIGHTED
                          NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING   AVERAGE    DSCR       AVERAGE     AVERAGE
CUT-OFF DATE              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM      DSCR    AFTER IO  CUT-OFF DATE   BALLON
LOAN-TO-VALUE RATIO (%)     LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)      (x)       (x)       LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

21.7% - 40.0%                  5         83,359,917       3.8       5.5021      120       2.30      1.91        32.4        28.4
40.1% - 45.0%                  4         22,574,604       1.0       5.9689      136       1.81      1.81        43.9        25.6
45.1% - 50.0%                  8        123,608,429       5.7       5.6961      120       1.81      1.81        45.6        38.0
50.1% - 55.0%                 13         91,715,221       4.2       5.7498      113       1.79      1.64        52.6        46.3
55.1% - 60.0%                 19        176,474,878       8.1       5.8831       98       1.62      1.61        58.6        54.9
60.1% - 65.0%                 26        205,297,862       9.5       5.8997      117       1.61      1.54        62.5        56.6
65.1% - 70.0%                 43        484,958,694      22.3       5.9782      117       1.54      1.40        67.8        58.9
70.1% - 75.0%                 51        353,039,789      16.3       6.0761      115       1.45      1.34        72.9        64.1
75.1% - 80.0%                 45        623,086,149      28.7       5.9718      106       1.35      1.27        78.4        73.7
80.1% - 82.8%                  1          6,620,000       0.3       6.2800      117       1.43      1.23        82.8        72.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      215     $2,170,735,542     100.0%      5.9340%     112       1.54x     1.44x       67.0%       60.3%
==================================================================================================================================

Minimum: 21.7%
Maximum: 82.8%
Weighted Average: 67.0%

BALLOON LOAN-TO-VALUE RATIOS

                                                                              WEIGHTED            WEIGHTED
                                                      PERCENT BY   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE    WEIGHTED    WEIGHTED
                          NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING   AVERAGE    DSCR       AVERAGE     AVERAGE
BALLOON                   MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM      DSCR    AFTER IO  CUT-OFF DATE   BALLON
LOAN-TO-VALUE RATIO (%)     LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)      (x)       (x)       LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.0% - 25.0%                   5         16,537,423       0.8       6.0690      177       1.81      1.81        43.5         8.9
25.1% - 30.0%                  3         81,711,445       3.8       5.4915      120       2.24      1.85        33.1        28.6
30.1% - 35.0%                  2          3,796,699       0.2       5.9266      118       2.02      1.79        42.0        33.3
35.1% - 40.0%                  7        130,427,884       6.0       5.7185      118       1.82      1.82        45.6        38.2
40.1% - 45.0%                  5         35,341,393       1.6       5.5822      118       1.91      1.55        52.1        43.1
45.1% - 50.0%                 18         83,775,911       3.9       6.0369      112       1.58      1.56        57.6        47.5
50.1% - 55.0%                 21        214,472,719       9.9       5.8790      119       1.45      1.43        63.2        52.5
55.1% - 60.0%                 44        432,753,458      19.9       5.9748      108       1.57      1.47        64.9        58.2
60.1% - 65.0%                 47        409,995,060      18.9       5.9796      118       1.58      1.46        69.7        62.5
65.1% - 70.0%                 38        261,066,550      12.0       6.0441      115       1.39      1.26        75.5        67.6
70.1% - 75.0%                 20        234,787,000      10.8       6.0116      115       1.41      1.22        78.2        72.8
75.1% - 79.4%                  5        266,070,000      12.3       5.9126       90       1.34      1.34        78.4        78.4
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      215     $2,170,735,542     100.0%      5.9340%     112       1.54x     1.44x       67.0%       60.3%
==================================================================================================================================

Minimum: 1.0%
Maximum: 79.4%
Weighted Average: 60.3%

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $9,000,000 Tower A-Note pooled mortgage loan represents a 73.5%
     interest in a $12,250,000 split loan structured mortgage loan secured by the Tower Loan Property. The remaining interest is evidenced by a separate
     B-Note with a loan amount of $3,250,000 which is not included in the trust.
     This Loan will initially be subordinate in right of payment to The Tower
     A-Note pooled mortgage loan but may become pari passu in right of payment on a subsequent date upon satisfaction of certain conditions more fully described under "Description of the Mortgage Pool--Certain Characteristics
     of the Mortgage Pool--Subordinate and/or Other Financing--Split Loan
     Structures--The Tower Loan Group". All LTV and DSCR figures in this table are based on the $9,000,000 A-Note pooled mortgage loan financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
LOAN SELLER                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital
   Funding, LLC                    12        112,567,080       37.8       6.0637      108       1.39      1.25      66.2      61.1
Principal Commercial
   Funding II, LLC                  6         60,455,885       20.3       6.0629      118       1.22      1.17      75.7      73.5
Bear Stearns Commercial
   Mortgage, Inc.                   6         56,260,000       18.9       5.6142      128       1.48      1.22      75.8      66.5
Wells Fargo Bank, National
   Association                      8         50,974,102       17.1       6.1476      115       1.35      1.21      76.3      70.0
Nationwide Life Insurance
   Company                          3         17,150,000        5.8       6.1260      119       2.09      2.02      60.3      59.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            35       $297,407,067      100.0%      5.9965%     116       1.40x     1.27x     71.3%     66.0%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1,029,036 - 2,000,000               4          5,923,680        2.0       6.2596      119       1.28      1.28      68.3      57.1
2,000,001 - 3,000,000               2          5,258,818        1.8       6.0426      103       1.27      1.27      70.8      61.2
3,000,001 - 5,000,000               8         30,914,569       10.4       6.0455      110       1.57      1.44      72.6      65.1
5,000,001 - 7,000,000               5         28,725,000        9.7       5.8727      105       1.43      1.20      71.4      64.3
7,000,001 - 9,000,000               3         25,650,000        8.6       6.0238      118       1.42      1.20      70.7      64.6
9,000,001 - 11,000,000              6         61,185,000       20.6       5.8941      133       1.41      1.23      67.9      61.8
11,000,001 - 13,000,000             1         12,400,000        4.2       5.7100      118       1.42      1.18      74.7      69.7
15,000,001 - 18,000,000             1         16,500,000        5.5       5.8550       58       1.37      1.37      70.2      70.2
18,000,001 - 21,000,000             3         57,800,000       19.4       6.1101      119       1.47      1.38      68.2      62.9
21,000,001 - 28,000,000             2         53,050,000       17.8       6.0931      118       1.24      1.14      78.2      75.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            35       $297,407,067      100.0%      5.9965%     116       1.40x     1.27x     71.3%     66.0%
====================================================================================================================================

Minimum: $1,029,036
Maximum: $28,000,000
Average: $8,497,345

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
STATE                          PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Illinois                            3         52,000,000       17.5       6.2546      118       1.47      1.34      66.1      60.3
Texas                               4         33,492,080       11.3       6.1896      110       1.29      1.22      75.5      72.4
Washington                          4         30,050,000       10.1       6.1442      118       1.75      1.64      66.7      63.1
Georgia                             1         25,050,000        8.4       5.9400      119       1.09      1.09      80.0      80.0
California                          2         21,300,000        7.2       6.0100      119       1.26      1.06      58.2      54.6
Northern California                 2         21,300,000        7.2       6.0100      119       1.26      1.06      58.2      54.6
Tennessee                           1         19,400,000        6.5       5.7000      120       1.64      1.36      78.9      71.0
Kansas                              1         16,500,000        5.5       5.8550       58       1.37      1.37      70.2      70.2
Indiana                             2         13,997,775        4.7       5.7705      118       1.41      1.20      74.9      68.6
New York                            3         13,098,110        4.4       5.9564       68       1.44      1.24      60.6      56.8
North Carolina                      1         10,500,000        3.5       6.1700      120       1.31      1.12      65.2      61.2
Pennsylvania                        1         10,240,000        3.4       5.3450      163       1.36      1.10      80.0      66.7
New Jersey                          1          9,120,000        3.1       5.5750      163       1.35      1.11      80.0      67.1
New Mexico                          1          8,750,000        2.9       5.8900      118       1.42      1.19      69.7      64.1
Ohio                                2          7,850,950        2.6       6.0753      118       1.34      1.21      79.7      69.7
Delaware                            1          6,400,000        2.2       5.3450      163       1.34      1.08      80.0      66.7
Maryland                            3          5,225,000        1.8       6.2000      118       1.44      1.23      79.8      71.1
Minnesota                           3          4,925,323        1.7       6.2514      119       1.26      1.26      75.1      64.3
South Dakota                        1          3,446,539        1.2       5.9600      119       1.25      1.25      77.9      66.2
Missouri                            1          3,400,000        1.1       5.9800      119       1.51      1.27      77.8      70.4
Oregon                              1          2,661,289        0.9       5.8500       88       1.31      1.31      61.9      54.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            37       $297,407,067      100.0%      5.9965%     116       1.40x     1.27x     71.3%     66.0%
====================================================================================================================================

PROPERTY TYPES

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                           PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
PROPERTY TYPE                   PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily                         35       249,407,067       83.9      5.9403      115       1.40     1.25      72.2      67.0
Manufactured Housing Community       1        28,000,000        9.4      6.2300      117       1.38     1.18      76.5      71.9
Mixed Use                            1        20,000,000        6.7      6.3700      120       1.53     1.53      53.1      45.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             37      $297,407,067      100.0%     5.9965%     116       1.40x    1.27x     71.3%     66.0%
===================================================================================================================================

MORTGAGE RATES

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                           PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
MORTGAGE RATE (%)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.3450% - 5.5000%                    2        16,640,000        5.6      5.3450      163       1.35     1.09      80.0      66.7
5.5001% - 5.7500%                    3        40,920,000       13.8      5.6752      129       1.51     1.25      77.9      69.7
5.7501% - 6.0000%                    9        74,907,829       25.2      5.9042       95       1.32     1.23      71.8      69.2
6.0001% - 6.2500%                   17       123,512,093       41.5      6.1398      116       1.44     1.28      70.6      65.3
6.2501% - 6.3700%                    4        41,427,145       13.9      6.3151      119       1.38     1.38      62.7      58.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             35      $297,407,067      100.0%     5.9965%     116       1.40x    1.27x     71.3%     66.0%
===================================================================================================================================

Minimum: 5.3450%
Maximum: 6.3700%
Weighted Average: 5.9965%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                           PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED         MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
MATURITY (MOS.)                    LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

58 - 60                              4        31,992,080       10.8      5.9001       58       1.39     1.30      68.9      67.1
85 - 120                            27       231,504,987       77.8      6.0678      118       1.41     1.28      71.0      66.2
121 - 163                            4        33,910,000       11.4      5.6003      153       1.37     1.13      75.8      63.9
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             35      $297,407,067      100.0%     5.9965%     116       1.40x    1.27x     71.3%     66.0%
===================================================================================================================================

Minimum: 58 mos.
Maximum: 163 mos.
Weighted Average: 116 mos.

DEBT SERVICE COVERAGE RATIOS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                           PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE            MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
RATIO (x)                          LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.09 - 1.20                          1        25,050,000        8.4      5.9400      119       1.09     1.09      80.0      80.0
1.21 - 1.30                          9        56,623,966       19.0      6.1174      114       1.24     1.17      69.0      64.8
1.31 - 1.40                          9        86,048,100       28.9      5.8997      119       1.36     1.19      74.4      67.8
1.41 - 1.50                          9        63,685,000       21.4      5.9901      113       1.42     1.20      72.9      66.5
1.51 - 1.60                          3        29,450,000        9.9      6.2284      107       1.53     1.45      57.7      51.2
1.61 - 1.70                          1        19,400,000        6.5      5.7000      120       1.64     1.36      78.9      71.0
1.71 - 2.99                          3        17,150,000        5.8      6.1260      119       2.09     2.02      60.3      59.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             35      $297,407,067      100.0%     5.9965%     116       1.40x    1.27x     71.3%     66.0%
===================================================================================================================================

Minimum: 1.09x
Maximum: 2.99x
Weighted Average: 1.40x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                           PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO      MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
AFTER IO PERIOD (x)                LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                         14       156,220,000       52.5      5.9271      124       1.32     1.14      73.5      68.1
1.21 - 1.30                         12        62,848,966       21.1      6.1382      109       1.33     1.23      73.1      67.4
1.31 - 1.40                          5        41,188,100       13.8      5.8082       93       1.49     1.36      73.8      68.7
1.41 - 1.50                          1         4,000,000        1.3      5.8500      119       1.76     1.48      58.7      52.9
1.51 - 1.60                          1        20,000,000        6.7      6.3700      120       1.53     1.53      53.1      45.6
1.71 - 2.99                          2        13,150,000        4.4      6.2100      119       2.19     2.19      60.8      60.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             35      $297,407,067      100.0%     5.9965%     116       1.40x    1.27x     71.3%     66.0%
===================================================================================================================================

Minimum: 1.04x
Maximum: 2.99x
Weighted Average: 1.27x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                   PERCENT BY   WEIGHTED    WEIGHTED              WEIGHTED     WEIGHTED    WEIGHTED
                         NUMBER OF   AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE     AVERAGE
CUT-OFF DATE             MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   DSCR AFTER  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)    LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)    IO (x)       LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

37.2% - 45.0%                 1        3,125,000       1.1       6.2100       119        2.99       2.99          37.2       37.2
50.1% - 55.0%                 2       31,000,000      10.4       6.2423       120        1.44       1.37          53.7       47.6
55.1% - 60.0%                 2        9,050,000       3.0       5.8779        86        1.57       1.32          59.1       54.9
60.1% - 65.0%                 6       30,188,435      10.2       6.0394       105        1.35       1.18          62.1       56.4
65.1% - 70.0%                 3       29,275,000       9.8       6.1000       119        1.56       1.42          67.6       64.5
70.1% - 75.0%                 5       54,598,759      18.4       5.9942       100        1.34       1.26          72.9       70.7
75.1% - 84.5%                16      140,169,872      47.1       5.9151       125        1.35       1.19          79.0       72.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      35     $297,407,067     100.0%      5.9965%      116        1.40x      1.27x         71.3%      66.0%
===================================================================================================================================

Minimum: 37.2%
Maximum: 84.5%
Weighted Average: 71.3%

BALLOON LOAN-TO-VALUE RATIOS

                                                   PERCENT BY   WEIGHTED    WEIGHTED              WEIGHTED     WEIGHTED    WEIGHTED
                         NUMBER OF   AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE    MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   DSCR AFTER  CUT-OFF DATE   BALLOON
RATIO (%)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)    IO (x)       LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

37.2% - 40.0%                 1        3,125,000        1.1      6.2100        119        2.99       2.99         37.2       37.2
45.1% - 50.0%                 1       20,000,000        6.7      6.3700        120        1.53       1.53         53.1       45.6
50.1% - 55.0%                 6       28,838,435        9.7      6.0417        117        1.39       1.21         58.9       52.9
55.1% - 60.0%                 4       22,997,775        7.7      5.9729         90        1.36       1.16         62.3       58.0
60.1% - 65.0%                 3       20,548,759        6.9      6.0539        119        1.35       1.16         67.7       62.6
65.1% - 70.0%                10       68,120,017       22.9      5.7873        135        1.45       1.27         76.5       67.9
70.1% - 80.0%                10      133,777,080       45.0      6.0277        109        1.35       1.23         77.0       73.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      35     $297,407,067     100.0%      5.9965%       116        1.40x      1.27x        71.3%      66.0%
===================================================================================================================================

Minimum: 37.2%
Maximum: 80.0%
Weighted Average: 66.0%

                                      A-14

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BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR14

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                       % OF
                                                                            % OF                    APPLICABLE
        CMSA        CMSA                                                INITIAL POOL   LOAN GROUP   LOAN GROUP     # OF
 ID   LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                           BALANCE     (ONE OR TWO)    BALANCE   PROPERTIES($)
--------------------------------------------------------------------------------------------------------------------------

  1        1        1-001      South Bay Galleria                            4.1%            1          4.6%          1
  2        2        2-001      One Newark Center                             3.9%            1          4.5%          1
  3        3                   Life Time Fitness Portfolio                   3.2%            1          3.7%          6
 3-a                3-001      Life Time Fitness - Prairie Center Drive      0.9%                       1.0%          1
 3-b                3-002      Life Time Fitness - Cedar Lake Road           0.7%                       0.8%          1
---------------------------------------------------------------------------------------------------------------------------
 3-c                3-003      Life Time Fitness - Baker Road                0.6%                       0.7%          1
 3-d                3-004      Life Time Fitness - E. Moore Lake Drive       0.5%                       0.5%          1
 3-e                3-005      Life Time Fitness - Yamato Road               0.5%                       0.5%          1
 3-f                3-006      Life Time Fitness - West 98th Street          0.1%                       0.1%          1
  4        4        4-001      750 Lexington Avenue                          3.0%            1          3.5%          1
---------------------------------------------------------------------------------------------------------------------------
  5        5                   Tysons Office and Data Center                 2.7%            1          3.1%          4
 5-a                5-001      Polk & Annex                                  1.4%                       1.6%          1
 5-b                5-002      Roosevelt Building                            0.6%                       0.7%          1
 5-c                5-003      Buchanan Building                             0.4%                       0.5%          1
 5-d                5-004      Tyler Building                                0.3%                       0.3%          1
---------------------------------------------------------------------------------------------------------------------------
  6        6        6-001      Sycamore Center                               2.7%            1          3.0%          1
  7        7        7-001      Philips at Sunrise Shopping Center            2.6%            1          3.0%          1
  8        8        8-001      Grand Bohemian Hotel                          2.2%            1          2.5%          1
  9        9        9-001      1657 Broadway                                 2.1%            1          2.4%          1
  10      10        10-001     Fountain Square                               1.6%            1          1.8%          1
---------------------------------------------------------------------------------------------------------------------------
  11      11        11-001     Piedmont Mall                                 1.4%            1          1.6%          1
  12      12                   Drury Inn Portfolio                           1.4%            1          1.6%          3
 12-a               12-001     Drury Inn San Antonio                         0.7%                       0.8%          1
 12-b               12-002     Drury Inn Albuquerque                         0.6%                       0.6%          1
 12-c               12-003     Best Western San Antonio                      0.1%                       0.2%          1
---------------------------------------------------------------------------------------------------------------------------
  13      13        13-001     City Center West                              0.9%            1          1.0%          1
  14      14        14-001     Molina Building                               0.5%            1          0.6%          1
  15      15        15-001     Canyon Plaza Center                           1.3%            1          1.5%          1
  16      16        16-001     Plaza Fiesta                                  1.3%            1          1.5%          1
  17      17        17-001     Redwood Gateway                               1.2%            1          1.4%          1
---------------------------------------------------------------------------------------------------------------------------
  18      18        18-001     Pheasant Lake Estates                         1.1%            2          9.4%          1
  19      19        19-001     255 Primera Boulevard                         1.1%            1          1.2%          1
  20      20        20-001     Village At East Cobb                          1.0%            2          8.4%          1
  21      21        21-001     Camp Creek Marketplace II                     0.9%            1          1.1%          1
  22      22        22-001     2400 83rd Street                              0.9%            1          1.0%          1
---------------------------------------------------------------------------------------------------------------------------
  23      23        23-001     Ramada Plaza - LaGuardia Airport              0.9%            1          1.0%          1
  24      24        24-001     Concord Place                                 0.8%            2          6.7%          1
  25      25        25-001     Raiders Ridge Apartments                      0.8%            2          6.5%          1
  26      26        26-001     Ontario City Centre                           0.8%            1          0.9%          1
  27      27        27-001     Park Lakes Apartments                         0.7%            2          6.2%          1
---------------------------------------------------------------------------------------------------------------------------
  28      28        28-001     Marriott Detroit Livonia                      0.7%            1          0.8%          1
  29      29        29-001     Legends at KU                                 0.7%            2          5.5%          1
  30      30        30-001     Staples / CVS Center                          0.7%            1          0.8%          1
  31      31        31-001     Owensboro Towne Center                        0.7%            1          0.7%          1
  32      32        32-001     Double Tree Club - Austin                     0.7%            1          0.7%          1
---------------------------------------------------------------------------------------------------------------------------
  33      33        33-001     YUM Building                                  0.6%            1          0.7%          1
  34      34        34-001     210 & 40 Meadowlands Parkway                  0.6%            1          0.7%          1
  35      35        35-001     Staunton Plaza                                0.6%            1          0.6%          1
  36      36        36-001     Holiday Inn Express - Elk Grove               0.5%            1          0.6%          1
  37      37        37-001     Drury Inn and Suites                          0.5%            1          0.6%          1
---------------------------------------------------------------------------------------------------------------------------
  38      38        38-001     26 Journal Square                             0.5%            1          0.6%          1
  39      39        39-001     44100-44250 Town Center Way                   0.5%            1          0.6%          1
  40      40                   Spanish Crossroads and Grand Plaza            0.5%            1          0.6%          2
 40-a               40-001     Grand Plaza                                   0.3%                       0.4%          1
 40-b               40-002     Spanish Crossroads                            0.2%                       0.2%          1
---------------------------------------------------------------------------------------------------------------------------
  41      41        41-001     Advo Inc.                                     0.5%            1          0.6%          1
  42      42        42-001     Hollywood Plaza II                            0.5%            1          0.6%          1
  43      43        43-001     Buffalo Creek Apartments                      0.5%            2          4.2%          1
  44      44        44-001     Foundry Shopping Center                       0.5%            1          0.6%          1
  45      45        45-001     Southside Square                              0.5%            1          0.5%          1
---------------------------------------------------------------------------------------------------------------------------
  46      46        46-001     6464-6540 West 51st Street & 5000 South
                                  Nagle Avenue                               0.5%            1          0.5%          1
  47      47        47-001     7077 E. Bell Road                             0.5%            1          0.5%          1
  48      48        48-001     114-120 Seaview Drive                         0.5%            1          0.5%          1
  49      49        49-001     Lakeview Village                              0.5%            1          0.5%          1
  50      50        50-001     Sharene Lane Apartments                       0.4%            2          3.7%          1
---------------------------------------------------------------------------------------------------------------------------
  51      51        51-001     15 Melanie Lane                               0.4%            1          0.5%          1
  52      52        52-001     AB International Center                       0.4%            1          0.5%          1
  53      53                   Michigan MHC Portfolio                        0.4%            1          0.5%          2
 53-a               53-001     Century Mobile Home Park - Lansing, MI        0.3%                       0.4%          1
 53-b               53-002     Ackels MHP - Madison Heights, MI              0.1%                       0.1%          1
---------------------------------------------------------------------------------------------------------------------------
  54      54        54-001     Clear Creek Business Center                   0.4%            1          0.5%          1
  55      55        55-001     Kings Highway Commerce Center                 0.4%            1          0.5%          1
  56      56        56-001     The Links                                     0.4%            2          3.5%          1
  57      57        57-001     New Garden Town Center                        0.4%            1          0.5%          1
  58      58        58-001     Winco Anchorage                               0.4%            1          0.5%          1
---------------------------------------------------------------------------------------------------------------------------
  59      59        59-001     2401 Locust Street Telecommunications         0.4%            1          0.5%          1
  60      60        60-001     Danville Park Apartments                      0.4%            2          3.5%          1
  61      61        61-001     Chelsea Village Apartments                    0.4%            2          3.4%          1
  62      62        62-001     Crowne Plaza Hotel Virgina Beach              0.4%            1          0.5%          1
  63      63        63-001     Comfort Inn Oceanfront South                  0.4%            1          0.5%          1
---------------------------------------------------------------------------------------------------------------------------
  64      64        64-001     Hampton Inn Reading                           0.4%            1          0.5%          1
  65      65        65-001     Northgate Plaza Retirement Apartments         0.4%            2          3.4%          1
  66      66        66-001     621 Route 46                                  0.4%            1          0.5%          1
  67      67        67-001     Cherry Hill Shopping Center                   0.4%            1          0.5%          1
  68      68        68-001     Courtyard Bristol                             0.4%            1          0.5%          1
---------------------------------------------------------------------------------------------------------------------------
  69      69        69-001     Greenville West Shopping Center               0.4%            1          0.5%          1
  70      70        70-001     Twin Oaks Shopping Center                     0.4%            1          0.4%          1
  71      71                   HB Newman Portfolio                           0.4%            1          0.4%          2
 71-a               71-001     1416 and 1417 Kelland Drive                   0.3%                       0.3%          1
 71-b               71-002     5789 Arrowhead Drive                          0.1%                       0.1%          1
---------------------------------------------------------------------------------------------------------------------------
  72      72        72-001     Two Centre Square                             0.4%            1          0.4%          1
  73      73        73-001     BJs Weymouth                                  0.4%            1          0.4%          1
  74      74        74-001     Tumwater Industrial Facility                  0.4%            1          0.4%          1
  75      75        75-001     Planning Design Build, Inc.                   0.4%            1          0.4%          1
  76      76        76-001     Chateau Ridge                                 0.4%            2          3.1%          1
---------------------------------------------------------------------------------------------------------------------------
  77      77        77-001     Westone Plaza                                 0.4%            1          0.4%          1
  78      78        78-001     51-53 Hook Road                               0.4%            1          0.4%          1
  79      79        79-001     Calaveras Shopping Center                     0.4%            1          0.4%          1
  80      80        80-001     The Tower                                     0.4%            1          0.4%          1
  81      81        81-001     Dorsey Business Center                        0.4%            1          0.4%          1
---------------------------------------------------------------------------------------------------------------------------
  82      82        82-001     Sunchase Apartments                           0.4%            2          2.9%          1
  83      83        83-001     Westminster Towers                            0.4%            2          2.9%          1
  84      84        84-001     Best Western Brighton                         0.3%            1          0.4%          1
  85      85        85-001     700-760 First Street                          0.3%            1          0.4%          1
  86      86        86-001     Hilton Garden Inn Kennett Square              0.3%            1          0.4%          1
---------------------------------------------------------------------------------------------------------------------------
  87      87        87-001     Marvin Gardens                                0.3%            2          2.7%          1
  88      88        88-001     Oshkosh Hilton Garden Inn                     0.3%            1          0.4%          1
  89      89        89-001     Sundial MHP                                   0.3%            1          0.4%          1
  90      90        90-001     Remington Industrial Center                   0.3%            1          0.4%          1
  91      91        91-001     500 Alexander Park                            0.3%            1          0.4%          1
---------------------------------------------------------------------------------------------------------------------------
  92      92        92-001     Marble Park                                   0.3%            1          0.4%          1
  93      93        93-001     Pinellas Park Square                          0.3%            1          0.4%          1
  94      94        94-001     Salina Meadows I&III                          0.3%            1          0.4%          1
  95      95        95-001     Montrose Retail Center                        0.3%            1          0.4%          1
  96      96        96-001     Coliseum Meadows Shopping Center              0.3%            1          0.4%          1
---------------------------------------------------------------------------------------------------------------------------
  97      97        97-001     Koeller Center                                0.3%            1          0.4%          1
  98      98        98-001     Burke Lake Self Storage                       0.3%            1          0.4%          1
  99      99        99-001     111-115 Castle Road                           0.3%            1          0.3%          1
 100      100      100-001     31-46 & 31-48 Steinway Street                 0.3%            1          0.3%          1
 101      101      101-001     Coast Center                                  0.3%            1          0.3%          1
---------------------------------------------------------------------------------------------------------------------------
 102      102      102-001     Menlo Business Park                           0.3%            1          0.3%          1
 103      103      103-001     Venlo Place Apartments                        0.3%            1          0.3%          1
 104      104      104-001     Comfort Suites - Leesburg                     0.3%            1          0.3%          1
 105      105      105-001     Marble Park III                               0.3%            1          0.3%          1
 106      106      106-001     Hilton Garden Inn-Oakdale, MN                 0.3%            1          0.3%          1
---------------------------------------------------------------------------------------------------------------------------
 107      107      107-001     Grand Forks Hilton Garden Inn                 0.3%            1          0.3%          1
 108      108      108-001     Ann & Decatur Marketplace                     0.3%            1          0.3%          1
 109      109      109-001     A-American Pico                               0.3%            1          0.3%          1
 110      110      110-001     50 Enterprise Ave                             0.3%            1          0.3%          1
 111      111      111-001     Plantation Pointe                             0.3%            1          0.3%          1
---------------------------------------------------------------------------------------------------------------------------
 112      112      112-001     Island House Retirement Apartments            0.3%            1          0.3%          1
 113      113      113-001     Shops at the Village                          0.3%            1          0.3%          1
 114      114      114-001     Pointer Ridge Office Building                 0.3%            1          0.3%          1
 115      115      115-001     Hualapai Way Retail                           0.3%            1          0.3%          1
 116      116      116-001     Hilltop Business Center                       0.3%            1          0.3%          1
---------------------------------------------------------------------------------------------------------------------------
 117      117      117-001     Zuni Center                                   0.3%            1          0.3%          1
 118      118      118-001     Residence Inn Louisville Airport              0.3%            1          0.3%          1
 119      119      119-001     University Village Apartments                 0.3%            2          2.2%          1
 120      120      120-001     Independent Printing Building                 0.3%            1          0.3%          1
 121      121      121-001     Candlewood Suites Virginia Beach              0.3%            1          0.3%          1
---------------------------------------------------------------------------------------------------------------------------
 122      122      122-001     LBJ Financial Center                          0.3%            1          0.3%          1
 123      123      123-001     Westwood Dome                                 0.2%            1          0.3%          1
 124      124      124-001     Gwynedd Office Park                           0.2%            1          0.3%          1
 125      125      125-001     2585-93 Grand Concourse                       0.2%            2          2.0%          1
 126      126      126-001     Northern Village                              0.2%            1          0.3%          1
---------------------------------------------------------------------------------------------------------------------------
 127      127      127-001     Conquistador                                  0.2%            2          2.0%          1
 128      128      128-001     Placentia Village Plaza                       0.2%            1          0.3%          1
 129      129      129-001     Tuckerton Plaza                               0.2%            1          0.3%          1
 130      130      130-001     Willingboro Town Center, South Phase          0.2%            1          0.3%          1
 131      131      131-001     Niagara Water Industrial                      0.2%            1          0.3%          1
---------------------------------------------------------------------------------------------------------------------------
 132      132      132-001     Lexington Place Phase I                       0.2%            1          0.3%          1
 133      133      133-001     California Place                              0.2%            1          0.3%          1
 134      134      134-001     Arlington Plaza                               0.2%            1          0.3%          1
 135      135      135-001     Colorado Crossroads Retail-Office Building    0.2%            1          0.3%          1
 136      136      136-001     6421 N. Thomydale Road                        0.2%            1          0.2%          1
---------------------------------------------------------------------------------------------------------------------------
 137      137                  Baltimore Portfolio                           0.2%            2          1.8%          3
137-a              137-001     Saint Paul Commons                            0.1%                       0.8%          1
137-b              137-002     The Wentworth                                 0.1%                       0.5%          1
137-c              137-003     West Monument                                 0.1%                       0.4%          1
 138      138      138-001     92 Blandin Avenue                             0.2%            1          0.2%          1
---------------------------------------------------------------------------------------------------------------------------
 139      139      139-001     Glendale Industrial                           0.2%            1          0.2%          1
 140      140      140-001     215 Mt. Hope Place                            0.2%            2          1.7%          1
 141      141      141-001     Holiday Inn Falmouth                          0.2%            1          0.2%          1
 142      142      142-001     4401 Wilshire Boulevard                       0.2%            1          0.2%          1
 143      143      143-001     8010 Frankford Avenue                         0.2%            1          0.2%          1
---------------------------------------------------------------------------------------------------------------------------
 144      144      144-001     Hampton Inn Emporia                           0.2%            1          0.2%          1
 145      145      145-001     Redhill Business Center                       0.2%            1          0.2%          1
 146      146      146-001     Manchester Plaza                              0.2%            1          0.2%          1
 147      147      147-001     The Comfort Inn & Suites Downtown - Little    0.2%            1          0.2%          1
 148      148      148-001     A-American Lancaster                          0.2%            1          0.2%          1
---------------------------------------------------------------------------------------------------------------------------
 149      149      149-001     Hills of Palos Verdes                         0.2%            2          1.6%          1
 150      150      150-001     Hampton Inn Greensboro                        0.2%            1          0.2%          1
 151      151      151-001     Mission Square West                           0.2%            1          0.2%          1
 152      152      152-001     Sharon Glen Apartment Homes                   0.2%            2          1.6%          1
 153      153      153-001     Shoppes of Oviedo                             0.2%            1          0.2%          1
---------------------------------------------------------------------------------------------------------------------------
 154      154      154-001     The Holladay House                            0.2%            1          0.2%          1
 155      155      155-001     Coronado Villas Apartments                    0.2%            2          1.5%          1
 156      156      156-001     Hampton Inn - Middleburg Heights              0.2%            1          0.2%          1
 157      157      157-001     CVS Pharmacy                                  0.2%            1          0.2%          1
 158      158      158-001     510 Idlewild Avenue                           0.2%            1          0.2%          1
---------------------------------------------------------------------------------------------------------------------------
 159      159      159-001     La Marina Shopping Center                     0.2%            1          0.2%          1
 160      160      160-001     OfficeMax / Party America                     0.2%            1          0.2%          1
 161      161      161-001     Rite Aid - Lansdale                           0.2%            1          0.2%          1
 162      162      162-001     Copperfield Shopping Center                   0.2%            1          0.2%          1
 163      163      163-001     Park Terrace Apartments                       0.2%            2          1.3%          1
---------------------------------------------------------------------------------------------------------------------------
 164      164      164-001     11016 Mulberry Avenue                         0.2%            1          0.2%          1
 165      165      165-001     One Energy Square                             0.2%            1          0.2%          1
 166      166      166-001     Azle Shopping Center                          0.2%            1          0.2%          1
 167      167      167-001     Best Western Country Inn - Poway              0.2%            1          0.2%          1
 168      168      168-001     Canyon Country Village                        0.2%            1          0.2%          1
---------------------------------------------------------------------------------------------------------------------------
 169      169      169-001     The Enclave at Coles Crossing                 0.1%            1          0.2%          1
 170      170      170-001     Bison and L&W Supply Buildings                0.1%            1          0.2%          1
 171      171                  Selway Industrial                             0.1%            1          0.2%          2
171-a              171-001     Union                                         0.1%                       0.1%          1
171-b              171-002     Auburn                                        0.0%                       0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 172      172      172-001     Parfet Street                                 0.1%            1          0.2%          1
 173      173      173-001     15100-15140 Paramount Blvd.                   0.1%            1          0.2%          1
 174      174      174-001     MeritCare Medical Office                      0.1%            1          0.2%          1
 175      175      175-001     Best Buy                                      0.1%            1          0.2%          1
 176      176      176-001     Saddle Creek Apartments                       0.1%            2          1.2%          1
---------------------------------------------------------------------------------------------------------------------------
 177      177      177-001     Allied Drive Warehouse                        0.1%            1          0.2%          1
 178      178      178-001     Englewood Apartments                          0.1%            2          1.1%          1
 179      179      179-001     925 Thompson Place                            0.1%            1          0.2%          1
 180      180      180-001     Hampton Inn - Kent                            0.1%            1          0.1%          1
 181      181      181-001     Walgreens Athens                              0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 182      182      182-001     Harrison Town Center                          0.1%            1          0.1%          1
 183      183      183-001     The Meadows Apartments                        0.1%            2          1.1%          1
 184      184      184-001     1318 North Cooper Road                        0.1%            1          0.1%          1
 185      185      185-001     420 North Dysart Road                         0.1%            1          0.1%          1
 186      186      186-001     Walgreens Tampa                               0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 187      187      187-001     Mountlake Terrace Plaza                       0.1%            2          1.1%          1
 188      188      188-001     Stock Building Supply - Mission               0.1%            1          0.1%          1
 189      189      189-001     College Plaza                                 0.1%            1          0.1%          1
 190      190      190-001     Red Rock Plaza                                0.1%            1          0.1%          1
 191      191      191-001     Lauderhill Center                             0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 192      192      192-001     United Self Storage                           0.1%            1          0.1%          1
 193      193      193-001     Ponderosa Business Park                       0.1%            1          0.1%          1
 194      194      194-001     Flynn Avenue Self Storage                     0.1%            1          0.1%          1
 195      195      195-001     Laurel Convenience Center                     0.1%            1          0.1%          1
 196      196      196-001     724 Enterprise Drive                          0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 197      197      197-001     Camino Verde Retail Center - Phoenix          0.1%            1          0.1%          1
 198      198                  Rite Aid - Alabama                            0.1%            1          0.1%          2
198-a              198-001     Rite Aid - Alabama - N. Wood Ave.             0.1%                       0.1%          1
198-b              198-002     Rite Aid - Alabama - Forest Road              0.1%                       0.1%          1
 199      199      199-001     PineRidge Business Center                     0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 200      200      200-001     Simpson Performance Products                  0.1%            1          0.1%          1
 201      201      201-001     Southwest Mold Building                       0.1%            1          0.1%          1
 202      202      202-001     Freeway Mini Storage                          0.1%            1          0.1%          1
 203      203      203-001     A-American Peoria                             0.1%            1          0.1%          1
 204      204      204-001     Herons  Landing                               0.1%            2          0.9%          1
---------------------------------------------------------------------------------------------------------------------------
 205      205      205-001     Master Key Storage                            0.1%            1          0.1%          1
 206      206                  Rite Aid - Birmingham/Horn Lake               0.1%            1          0.1%          2
206-a              206-001     Rite Aid - Birmingham                         0.1%                       0.1%          1
206-b              206-002     Rite Aid - Horn Lake                          0.0%                       0.0%          1
 207      207      207-001     Union Hills II Retail                         0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 208      208      208-001     Camden Apartments                             0.1%            2          0.9%          1
 209      209      209-001     7051 Stuart Avenue                            0.1%            1          0.1%          1
 210      210      210-001     4501 South 70th Street                        0.1%            1          0.1%          1
 211      211      211-001     Olde Oak Center                               0.1%            1          0.1%          1
 212      212      212-001     Grand Oaks Professional                       0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 213      213      213-001     20562 Crescent Bay                            0.1%            1          0.1%          1
 214      214      214-001     Mesa Retail Center                            0.1%            1          0.1%          1
 215      215      215-001     Northside Crossing Shopping Center            0.1%            1          0.1%          1
 216      216      216-001     28251-28317 Kelly Johnson Parkway             0.1%            1          0.1%          1
 217      217      217-001     Eckerd - Monroe                               0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 218      218      218-001     Cloverly Village Shopping Center              0.1%            1          0.1%          1
 219      219      219-001     Office Depot Oxford MS                        0.1%            1          0.1%          1
 220      220      220-001     Cheyenne Office                               0.1%            1          0.1%          1
 221      221      221-001     Adams Office Building                         0.1%            1          0.1%          1
 222      222      222-001     Main Crossing Shopping Center                 0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 223      223      223-001     A-American East Peoria                        0.1%            1          0.1%          1
 224      224      224-001     Lake Wylie Plaza                              0.1%            1          0.1%          1
 225      225      225-001     Shoppes at Red Mill                           0.1%            1          0.1%          1
 226      226      226-001     Walgreens - Madison, WI                       0.1%            1          0.1%          1
 227      227      227-001     18-12 25th Road                               0.1%            2          0.7%          1
---------------------------------------------------------------------------------------------------------------------------
 228      228      228-001     Stor-N-Lock -12                               0.1%            1          0.1%          1
 229      229      229-001     HomeStar Office Building                      0.1%            1          0.1%          1
 230      230      230-001     8420 Market Street                            0.1%            1          0.1%          1
 231      231      231-001     50 Route 10                                   0.1%            1          0.1%          1
 232      232      232-001     Majestic Liquor Store                         0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 233      233      233-001     Old Town Center                               0.1%            1          0.1%          1
 234      234      234-001     A-American Forest Hills                       0.1%            1          0.1%          1
 235      235      235-001     West Greens Plaza                             0.1%            1          0.1%          1
 236      236      236-001     Arlington Terrace Apartments                  0.1%            2          0.5%          1
 237      237      237-001     2670 Salt Springs Road                        0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 238      238      238-001     JP Hennessy Building                          0.1%            1          0.1%          1
 239      239      239-001     2400 Florin Road                              0.1%            1          0.1%          1
 240      240      240-001     Fed Ex - Hurricane                            0.1%            1          0.1%          1
 241      241      241-001     1461 N. Daly Street                           0.1%            1          0.1%          1
 242      242      242-001     Glendale Center                               0.1%            1          0.1%          1
---------------------------------------------------------------------------------------------------------------------------
 243      243      243-001     454 North Broadway                            0.1%            1          0.1%          1
 244      244      244-001     7020 Hayvenhurst Industrial                   0.1%            1          0.1%          1
 245      245      245-001     University North Apartments                   0.1%            2          0.4%          1
 246      246      246-001     380 W. Martin Luther King Jr. Boulevard       0.1%            1          0.1%          1
 247      247      247-001     Lake Pointe Office Center                     0.0%            1          0.0%          1
---------------------------------------------------------------------------------------------------------------------------
 248      248      248-001     Metro View I & II Apartments                  0.0%            2          0.3%          1
 249      249      249-001     Larbrook Properties Huntington Beach CA       0.0%            1          0.0%          1
 250      250      250-001     715 Avenue H                                  0.0%            1          0.0%          1

        MORTGAGE                                               CUT-OFF        BALANCE                GENERAL
          LOAN           LOAN PURPOSE         ORIGINAL          DATE        AT MATURITY             PROPERTY
  ID   SELLER (2)  (REFINANCE/ACQUISITION)   BALANCE ($)   BALANCE (3) ($)   OR ARD($)                TYPE
-----------------------------------------------------------------------------------------------------------------------

  1       PMCF            Refinance          100,000,000       100,000,000   84,394,230  Retail
  2        WFB           Acquisition          96,700,000        96,700,000   96,700,000  Office
  3        WFB            Refinance           80,000,000        80,000,000   61,638,960  Retail
 3-a       WFB                                21,223,768        21,223,768   16,352,638  Retail
 3-b       WFB                                17,262,377        17,262,377   13,300,437  Retail
-----------------------------------------------------------------------------------------------------------------------
 3-c       WFB                                15,540,033        15,540,033   11,973,394  Retail
 3-d       WFB                                11,578,642        11,578,642    8,921,193  Retail
 3-e       WFB                                11,145,180        11,145,180    8,587,216  Retail
 3-f       WFB                                 3,250,000         3,250,000    2,504,082  Retail
  4      PCF II           Refinance           75,000,000        75,000,000   65,726,151  Office
-----------------------------------------------------------------------------------------------------------------------
  5       PMCF            Refinance           67,000,000        67,000,000   67,000,000  Office
 5-a      PMCF                                34,600,000        34,600,000   34,600,000  Office
 5-b      PMCF                                16,020,000        16,020,000   16,020,000  Office
 5-c      PMCF                                 9,910,000         9,910,000    9,910,000  Office
 5-d      PMCF                                 6,470,000         6,470,000    6,470,000  Office
-----------------------------------------------------------------------------------------------------------------------
  6       BSCMI           Refinance           66,000,000        66,000,000   61,681,542  Retail
  7      PCF II           Refinance           65,000,000        65,000,000   65,000,000  Retail
  8       BSCMI           Refinance           55,000,000        55,000,000   48,629,010  Hospitality
  9       PMCF           Acquisition          53,000,000        53,000,000   53,000,000  Office
  10     PCF II           Refinance           39,250,000        39,250,000   39,250,000  Retail
-----------------------------------------------------------------------------------------------------------------------
  11      PMCF            Refinance           35,000,000        34,900,364   29,721,460  Retail
  12     PCF II           Refinance           34,860,000        34,860,000   31,511,006  Hospitality
 12-a    PCF II                               17,640,000        17,640,000   15,945,328  Hospitality
 12-b    PCF II                               13,650,000        13,650,000   12,338,647  Hospitality
 12-c    PCF II                                3,570,000         3,570,000    3,227,031  Hospitality
-----------------------------------------------------------------------------------------------------------------------
  13       WFB           Acquisition          21,000,000        21,000,000   19,004,747  Office
  14       WFB            Refinance           13,000,000        13,000,000   11,764,844  Office
  15       WFB            Refinance           32,000,000        31,966,906   27,030,308  Retail
  16     PCF II          Acquisition          31,951,000        31,951,000   31,951,000  Retail
  17      BSCMI          Acquisition          29,500,000        29,442,233   24,843,020  Retail
-----------------------------------------------------------------------------------------------------------------------
  18       WFB           Acquisition          28,000,000        28,000,000   26,307,108  Manufactured Housing Community
  19     PCF II          Acquisition          26,000,000        26,000,000   26,000,000  Office
  20     PCF II          Acquisition          25,050,000        25,050,000   25,050,000  Multifamily
  21       PCF           Acquisition          23,000,000        23,000,000   18,795,494  Retail
  22     PCF II           Refinance           22,000,000        22,000,000   22,000,000  Industrial
-----------------------------------------------------------------------------------------------------------------------
  23       WFB            Refinance           22,000,000        22,000,000   20,674,956  Hospitality
  24      PMCF            Refinance           20,000,000        20,000,000   17,178,919  Mixed Use
  25      BSCMI          Acquisition          19,400,000        19,400,000   17,457,407  Multifamily
  26      PMCF           Acquisition          18,800,000        18,800,000   18,800,000  Mixed Use
  27     PCF II          Acquisition          18,400,000        18,400,000   18,400,000  Multifamily
-----------------------------------------------------------------------------------------------------------------------
  28       WFB           Acquisition          18,000,000        18,000,000   15,307,832  Hospitality
  29      PMCF           Acquisition          16,500,000        16,500,000   16,500,000  Multifamily
  30      BSCMI           Refinance           16,450,000        16,450,000   15,415,730  Retail
  31       WFB           Acquisition          16,217,000        16,217,000   15,214,211  Retail
  32      BSCMI          Acquisition          16,100,000        16,100,000   14,633,881  Hospitality
-----------------------------------------------------------------------------------------------------------------------
  33       WFB           Acquisition          16,000,000        16,000,000   14,423,321  Office
  34     PCF II           Refinance           15,500,000        15,500,000   15,500,000  Mixed Use
  35       WFB            Refinance           14,100,000        14,074,161   11,980,338  Retail
  36      PMCF            Refinance           13,275,000        13,238,941   10,322,073  Hospitality
  37      NLIC            Refinance           13,000,000        13,000,000   11,035,754  Hospitality
-----------------------------------------------------------------------------------------------------------------------
  38      BSCMI          Acquisition          13,000,000        13,000,000   11,529,848  Office
  39     PCF II           Refinance           13,000,000        12,975,640   11,013,305  Retail
  40      PMCF           Acquisition          12,850,000        12,850,000   11,615,268  Retail
 40-a     PMCF                                 8,330,000         8,330,000    7,529,586  Retail
 40-b     PMCF                                 4,520,000         4,520,000    4,085,682  Retail
-----------------------------------------------------------------------------------------------------------------------
  41      BSCMI           Refinance           12,625,000        12,625,000   11,357,250  Industrial
  42      BSCMI           Refinance           12,500,000        12,500,000   11,576,156  Retail
  43      PMCF           Acquisition          12,400,000        12,400,000   11,573,047  Multifamily
  44     PCF II          Acquisition          12,120,000        12,120,000   12,120,000  Retail
  45      PMCF            Refinance           11,900,000        11,900,000   10,446,051  Retail
-----------------------------------------------------------------------------------------------------------------------
  46     PCF II           Refinance           11,670,000        11,670,000   10,414,797  Industrial
  47      BSCMI           Refinance           11,600,000        11,600,000   10,501,685  Retail
  48     PCF II           Refinance           11,500,000        11,500,000   11,500,000  Industrial
  49      BSCMI          Acquisition          11,500,000        11,500,000   10,744,034  Retail
  50      PMCF            Refinance           11,000,000        11,000,000   10,305,563  Multifamily
-----------------------------------------------------------------------------------------------------------------------
  51     PCF II           Refinance           11,000,000        11,000,000   11,000,000  Industrial
  52      BSCMI           Refinance           10,900,000        10,900,000    9,902,410  Retail
  53       WFB           Acquisition          10,824,000        10,824,000    9,797,086  Manufactured Housing Community
 53-a      WFB                                 7,601,000         7,601,000    6,879,864  Manufactured Housing Community
 53-b      WFB                                 3,223,000         3,223,000    2,917,222  Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------
  54      PMCF            Refinance           10,750,000        10,750,000    9,569,785  Industrial
  55      BSCMI          Acquisition          10,700,000        10,700,000   10,003,322  Retail
  56      PMCF           Acquisition          10,500,000        10,500,000    9,859,556  Multifamily
  57       WFB            Refinance           10,500,000        10,500,000    9,332,916  Retail
  58      PMCF            Refinance           10,500,000        10,471,665    8,981,167  Industrial
-----------------------------------------------------------------------------------------------------------------------
  59      PMCF           Acquisition          10,400,000        10,400,000    9,411,515  Office
  60      PMCF           Acquisition          10,300,000        10,300,000    9,649,754  Multifamily
  61      BSCMI           Refinance           10,240,000        10,240,000    8,533,519  Multifamily
  62       WFB            Refinance           10,200,000        10,190,039    8,691,939  Hospitality
  63       WFB            Refinance           10,125,000        10,114,921    8,603,063  Hospitality
-----------------------------------------------------------------------------------------------------------------------
  64       WFB           Acquisition          10,050,000        10,031,747    8,549,144  Hospitality
  65      NLIC            Refinance           10,025,000        10,025,000   10,025,000  Multifamily
  66     PCF II           Refinance           10,000,000        10,000,000   10,000,000  Industrial
  67       WFB           Acquisition          10,000,000        10,000,000    9,682,901  Retail
  68       WFB            Refinance           10,000,000         9,967,835    8,639,762  Hospitality
-----------------------------------------------------------------------------------------------------------------------
  69      BSCMI          Acquisition           9,940,000         9,940,000    9,288,703  Retail
  70      PMCF            Refinance            9,750,000         9,750,000    8,863,786  Retail
  71      NLIC            Refinance            9,650,000         9,625,259    7,585,462  Industrial
 71-a     NLIC                                 7,250,000         7,231,412    5,698,922  Industrial
 71-b     NLIC                                 2,400,000         2,393,847    1,886,540  Industrial
-----------------------------------------------------------------------------------------------------------------------
  72      PMCF           Acquisition           9,625,000         9,625,000    9,625,000  Office
  73      BSCMI           Refinance            9,600,000         9,600,000    7,816,077  Retail
  74     PCF II           Refinance            9,520,000         9,510,340    8,238,463  Industrial
  75       WFB            Refinance            9,450,000         9,440,736    8,048,179  Office
  76      BSCMI           Refinance            9,120,000         9,120,000    7,654,410  Multifamily
-----------------------------------------------------------------------------------------------------------------------
  77       PCF            Refinance            9,075,000         9,051,749    7,814,782  Retail
  78     PCF II           Refinance            9,000,000         9,000,000    9,000,000  Industrial
  79       WFB            Refinance            9,000,000         8,990,902    7,629,291  Retail
  80      PMCF            Refinance            9,000,000         8,906,411    7,565,704  Office
  81     PCF II           Refinance            8,900,000         8,900,000    7,776,644  Office
-----------------------------------------------------------------------------------------------------------------------
  82     PCF II          Acquisition           8,750,000         8,750,000    8,049,050  Multifamily
  83       WFB            Refinance            8,750,000         8,750,000    8,202,926  Multifamily
  84      BSCMI           Refinance            8,600,000         8,600,000    7,293,936  Hospitality
  85     PCF II           Refinance            8,500,000         8,500,000    8,500,000  Industrial
  86       WFB            Refinance            8,300,000         8,271,618    7,118,347  Hospitality
-----------------------------------------------------------------------------------------------------------------------
  87      PMCF            Refinance            8,150,000         8,150,000    7,112,091  Multifamily
  88      BSCMI           Refinance            8,105,000         8,071,747    6,320,744  Hospitality
  89       WFB           Acquisition           8,100,000         8,070,722    6,898,366  Manufactured Housing Community
  90      NLIC            Refinance            8,000,000         8,000,000    7,139,815  Industrial
  91     PCF II           Refinance            8,000,000         8,000,000    6,773,261  Office
-----------------------------------------------------------------------------------------------------------------------
  92      PMCF            Refinance            8,000,000         8,000,000    7,084,486  Industrial
  93       WFB            Refinance            8,000,000         8,000,000    6,892,257  Retail
  94       WFB            Refinance            7,850,000         7,850,000    6,951,739  Office
  95       WFB            Refinance            7,768,000         7,753,637    6,592,506  Retail
  96       WFB           Acquisition           7,750,000         7,750,000    7,008,262  Retail
-----------------------------------------------------------------------------------------------------------------------
  97     PCF II           Refinance            7,750,000         7,739,986    6,196,127  Retail
  98       WFB            Refinance            7,700,000         7,700,000    6,889,904  Self Storage
  99     PCF II           Refinance            7,500,000         7,500,000    7,500,000  Industrial
 100      BSCMI           Refinance            7,400,000         7,400,000    6,673,700  Mixed Use
 101      PMCF            Refinance            7,400,000         7,392,563    6,278,495  Office
-----------------------------------------------------------------------------------------------------------------------
 102      PMCF            Refinance            7,375,000         7,375,000    6,538,352  Industrial
 103      PMCF            Refinance            7,350,000         7,329,607    6,263,458  Multifamily
 104       WFB            Refinance            7,280,000         7,261,631    6,281,180  Hospitality
 105      PMCF            Refinance            7,250,000         7,250,000    6,420,315  Industrial
 106       WFB            Refinance            7,200,000         7,170,924    6,193,922  Hospitality
-----------------------------------------------------------------------------------------------------------------------
 107      BSCMI           Refinance            7,200,000         7,170,460    5,614,974  Hospitality
 108     PCF II           Refinance            7,000,000         7,000,000    6,259,225  Retail
 109       WFB            Refinance            7,000,000         6,989,837    6,007,275  Self Storage
 110     PCF II           Refinance            6,950,000         6,950,000    6,950,000  Industrial
 111      BSCMI          Acquisition           6,900,000         6,900,000    6,280,993  Retail
-----------------------------------------------------------------------------------------------------------------------
 112      NLIC            Refinance            6,650,000         6,650,000    6,650,000  Multifamily
 113       WFB            Refinance            6,650,000         6,650,000    5,933,680  Retail
 114      PMCF            Refinance            6,620,000         6,620,000    5,796,039  Office
 115      PMCF           Acquisition           6,510,000         6,510,000    6,079,602  Retail
 116     PCF II           Refinance            6,500,000         6,493,809    5,559,632  Office
-----------------------------------------------------------------------------------------------------------------------
 117       WFB           Acquisition           6,500,000         6,493,713    5,546,948  Retail
 118     PCF II           Refinance            6,500,000         6,477,592      142,206  Hospitality
 119      BSCMI           Refinance            6,400,000         6,400,000    5,333,449  Multifamily
 120      NLIC           Acquisition           6,350,000         6,350,000    5,352,397  Industrial
 121       WFB            Refinance            6,350,000         6,343,799    5,411,158  Hospitality
-----------------------------------------------------------------------------------------------------------------------
 122      BSCMI           Refinance            6,200,000         6,200,000    4,790,348  Office
 123      BSCMI          Acquisition           6,100,000         6,100,000    5,424,019  Mixed Use
 124      NLIC            Refinance            6,100,000         6,100,000    5,172,236  Office
 125      BSCMI           Refinance            6,050,000         6,050,000    5,748,072  Multifamily
 126      BSCMI          Acquisition           6,000,000         6,000,000    5,415,819  Retail
-----------------------------------------------------------------------------------------------------------------------
 127      PMCF            Refinance            6,000,000         6,000,000    5,441,327  Multifamily
 128       WFB            Refinance            6,000,000         5,993,736    5,060,629  Retail
 129       PCF            Refinance            6,000,000         5,896,235    4,962,226  Retail
 130     PCF II           Refinance            5,850,000         5,850,000    5,203,792  Retail
 131       WFB           Acquisition           5,800,000         5,794,454    5,446,819  Industrial
-----------------------------------------------------------------------------------------------------------------------
 132      NLIC           Acquisition           5,725,000         5,725,000    5,174,895  Retail
 133      BSCMI           Refinance            5,600,000         5,584,790    4,785,865  Office
 134      PMCF            Refinance            5,500,000         5,494,690    4,694,916  Retail
 135       WFB            Refinance            5,475,000         5,475,000    5,116,468  Mixed Use
 136       WFB            Refinance            5,250,000         5,240,761    4,484,067  Retail
-----------------------------------------------------------------------------------------------------------------------
 137      PMCF            Refinance            5,225,000         5,225,000    4,659,128  Multifamily
137-a     PMCF                                 2,465,000         2,465,000    2,198,039  Multifamily
137-b     PMCF                                 1,520,000         1,520,000    1,355,382  Multifamily
137-c     PMCF                                 1,240,000         1,240,000    1,105,706  Multifamily
 138      BSCMI          Acquisition           5,200,000         5,200,000    4,698,141  Industrial
-----------------------------------------------------------------------------------------------------------------------
 139      PMCF           Acquisition           5,100,000         5,100,000    4,572,215  Industrial
 140      BSCMI           Refinance            5,050,000         5,050,000    4,797,978  Multifamily
 141      BSCMI           Refinance            5,000,000         5,000,000    4,238,915  Hospitality
 142       WFB            Refinance            5,000,000         5,000,000    4,681,579  Office
 143     PCF II          Acquisition           5,000,000         4,995,003    4,245,950  Retail
-----------------------------------------------------------------------------------------------------------------------
 144       WFB            Refinance            5,000,000         4,992,785    3,884,054  Hospitality
 145       WFB            Refinance            4,940,000         4,926,235    4,207,296  Office
 146      PMCF            Refinance            4,900,000         4,900,000    4,447,729  Retail
 147      NLIC            Refinance            4,900,000         4,889,791    3,270,080  Hospitality
 148       WFB            Refinance            4,850,000         4,843,365    4,197,041  Self Storage
-----------------------------------------------------------------------------------------------------------------------
 149      PMCF           Acquisition           4,700,000         4,700,000    4,185,477  Multifamily
 150      PMCF            Refinance            4,700,000         4,676,819    3,723,776  Hospitality
 151      NLIC            Refinance            4,680,000         4,675,464    3,992,656  Retail
 152     PCF II          Acquisition           4,660,000         4,660,000    4,148,027  Multifamily
 153      NLIC            Refinance            4,570,000         4,570,000    4,080,225  Retail
-----------------------------------------------------------------------------------------------------------------------
 154       WFB            Refinance            4,550,000         4,550,000    4,063,670  Office
 155      PMCF           Acquisition           4,400,000         4,392,080    4,125,521  Multifamily
 156       WFB            Refinance            4,400,000         4,367,114    3,483,414  Hospitality
 157      PMCF           Acquisition           4,325,000         4,317,162    3,680,179  Retail
 158     PCF II           Refinance            4,300,000         4,295,695    3,650,450  Office
-----------------------------------------------------------------------------------------------------------------------
 159      BSCMI          Acquisition           4,250,000         4,250,000    3,802,298  Retail
 160      NLIC            Refinance            4,200,000         4,196,144    3,611,641  Retail
 161       WFB           Acquisition           4,150,000         4,150,000    3,701,222  Retail
 162       WFB           Acquisition           4,100,000         4,100,000    3,651,114  Retail
 163      NLIC            Refinance            4,000,000         4,000,000    3,609,352  Multifamily
-----------------------------------------------------------------------------------------------------------------------
 164     PCF II           Refinance            4,000,000         3,991,506    2,653,451  Industrial
 165       WFB           Acquisition           3,935,000         3,924,105    3,354,260  Retail
 166      BSCMI           Refinance            3,800,000         3,800,000    3,384,969  Retail
 167      BSCMI           Refinance            3,800,000         3,783,879    3,255,709  Hospitality
 168       PCF            Refinance            3,750,000         3,726,216    1,472,920  Retail
-----------------------------------------------------------------------------------------------------------------------
 169       WFB            Refinance            3,650,000         3,650,000    3,246,749  Office
 170       WFB           Acquisition           3,620,000         3,620,000    3,240,031  Industrial
 171      PMCF      Acquisition/Refinance      3,610,000         3,606,575    3,089,489  Industrial
171-a     PMCF            Refinance            2,380,073         2,377,815    2,036,900  Industrial
171-b     PMCF           Acquisition           1,229,927         1,228,760    1,052,589  Industrial
-----------------------------------------------------------------------------------------------------------------------
 172       WFB           Acquisition           3,600,000         3,600,000    3,228,016  Office
 173       WFB            Refinance            3,500,000         3,490,575    2,994,572  Retail
 174       WFB            Refinance            3,500,000         3,485,977    2,335,723  Office
 175      NLIC            Refinance            3,450,000         3,450,000    3,009,937  Retail
 176       WFB            Refinance            3,450,000         3,446,539    2,927,994  Multifamily
-----------------------------------------------------------------------------------------------------------------------
 177      PMCF           Acquisition           3,420,000         3,420,000    3,100,242  Industrial
 178      PMCF            Refinance            3,400,000         3,400,000    3,075,663  Multifamily
 179       WFB            Refinance            3,275,000         3,275,000    2,961,110  Industrial
 180       WFB            Refinance            3,250,000         3,225,710    2,572,976  Hospitality
 181      BSCMI          Acquisition           3,220,000         3,214,335    2,750,306  Retail
-----------------------------------------------------------------------------------------------------------------------
 182      NLIC            Refinance            3,200,000         3,196,952    2,737,051  Retail
 183       WFB            Refinance            3,200,000         3,190,950    2,719,847  Multifamily
 184     PCF II           Refinance            3,185,000         3,181,949    2,721,893  Retail
 185     PCF II           Refinance            3,185,000         3,181,949    2,721,893  Retail
 186      BSCMI          Acquisition           3,156,000         3,156,000    2,862,112  Retail
-----------------------------------------------------------------------------------------------------------------------
 187      NLIC            Refinance            3,125,000         3,125,000    3,125,000  Multifamily
 188       WFB            Refinance            3,100,000         3,093,456    2,060,303  Industrial
 189       WFB            Refinance            3,050,000         3,044,837    2,617,644  Retail
 190       WFB           Acquisition           3,000,000         3,000,000    2,668,562  Retail
 191      BSCMI           Refinance            3,000,000         3,000,000    2,891,656  Retail
-----------------------------------------------------------------------------------------------------------------------
 192     PCF II           Refinance            3,000,000         2,993,637       95,338  Self Storage
 193       WFB            Refinance            2,915,000         2,910,031    2,499,666  Industrial
 194       WFB            Refinance            2,900,000         2,900,000    2,627,478  Self Storage
 195       WFB            Refinance            2,900,000         2,892,174    2,480,512  Retail
 196       WFB            Refinance            2,850,000         2,850,000    2,597,669  Office
-----------------------------------------------------------------------------------------------------------------------
 197       WFB            Refinance            2,850,000         2,845,019    2,436,298  Retail
 198       WFB            Refinance            2,850,000         2,841,974    2,423,773  Retail
198-a      WFB                                 1,452,941         1,448,849    1,235,649  Retail
198-b      WFB                                 1,397,059         1,393,125    1,188,124  Retail
 199       WFB           Acquisition           2,820,000         2,820,000    2,503,494  Office
-----------------------------------------------------------------------------------------------------------------------
 200      BSCMI          Acquisition           2,800,000         2,800,000    2,474,527  Industrial
 201       WFB           Acquisition           2,780,000         2,777,433    2,388,561  Industrial
 202       WFB            Refinance            2,725,000         2,719,939    2,311,280  Self Storage
 203       WFB            Refinance            2,700,000         2,693,078    2,337,342  Self Storage
 204       WFB           Acquisition           2,752,000         2,661,289    2,327,896  Multifamily
-----------------------------------------------------------------------------------------------------------------------
 205       WFB            Refinance            2,650,000         2,647,741    2,302,543  Self Storage
 206       WFB            Refinance            2,650,000         2,642,537    2,253,683  Retail
206-a      WFB                                 1,568,367         1,563,950    1,333,813  Retail
206-b      WFB                                 1,081,633         1,078,587      919,870  Retail
 207       WFB            Refinance            2,640,000         2,635,612    2,270,854  Retail
-----------------------------------------------------------------------------------------------------------------------
 208       WFB            Refinance            2,600,000         2,597,528    2,224,485  Multifamily
 209     PCF II          Acquisition           2,600,000         2,595,639    2,233,944  Industrial
 210       WFB           Acquisition           2,600,000         2,595,166    2,204,934  Office
 211       WFB            Refinance            2,600,000         2,593,280    2,236,459  Retail
 212     PCF II           Refinance            2,500,000         2,496,470    1,951,070  Office
-----------------------------------------------------------------------------------------------------------------------
 213       WFB            Refinance            2,450,000         2,445,947    2,108,596  Industrial
 214       WFB           Acquisition           2,415,000         2,412,695    2,065,030  Retail
 215      BSCMI          Acquisition           2,400,000         2,400,000    2,175,086  Retail
 216     PCF II          Acquisition           2,345,000         2,340,938    2,006,892  Industrial
 217      BSCMI          Acquisition           2,350,000         2,339,813    2,008,120  Retail
-----------------------------------------------------------------------------------------------------------------------
 218       WFB            Refinance            2,300,000         2,300,000    2,080,673  Retail
 219      BSCMI          Acquisition           2,295,000         2,295,000    2,295,000  Retail
 220      PMCF            Refinance            2,220,000         2,220,000    1,896,074  Office
 221      BSCMI           Refinance            2,175,000         2,175,000    1,943,789  Office
 222      PMCF           Acquisition           2,167,500         2,167,500    1,970,776  Retail
-----------------------------------------------------------------------------------------------------------------------
 223       WFB            Refinance            2,060,000         2,054,718    1,783,306  Self Storage
 224     PCF II           Refinance            2,050,000         2,047,109    1,600,406  Retail
 225      BSCMI          Acquisition           2,000,000         2,000,000    1,869,515  Retail
 226       WFB           Acquisition           2,000,000         2,000,000    1,811,805  Retail
 227     PCF II           Refinance            2,000,000         1,998,110    1,712,599  Multifamily
-----------------------------------------------------------------------------------------------------------------------
 228     PCF II           Refinance            2,000,000         1,997,947    1,691,402  Self Storage
 229       WFB           Acquisition           1,950,000         1,944,872    1,673,596  Office
 230     PCF II          Acquisition           1,802,673         1,799,593    1,545,387  Retail
 231     PCF II           Refinance            1,750,000         1,750,000    1,750,000  Retail
 232       WFB           Acquisition           1,750,000         1,748,401    1,505,897  Retail
-----------------------------------------------------------------------------------------------------------------------
 233     PCF II           Refinance            1,725,000         1,722,026    1,477,126  Retail
 234       WFB            Refinance            1,660,000         1,655,744    1,437,032  Self Storage
 235     PCF II          Acquisition           1,650,000         1,648,332    1,398,703  Retail
 236     PCF II           Refinance            1,600,000         1,597,775    1,252,797  Multifamily
 237     PCF II           Refinance            1,600,000         1,596,666    1,067,782  Industrial
-----------------------------------------------------------------------------------------------------------------------
 238     PCF II          Acquisition           1,550,000         1,550,000    1,409,037  Industrial
 239       WFB           Acquisition           1,550,000         1,547,266    1,323,488  Retail
 240       WFB           Acquisition           1,500,000         1,496,699      983,749  Industrial
 241       WFB            Refinance            1,400,000         1,400,000    1,277,215  Industrial
 242       WFB           Acquisition           1,385,000         1,385,000    1,232,292  Retail
-----------------------------------------------------------------------------------------------------------------------
 243     PCF II           Refinance            1,350,000         1,348,709    1,154,036  Retail
 244       WFB            Refinance            1,340,000         1,338,758    1,150,678  Industrial
 245       WFB            Refinance            1,300,000         1,298,759    1,111,610  Multifamily
 246     PCF II           Refinance            1,275,000         1,271,976    1,108,452  Industrial
 247       WFB            Refinance            1,050,000         1,050,000      939,086  Office
-----------------------------------------------------------------------------------------------------------------------
 248       WFB            Refinance            1,030,000         1,029,036      883,235  Multifamily
 249       WFB            Refinance            1,000,000           999,040      854,354  Industrial
 250       WFB           Acquisition           1,000,000           998,311      858,485  Industrial

                                                                                                                         ORIGINAL
                    DETAILED                                          INTEREST       ORIGINAL        STATED REMAINING  AMORTIZATION
                    PROPERTY               INTEREST  ADMINISTRATIVE    ACCRUAL   TERM TO MATURITY    TERM TO MATURITY   TERM (MOS.)
  ID                  TYPE                   RATE       FEE RATE        BASIS    OR ARD (MOS.) (4)  OR ARD (MOS.) (4)      (4)
-----------------------------------------------------------------------------------------------------------------------------------

  1    Anchored                             5.6250%     0.02150%     Actual/360         118                118               360
  2    Urban                                5.6000%     0.03150%     Actual/360         60                  60                0
  3    Free Standing                        5.7500%     0.03150%     Actual/360         120                120               300
 3-a   Free Standing
 3-b   Free Standing
-----------------------------------------------------------------------------------------------------------------------------------
 3-c   Free Standing
 3-d   Free Standing
 3-e   Free Standing
 3-f   Free Standing
  4    Urban                                5.4400%     0.03150%     Actual/360         120                120               360
-----------------------------------------------------------------------------------------------------------------------------------
  5    Suburban                             5.8650%     0.02150%     Actual/360         60                  59                0
 5-a   Suburban
 5-b   Suburban
 5-c   Suburban
 5-d   Suburban
-----------------------------------------------------------------------------------------------------------------------------------
  6    Anchored                             5.8100%     0.03150%     Actual/360         120                120               360
  7    Anchored                             5.7500%     0.03150%     Actual/360         120                120                0
  8    Full Service                         5.8200%     0.03150%     Actual/360         120                118               360
  9    Urban/Retail                         6.3100%     0.02150%     Actual/360         84                  82                0
  10   Anchored                             6.3300%     0.03150%     Actual/360         120                118                0
-----------------------------------------------------------------------------------------------------------------------------------
  11   Anchored                             5.9790%     0.02150%     Actual/360         120                117               360
  12   Limited Service                      5.9300%     0.03150%     Actual/360         120                120               360
 12-a  Limited Service
 12-b  Limited Service
 12-c  Limited Service
-----------------------------------------------------------------------------------------------------------------------------------
  13   Suburban                             5.9900%     0.03150%     Actual/360         120                118               360
  14   Suburban                             5.9900%     0.03150%     Actual/360         120                118               360
  15   Shadow Anchored                      5.8000%     0.03150%     Actual/360         120                119               360
  16   Anchored                             5.6300%     0.03150%     Actual/360         120                120                0
  17   Anchored                             5.6900%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
  18   Manufactured Housing Community       6.2300%     0.03150%     Actual/360         120                117               360
  19   Suburban                             6.1500%     0.03150%     Actual/360         120                118                0
  20   Garden                               5.9400%     0.03150%     Actual/360         120                119                0
  21   Anchored                             5.2700%     0.03150%     Actual/360         120                117               300
  22   Warehouse                            5.6450%     0.03150%     Actual/360         120                119                0
-----------------------------------------------------------------------------------------------------------------------------------
  23   Full Service                         6.2500%     0.03150%     Actual/360         120                119               360
  24   Senior Housing/Conference Facility   6.3700%     0.02150%     Actual/360         120                120               360
  25   Student Housing                      5.7000%     0.03150%     Actual/360         120                120               360
  26   Hospitality/Retail/Parking           5.9300%     0.02150%     Actual/360         120                119                0
  27   Garden                               6.2600%     0.03150%       30/360           120                118                0
-----------------------------------------------------------------------------------------------------------------------------------
  28   Full Service                         6.2000%     0.03150%     Actual/360         120                118               312
  29   Student Housing                      5.8550%     0.02150%     Actual/360         60                  58                0
  30   Anchored                             6.0310%     0.03150%     Actual/360         120                119               360
  31   Anchored                             6.1000%     0.03150%     Actual/360         120                118               360
  32   Full Service                         6.2200%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
  33   Suburban                             5.8000%     0.03150%     Actual/360         120                119               360
  34   Retail/Industrial                    5.6450%     0.03150%     Actual/360         120                119                0
  35   Anchored                             5.9900%     0.08150%     Actual/360         120                118               360
  36   Limited Service                      6.0200%     0.02150%     Actual/360         120                118               300
  37   Limited Service                      5.9600%     0.10650%     Actual/360         120                120               360
-----------------------------------------------------------------------------------------------------------------------------------
  38   Suburban                             5.9670%     0.03150%     Actual/360         120                117               360
  39   Anchored                             5.8900%     0.03150%     Actual/360         120                118               360
  40   Anchored                             5.9400%     0.02150%     Actual/360         120                119               360
 40-a  Anchored
 40-b  Anchored
-----------------------------------------------------------------------------------------------------------------------------------
  41   Warehouse                            5.6800%     0.03150%     Actual/360         120                115               360
  42   Shadow Anchored                      5.1720%     0.03150%     Actual/360         120                119               360
  43   Garden                               5.7100%     0.02150%     Actual/360         120                118               360
  44   Anchored                             6.1900%     0.03150%     Actual/360         120                119                0
  45   Shadow Anchored                      5.5100%     0.02150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
  46   Warehouse                            6.2500%     0.03150%     Actual/360         120                119               360
  47   Unanchored                           6.0090%     0.03150%     Actual/360         120                118               360
  48   Warehouse                            5.6450%     0.03150%     Actual/360         120                119                0
  49   Shadow Anchored                      5.8000%     0.03150%     Actual/360         120                119               360
  50   Garden                               6.0100%     0.02150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
  51   Warehouse                            5.6450%     0.03150%     Actual/360         120                119                0
  52   Anchored                             6.1930%     0.03150%     Actual/360         120                118               360
  53   Manufactured Housing Community       6.0100%     0.03150%     Actual/360         120                119               360
 53-a  Manufactured Housing Community
 53-b  Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------------------
  54   Flex                                 6.1300%     0.05150%     Actual/360         120                114               360
  55   Unanchored                           5.8500%     0.03150%     Actual/360         120                119               360
  56   Garden                               6.1700%     0.02150%     Actual/360         120                120               360
  57   Anchored                             6.0650%     0.03150%     Actual/360         120                117               360
  58   Flex                                 6.2300%     0.07150%     Actual/360         120                117               360
-----------------------------------------------------------------------------------------------------------------------------------
  59   Suburban                             6.0000%     0.02150%     Actual/360         120                119               360
  60   Garden                               6.0100%     0.02150%     Actual/360         120                119               360
  61   Garden                               5.3450%     0.03150%     Actual/360         180                163               360
  62   Full Service                         6.1000%     0.03150%     Actual/360         120                119               360
  63   Limited Service                      6.0000%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
  64   Limited Service                      6.0300%     0.03150%     Actual/360         120                118               360
  65   Mid Rise                             6.2100%     0.08650%     Actual/360         120                119                0
  66   Warehouse                            5.6450%     0.03150%     Actual/360         120                119                0
  67   Unanchored                           6.3800%     0.03150%     Actual/360         60                  57               360
  68   Limited Service                      6.5850%     0.03150%     Actual/360         120                116               360
-----------------------------------------------------------------------------------------------------------------------------------
  69   Unanchored                           5.8170%     0.03150%     Actual/360         120                119               360
  70   Anchored                             6.2300%     0.07150%     Actual/360         120                118               360
  71   Flex                                 6.3500%     0.09650%     Actual/360         120                118               300
 71-a  Flex
 71-b  Flex
-----------------------------------------------------------------------------------------------------------------------------------
  72   Urban                                6.0950%     0.02150%     Actual/360         60                  58                0
  73   Anchored                             6.2480%     0.03150%     Actual/360         180                178               360
  74   Warehouse                            5.9000%     0.03150%     Actual/360         120                119               360
  75   Suburban                             6.0800%     0.03150%     Actual/360         120                119               360
  76   Garden                               5.5750%     0.03150%     Actual/360         180                163               360
-----------------------------------------------------------------------------------------------------------------------------------
  77   Unanchored                           6.4700%     0.03150%     Actual/360         120                117               360
  78   Warehouse                            5.8050%     0.03150%     Actual/360         120                119                0
  79   Unanchored                           5.9200%     0.03150%     Actual/360         120                119               360
  80   Urban                                5.6500%     0.02150%     Actual/360         120                110               360
  81   Suburban                             6.1900%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
  82   Garden                               5.8900%     0.03150%     Actual/360         120                118               360
  83   Garden                               6.0400%     0.03150%     Actual/360         120                115               360
  84   Limited Service                      5.9290%     0.03150%     Actual/360         120                120               360
  85   Warehouse                            5.6450%     0.03150%     Actual/360         120                119                0
  86   Limited Service                      6.3200%     0.03150%     Actual/360         120                116               360
-----------------------------------------------------------------------------------------------------------------------------------
  87   Garden                               6.1500%     0.07150%     Actual/360         126                121               360
  88   Limited Service                      6.1170%     0.03150%     Actual/360         120                117               300
  89   Manufactured Housing Community       6.0750%     0.03150%     Actual/360         120                116               360
  90   Warehouse                            6.2400%     0.09650%     Actual/360         120                118               360
  91   Suburban                             5.8700%     0.03150%     Actual/360         120                120               360
-----------------------------------------------------------------------------------------------------------------------------------
  92   Flex                                 5.9000%     0.05150%     Actual/360         120                119               360
  93   Anchored                             6.0600%     0.03150%     Actual/360         120                117               360
  94   Suburban                             5.8900%     0.03150%     Actual/360         120                118               360
  95   Shadow Anchored                      5.9500%     0.03150%     Actual/360         120                118               360
  96   Shadow Anchored                      5.9500%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
  97   Anchored                             6.2100%     0.03150%     Actual/360         120                119               312
  98   Self Storage                         6.3600%     0.03150%     Actual/360         120                118               360
  99   Warehouse                            5.6450%     0.03150%     Actual/360         120                119                0
 100   Retail/Multifamily                   5.8110%     0.03150%     Actual/360         120                118               360
 101   Suburban                             5.9500%     0.02150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 102   Flex                                 5.9400%     0.07150%     Actual/360         120                120               360
 103   Student Housing                      6.1000%     0.07150%     Actual/360         120                117               360
 104   Limited Service                      6.5400%     0.03150%     Actual/360         120                117               360
 105   Flex                                 5.9000%     0.05150%     Actual/360         120                119               360
 106   Full Service                         6.2500%     0.03150%     Actual/360         60                  58               240
-----------------------------------------------------------------------------------------------------------------------------------
 107   Limited Service                      6.1170%     0.03150%     Actual/360         120                117               300
 108   Shadow Anchored                      6.3400%     0.03150%     Actual/360         120                119               360
 109   Self Storage                         5.9600%     0.03150%     Actual/360         84                  83               300
 110   Warehouse                            5.6450%     0.03150%     Actual/360         120                119                0
 111   Anchored                             6.3000%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
 112   Mid Rise                             6.2100%     0.08650%     Actual/360         120                119                0
 113   Shadow Anchored                      6.2300%     0.03150%     Actual/360         120                118               360
 114   Suburban                             6.2800%     0.07150%     Actual/360         120                117               360
 115   Unanchored                           5.7700%     0.02150%     Actual/360         120                119               360
 116   Suburban                             6.2300%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 117   Anchored                             6.1500%     0.03150%     Actual/360         120                119               360
 118   Extended Stay                        5.9700%     0.03150%     Actual/360         180                179               180
 119   Garden                               5.3450%     0.03150%     Actual/360         180                163               360
 120   Warehouse                            6.4500%     0.10650%     Actual/360         120                115               300
 121   Limited Service                      6.1000%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 122   Urban                                5.8320%     0.03150%     Actual/360         120                120               300
 123   Retail/Office                        6.0820%     0.09150%     Actual/360         120                117               360
 124   Suburban                             5.9200%     0.07650%     Actual/360         120                120               360
 125   Mid Rise                             5.9000%     0.03150%     Actual/360         60                  59               360
 126   Anchored                             5.8670%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 127   Garden                               6.1000%     0.02150%     Actual/360         120                118               360
 128   Unanchored                           5.7500%     0.03150%     Actual/360         120                119               360
 129   Anchored                             5.1200%     0.03150%     Actual/360         120                105               360
 130   Shadow Anchored                      6.1000%     0.03150%     Actual/360         120                117               360
 131   Warehouse                            6.2100%     0.03150%     Actual/360         60                  59               360
-----------------------------------------------------------------------------------------------------------------------------------
 132   Anchored                             5.9400%     0.10650%     Actual/360         120                119               360
 133   Suburban                             6.2000%     0.03150%     Actual/360         120                117               360
 134   Anchored                             6.1600%     0.07150%     Actual/360         120                119               360
 135   Retail/Office                        5.8200%     0.03150%     Actual/360         120                119               360
 136   Unanchored                           6.1700%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
 137   Garden                               6.2000%     0.02150%     Actual/360         120                118               360
137-a  Garden
137-b  Garden
137-c  Garden
 138   Warehouse                            5.9150%     0.07150%     Actual/360         120                117               360
-----------------------------------------------------------------------------------------------------------------------------------
 139   Flex                                 6.4500%     0.02150%     Actual/360         120                118               360
 140   Mid Rise                             5.9000%     0.03150%     Actual/360         60                  59               360
 141   Full Service                         5.9150%     0.03150%     Actual/360         120                120               360
 142   Suburban                             5.9500%     0.03150%     Actual/360         84                  72               360
 143   Anchored                             5.9800%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 144   Limited Service                      6.0000%     0.03150%     Actual/360         120                119               300
 145   Suburban                             6.0800%     0.03150%     Actual/360         120                117               360
 146   Unanchored                           6.1600%     0.02150%     Actual/360         120                119               360
 147   Limited Service                      6.3200%     0.10650%     Actual/360         120                119               240
 148   Self Storage                         6.3450%     0.03150%     Actual/360         84                  83               300
-----------------------------------------------------------------------------------------------------------------------------------
 149   Garden                               6.1400%     0.02150%     Actual/360         120                118               360
 150   Limited Service                      6.6000%     0.02150%     Actual/360         120                116               300
 151   Unanchored                           6.1400%     0.10650%     Actual/360         120                119               360
 152   Garden                               6.1200%     0.03150%     Actual/360         120                118               360
 153   Unanchored                           6.2700%     0.08650%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 154   Suburban                             6.2800%     0.03150%     Actual/360         120                116               360
 155   Garden                               6.0700%     0.02150%     Actual/360         60                  58               360
 156   Limited Service                      6.5750%     0.03150%     Actual/360         120                114               300
 157   Unanchored                           6.0400%     0.02150%     Actual/360         120                118               360
 158   Medical                              5.9700%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 159   Unanchored                           6.3530%     0.07150%     Actual/360         120                118               360
 160   Free Standing                        6.4200%     0.10650%     Actual/360         120                119               360
 161   Free Standing                        6.2200%     0.03150%     Actual/360         120                119               360
 162   Unanchored                           6.1500%     0.03150%     Actual/360         120                117               360
 163   Garden                               5.8500%     0.10650%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 164   Warehouse                            6.1600%     0.03150%     Actual/360         120                119               240
 165   Shadow Anchored                      6.1100%     0.03150%     Actual/360         120                117               360
 166   Unanchored                           6.1530%     0.07150%     Actual/360         120                118               360
 167   Limited Service                      6.2740%     0.03150%     Actual/360         120                115               360
 168   Anchored                             6.0200%     0.03150%     Actual/360         180                177               240
-----------------------------------------------------------------------------------------------------------------------------------
 169   Suburban                             6.1000%     0.08150%     Actual/360         120                119               360
 170   Warehouse                            6.3850%     0.08150%     Actual/360         120                119               360
 171   Flex                                 6.2500%     0.02150%     Actual/360         120                119               360
171-a  Flex
171-b  Flex
-----------------------------------------------------------------------------------------------------------------------------------
 172   Suburban                             6.4700%     0.03150%     Actual/360         120                117               360
 173   Unanchored                           6.2400%     0.04150%     Actual/360         120                117               360
 174   Medical                              6.3100%     0.03150%     Actual/360         120                118               240
 175   Free Standing                        6.1400%     0.10650%     Actual/360         120                119               360
 176   Garden                               5.9600%     0.08150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 177   Warehouse                            6.0900%     0.02150%     Actual/360         120                119               360
 178   Garden                               5.9800%     0.02150%     Actual/360         120                119               360
 179   Flex                                 5.9500%     0.03150%     Actual/360         120                116               360
 180   Limited Service                      6.5750%     0.03150%     Actual/360         120                114               300
 181   Anchored                             6.1710%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
 182   Shadow Anchored                      6.2300%     0.10650%     Actual/360         120                119               360
 183   Garden                               6.0100%     0.03150%     Actual/360         120                117               360
 184   Free Standing                        6.2000%     0.03150%     Actual/360         120                119               360
 185   Free Standing                        6.2000%     0.03150%     Actual/360         120                119               360
 186   Anchored                             6.0600%     0.03150%     Actual/360         60                  60               300
-----------------------------------------------------------------------------------------------------------------------------------
 187   Mid Rise                             6.2100%     0.08650%     Actual/360         120                119                0
 188   Warehouse                            6.2100%     0.03150%     Actual/360         120                119               240
 189   Unanchored                           6.3400%     0.08150%     Actual/360         120                118               360
 190   Unanchored                           6.1000%     0.08150%     Actual/360         120                119               360
 191   Unanchored                           5.8890%     0.03150%     Actual/360         60                  60               360
-----------------------------------------------------------------------------------------------------------------------------------
 192   Self Storage                         6.1700%     0.03150%     Actual/360         240                239               240
 193   Light                                6.3100%     0.08150%     Actual/360         120                118               360
 194   Self Storage                         6.0500%     0.08150%     Actual/360         120                118               360
 195   Shadow Anchored                      6.2300%     0.03150%     Actual/360         120                117               360
 196   Suburban                             6.3700%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
 197   Unanchored                           6.2000%     0.03150%     Actual/360         120                118               360
 198   Free Standing                        6.0300%     0.06150%     Actual/360         120                117               360
198-a  Free Standing
198-b  Free Standing
 199   Suburban                             6.0100%     0.03150%     Actual/360         120                117               360
-----------------------------------------------------------------------------------------------------------------------------------
 200   Flex                                 5.8000%     0.03150%     Actual/360         120                118               360
 201   Warehouse                            6.3900%     0.08150%     Actual/360         120                119               360
 202   Self Storage                         5.9300%     0.03150%     Actual/360         120                118               360
 203   Self Storage                         6.3500%     0.03150%     Actual/360         84                  82               300
 204   Low Rise                             5.8500%     0.03150%     Actual/360         120                 88               360
-----------------------------------------------------------------------------------------------------------------------------------
 205   Self Storage                         6.8000%     0.03150%     Actual/360         120                119               360
 206   Free Standing                        6.0300%     0.07150%     Actual/360         120                117               360
206-a  Free Standing
206-b  Free Standing
 207   Unanchored                           6.4200%     0.03150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
 208   Low Rise                             6.2400%     0.03150%     Actual/360         120                119               360
 209   Warehouse                            6.3800%     0.03150%     Actual/360         120                118               360
 210   Medical                              5.9250%     0.04150%     Actual/360         120                118               360
 211   Unanchored                           6.4300%     0.03150%     Actual/360         120                117               360
 212   Suburban                             6.1400%     0.03150%     Actual/360         120                119               300
-----------------------------------------------------------------------------------------------------------------------------------
 213   Warehouse                            6.4400%     0.03150%     Actual/360         120                118               360
 214   Unanchored                           6.2200%     0.03150%     Actual/360         120                119               360
 215   Unanchored                           6.0650%     0.03150%     Actual/360         120                118               360
 216   Warehouse                            6.2400%     0.03150%     Actual/360         120                118               360
 217   Free Standing                        6.1820%     0.03150%     Actual/360         120                115               360
-----------------------------------------------------------------------------------------------------------------------------------
 218   Unanchored                           5.9700%     0.04150%     Actual/360         120                118               360
 219   Big Box                              6.1740%     0.03150%     Actual/360         120                120                0
 220   Suburban                             6.1700%     0.07150%     Actual/360         120                120               360
 221   Medical                              6.3030%     0.07150%     Actual/360         120                118               360
 222   Anchored                             6.2500%     0.07150%     Actual/360         120                117               360
-----------------------------------------------------------------------------------------------------------------------------------
 223   Self Storage                         6.3500%     0.03150%     Actual/360         84                  82               300
 224   Anchored                             6.1500%     0.03150%     Actual/360         120                119               300
 225   Shadow Anchored                      5.8250%     0.03150%     Actual/360         120                120               360
 226   Free Standing                        6.0550%     0.05150%     Actual/360         120                119               360
 227   Mid Rise                             6.2700%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 228   Self Storage                         5.8400%     0.03150%     Actual/360         120                119               360
 229   Suburban                             6.3500%     0.03150%     Actual/360         120                117               360
 230   Shadow Anchored                      6.3000%     0.03150%     Actual/360         120                118               360
 231   Free Standing                        5.6450%     0.03150%     Actual/360         120                119                0
 232   Unanchored                           6.4450%     0.11150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 233   Unanchored                           6.2600%     0.03150%     Actual/360         120                118               360
 234   Self Storage                         6.3500%     0.03150%     Actual/360         84                  82               300
 235   Unanchored                           5.9200%     0.03150%     Actual/360         120                119               360
 236   Garden                               6.2400%     0.03150%     Actual/360         120                119               300
 237   Warehouse                            6.3200%     0.03150%     Actual/360         120                119               240
-----------------------------------------------------------------------------------------------------------------------------------
 238   Warehouse                            6.2400%     0.03150%     Actual/360         120                119               360
 239   Unanchored                           6.1600%     0.07150%     Actual/360         120                118               360
 240   Warehouse                            5.8600%     0.13150%     Actual/360         120                119               240
 241   Light                                6.4200%     0.15150%     Actual/360         120                118               360
 242   Unanchored                           6.1000%     0.05150%     Actual/360         120                118               360
-----------------------------------------------------------------------------------------------------------------------------------
 243   Free Standing                        6.2100%     0.03150%     Actual/360         120                119               360
 244   Light                                6.3700%     0.08150%     Actual/360         120                119               360
 245   Low Rise                             6.2200%     0.08150%     Actual/360         120                119               360
 246   Light                                6.8200%     0.03150%     Actual/360         120                117               360
 247   Suburban                             6.3500%     0.03150%     Actual/360         120                119               360
-----------------------------------------------------------------------------------------------------------------------------------
 248   Mid Rise                             6.3200%     0.08150%     Actual/360         120                119               360
 249   Flex                                 6.1900%     0.15150%     Actual/360         120                119               360
 250   Warehouse                            6.3500%     0.03150%     Actual/360         120                118               360

          REMAINING       FIRST     MATURITY         ANNUAL              MONTHLY             MONTHLY               REMAINING
         AMORTIZATION    PAYMENT      DATE            DEBT                DEBT            DEBT SERVICE           INTEREST ONLY
  ID   TERM (MOS.) (4)     DATE      OR ARD   SERVICE ($) (4) (5)  SERVICE ($) (4) (5)  AFTER IO ($) (4) (5)   PERIOD (MOS.) (4)
--------------------------------------------------------------------------------------------------------------------------------

  1          360         1/5/2007  10/5/2016         6,907,876.80           575,656.40               NAP
  2           0          1/1/2007  12/1/2011         5,490,411.12           457,534.26               NAP          60
  3          300         1/1/2007  12/1/2016         6,039,421.44           503,285.12               NAP
 3-a
 3-b
--------------------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4          360         1/5/2007  12/5/2016         4,136,666.64           344,722.22        423,022.68          24
--------------------------------------------------------------------------------------------------------------------------------
  5           0         12/5/2006  11/5/2011         3,984,127.08           332,010.59               NAP          59
 5-a
 5-b
 5-c
 5-d
--------------------------------------------------------------------------------------------------------------------------------
  6          360         1/1/2007  12/1/2016         3,887,858.28           323,988.19        387,677.40          60
  7           0          1/1/2007  12/1/2016         3,789,409.68           315,784.14               NAP          120
  8          360        11/1/2006  10/1/2016         3,245,458.32           270,454.86        323,415.00          22
  9           0         11/5/2006  10/5/2013         3,390,748.56           282,562.38               NAP          82
  10          0         11/1/2006  10/1/2016         2,519,032.32           209,919.36               NAP          118
--------------------------------------------------------------------------------------------------------------------------------
  11         357        10/5/2006  9/5/2016          2,512,444.44           209,370.37               NAP
  12         360         1/1/2007  12/1/2016         2,095,909.08           174,659.09        207,437.05          36
 12-a
 12-b
 12-c
--------------------------------------------------------------------------------------------------------------------------------
  13         360        11/1/2006  10/1/2016         1,275,370.80           106,280.90        125,770.64          34
  14         360        11/1/2006  10/1/2016           789,515.28            65,792.94         77,858.01          34
  15         359        12/1/2006  11/1/2016         2,253,131.52           187,760.96               NAP
  16          0          1/3/2007  12/3/2016         1,823,825.16           151,985.43               NAP          120
  17         358        11/1/2006  10/1/2016         2,052,374.76           171,031.23               NAP
--------------------------------------------------------------------------------------------------------------------------------
  18         360        10/1/2006  9/1/2016          1,768,627.80           147,385.65        172,036.79          57
  19          0         11/1/2006  10/1/2016         1,621,208.28           135,100.69               NAP          118
  20          0         12/3/2006  11/3/2016         1,508,636.28           125,719.69               NAP          119
  21         300        10/1/2006  9/1/2016          1,228,934.76           102,411.23        138,098.49          21
  22          0         12/1/2006  11/1/2016         1,259,148.60           104,929.05               NAP          119
--------------------------------------------------------------------------------------------------------------------------------
  23         360        12/1/2006  11/1/2016         1,394,097.24           116,174.77        135,457.78          59
  24         360         1/5/2007  12/5/2016         1,496,502.96           124,708.58               NAP
  25         360         1/1/2007  12/1/2016         1,121,158.32            93,429.86        112,597.68          36
  26          0         12/1/2006  11/1/2016         1,130,323.92            94,193.66               NAP          119
  27          0         11/1/2006  10/1/2016         1,151,840.04            95,986.67               NAP          118
--------------------------------------------------------------------------------------------------------------------------------
  28         312        11/1/2006  10/1/2016         1,131,500.04            94,291.67        116,296.22          22
  29          0         11/5/2006  10/5/2011           979,492.68            81,624.39               NAP          58
  30         360        12/1/2006  11/1/2016         1,005,878.64            83,823.22         98,954.16          59
  31         360        11/1/2006  10/1/2016         1,002,976.44            83,581.37         98,274.18          58
  32         360        11/1/2006  10/1/2016         1,015,328.64            84,610.72         98,816.55          34
--------------------------------------------------------------------------------------------------------------------------------
  33         360        12/1/2006  11/1/2016           940,888.92            78,407.41         93,880.48          35
  34          0         12/1/2006  11/1/2016           887,127.48            73,927.29               NAP          119
  35         358        11/1/2006  10/1/2016         1,013,352.00            84,446.00               NAP
  36         298        11/5/2006  10/5/2016         1,028,320.56            85,693.38               NAP
  37         360         1/1/2007  12/1/2016           931,290.84            77,607.57               NAP
--------------------------------------------------------------------------------------------------------------------------------
  38         360        10/1/2006  9/1/2016            786,483.72            65,540.31         77,665.97          21
  39         358        11/3/2006  10/3/2016           924,294.96            77,024.58               NAP
  40         360        12/5/2006  11/5/2016           773,891.28            64,490.94         76,547.25          35
 40-a
 40-b
--------------------------------------------------------------------------------------------------------------------------------
  41         360         8/1/2006  7/1/2016            727,059.72            60,588.31         73,115.62          31
  42         360        12/1/2006  11/1/2016           655,479.12            54,623.26         68,422.81          59
  43         360        11/5/2006  10/5/2016           717,873.84            59,822.82         72,048.25          58
  44          0         12/1/2006  11/1/2016           760,647.84            63,387.32               NAP          119
  45         360        11/5/2006  10/5/2016           664,796.76            55,399.73         67,641.57          22
--------------------------------------------------------------------------------------------------------------------------------
  46         360        12/1/2006  11/1/2016           739,505.16            61,625.43         71,854.20          23
  47         360        11/1/2006  10/1/2016           706,725.12            58,893.76         69,615.00          34
  48          0         12/1/2006  11/1/2016           658,191.36            54,849.28               NAP          119
  49         360        12/1/2006  11/1/2016           676,263.84            56,355.32         67,476.60          59
  50         360        12/1/2006  11/1/2016           670,281.96            55,856.83         66,021.30          59
--------------------------------------------------------------------------------------------------------------------------------
  51          0         12/1/2006  11/1/2016           629,574.24            52,464.52               NAP          119
  52         360        11/1/2006  10/1/2016           684,412.56            57,034.38         66,709.61          34
  53         360        12/1/2006  11/1/2016           659,557.44            54,963.12         64,964.96          35
 53-a
 53-b
--------------------------------------------------------------------------------------------------------------------------------
  54         360         7/5/2006  6/5/2016            668,127.48            55,677.29         65,352.90          18
  55         360        12/1/2006  11/1/2016           634,643.76            52,886.98         63,123.68          59
  56         360         1/5/2007  12/5/2016           656,847.96            54,737.33         64,104.98          60
  57         360        10/1/2006  9/1/2016            645,669.84            53,805.82         63,392.27          21
  58         357        10/5/2006  9/5/2016            774,165.48            64,513.79               NAP
--------------------------------------------------------------------------------------------------------------------------------
  59         360        12/5/2006  11/5/2016           632,666.64            52,722.22         62,353.25          35
  60         360        12/1/2006  11/1/2016           627,627.60            52,302.30         61,819.94          59
  61         360         8/1/2005  7/1/2020            554,929.80            46,244.15         57,149.69          43
  62         359        12/1/2006  11/1/2016           741,737.64            61,811.47               NAP
  63         359        12/1/2006  11/1/2016           728,453.88            60,704.49               NAP
--------------------------------------------------------------------------------------------------------------------------------
  64         358        11/1/2006  10/1/2016           725,385.60            60,448.80               NAP
  65          0         12/1/2006  11/1/2016           631,199.04            52,599.92               NAP          119
  66          0         12/1/2006  11/1/2016           572,340.24            47,695.02               NAP          119
  67         360        10/1/2006  9/1/2011            646,861.08            53,905.09         62,419.70          22
  68         356         9/1/2006  8/1/2016            765,202.08            63,766.84               NAP
--------------------------------------------------------------------------------------------------------------------------------
  69         360        12/1/2006  11/1/2016           586,240.44            48,853.37         58,430.90          59
  70         360        11/5/2006  10/5/2016           615,861.48            51,321.79         59,905.66          34
  71         298        11/1/2006  10/1/2016           771,070.80            64,255.90               NAP
 71-a
 71-b
--------------------------------------------------------------------------------------------------------------------------------
  72          0         11/5/2006  10/5/2011           594,791.52            49,565.96               NAP          58
  73         360        11/1/2006  10/1/2021           608,138.64            50,678.22         59,096.36          34
  74         359        12/1/2006  11/1/2016           492,820.32            41,068.36         56,466.60          12
  75         359        12/1/2006  11/1/2016           685,733.88            57,144.49               NAP
  76         360         8/1/2005  7/1/2020            515,501.64            42,958.47         52,212.32          43
--------------------------------------------------------------------------------------------------------------------------------
  77         357        10/1/2006  9/1/2016            686,174.88            57,181.24               NAP
  78          0         12/1/2006  11/1/2016           529,706.28            44,142.19               NAP          119
  79         359        12/1/2006  11/1/2016           641,970.24            53,497.52               NAP
  80         350         3/5/2006  2/5/2016            623,414.64            51,951.22               NAP
  81         360        11/1/2006  10/1/2016           558,561.48            46,546.79         54,452.00          10
--------------------------------------------------------------------------------------------------------------------------------
  82         360        11/1/2006  10/1/2016           522,533.04            43,544.42         51,843.47          46
  83         360         8/1/2006  7/1/2016            535,840.32            44,653.36         52,685.90          55
  84         360         1/1/2007  12/1/2016           614,033.28            51,169.44               NAP
  85          0         12/1/2006  11/1/2016           486,489.24            40,540.77               NAP          119
  86         356         9/1/2006  8/1/2016            617,796.00            51,483.00               NAP
--------------------------------------------------------------------------------------------------------------------------------
  87         360         8/5/2006  1/5/2017            508,186.44            42,348.87         49,652.09          13
  88         297        10/1/2006  9/1/2016            633,621.96            52,801.83               NAP
  89         356         9/1/2006  8/1/2016            587,458.20            48,954.85               NAP
  90         360        11/1/2006  10/1/2016           506,133.36            42,177.78         49,205.36          22
  91         360         1/1/2007  12/1/2016           567,569.52            47,297.46               NAP
--------------------------------------------------------------------------------------------------------------------------------
  92         360        12/1/2006  11/1/2016           478,555.56            39,879.63         47,450.92          23
  93         360        10/1/2006  9/1/2016            487,493.28            40,624.44         48,273.08           3
  94         360        11/1/2006  10/1/2016           468,786.72            39,065.56         46,511.00          22
  95         358        11/1/2006  10/1/2016           555,884.04            46,323.67               NAP
  96         360        11/1/2006  10/1/2016           467,529.48            38,960.79         46,216.33          34
--------------------------------------------------------------------------------------------------------------------------------
  97         311        12/1/2006  11/1/2016           601,443.72            50,120.31               NAP
  98         360        11/1/2006  10/1/2016           496,521.72            41,376.81         47,962.47          22
  99          0         12/1/2006  11/1/2016           429,255.24            35,771.27               NAP          119
 100         360        11/1/2006  10/1/2016           435,986.40            36,332.20         43,471.57          34
 101         359        12/5/2006  11/5/2016           529,549.68            44,129.14               NAP
--------------------------------------------------------------------------------------------------------------------------------
 102         360         1/5/2007  12/5/2016           444,159.36            37,013.28         43,932.76          24
 103         357        10/5/2006  9/5/2016            534,487.44            44,540.62               NAP
 104         357        10/1/2006  9/1/2016            554,474.76            46,206.23               NAP
 105         360        12/1/2006  11/1/2016           433,690.92            36,140.91         43,002.40          23
 106         238        11/1/2006  10/1/2011           631,521.96            52,626.83               NAP
--------------------------------------------------------------------------------------------------------------------------------
 107         297        10/1/2006  9/1/2016            562,872.00            46,906.00               NAP
 108         360        12/1/2006  11/1/2016           449,963.88            37,496.99         43,510.78          23
 109         299        12/1/2006  11/1/2013           539,161.20            44,930.10               NAP
 110          0         12/1/2006  11/1/2016           397,776.48            33,148.04               NAP          119
 111         360        11/1/2006  10/1/2016           440,737.56            36,728.13         42,709.12          34
--------------------------------------------------------------------------------------------------------------------------------
 112          0         12/1/2006  11/1/2016           418,700.64            34,891.72               NAP          119
 113         360        11/1/2006  10/1/2016           420,049.08            35,004.09         40,858.73          22
 114         360        10/5/2006  9/5/2016            421,510.08            35,125.84         40,889.73           9
 115         360        12/5/2006  11/5/2016           380,844.00            31,737.00         38,073.34          59
 116         359        12/1/2006  11/1/2016           479,245.32            39,937.11               NAP
--------------------------------------------------------------------------------------------------------------------------------
 117         359        12/1/2006  11/1/2016           475,197.96            39,599.83               NAP
 118         179        12/1/2006  11/1/2021           656,944.80            54,745.40               NAP
 119         360         8/1/2005  7/1/2020            346,831.08            28,902.59         35,718.56          43
 120         300         8/3/2006  7/3/2016            415,263.60            34,605.30         42,677.47          19
 121         359        12/1/2006  11/1/2016           461,768.04            38,480.67               NAP
--------------------------------------------------------------------------------------------------------------------------------
 122         300         1/1/2007  12/1/2016           471,748.92            39,312.41               NAP
 123         360        10/1/2006  9/1/2016            376,154.76            31,346.23         36,894.79          21
 124         360         1/1/2007  12/1/2016           435,113.16            36,259.43               NAP
 125         360        12/1/2006  11/1/2011           361,907.64            30,158.97         35,884.76          11
 126         360        12/1/2006  11/1/2016           356,909.16            29,742.43         35,461.59          35
--------------------------------------------------------------------------------------------------------------------------------
 127         360        11/5/2006  10/5/2016           371,083.32            30,923.61         36,359.69          34
 128         359        12/1/2006  11/1/2016           420,172.44            35,014.37               NAP
 129         345        10/1/2005  9/1/2015            391,809.12            32,650.76               NAP
 130         360        10/1/2006  9/1/2016            361,806.24            30,150.52         35,450.69          21
 131         359        12/1/2006  11/1/2011           426,730.08            35,560.84               NAP
--------------------------------------------------------------------------------------------------------------------------------
 132         360        12/1/2006  11/1/2016           344,788.08            28,732.34         34,103.74          35
 133         357        10/1/2006  9/1/2016            411,579.12            34,298.26               NAP
 134         359        12/5/2006  11/5/2016           402,518.04            33,543.17               NAP
 135         360        12/1/2006  11/1/2016           323,070.60            26,922.55         32,194.49          59
 136         358        11/1/2006  10/1/2016           384,629.88            32,052.49               NAP
--------------------------------------------------------------------------------------------------------------------------------
 137         360        11/5/2006  10/5/2016           328,449.36            27,370.78         32,001.50          22
137-a
137-b
137-c
 138         360        10/1/2006  9/1/2016            311,851.92            25,987.66         30,893.03          33
--------------------------------------------------------------------------------------------------------------------------------
 139         360        11/5/2006  10/5/2016           333,518.76            27,793.23         32,067.95          22
 140         360        12/1/2006  11/1/2011           302,088.24            25,174.02         29,953.39          11
 141         360         1/1/2007  12/1/2016           356,457.96            29,704.83               NAP
 142         360         1/1/2006  12/1/2012           301,632.00            25,136.00         29,816.99          12
 143         359        12/1/2006  11/1/2016           358,959.12            29,913.26               NAP
--------------------------------------------------------------------------------------------------------------------------------
 144         299        12/1/2006  11/1/2016           386,580.84            32,215.07               NAP
 145         357        10/1/2006  9/1/2016            358,468.32            29,872.36               NAP
 146         360        12/5/2006  11/5/2016           306,032.28            25,502.69         29,883.91          35
 147         239        12/1/2006  11/1/2016           432,188.16            36,015.68               NAP
 148         299        12/1/2006  11/1/2013           387,352.32            32,279.36               NAP
--------------------------------------------------------------------------------------------------------------------------------
 149         360        11/5/2006  10/5/2016           292,588.08            24,382.34         28,603.30          22
 150         296         9/5/2006  8/5/2016            384,348.60            32,029.05               NAP
 151         359        12/1/2006  11/1/2016           341,779.08            28,481.59               NAP
 152         360        11/1/2006  10/1/2016           289,152.96            24,096.08         28,299.59          22
 153         360        12/1/2006  11/1/2016           290,518.68            24,209.89         28,197.75          23
--------------------------------------------------------------------------------------------------------------------------------
 154         360         9/1/2006  8/1/2016            289,708.56            24,142.38         28,103.97          20
 155         358        11/5/2006  10/5/2011           318,942.84            26,578.57               NAP
 156         294         7/1/2006  6/1/2016            358,987.80            29,915.65               NAP
 157         358        11/5/2006  10/5/2016           312,502.68            26,041.89               NAP
 158         359        12/1/2006  11/1/2016           308,373.48            25,697.79               NAP
--------------------------------------------------------------------------------------------------------------------------------
 159         360        11/1/2006  10/1/2016           273,752.52            22,812.71         26,453.35          22
 160         359        12/1/2006  11/1/2016           315,915.24            26,326.27               NAP
 161         360        12/1/2006  11/1/2016           261,715.08            21,809.59         25,471.35          23
 162         360        10/1/2006  9/1/2016            255,652.08            21,304.34         24,978.36          21
 163         360        12/1/2006  11/1/2016           237,249.96            19,770.83         23,597.64          35
--------------------------------------------------------------------------------------------------------------------------------
 164         239        12/1/2006  11/1/2016           348,332.16            29,027.68               NAP
 165         357        10/1/2006  9/1/2016            286,455.84            23,871.32               NAP
 166         360        11/1/2006  10/1/2016           237,061.44            19,755.12         23,158.05          22
 167         355         8/1/2006  7/1/2016            281,479.20            23,456.60               NAP
 168         237        10/1/2006  9/1/2021            322,913.40            26,909.45               NAP
--------------------------------------------------------------------------------------------------------------------------------
 169         360        12/1/2006  11/1/2016           225,742.32            18,811.86         22,118.81          23
 170         360        12/1/2006  11/1/2016           234,347.28            19,528.94         22,607.77          23
 171         359        12/5/2006  11/5/2016           266,728.68            22,227.39               NAP
171-a
171-b
--------------------------------------------------------------------------------------------------------------------------------
 172         360        10/1/2006  9/1/2016            236,154.96            19,679.58         22,683.47          21
 173         357        10/1/2006  9/1/2016            258,328.20            21,527.35               NAP
 174         238        11/1/2006  10/1/2016           308,460.48            25,705.04               NAP
 175         360        12/1/2006  11/1/2016           214,772.04            17,897.67         20,996.04          11
 176         359        12/1/2006  11/1/2016           247,150.20            20,595.85               NAP
--------------------------------------------------------------------------------------------------------------------------------
 177         360        12/5/2006  11/5/2016           211,170.72            17,597.56         20,702.94          35
 178         360        12/5/2006  11/5/2016           206,143.92            17,178.66         20,341.02          35
 179         360         9/1/2006  8/1/2016            197,568.96            16,464.08         19,530.13          32
 180         294         7/1/2006  6/1/2016            265,161.48            22,096.79               NAP
 181         358        11/1/2006  10/1/2016           235,931.40            19,660.95               NAP
--------------------------------------------------------------------------------------------------------------------------------
 182         359        12/1/2006  11/1/2016           235,936.08            19,661.34               NAP
 183         357        10/1/2006  9/1/2016            230,474.40            19,206.20               NAP
 184         359        12/1/2006  11/1/2016           234,085.68            19,507.14               NAP
 185         359        12/1/2006  11/1/2016           234,085.68            19,507.14               NAP
 186         300         1/1/2007  12/1/2011           245,400.72            20,450.06               NAP
--------------------------------------------------------------------------------------------------------------------------------
 187          0         12/1/2006  11/1/2016           196,757.76            16,396.48               NAP          119
 188         239        12/1/2006  11/1/2016           271,038.72            22,586.56               NAP
 189         358        11/1/2006  10/1/2016           227,499.24            18,958.27               NAP
 190         360        12/1/2006  11/1/2016           185,541.72            15,461.81         18,179.84          23
 191         360         1/1/2007  12/1/2011           179,123.76            14,926.98         17,772.98          24
--------------------------------------------------------------------------------------------------------------------------------
 192         239        12/1/2006  11/1/2026           261,458.28            21,788.19               NAP
 193         358        11/1/2006  10/1/2016           216,744.72            18,062.06               NAP
 194         360        11/1/2006  10/1/2016           177,886.80            14,823.90         17,480.30          34
 195         357        10/1/2006  9/1/2016            213,817.20            17,818.10               NAP
 196         360        11/1/2006  10/1/2016           184,066.44            15,338.87         17,770.97          34
--------------------------------------------------------------------------------------------------------------------------------
 197         358        11/1/2006  10/1/2016           209,464.44            17,455.37               NAP
 198         357        10/1/2006  9/1/2016            205,706.40            17,142.20               NAP
198-a
198-b
 199         360        10/1/2006  9/1/2016            171,835.92            14,319.66         16,925.46          21
--------------------------------------------------------------------------------------------------------------------------------
 200         360        11/1/2006  10/1/2016           164,655.60            13,721.30         16,429.09          22
 201         359        12/1/2006  11/1/2016           208,450.44            17,370.87               NAP
 202         358        11/1/2006  10/1/2016           194,583.84            16,215.32               NAP
 203         298        11/1/2006  10/1/2013           215,740.08            17,978.34               NAP
 204         328         5/1/2004  4/1/2014            194,822.04            16,235.17               NAP
--------------------------------------------------------------------------------------------------------------------------------
 205         359        12/1/2006  11/1/2016           207,312.24            17,276.02               NAP
 206         357        10/1/2006  9/1/2016            191,270.88            15,939.24               NAP
206-a
206-b
 207         358        11/1/2006  10/1/2016           198,575.28            16,547.94               NAP
--------------------------------------------------------------------------------------------------------------------------------
 208         359        12/1/2006  11/1/2016           191,900.88            15,991.74               NAP
 209         358        11/1/2006  10/1/2016           194,749.44            16,229.12               NAP
 210         358        11/1/2006  10/1/2016           185,558.04            15,463.17               NAP
 211         357        10/1/2006  9/1/2016            195,771.12            16,314.26               NAP
 212         299        12/1/2006  11/1/2016           195,865.92            16,322.16               NAP
--------------------------------------------------------------------------------------------------------------------------------
 213         358        11/1/2006  10/1/2016           184,669.44            15,389.12               NAP
 214         359        12/1/2006  11/1/2016           177,869.76            14,822.48               NAP
 215         360        11/1/2006  10/1/2016           147,581.64            12,298.47         14,489.66          34
 216         358        11/1/2006  10/1/2016           173,079.84            14,423.32               NAP
 217         355         8/1/2006  7/1/2016            172,386.96            14,365.58               NAP
--------------------------------------------------------------------------------------------------------------------------------
 218         360        11/1/2006  10/1/2016           139,217.04            11,601.42         13,745.33          34
 219          0          1/1/2007  12/1/2016           143,661.36            11,971.78               NAP          120
 220         360         1/5/2007  12/5/2016           162,643.44            13,553.62               NAP
 221         360        11/1/2006  10/1/2016           138,994.32            11,582.86         13,466.91          22
 222         360        10/5/2006  9/5/2016            137,350.32            11,445.86         13,345.67          33
--------------------------------------------------------------------------------------------------------------------------------
 223         298        11/1/2006  10/1/2013           164,601.60            13,716.80               NAP
 224         299        12/1/2006  11/1/2016           160,761.36            13,396.78               NAP
 225         360         1/1/2007  12/1/2016           118,118.04             9,843.17         11,766.92          60
 226         360        12/1/2006  11/1/2016           122,781.96            10,231.83         12,061.82          35
 227         359        12/1/2006  11/1/2016           148,084.44            12,340.37               NAP
--------------------------------------------------------------------------------------------------------------------------------
 228         359        12/3/2006  11/3/2016           141,432.60            11,786.05               NAP
 229         357        10/1/2006  9/1/2016            145,603.20            12,133.60               NAP
 230         358        11/1/2006  10/1/2016           133,896.72            11,158.06               NAP
 231          0         12/1/2006  11/1/2016           100,159.56             8,346.63               NAP          119
 232         359        12/1/2006  11/1/2016           131,975.64            10,997.97               NAP
--------------------------------------------------------------------------------------------------------------------------------
 233         358        11/1/2006  10/1/2016           127,588.08            10,632.34               NAP
 234         298        11/1/2006  10/1/2013           132,640.20            11,053.35               NAP
 235         359        12/1/2006  11/1/2016           117,694.56             9,807.88               NAP
 236         299        12/1/2006  11/1/2016           126,537.84            10,544.82               NAP
 237         239        12/1/2006  11/1/2016           141,122.64            11,760.22               NAP
--------------------------------------------------------------------------------------------------------------------------------
 238         360        12/1/2006  11/1/2016            98,063.28             8,171.94          9,533.54          35
 239         358        11/1/2006  10/1/2016           113,436.84             9,453.07               NAP
 240         239        12/1/2006  11/1/2016           127,508.04            10,625.67               NAP
 241         360        11/1/2006  10/1/2016            91,128.36             7,594.03          8,775.42          34
 242         360        11/1/2006  10/1/2016            85,658.40             7,138.20          8,393.03          22
--------------------------------------------------------------------------------------------------------------------------------
 243         359        12/1/2006  11/1/2016            99,325.08             8,277.09               NAP
 244         359        12/1/2006  11/1/2016           100,265.64             8,355.47               NAP
 245         359        12/1/2006  11/1/2016            95,747.76             7,978.98               NAP
 246         357        10/1/2006  9/1/2016             99,948.48             8,329.04               NAP
 247         360        12/1/2006  11/1/2016            67,601.04             5,633.42          6,533.47          23
--------------------------------------------------------------------------------------------------------------------------------
 248         359        12/1/2006  11/1/2016            76,666.20             6,388.85               NAP
 249         359        12/1/2006  11/1/2016            73,418.40             6,118.20               NAP
 250         358        11/1/2006  10/1/2016            74,668.32             6,222.36               NAP

                                       ARD     Crossed                                      DSCR
                                       Loan      With       Ownership                  After Initial    Payment Grace Period
  ID   Lockbox      Lockbox Type      (Y/N)  Other Loans     Interest    DSCR (x) (5)  IO Period (x)  Event of Late Fee (Days)
------------------------------------------------------------------------------------------------------------------------------

  1      Yes    Hard                    No                     Fee           1.82           NAP                   0
  2      Yes    Hard                    No                     Fee           1.49           NAP                   5
  3      Yes    Springing Hard          No                Fee/Leasehold      1.41           NAP                   5
 3-a                                                           Fee                                                0
 3-b                                                           Fee                                                0
------------------------------------------------------------------------------------------------------------------------------
 3-c                                                           Fee                                                0
 3-d                                                           Fee                                                0
 3-e                                                      Fee/Leasehold                                           0
 3-f                                                           Fee                                                0
  4      Yes    Hard                    No                Fee/Leasehold      2.28           1.86                  0
------------------------------------------------------------------------------------------------------------------------------
  5      Yes    Hard                    No                     Fee           1.34           NAP                   0
 5-a                                                           Fee                                                0
 5-b                                                           Fee                                                0
 5-c                                                           Fee                                                0
 5-d                                                           Fee                                                0
------------------------------------------------------------------------------------------------------------------------------
  6      Yes    Hard                    No                     Fee           1.38           1.16                  5
  7      Yes    Springing Hard          No                     Fee           1.27           NAP                   4
  8      Yes    Hard                    No                     Fee           1.95           1.63                  0
  9      Yes    Hard                   Yes                  Leasehold        1.28           NAP                   0
  10     Yes    Hard                   Yes                     Fee           1.20           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
  11     Yes    Hard                    No                     Fee           1.25           NAP                   0
  12     Yes    Hard                    No                     Fee           2.01           1.69                  0
 12-a                                                          Fee                                                0
 12-b                                                          Fee                                                0
 12-c                                                          Fee                                                0
------------------------------------------------------------------------------------------------------------------------------
  13      No    NAP                     No    Crossed A        Fee           1.48           1.25                  5
  14     Yes    Springing Hard         Yes    Crossed A        Fee           1.48           1.25                  5
  15      No    NAP                     No                     Fee           1.39           NAP                   5
  16      No    NAP                     No                Fee/Leasehold      2.21           NAP                   0
  17     Yes    Hard                    No                     Fee           1.26           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
  18     Yes    Springing Hard          No                     Fee           1.38           1.18                  5
  19      No    NAP                     No                     Fee           1.41           NAP                   0
  20      No    NAP                     No                     Fee           1.09           NAP                   0
  21      No    NAP                     No                     Fee           2.02           1.50                  0
  22      No    NAP                     No                     Fee           1.97           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
  23     Yes    Springing Hard         Yes                     Fee           1.74           1.49                  5
  24      No    NAP                     No                     Fee           1.53           NAP                   0
  25     Yes    Hard                    No                     Fee           1.64           1.36                  0
  26      No    NAP                     No                  Leasehold        1.38           NAP                   4
  27      No    NAP                    Yes                     Fee           1.23           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
  28     Yes    Hard                   Yes                     Fee           1.53           1.24                  5
  29     Yes    Hard                    No                     Fee           1.37           NAP                   0
  30     Yes    Springing Hard          No                     Fee           1.40           1.19                  5
  31      No    NAP                     No                     Fee           1.35           1.15                  5
  32     Yes    Hard                    No                     Fee           1.81           1.55                  5
------------------------------------------------------------------------------------------------------------------------------
  33     Yes    Hard                   Yes                     Fee           1.70           1.42                  5
  34      No    NAP                     No                     Fee           1.54           NAP                   5
  35     Yes    Springing Hard         Yes                     Fee           1.20           NAP                   8
  36      No    NAP                     No                     Fee           1.58           NAP                   0
  37     Yes    Springing Hard          No                  Leasehold        1.67           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
  38      No    NAP                     No                     Fee           1.45           1.22                  5
  39      No    NAP                     No                     Fee           1.50           NAP                   0
  40      No    NAP                     No                     Fee           1.42           1.20                  0
 40-a                                                          Fee                                                0
 40-b                                                          Fee                                                0
------------------------------------------------------------------------------------------------------------------------------
  41     Yes    Hard                    No                     Fee           1.50           1.25                  0
  42      No    NAP                     No                     Fee           1.69           1.35                  5
  43      No    NAP                     No                     Fee           1.42           1.18                  0
  44      No    NAP                     No                     Fee           1.29           NAP                   0
  45      No    NAP                     No                     Fee           1.86           1.52                  0
------------------------------------------------------------------------------------------------------------------------------
  46      No    NAP                     No                     Fee           1.39           1.19                  0
  47     Yes    Hard                    No                     Fee           1.50           1.27                  5
  48      No    NAP                     No                     Fee           2.06           NAP                   5
  49      No    NAP                     No                     Fee           1.48           1.24                  5
  50      No    NAP                     No                     Fee           1.28           1.08                  5
------------------------------------------------------------------------------------------------------------------------------
  51      No    NAP                     No                     Fee           1.91           NAP                   5
  52      No    NAP                     No                     Fee           1.35           1.16                  5
  53      No    NAP                     No                     Fee           1.40           1.18                  5
 53-a                                                          Fee                                                0
 53-b                                                          Fee                                                0
------------------------------------------------------------------------------------------------------------------------------
  54      No    NAP                     No                     Fee           1.36           1.16                  0
  55      No    NAP                     No                     Fee           1.54           1.29                  5
  56      No    NAP                     No                     Fee           1.31           1.12                 15
  57     Yes    Springing Hard          No                     Fee           1.45           1.23                  5
  58      No    NAP                     No                     Fee           1.28           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
  59     Yes    Soft, Springing Hard    No                     Fee           2.03           1.72                  0
  60      No    NAP                     No                     Fee           1.23           1.04                  5
  61     Yes    Hard                   Yes                     Fee           1.36           1.10                  5
  62     Yes    Springing Hard          No                     Fee           1.51           NAP                   5
  63     Yes    Springing Hard          No                     Fee           1.58           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
  64     Yes    Springing Hard         Yes                     Fee           1.46           NAP                   5
  65      No    NAP                     No                     Fee           1.94           NAP                   0
  66      No    NAP                     No                     Fee           1.87           NAP                   5
  67      No    NAP                     No                     Fee           1.29           1.11                  5
  68     Yes    Springing Hard          No                     Fee           1.69           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
  69     Yes    Hard                    No                     Fee           1.48           1.24                  5
  70     Yes    Springing Hard         Yes                     Fee           1.39           1.19                  0
  71      No    NAP                     No                     Fee           1.19           NAP                   0
 71-a                                                          Fee                                                0
 71-b                                                          Fee                                                0
------------------------------------------------------------------------------------------------------------------------------
  72      No    NAP                     No                     Fee           1.37           NAP                   0
  73     Yes    Hard                   Yes                     Fee           1.33           1.14                  5
  74      No    NAP                     No                     Fee           1.82           NAP                   0
  75      No    NAP                     No                     Fee           1.25           NAP                   5
  76     Yes    Hard                   Yes                     Fee           1.35           1.11                  5
------------------------------------------------------------------------------------------------------------------------------
  77      No    NAP                     No                     Fee           1.21           NAP                   0
  78      No    NAP                     No                     Fee           1.45           NAP                   5
  79      No    NAP                     No                     Fee           1.92           NAP                   5
  80      No    NAP                     No                     Fee           1.66           NAP                   0
  81      No    NAP                     No                     Fee           1.47           1.26                  0
------------------------------------------------------------------------------------------------------------------------------
  82      No    NAP                     No                     Fee           1.42           1.19                  0
  83      No    NAP                     No                     Fee           1.42           1.20                  5
  84      No    NAP                     No                     Fee           1.71           NAP                   5
  85      No    NAP                     No                     Fee           2.29           NAP                   5
  86     Yes    Springing Hard          No                     Fee           1.68           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
  87      No    NAP                     No                     Fee           1.41           1.21                  0
  88      No    NAP                     No                  Leasehold        1.58           NAP                   5
  89      No    NAP                     No                     Fee           1.17           NAP                   5
  90      No    NAP                     No                     Fee           1.48           1.27                  0
  91      No    NAP                     No                  Leasehold        1.45           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
  92      No    NAP                     No                     Fee           1.44           1.21                  5
  93      No    NAP                     No                     Fee           1.42           1.20                  5
  94      No    NAP                     No                     Fee           1.52           1.28                  5
  95      No    NAP                     No                     Fee           1.23           NAP                   5
  96      No    NAP                     No                     Fee           1.40           1.18                  5
------------------------------------------------------------------------------------------------------------------------------
  97      No    NAP                     No                     Fee           1.32           NAP                   0
  98      No    NAP                     No                     Fee           1.61           1.39                  5
  99      No    NAP                     No                     Fee           2.05           NAP                   5
 100     Yes    Hard                    No                     Fee           1.44           1.20                  5
 101      No    NAP                     No                     Fee           1.28           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 102      No    NAP                     No                     Fee           1.58           1.33                  0
 103      No    NAP                     No                     Fee           1.20           NAP                   0
 104     Yes    Springing Hard          No                     Fee           1.41           NAP                   5
 105      No    NAP                     No                     Fee           1.57           1.32                  5
 106      No    NAP                     No                     Fee           1.67           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 107      No    NAP                     No                  Leasehold        1.52           NAP                   5
 108      No    NAP                     No                     Fee           1.47           1.27                  0
 109      No    NAP                     No                     Fee           1.27           NAP                   5
 110      No    NAP                     No                     Fee           2.05           NAP                   5
 111     Yes    Hard                    No                     Fee           1.39           1.20                  5
------------------------------------------------------------------------------------------------------------------------------
 112      No    NAP                     No                     Fee           2.19           NAP                   0
 113      No    NAP                     No                     Fee           1.42           1.21                  5
 114     Yes    Springing Hard         Yes                     Fee           1.43           1.23                  0
 115      No    NAP                     No                     Fee           1.60           1.33                  0
 116      No    NAP                     No                     Fee           1.16           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 117      No    NAP                     No                     Fee           1.45           NAP                   5
 118     Yes    Hard                    No                     Fee           1.82           NAP                   0
 119     Yes    Hard                   Yes                     Fee           1.34           1.08                  5
 120      No    NAP                     No                     Fee           1.37           1.11                  0
 121     Yes    Springing Hard          No                     Fee           1.62           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 122      No    NAP                     No                     Fee           1.32           NAP                   5
 123      No    NAP                     No                     Fee           1.47           1.25                  5
 124      No    NAP                     No                     Fee           1.09           NAP                   0
 125      No    NAP                     No                     Fee           1.53           1.28                  5
 126     Yes    Hard                    No                     Fee           1.59           1.34                  5
------------------------------------------------------------------------------------------------------------------------------
 127      No    NAP                     No                     Fee           1.41           1.20                  0
 128      No    NAP                     No                     Fee           1.59           NAP                   5
 129      No    NAP                     No                     Fee           1.29           NAP                   5
 130      No    NAP                     No                     Fee           1.43           1.22                  0
 131      No    NAP                     No                     Fee           1.17           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 132      No    NAP                     No                     Fee           1.49           1.26                  0
 133      No    NAP                     No                     Fee           1.35           NAP                   5
 134      No    NAP                     No                     Fee           1.69           NAP                   0
 135      No    NAP                     No                     Fee           1.46           1.22                  5
 136      No    NAP                     No                     Fee           1.27           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 137      No    NAP                     No                     Fee           1.44           1.23                  0
137-a                                                          Fee                                                0
137-b                                                          Fee                                                0
137-c                                                          Fee                                                0
 138      No    NAP                     No                Fee/Leasehold      1.65           1.39                  5
------------------------------------------------------------------------------------------------------------------------------
 139      No    NAP                     No                     Fee           1.25           1.09                  0
 140      No    NAP                     No                     Fee           1.42           1.20                  5
 141      No    NAP                     No                     Fee           1.48           NAP                   5
 142      No    NAP                     No                     Fee           1.52           1.28                  5
 143      No    NAP                    Yes                     Fee           1.21           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 144     Yes    Springing Hard          No                     Fee           1.68           NAP                   5
 145      No    NAP                     No                     Fee           1.20           NAP                   5
 146      No    NAP                     No                     Fee           1.34           1.15                  0
 147     Yes    Springing Hard          No                     Fee           1.59           NAP                   0
 148      No    NAP                     No                     Fee           1.25           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 149      No    NAP                     No                     Fee           1.44           1.23                  0
 150     Yes    Hard                    No                     Fee           1.41           NAP                   0
 151      No    NAP                     No                     Fee           1.23           NAP                   0
 152      No    NAP                     No                     Fee           1.41           1.20                  0
 153      No    NAP                     No                     Fee           1.43           1.22                  0
------------------------------------------------------------------------------------------------------------------------------
 154      No    NAP                     No                     Fee           1.38           1.19                  5
 155      No    NAP                     No                     Fee           1.21           NAP                   0
 156     Yes    Springing Hard         Yes                     Fee           1.50           NAP                   5
 157     Yes    Hard                   Yes                     Fee           1.20           NAP                   0
 158      No    NAP                     No                     Fee           1.22           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 159      No    NAP                     No                     Fee           1.38           1.19                  5
 160      No    NAP                     No                     Fee           1.18           NAP                   5
 161     Yes    Springing Hard         Yes                     Fee           1.46           1.25                  5
 162      No    NAP                     No                     Fee           1.30           1.11                  5
 163      No    NAP                     No                     Fee           1.76           1.48         0, 1st one each 12
                                                                                                         month period waived
------------------------------------------------------------------------------------------------------------------------------
 164      No    NAP                     No                     Fee           1.44           NAP                   0
 165      No    NAP                     No                     Fee           1.29           NAP                   5
 166      No    NAP                     No                     Fee           1.50           1.28                  5
 167      No    NAP                     No                     Fee           1.58           NAP                   5
 168      No    NAP                     No                     Fee           1.41           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 169      No    NAP                     No                     Fee           1.61           1.37                  5
 170      No    NAP                     No                     Fee           1.39           1.20                  5
 171      No    NAP                     No                     Fee           1.20           NAP                   0
171-a                                                          Fee                                                0
171-b                                                          Fee                                                0
------------------------------------------------------------------------------------------------------------------------------
 172     Yes    Springing Hard          No                     Fee           1.46           1.27                  5
 173      No    NAP                     No                     Fee           1.36           NAP                   5
 174     Yes    Springing Hard         Yes                     Fee           1.23           NAP                   5
 175      No    NAP                     No                     Fee           1.58           1.35                  0
 176      No    NAP                     No                     Fee           1.25           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 177      No    NAP                     No                     Fee           1.41           1.20                  0
 178      No    NAP                     No                     Fee           1.51           1.27                  0
 179     Yes    Springing Hard          No                     Fee           1.46           1.23                  5
 180     Yes    Springing Hard         Yes                     Fee           1.43           NAP                   5
 181      No    NAP                     No                     Fee           1.12           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 182      No    NAP                     No                     Fee           1.30           NAP                   0
 183      No    NAP                     No                     Fee           1.23           NAP                   5
 184      No    NAP                     No                     Fee           1.41           NAP                   0
 185      No    NAP                     No                     Fee           1.42           NAP                   0
 186      No    NAP                     No                     Fee           1.16           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 187      No    NAP                     No                     Fee           2.99           NAP                   0
 188      No    NAP                     No                     Fee           1.20           NAP                   5
 189      No    NAP                     No                     Fee           1.31           NAP                   5
 190      No    NAP                     No                     Fee           1.69           1.44                  5
 191      No    NAP                     No                     Fee           1.38           1.16                  5
------------------------------------------------------------------------------------------------------------------------------
 192      No    NAP                     No                     Fee           1.33           NAP                   0
 193      No    NAP                     No                     Fee           1.20           NAP                   5
 194      No    NAP                     No                     Fee           1.67           1.41                  5
 195      No    NAP                     No                     Fee           1.28           NAP                   5
 196     Yes    Springing Hard          No                     Fee           1.40           1.21                  5
------------------------------------------------------------------------------------------------------------------------------
 197      No    NAP                     No                     Fee           1.65           NAP                   5
 198     Yes    Springing Hard          No                     Fee           1.67           NAP                   5
198-a                                                          Fee                                                0
198-b                                                          Fee                                                0
 199      No    NAP                     No                     Fee           1.47           1.24                  5
------------------------------------------------------------------------------------------------------------------------------
 200     Yes    Hard                    No                     Fee           1.61           1.35                  5
 201      No    NAP                     No                     Fee           1.42           NAP                   5
 202      No    NAP                     No                     Fee           2.25           NAP                   5
 203      No    NAP                     No                     Fee           1.26           NAP                   5
 204      No    NAP                     No                     Fee           1.31           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 205      No    NAP                     No                     Fee           1.35           NAP                   5
 206     Yes    Springing Hard          No                     Fee           1.76           NAP                   5
206-a                                                          Fee                                                0
206-b                                                          Fee                                                0
 207      No    NAP                     No                     Fee           1.26           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 208      No    NAP                     No                     Fee           1.22           NAP                   5
 209      No    NAP                     No                     Fee           1.30           NAP                   0
 210      No    NAP                     No                     Fee           2.28           NAP                   5
 211     Yes    Hard                    No                     Fee           1.20           NAP                   5
 212      No    NAP                     No                     Fee           1.28           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 213      No    NAP                     No                     Fee           1.27           NAP                   5
 214      No    NAP                     No                     Fee           1.25           NAP                   5
 215      No    NAP                     No                     Fee           1.29           1.09                  5
 216      No    NAP                     No                     Fee           2.42           NAP                   0
 217      No    NAP                     No                     Fee           1.22           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 218      No    NAP                     No                     Fee           2.40           2.03                  5
 219     Yes    Springing Hard         Yes                     Fee           1.67           NAP                   0
 220      No    NAP                     No                     Fee           1.20           NAP                   0
 221      No    NAP                     No                     Fee           1.45           1.24                  5
 222     Yes    Springing Hard         Yes                     Fee           1.41           1.21                  0
------------------------------------------------------------------------------------------------------------------------------
 223      No    NAP                     No                     Fee           1.25           NAP                   5
 224      No    NAP                     No                     Fee           1.56           NAP                   0
 225      No    NAP                     No                     Fee           1.56           1.31                  5
 226     Yes    Springing Hard          No                  Leasehold        1.47           1.25                  5
 227      No    NAP                     No                     Fee           1.22           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 228      No    NAP                     No                     Fee           1.57           NAP                   0
 229      No    NAP                     No                     Fee           1.33           NAP                   5
 230      No    NAP                     No                     Fee           1.96           NAP                   0
 231      No    NAP                     No                     Fee           2.25           NAP                   5
 232      No    NAP                     No                     Fee           1.37           NAP                   5
------------------------------------------------------------------------------------------------------------------------------
 233      No    NAP                     No                     Fee           1.23           NAP                   0
 234      No    NAP                     No                     Fee           1.25           NAP                   5
 235      No    NAP                     No                     Fee           1.43           NAP                   0
 236      No    NAP                     No                     Fee           1.32           NAP                   0
 237      No    NAP                     No                     Fee           1.22           NAP                   0
------------------------------------------------------------------------------------------------------------------------------
 238      No    NAP                     No                     Fee           1.41           1.21                  0
 239      No    NAP                     No                     Fee           1.48           NAP                   5
 240     Yes    Springing Hard          No                     Fee           1.43           NAP                   5
 241      No    NAP                     No                     Fee           1.41           1.22                  5
 242      No    NAP                     No                     Fee           1.42           1.21                  5
------------------------------------------------------------------------------------------------------------------------------
 243      No    NAP                     No                     Fee           1.26           NAP                   0
 244      No    NAP                     No                     Fee           1.25           NAP                   5
 245      No    NAP                     No                     Fee           1.23           NAP                   5
 246      No    NAP                     No                     Fee           1.25           NAP                   0
 247      No    NAP                     No                     Fee           1.46           1.26                  5
------------------------------------------------------------------------------------------------------------------------------
 248      No    NAP                     No                     Fee           1.40           NAP                   5
 249      No    NAP                     No                     Fee           3.18           NAP                   5
 250      No    NAP                     No                     Fee           1.31           NAP                   5

                                                   CUT-OFF           LTV
       PAYMENT    APPRAISED         APPRAISAL      DATE LTV        RATIO AT
  ID    DATE       VALUE ($) (6)  AS-OF DATE (6)  RATIO (6)  MATURITY OR ARD (6)                      ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

  1      5th         221,000,000    9/25/2006       45.2%           38.2%         1801 to 1835 and 1515 to 1603 Hawthorne
                                                                                     Boulevard
  2      1st         122,000,000    11/1/2006       79.3%           79.3%         1085 Raymond Boulevard
  3      1st         118,800,000     Various        67.3%           51.9%         Various
 3-a                  31,400,000    9/12/2006                                     755 Prairie Center Drive
 3-b                  25,500,000    9/12/2006                                     5525 Cedar Lake Road
----------------------------------------------------------------------------------------------------------------------------------
 3-c                  22,900,000    9/12/2006                                     6233 Baker Road
 3-d                  17,000,000    9/12/2006                                     1200 E. Moore Lake Drive
 3-e                  17,000,000    9/11/2006                                     1499 Yamato Road
 3-f                   5,000,000    9/12/2006                                     1001 West 98th Street
  4      5th         230,000,000    10/1/2006       32.6%           28.6%         750 Lexington Avenue
----------------------------------------------------------------------------------------------------------------------------------
  5      5th         112,900,000    10/3/2006       59.3%           59.3%         Various
 5-a                  58,300,000    10/3/2006                                     1764 Old Meadow Lane
 5-b                  27,000,000    10/3/2006                                     1755 Old Meadow Road
 5-c                  16,700,000    10/3/2006                                     1768 Old Meadow Lane
 5-d                  10,900,000    10/3/2006                                     1761 Old Meadow Road
----------------------------------------------------------------------------------------------------------------------------------
  6      1st          82,550,000    10/3/2006       80.0%           74.7%         7800 Montgomery Road
  7      1st          82,000,000    8/24/2006       79.3%           79.3%         5500 Sunrise Highway
  8      1st          83,000,000    9/1/2006        66.3%           58.6%         325 South Orange Avenue
  9      5th          70,600,000    8/17/2006       75.1%           75.1%         1657 Broadway
  10     1st          49,440,000    10/1/2006       79.4%           79.4%         16020 West Bluemound Road
----------------------------------------------------------------------------------------------------------------------------------
  11     5th          46,000,000    8/2/2006        75.9%           64.6%         325 Piedmont Drive
  12     1st          49,800,000     Various        70.0%           63.3%         Various
 12-a                 25,200,000    9/6/2006                                      9806 I H-10 West
 12-b                 19,500,000    8/24/2006                                     4310 The 25 Way NE
 12-c                  5,100,000    9/6/2006                                      9411 Wurzbach Road
----------------------------------------------------------------------------------------------------------------------------------
  13     1st          30,300,000    8/3/2006        67.6%           61.2%         7251 West Lake Mead Blvd
  14     1st          20,000,000    8/2/2006        67.6%           61.2%         8801 Horizon Boulevard NE
  15     1st          48,000,000    9/1/2006        66.6%           56.3%         5701-5791 Santa Ana Canyon Road
  16     3rd          52,800,000    10/5/2006       60.5%           60.5%         4166 Buford Highway
  17     1st          46,200,000    8/4/2006        63.7%           53.8%         1351-1371 North McDowell Boulevard
----------------------------------------------------------------------------------------------------------------------------------
  18     1st          36,600,000    6/9/2006        76.5%           71.9%         1 Pheasant Circle
  19     1st          36,500,000    8/8/2006        71.2%           71.2%         255 Primera Boulevard
  20     3rd          31,300,000    10/6/2006       80.0%           80.0%         2085 Roswell Road
  21     1st          43,700,000    11/1/2006       52.6%           43.0%         3755 Carmia Drive SW
  22     1st          37,400,000    9/20/2006       58.8%           58.8%         2400 83rd Street
----------------------------------------------------------------------------------------------------------------------------------
  23     1st          33,000,000    9/1/2006        66.7%           62.7%         37-10 114th Street
  24     5th          37,650,000   10/13/2006       53.1%           45.6%         401 West Lake Street
  25     1st          24,600,000    9/1/2006        78.9%           71.0%         1345 Wenlon Drive
  26     1st          26,900,000    8/10/2006       69.9%           69.9%         50 East Ontario Street
  27     1st          25,150,000    3/30/2006       73.2%           73.2%         9950 Buffalo Speedway
----------------------------------------------------------------------------------------------------------------------------------
  28     1st          26,200,000    7/26/2006       68.7%           58.4%         17100 N Laurel Park Drive
  29     5th          23,500,000    9/12/2006       70.2%           70.2%         4101 West 24th Place
  30     1st          21,300,000    8/10/2006       77.2%           72.4%         251-21 Jamaica Avenue
  31     1st          20,700,000    6/24/2006       78.3%           73.5%         5151 Frederica Street
  32     1st          21,500,000    7/17/2006       74.9%           68.1%         1617 Interstate Highway 35 North
----------------------------------------------------------------------------------------------------------------------------------
  33     1st          22,400,000    9/5/2006        71.4%           64.4%         101 Yorkshire Blvd.
  34     1st          24,650,000    9/20/2006       62.9%           62.9%         210 & 40 Meadowlands Parkway
  35     1st          18,000,000    9/1/2006        78.2%           66.6%         1015 Richmond Avenue
  36     5th          17,700,000    5/1/2006        74.8%           58.3%         9175 W. Stockton Boulevard
  37     1st          22,400,000    10/1/2006       58.0%           49.3%         88 East Nationwide Boulevard
----------------------------------------------------------------------------------------------------------------------------------
  38     1st          16,300,000    1/1/2006        79.8%           70.7%         26 Journal Square
  39     3rd          21,500,000    8/12/2006       60.4%           51.2%         44100-44250 Town Center Way
  40     5th          16,160,000    8/22/2006       79.5%           71.9%         Various
 40-a                 10,470,000    8/22/2006                                     3510 E. Interstate 40
 40-b                  5,690,000    8/22/2006                                     3415 Bell Street
----------------------------------------------------------------------------------------------------------------------------------
  41     1st          17,000,000    5/12/2006       74.3%           66.8%         300 McIntire Drive
  42     1st          16,700,000    9/1/2006        74.9%           69.3%         8050-8145 International Drive
  43     5th          16,600,000    8/15/2006       74.7%           69.7%         720 Buffalo Run Drive
  44     1st          15,500,000    9/1/2006        78.2%           78.2%         2070-2112 North Clybourn Avenue
  45     5th          18,800,000    8/30/2006       63.3%           55.6%         1030 South Main Street
----------------------------------------------------------------------------------------------------------------------------------
  46     1st          15,600,000    7/31/2006       74.8%           66.8%         6464-6540 West 51st Street & 5000 South Nagle
                                                                                     Avenue
  47     1st          16,700,000    7/9/2006        69.5%           62.9%         7077 East Bell Road
  48     1st          21,400,000    9/20/2006       53.7%           53.7%         114-120 Seaview Drive
  49     1st          14,450,000    10/1/2006       79.6%           74.4%         3586 Sangani Boulevard
  50     1st          20,100,000    8/29/2006       54.7%           51.3%         114, 130 and 140 Sharene Lane
----------------------------------------------------------------------------------------------------------------------------------
  51     1st          17,500,000    9/14/2006       62.9%           62.9%         15 Melanie Lane
  52     1st          14,400,000    6/26/2006       75.7%           68.8%         8234 World Center Drive
  53     1st          14,910,000    7/24/2006       72.6%           65.7%         Various
 53-a                 10,730,000    7/24/2006                                     215 North Canal Road
 53-b                  4,180,000    7/24/2006                                     25151 Dequindre Road
----------------------------------------------------------------------------------------------------------------------------------
  54     5th          16,000,000    4/13/2006       67.2%           59.8%         6800 North Broadway
  55     1st          13,850,000    8/1/2006        77.3%           72.2%         119-121 & 120-124 Kings Highway
  56     5th          16,100,000    8/10/2006       65.2%           61.2%         2805 Par Drive
  57     1st          13,900,000    6/14/2006       75.5%           67.1%         350 Scarlett Road
  58     5th          13,100,000    7/10/2006       79.9%           68.6%         4831 Old Seward Highway
----------------------------------------------------------------------------------------------------------------------------------
  59     5th          16,500,000    8/29/2006       63.0%           57.0%         2401 Locust Street
  60     1st          16,600,000    8/29/2006       62.0%           58.1%         218 Valley Creek Lane
  61     1st          12,800,000    5/26/2005       80.0%           66.7%         25 Bradford Drive
  62     1st          14,100,000    8/14/2006       72.3%           61.6%         4453 Bonney Road
  63     1st          13,500,000    8/14/2006       74.9%           63.7%         8031 Old Oregon Inlet Road
----------------------------------------------------------------------------------------------------------------------------------
  64     1st          14,200,000    9/1/2006        70.6%           60.2%         1800 Paper Mill Rd
  65     1st          14,700,000    8/28/2006       68.2%           68.2%         11030 Fifth Avenue NE
  66     1st          16,750,000    9/20/2006       59.7%           59.7%         621 Route 46
  67     1st          13,520,000    7/12/2006       74.0%           71.6%         6601 Annapolis Road
  68     1st          14,600,000    5/1/2006        68.3%           59.2%         3169 Linden Drive
----------------------------------------------------------------------------------------------------------------------------------
  69     1st          14,765,000    8/17/2006       67.3%           62.9%         7814 North Central Expressway
  70     5th          12,200,000    8/17/2006       79.9%           72.7%         2715 Eastern Boulevard
  71     1st          12,950,000    7/25/2006       74.3%           58.6%         Various
 71-a                  9,750,000    7/25/2006                                     1416 and 1417 Kelland Drive
 71-b                  3,200,000    7/25/2006                                     5789 Arrowhead Drive
----------------------------------------------------------------------------------------------------------------------------------
  72     5th          13,800,000    9/5/2006        69.7%           69.7%         625 S. Gay St., 500 W. Clinch Avenue
  73     1st          14,100,000    8/29/2006       68.1%           55.4%         622 Washington Street, Rt. 53
  74     1st          21,500,000    8/28/2006       44.2%           38.3%         3025 32nd Ave SW
  75     1st          12,000,000    8/31/2006       78.7%           67.1%         901 Deming Way
  76     1st          11,400,000    6/1/2005        80.0%           67.1%         828 Blackwood Clementon Road
----------------------------------------------------------------------------------------------------------------------------------
  77     1st          12,600,000    8/1/2006        71.8%           62.0%         4993, 5003, 5007 & 5009 Westone Plaza Drive
  78     1st          17,900,000    9/20/2006       50.3%           50.3%         51-53 Hook Road
  79     1st          19,400,000    8/3/2006        46.3%           39.3%         175-275 W. Calaveras Blvd.
  80     5th          16,700,000    2/15/2006       53.3%           45.3%         402 E. Yakima Ave
  81     1st          12,600,000    1/1/2007        70.6%           61.7%         6800 Deerpath Road
----------------------------------------------------------------------------------------------------------------------------------
  82     1st          12,560,000    8/29/2006       69.7%           64.1%         3901 Montgomery Boulevard NE
  83     1st          11,060,000    5/16/2006       79.1%           74.2%         10925 Park Avenue South
  84     1st          12,000,000    10/1/2006       71.7%           60.8%         1650 Commonwealth Avenue
  85     1st          14,750,000    9/20/2006       57.6%           57.6%         700-760 1st Street
  86     1st          11,800,000    6/14/2006       70.1%           60.3%         815 East Baltimore Pike
----------------------------------------------------------------------------------------------------------------------------------
  87     5th          13,000,000    5/5/2006        62.7%           54.7%         2301 Third Avenue
  88     1st          13,700,000    5/17/2006       58.9%           46.1%         1355 West 20th Avenue
  89     1st          10,990,000    6/14/2006       73.4%           62.8%         2121 N. Center Street
  90     1st          13,000,000    9/20/2006       61.5%           54.9%         5959 S. Valley View Boulevard
  91     1st          13,000,000    9/25/2006       61.5%           52.1%         500 Alexander Park
----------------------------------------------------------------------------------------------------------------------------------
  92     1st          12,230,000    7/26/2006       65.4%           57.9%         2539,2541,2545,2550,2560,2570 West 237th Street
  93     1st          11,500,000    6/29/2006       69.6%           59.9%         11141 U.S Highway 19 North and 5251 110th Avenue
                                                                                     North
  94     1st          11,700,000    4/1/2006        67.1%           59.4%         220 Salina Meadows Parkway & 301 Plainfield Road
  95     1st           9,710,000    5/5/2006        79.9%           67.9%         1521 & 1541 Oxbow Drive
  96     1st          10,500,000    8/16/2006       73.8%           66.7%         4896-5034 South Virginia Street
----------------------------------------------------------------------------------------------------------------------------------
  97     1st          10,800,000    6/17/2006       71.7%           57.4%         1020 - 1142 S. Koeller Street
  98     1st          12,000,000    7/25/2006       64.2%           57.4%         6120 Little Ox Road
  99     1st          13,400,000    9/20/2006       56.0%           56.0%         111-115 Castle Road
 100     1st          10,000,000    6/29/2006       74.0%           66.7%         31-46 & 31-48 Steinway Street
 101     5th          10,100,000    9/7/2006        73.2%           62.2%         520-522 E. Lake Mead
----------------------------------------------------------------------------------------------------------------------------------
 102     5th          14,200,000    9/7/2006        51.9%           46.0%         2360,2362,2370,2372,2380 Qume Drive
 103     5th           9,500,000    6/2/2006        77.2%           65.9%         15345 Venlo Place
 104     1st           9,100,000    6/9/2006        79.8%           69.0%         80 Prosperity Avenue
 105     1st          11,350,000    7/26/2006       63.9%           56.6%         2531 and 2535 West 237th Street
 106     1st          13,500,000    5/24/2006       53.1%           45.9%         420 Inwood Avenue
----------------------------------------------------------------------------------------------------------------------------------
 107     1st          10,300,000    5/22/2006       69.6%           54.5%         4301 James Ray Drive
 108     1st           9,600,000    7/1/2006        72.9%           65.2%         4669 West Ann Road
 109     1st          10,350,000    9/5/2006        67.5%           58.0%         4174 West Pico Boulevard
 110     1st          13,200,000    9/20/2006       52.7%           52.7%         50 Enterprise Ave
 111     1st           8,650,000    8/8/2006        79.8%           72.6%         2350 Spring Road
----------------------------------------------------------------------------------------------------------------------------------
 112     1st          11,670,000    8/28/2006       57.0%           57.0%         7810 SE 30th Street
 113     1st           8,430,000    6/7/2006        78.9%           70.4%         1185, 1107 - 1147 California Street, 625 - 665
                                                                                     Booth Street, 1226 - 1230 Westfield Avenue
 114     5th           8,000,000    6/12/2006       82.8%           72.5%         1525 Pointer Ridge Place
 115     5th           9,400,000    9/5/2006        69.3%           64.7%         4280 South Hualapai Way
 116     1st          10,300,000    5/31/2006       63.0%           54.0%         7300-7360 SW Hunziker Street
----------------------------------------------------------------------------------------------------------------------------------
 117     1st           9,450,000    12/1/2006       68.7%           58.7%         5555 Zuni Road SE
 118     1st          14,500,000    9/6/2006        44.7%           1.0%          700 Phillips Lane
 119     1st           8,000,000    5/26/2005       80.0%           66.7%         207 Mederia Circle
 120     3rd           8,900,000    11/1/2006       71.3%           60.1%         1801 Lawrence Drive
 121     1st           8,700,000    8/14/2006       72.9%           62.2%         4437 Bonney Road
----------------------------------------------------------------------------------------------------------------------------------
 122     1st           9,200,000    9/1/2006        67.4%           52.1%         5580 LBJ Freeway
 123     1st           9,100,000    5/31/2006       67.0%           59.6%         1081 Westwood Boulevard
 124     1st           7,650,000    8/15/2006       79.7%           67.6%         714, 716, and 768 Bethlehem Pike
 125     1st           9,800,000    6/1/2006        61.7%           58.7%         2585-93 Grand Concourse and 105 East 192 Street
 126     1st           8,625,000    8/9/2006        69.6%           62.8%         1025-1085 East Herndon Avenue
----------------------------------------------------------------------------------------------------------------------------------
 127     5th           8,000,000    8/18/2006       75.0%           68.0%         7575 Bellaire Boulevard
 128     1st          10,200,000    8/2/2006        58.8%           49.6%         1414-1490 N. Kraemer Blvd.
 129     1st           7,800,000    11/3/2006       75.6%           63.6%         425 Route 9 South
 130     1st           8,600,000    11/1/2006       68.0%           60.5%         4364 Route 130 North
 131     1st           9,100,000    7/6/2006        63.7%           59.9%         1025 Runway Drive
----------------------------------------------------------------------------------------------------------------------------------
 132     1st           7,975,000    8/4/2006        71.8%           64.9%         100 Old Cherokee Road
 133     1st           7,500,000    6/15/2006       74.5%           63.8%         13330 California Street
 134     5th          10,750,000    8/2/2006        51.1%           43.7%         1380 - 1400 South Arlington
 135     1st           9,000,000    9/8/2006        60.8%           56.8%         1415 East Colorado Street
 136     1st           7,500,000    8/5/2006        69.9%           59.8%         6421 N. Thorydale Road
----------------------------------------------------------------------------------------------------------------------------------
 137     5th           6,550,000     Various        79.8%           71.1%         Various
137-a                  3,100,000    12/1/2006                                     1121-23, 1125, 1127, 1203, 1205, 1209, 1230
                                                                                     St. Paul Street
137-b                  1,900,000    7/23/2006                                     311 Cathedral Street
137-c                  1,550,000    1/1/2007                                      103 West Monument Street
 138     1st           6,600,000    8/14/2006       78.8%           71.2%         92 Blandin Avenue
----------------------------------------------------------------------------------------------------------------------------------
 139     5th           8,050,000    7/26/2006       63.4%           56.8%         2205 Glendale Avenue
 140     1st           8,500,000    6/1/2006        59.4%           56.4%         215 Mount Hope Place
 141     1st           7,100,000    10/1/2006       70.4%           59.7%         291 Jones Road
 142     1st           6,900,000    10/5/2005       72.5%           67.8%         4401 Wilshire Boulevard
 143     1st           6,900,000    9/23/2006       72.4%           61.5%         8010 Frankford Avenue
----------------------------------------------------------------------------------------------------------------------------------
 144     1st           7,850,000    9/26/2006       63.6%           49.5%         898 Wiggins Road
 145     1st           6,600,000    6/28/2006       74.6%           63.7%         3185, 3187, 3189 Pullman Street
 146     5th           6,900,000    9/13/2006       71.0%           64.5%         5555 Manchester Avenue
 147     1st           9,100,000    9/6/2006        53.7%           35.9%         707 Interstate 30
 148     1st           7,410,000    7/11/2006       65.4%           56.6%         141 W. Avenue L
----------------------------------------------------------------------------------------------------------------------------------
 149     5th           6,100,000    8/10/2006       77.0%           68.6%         930 West Interstate 30
 150     5th           7,500,000    6/1/2006        62.4%           49.7%         903 Knox Road
 151     1st           5,850,000    5/2/2006        79.9%           68.3%         1485 & 1495 Pine Ridge Road
 152     1st           5,850,000    8/16/2006       79.7%           70.9%         6785 Oakton Lane
 153     1st           6,000,000    8/31/2006       76.2%           68.0%         1012-1016 Lockwood Boulevard
----------------------------------------------------------------------------------------------------------------------------------
 154     1st           6,000,000    6/14/2006       75.8%           67.7%         3705 Kennett Pike
 155     5th           5,200,000    8/4/2006        84.5%           79.3%         113 Coronado Drive
 156     1st           6,400,000    1/11/2006       68.2%           54.4%         7074 Engle Road
 157     5th           5,600,000    7/18/2006       77.1%           65.7%         6800 Collier Boulevard
 158     1st           6,000,000    10/4/2006       71.6%           60.8%         510 Idlewild Avenue
----------------------------------------------------------------------------------------------------------------------------------
 159     1st           5,325,000    8/3/2006        79.8%           71.4%         4450 & 4504 Boat Club Road
 160     1st           5,300,000    9/15/2006       79.2%           68.1%         4679 and 4693 West College Avenue
 161     1st           7,000,000    8/14/2006       59.3%           52.9%         1390 S. Valley Forge Road
 162     1st           5,500,000    7/2/2006        74.5%           66.4%         5702 South Staples Drive
 163     1st           6,820,000    9/15/2006       58.7%           52.9%         1 Park Terrace Lane
----------------------------------------------------------------------------------------------------------------------------------
 164     1st           9,500,000    8/22/2006       42.0%           27.9%         11016 Mulberry Avenue
 165     1st           4,920,000    7/9/2006        79.8%           68.2%         3100 Andrews Highway
 166     1st           4,750,000    8/3/2006        80.0%           71.3%         112 & 141 Industrial Boulevard
 167     1st           5,500,000    5/2/2006        68.8%           59.2%         13845 Poway Road
 168     1st           8,000,000    6/19/2006       46.6%           18.4%         28410-28460 Haskell Canyon Road
----------------------------------------------------------------------------------------------------------------------------------
 169     1st           4,935,000    8/23/2006       74.0%           65.8%         12300 Dundee Road
 170     1st           5,300,000    10/1/2006       68.3%           61.1%         17608 & 17808 E. 24th Drive
 171     5th           5,360,000     Various        67.3%           57.6%         Various
171-a                  3,510,000    9/4/2006                                      29250 Union City Boulevard
171-b                  1,850,000    8/29/2006                                     4108 B Place NW
----------------------------------------------------------------------------------------------------------------------------------
 172     1st           5,000,000    7/19/2006       72.0%           64.6%         645 & 655 Parfet Street
 173     1st           6,250,000    6/12/2006       55.8%           47.9%         15100-15140 Paramount Blvd.
 174     1st           4,700,000    8/1/2006        74.2%           49.7%         1705 Anne Street
 175     1st           4,855,000    3/10/2006       71.1%           62.0%         7421 East Independence Boulevard
 176     1st           4,425,000    9/6/2006        77.9%           66.2%         5401 W. 57th Street
----------------------------------------------------------------------------------------------------------------------------------
 177     5th           4,700,000    9/1/2006        72.8%           66.0%         500 Allied Drive
 178     5th           4,370,000    8/10/2006       77.8%           70.4%         5432 N.W. Waukomis Drive
 179     1st           4,350,000    1/1/2007        75.3%           68.1%         921-927 Thompson Place
 180     1st           4,300,000    1/12/2006       75.0%           59.8%         4406 State Route 43
 181     1st           4,075,000    3/14/2006       78.9%           67.5%         805 West Madison Avenue
----------------------------------------------------------------------------------------------------------------------------------
 182     1st           4,400,000    2/8/2007        72.7%           62.2%         606-616 Ring Road
 183     1st           4,000,000    7/18/2006       79.8%           68.0%         1101 Sandusky Place
 184     1st           5,410,000    8/4/2006        58.8%           50.3%         1318 North Cooper Road
 185     1st           5,410,000    8/4/2006        58.8%           50.3%         420 North Dysart Road
 186     1st           4,540,000    7/5/2006        69.5%           63.0%         20741 Bruce B. Downs Blvd
----------------------------------------------------------------------------------------------------------------------------------
 187     1st           8,410,000    8/28/2006       37.2%           37.2%         23303 58th Avenue West
 188     1st           4,400,000    8/8/2006        70.3%           46.8%         1243 E. Business Highway 83
 189     1st           4,365,000    8/15/2006       69.8%           60.0%         3130 - 3150 E. Union Hills Drive
 190     1st           6,000,000    8/14/2006       50.0%           44.5%         4425 & 4441 West Ashlan Ave.
 191     1st           4,000,000    9/14/2006       75.0%           72.3%         6440 West Commercial Boulevard
----------------------------------------------------------------------------------------------------------------------------------
 192     1st           5,000,000    9/14/2006       59.9%           1.9%          1035 Starwood Ave
 193     1st           4,540,000    8/1/2006        64.1%           55.1%         7505-7555 Jurupa Avenue
 194     1st           4,250,000    9/5/2006        68.2%           61.8%         199 Flynn Avenue
 195     1st           4,200,000    8/1/2006        68.9%           59.1%         14631 & 14651 Laurel Bowie Road
 196     1st           3,600,000    6/1/2006        79.2%           72.2%         724 Enterprise Drive
----------------------------------------------------------------------------------------------------------------------------------
 197     1st           6,220,000    8/15/2006       45.7%           39.2%         4010-4030 East Greenway Road
 198     1st           5,100,000    6/10/2006       55.7%           47.5%         Various
198-a                  2,600,000    6/10/2006                                     1313 N. Wood Ave.
198-b                  2,500,000    6/10/2006                                     220 Forest Road
 199     1st           4,000,000    7/18/2006       70.5%           62.6%         2200 Tall Pines Drive
----------------------------------------------------------------------------------------------------------------------------------
 200     1st           4,000,000    8/7/2006        70.0%           61.9%         328 FM 306
 201     1st           4,700,000    8/2/2006        59.1%           50.8%         740 West Knox Road
 202     1st           7,700,000    8/11/2006       35.3%           30.0%         4875 Market Street
 203     1st           3,600,000    7/18/2006       74.8%           64.9%         9219 North Industrial Road
 204     1st           4,300,000    9/18/2006       61.9%           54.1%         18540 SW Boones Ferry Road
----------------------------------------------------------------------------------------------------------------------------------
 205     1st           4,400,000    7/25/2006       60.2%           52.3%         24275 US Highway 19 N
 206     1st           4,900,000    6/10/2006       53.9%           46.0%         Various
206-a                  2,900,000    6/10/2006                                     1337 Montclair Road
206-b                  2,000,000    6/10/2006                                     3100 Goodman Road
 207     1st           3,800,000    4/14/2006       69.4%           59.8%         18635 North 35th Avenue
----------------------------------------------------------------------------------------------------------------------------------
 208     1st           3,250,000    8/11/2006       79.9%           68.4%         2019 4th Avenue North
 209     1st           3,700,000    8/23/2006       70.2%           60.4%         7051 Stuart Avenue
 210     1st           6,000,000    8/4/2006        43.3%           36.7%         4501 South 70th Street
 211     1st           3,250,000    6/2/2006        79.8%           68.8%         321 Independence Blvd.
 212     1st           3,800,000    6/20/2006       65.7%           51.3%         200 West Oak Street
----------------------------------------------------------------------------------------------------------------------------------
 213     1st           4,025,000    7/18/2006       60.8%           52.4%         20562 Crescent Bay
 214     1st           3,655,000    8/25/2006       66.0%           56.5%         1152 N. Power Road
 215     1st           3,175,000    8/4/2006        75.6%           68.5%         4010 Northside Drive
 216     1st          10,000,000    8/3/2006        23.4%           20.1%         28251-28317 Kelly Johnson Parkway
 217     1st           3,000,000    5/8/2006        78.0%           66.9%         2 Lakes Road
----------------------------------------------------------------------------------------------------------------------------------
 218     1st           6,100,000    8/7/2006        37.7%           34.1%         15410-40 New Hampshire Avenue
 219     1st           3,535,000    10/1/2006       64.9%           64.9%         2535 West Jackson Avenue
 220     5th           3,500,000    10/5/2006       63.4%           54.2%         9930 West Cheyenne Avenue
 221     1st           3,160,000    8/3/2006        68.8%           61.5%         508 South Adams
 222     5th           2,860,000    7/7/2006        75.8%           68.9%         2445 N. Main St
----------------------------------------------------------------------------------------------------------------------------------
 223     1st           3,000,000    7/18/2006       68.5%           59.4%         1591 North Main Street
 224     1st           3,800,000    9/12/2006       53.9%           42.1%         4100 Charlotte Highway
 225     1st           2,800,000    9/27/2006       71.4%           66.8%         2173 Upton Drive
 226     1st           2,540,000    9/4/2006        78.7%           71.3%         108 Cottage Grove Road
 227     1st           3,300,000    8/24/2006       60.5%           51.9%         18-12 25th Road
----------------------------------------------------------------------------------------------------------------------------------
 228     3rd           3,550,000    9/22/2006       56.3%           47.6%         1250 South Orchard Street
 229     1st           2,600,000    7/19/2006       74.8%           64.4%         23625 Commerce Park Road
 230     1st           3,650,000    8/25/2006       49.3%           42.3%         8420 Market Street
 231     1st           3,750,000    9/14/2006       46.7%           46.7%         50 Route 10
 232     1st           2,720,000   10/30/2006       64.3%           55.4%         14733 Inwood Road
----------------------------------------------------------------------------------------------------------------------------------
 233     1st           2,660,000    8/15/2006       64.7%           55.5%         811 Business Highway 121
 234     1st           2,400,000    7/19/2006       69.0%           59.9%         6210 Forest Hills Road
 235     1st           2,300,000    9/20/2006       71.7%           60.8%         11243 Veterans Memorial Parkway
 236     1st           2,100,000    9/13/2006       76.1%           59.7%         5931 East 12th Street
 237     1st           2,850,000    9/25/2006       56.0%           37.5%         2670 Salt Springs Road
----------------------------------------------------------------------------------------------------------------------------------
 238     1st           2,125,000    9/15/2006       72.9%           66.3%         1640 J.P. Hennessy Drive
 239     1st           2,760,000    8/3/2006        56.1%           48.0%         2400 Florin Road
 240     1st           3,075,000   10/15/2006       48.7%           32.0%         5698 W. 155 North
 241     1st           2,650,000    8/16/2006       52.8%           48.2%         1461 N. Daly Street
 242     1st           2,150,000    8/21/2006       64.4%           57.3%         515- 521 1/2 South Verdugo Road
----------------------------------------------------------------------------------------------------------------------------------
 243     1st           1,800,000    9/14/2006       74.9%           64.1%         454 North Broadway
 244     1st           2,525,000    8/17/2006       53.0%           45.6%         7020 Hayvenhurst Avenue
 245     1st           1,750,000    8/15/2006       74.2%           63.5%         327 7th Ave S
 246     1st           2,020,000    7/20/2006       63.0%           54.9%         380 W. Martin Luther King Jr. Boulevard
 247     1st           1,325,000    8/15/2006       79.2%           70.9%         872-882 Grove Road
----------------------------------------------------------------------------------------------------------------------------------
 248     1st           1,610,000    8/15/2006       63.9%           54.9%         302 & 310 8th Ave S
 249     1st           4,600,000    8/28/2006       21.7%           18.6%         15402 - 15432 Electronic Lane
 250     1st           1,315,000    8/14/2006       75.9%           65.3%         715 Avenue H East

                                                                                   NET          UNITS   CUT-OFF DATE BALANCE
                                                 YEAR            YEAR           RENTABLE         OF     PER NET RENTABLE AREA
  ID   CITY                 STATE   ZIP CODE    BUILT         RENOVATED     AREA OR UNITS (7)  MEASURE     OR UNITS ($) (7)
------------------------------------------------------------------------------------------------------------------------------

  1    Redondo Beach          CA     90278    1985/1997          2003                 388,400   Sq Ft                  257.47
  2    Newark                 NJ     07102       1992            NAP                  418,026   Sq Ft                  231.33
  3    Various             Various  Various    Various           NAP                  974,431   Sq Ft                   82.10
 3-a   Eden Prairie           MN     55344       1985            NAP                  186,000   Sq Ft
 3-b   St. Louis Park         MN     55416       1972            NAP                  225,222   Sq Ft
-----------------------------------------------------------------------------------------------------------------------------
 3-c   Eden Prairie           MN     55346       1987            NAP                  169,719   Sq Ft
 3-d   Fridley                MN     55432       1990            NAP                  216,454   Sq Ft
 3-e   Boca Raton             FL     33431       1991            NAP                   79,636   Sq Ft
 3-f   Bloomington            MN     55431       1978            NAP                   97,400   Sq Ft
  4    New York               NY     10022       1989            NAP                  355,227   Sq Ft                  211.13
-----------------------------------------------------------------------------------------------------------------------------
  5    McLean                 VA     22102     Various         Various                308,813   Sq Ft                  216.96
 5-a   McLean                 VA     22102       1977            1999                 139,577   Sq Ft
 5-b   McLean                 VA     22102       1966            1998                  69,594   Sq Ft
 5-c   McLean                 VA     22102       1968            1997                  50,000   Sq Ft
 5-d   McLean                 VA     22102       1966            1999                  49,642   Sq Ft
-----------------------------------------------------------------------------------------------------------------------------
  6    Cincinnati             OH     45236    1966/2006          1994                 384,239   Sq Ft                  171.77
  7    Massapequa             NY     11758       1971            1997                 414,082   Sq Ft                  156.97
  8    Orlando                FL     32801       2001         2004-2005                   250   Rooms              220,000.00
  9    New York               NY     10019       1929          Various                 95,086   Sq Ft                  557.39
  10   Brookfield             WI     53005       2006            NAP                  165,872   Sq Ft                  236.63
-----------------------------------------------------------------------------------------------------------------------------
  11   Danville               VA     24540       1984            2005                 474,280   Sq Ft                   73.59
  12   Various             Various  Various    Various           NAP                      453   Rooms               76,953.64
 12-a  San Antonio            TX     78230       2002            NAP                      210   Rooms
 12-b  Albuquerque            NM     87109       2003            NAP                      164   Rooms
 12-c  San Antonio            TX     78240       1994            2002                      79   Rooms
-----------------------------------------------------------------------------------------------------------------------------
  13   Las Vegas              NV     89128       1998            NAP                  106,176   Sq Ft                  145.43
  14   Albuquerque            NM     87113       1997            NAP                  127,614   Sq Ft                  145.43
  15   Anaheim Hills          CA     92807       1972            2005                 160,822   Sq Ft                  198.77
  16   Atlanta                GA     30345       1967         1999-2000               324,057   Sq Ft                   98.60
  17   Petaluma               CA     94952    2004/2006          NAP                  158,489   Sq Ft                  185.77
-----------------------------------------------------------------------------------------------------------------------------
  18   Beecher                IL     60401    1975-2001          NAP                      613    Pads               45,677.00
  19   Lake Mary              FL     32746       2000            NAP                  190,034   Sq Ft                  136.82
  20   Marietta               GA     30062       1991            2005                     323   Units               77,554.18
  21   Atlanta                GA     30331    2005/2006          NAP                  196,283   Sq Ft                  117.18
  22   North Bergen           NJ     07047       1979            NAP                  562,320   Sq Ft                   39.12
-----------------------------------------------------------------------------------------------------------------------------
  23   Flushing               NY     11368       1963            2001                     214   Rooms              102,803.74
  24   Northlake              IL     60164       1974            2003                     397   Units               50,377.83
  25   Murfreesboro           TN     37130       2006            NAP                      216   Units               89,814.81
  26   Chicago                IL     60611       1947            2005                 320,778   Sq Ft                   58.61
  27   Houston                TX     77054       2001            NAP                      320   Units               57,500.00
-----------------------------------------------------------------------------------------------------------------------------
  28   Livonia                MI     48152       1989            NAP                      224   Rooms               80,357.14
  29   Lawrence               KS     66047       2003            NAP                      200   Units               82,500.00
  30   Bellerose              NY     11426       1960            2006                  36,667   Sq Ft                  448.63
  31   Owensboro              KY     42301       1996            NAP                  156,675   Sq Ft                  103.51
  32   Austin                 TX     78702       1997            2006                     152   Rooms              105,921.05
-----------------------------------------------------------------------------------------------------------------------------
  33   Lexington              KY     40509       1978            NAP                  165,790   Sq Ft                   96.51
  34   Secaucus               NJ     07094    1973/1977          1987                 256,736   Sq Ft                   60.37
  35   Staunton               VA     24401       2006            NAP                   79,804   Sq Ft                  176.36
  36   Elk Grove              CA     95758       2002            NAP                      116   Rooms              114,128.80
  37   Columbus               OH     43215       2002            NAP                      180   Rooms               72,222.22
-----------------------------------------------------------------------------------------------------------------------------
  38   Jersey City            NJ     07306       1927            2002                 104,202   Sq Ft                  124.76
  39   Palm Desert            CA     92260       1993            NAP                   82,860   Sq Ft                  156.60
  40   Amarillo               TX    Various    Various           NAP                  230,770   Sq Ft                   55.68
 40-a  Amarillo               TX     79103       1985            NAP                  156,889   Sq Ft
 40-b  Amarillo               TX     79109       1977            NAP                   73,881   Sq Ft
-----------------------------------------------------------------------------------------------------------------------------
  41   Newark                 DE     19711    1999/2003          NAP                  208,656   Sq Ft                   60.51
  42   Orlando                FL     32819       1995            NAP                   56,666   Sq Ft                  220.59
  43   Indianapolis           IN     46227       1995            NAP                      308   Units               40,259.74
  44   Chicago                IL     60614       1986            NAP                   35,469   Sq Ft                  341.71
  45   Kernersville           NC     27284       1988            2006                  80,240   Sq Ft                  148.31
-----------------------------------------------------------------------------------------------------------------------------
  46   Forest View            IL     60638    1974/1975          NAP                  394,008   Sq Ft                   29.62
  47   Scottsdale             AZ     85254       1999            NAP                   45,808   Sq Ft                  253.23
  48   Secaucus               NJ     07094       1975            NAP                  282,376   Sq Ft                   40.73
  49   D'Iberville            MS     39540       2006            NAP                   65,900   Sq Ft                  174.51
  50   Walnut Creek           CA     94596       1961            1998                     120   Units               91,666.67
-----------------------------------------------------------------------------------------------------------------------------
  51   Whippany               NJ     07981       1980            NAP                  242,147   Sq Ft                   45.43
  52   Orlando                FL     32821       1992            NAP                   34,318   Sq Ft                  317.62
  53   Various                MI    Various    Various           NAP                      346    Pads               31,283.24
 53-a  Lansing                MI     48917       1984            NAP                      230    Pads
 53-b  Madison Heights        MI     48071       1965            NAP                      116   Pads
-----------------------------------------------------------------------------------------------------------------------------
  54   Denver                 CO     80221       1984            NAP                  186,686   Sq Ft                   57.58
  55   Maple Shade            NJ     08052       1986            NAP                  153,664   Sq Ft                   69.63
  56   Raleigh                NC     27603       2000            NAP                      192   Units               54,687.50
  57   Kennett Square         PA     19348       1995            NAP                  115,619   Sq Ft                   90.82
  58   Anchorage              AK     99503       1983            NAP                  111,250   Sq Ft                   94.13
-----------------------------------------------------------------------------------------------------------------------------
  59   Philadelphia           PA     19103       1928            1999                  42,679   Sq Ft                  243.68
  60   Danville               CA     94526       1963            1999                      96   Units              107,291.67
  61   Leola                  PA     17540       1968            NAP                      238   Units               43,025.21
  62   Virginia Beach         VA     23462       1985         1995/2004                   149   Rooms               68,389.52
  63   Nags Head              NC     27959       1974            NAP                      105   Rooms               96,332.58
-----------------------------------------------------------------------------------------------------------------------------
  64   Wyomissing             PA     19610       1987            NAP                      125   Rooms               80,253.97
  65   Seattle                WA     98125       1993            2005                     124   Units               80,846.77
  66   Hasbrouck Heights      NJ     07604       1981            NAP                  220,305   Sq Ft                   45.39
  67   Landover Hills         MD     20784       1971            NAP                   84,156   Sq Ft                  118.83
  68   Bristol                VA     24202       2003            NAP                      175   Rooms               56,959.05
-----------------------------------------------------------------------------------------------------------------------------
  69   Dallas                 TX     75206       1967            1990                  46,037   Sq Ft                  215.91
  70   Montgomery             AL     36117       1983            2004                  97,039   Sq Ft                  100.48
  71   Various                VA    Various    Various           NAP                  154,650   Sq Ft                   62.24
 71-a  Chesapeake             VA     23320       2002            NAP                   96,650   Sq Ft
 71-b  Virginia Beach         VA     23462    1985/1987          NAP                   58,000   Sq Ft
-----------------------------------------------------------------------------------------------------------------------------
  72   Knoxville              TN     37902    1982/1988          NAP                   91,426   Sq Ft                  105.28
  73   Weymouth               MA     02188       1987            NAP                  104,232   Sq Ft                   92.10
  74   Tumwater               WA     98512    1992-2000          NAP                  249,425   Sq Ft                   38.13
  75   Madison                WI     53717       1998            NAP                   70,034   Sq Ft                  134.80
  76   Pine Hill              NJ     08021       1967            NAP                      255   Units               35,764.71
-----------------------------------------------------------------------------------------------------------------------------
  77   Chantilly              VA     20151    2005/2006          NAP                   21,348   Sq Ft                  424.01
  78   Bayonne                NJ     07029       1968            NAP                  296,106   Sq Ft                   30.39
  79   Milpitas               CA     95035       1978            2004                  74,385   Sq Ft                  120.87
  80   Yakima                 WA     98901       1949            1980                 129,872   Sq Ft                   68.58
  81   Elkridge               MD     21075       2006            NAP                   56,722   Sq Ft                  156.91
-----------------------------------------------------------------------------------------------------------------------------
  82   Albuquerque            NM     87109       1984            NAP                      240   Units               36,458.33
  83   Tacoma                 WA     98444    1996-1997          NAP                      139   Units               62,949.64
  84   Boston                 MA     02135    1953/1963          2004                      74   Rooms              116,216.22
  85   Harrison               NJ     07029    1913/1963          NAP                  242,690   Sq Ft                   35.02
  86   Kennett Square         PA     19348       2001            NAP                       92   Rooms               89,908.89
-----------------------------------------------------------------------------------------------------------------------------
  87   Seattle                WA     98121       1990            2006                     175   Units               46,571.43
  88   Oshkosh                WI     54902       2001            NAP                      126   Rooms               64,061.48
  89   Mesa                   AZ     85201       1970         1997-2001                   217    Pads               37,192.27
  90   Las Vegas              NV     89118       1963            NAP                  161,886   Sq Ft                   49.42
  91   Princeton              NJ     08540       1985            NAP                   48,000   Sq Ft                  166.67
-----------------------------------------------------------------------------------------------------------------------------
  92   Torrance               CA     90505       1979            NAP                   86,141   Sq Ft                   92.87
  93   Clearwater             FL     33764       1987            1995                 125,189   Sq Ft                   63.90
  94   Syracuse               NY     13212       1986            2000                 143,455   Sq Ft                   54.72
  95   Montrose               CO     81401       2006            NAP                   48,359   Sq Ft                  160.33
  96   Reno                   NV     89502       1979            NAP                   46,520   Sq Ft                  166.60
-----------------------------------------------------------------------------------------------------------------------------
  97   Oshkosh                WI     54902       1962            1997                 128,102   Sq Ft                   60.42
  98   Fairfax Station        VA     22039       2003            NAP                   91,102   Sq Ft                   84.52
  99   Secaucus               NJ     07094       1973            NAP                  176,234   Sq Ft                   42.56
 100   Astoria                NY     11103    1921/1927       1992/2006                16,450   Sq Ft                  449.85
 101   Henderson              NV     89015       1999            2005                  38,200   Sq Ft                  193.52
-----------------------------------------------------------------------------------------------------------------------------
 102   San Jose               CA     95131       1985            NAP                  112,329   Sq Ft                   65.66
 103   Big Rapids             MI     49307       2006            NAP                       66   Units              111,054.64
 104   Leesburg               VA     20175       2000            NAP                       80   Rooms               90,770.39
 105   Torrance               CA     90505       1987            2000                  74,993   Sq Ft                   96.68
 106   Oakdale                MN     55128       2005            NAP                      116   Rooms               61,818.31
-----------------------------------------------------------------------------------------------------------------------------
 107   Grand Forks            ND     58203       2002            NAP                      100   Rooms               71,704.60
 108   North Las Vegas        NV     89031       2006            NAP                   27,685   Sq Ft                  252.84
 109   Los Angeles            CA     90019       1928            1987                  50,753   Sq Ft                  137.72
 110   Secaucus               NJ     07094       1972            NAP                  165,072   Sq Ft                   42.10
 111   Smyrna                 GA     30080       1988            NAP                   63,200   Sq Ft                  109.18
-----------------------------------------------------------------------------------------------------------------------------
 112   Mercer Island          WA     98040    1990/1996          NAP                       79   Units               84,177.22
 113   Reno                   NV     89509       1958            NAP                   45,057   Sq Ft                  147.59
 114   Bowie                  MD     20716       2006            NAP                   38,002   Sq Ft                  174.20
 115   Las Vegas              NV     89147       2004            NAP                   26,218   Sq Ft                  248.30
 116   Tigard                 OR     97223    1985/1987          2006                  80,114   Sq Ft                   81.06
-----------------------------------------------------------------------------------------------------------------------------
 117   Albuquerque            NM     87108       1980            NAP                  160,019   Sq Ft                   40.58
 118   Louisville             KY     40209       1999            2006                     120   Rooms               53,979.93
 119   Newark                 DE     19702       1972            NAP                      136   Units               47,058.82
 120   De Pere                WI     54115       1985    1988/1994/1996/2006          122,753   Sq Ft                   51.73
 121   Virgina Beach          VA     23462       2006            NAP                       83   Rooms               76,431.31
-----------------------------------------------------------------------------------------------------------------------------
 122   Dallas                 TX     75240       1978            NAP                   89,066   Sq Ft                   69.61
 123   Los Angeles            CA     90024       1929            NAP                   23,424   Sq Ft                  260.42
 124   Lower Gwynedd          PA     19002       1980            1993                  49,242   Sq Ft                  123.88
 125   Bronx                  NY     10468       1916            NAP                       75   Units               80,666.67
 126   Fresno                 CA     93720       1980            NAP                   32,237   Sq Ft                  186.12
-----------------------------------------------------------------------------------------------------------------------------
 127   Houston                TX     77036       1964            2006                     134   Units               44,776.12
 128   Placentia              CA     92870       1978            NAP                   36,850   Sq Ft                  162.65
 129   Little Egg Harbor      NJ     08087    1974/2006       1995/2005                67,090   Sq Ft                   87.89
 130   Willingboro Township   NJ     08046       2006            NAP                   23,961   Sq Ft                  244.15
 131   Stockton               CA     95206       2006            NAP                  162,500   Sq Ft                   35.66
-----------------------------------------------------------------------------------------------------------------------------
 132   Lexington              SC     29072       1994            NAP                   60,933   Sq Ft                   93.96
 133   Omaha                  NE     68154       2004            NAP                   35,653   Sq Ft                  156.64
 134   Akron                  OH     44306       1958            2000                 202,505   Sq Ft                   27.13
 135   Glendale               CA     91205       1991            NAP                   20,435   Sq Ft                  267.92
 136   Tucson                 AZ     85741    2005-2006          NAP                   44,684   Sq Ft                  117.28
-----------------------------------------------------------------------------------------------------------------------------
 137   Baltimore              MD    Various    Various         Various                    105   Units               49,761.90
137-a  Baltimore              MD     21202       1910            2001                      55   Units
137-b  Baltimore              MD     21201       1900            2006                      31   Units
137-c  Baltimore              MD     21201       1900            2006                      19   Units
 138   Framingham             MA     01702       1904            1985                 147,285   Sq Ft                   35.31
-----------------------------------------------------------------------------------------------------------------------------
 139   Sparks                 NV     89431       2005            NAP                   47,212   Sq Ft                  108.02
 140   Bronx                  NY     10457       1937            NAP                       72   Units               70,138.89
 141   Falmouth               MA     02540       1971       2000/2005-2006                 98   Rooms               51,020.41
 142   Los Angeles            CA     90010       1963            2001                  41,730   Sq Ft                  119.82
 143   Lubbock                TX     76112       2000            NAP                   55,558   Sq Ft                   89.91
-----------------------------------------------------------------------------------------------------------------------------
 144   Emporia                VA     23847       2005            NAP                       85   Rooms               58,738.65
 145   Costa Mesa             CA     92626    1977/1978          2006                  25,900   Sq Ft                  190.20
 146   Los Angeles            CA     90045       1986            NAP                   29,018   Sq Ft                  168.86
 147   Little Rock            AR     72202       1972            2003                     150   Rooms               32,598.61
 148   Lancaster              CA     93534       1975            NAP                   82,060   Sq Ft                   59.02
-----------------------------------------------------------------------------------------------------------------------------
 149   Garland                TX     75043       1983            NAP                      154   Units               30,519.48
 150   McLeansville           NC     27301       2000            NAP                       78   Rooms               59,959.22
 151   Naples                 FL     34109       2006            NAP                   17,862   Sq Ft                  261.75
 152   Columbus               OH     43229       1996            NAP                      112   Units               41,607.14
 153   Oviedo                 FL     32765    2004-2005          NAP                   20,349   Sq Ft                  224.58
-----------------------------------------------------------------------------------------------------------------------------
 154   Greenville             DE     19807       1925         2004-2006                15,982   Sq Ft                  284.70
 155   Denton                 TX     76209       1972            1997                     128   Units               34,313.12
 156   Middleburg Heights     OH     44130       1998            NAP                       97   Rooms               45,021.80
 157   Naples                 FL     34114       2004            NAP                   13,824   Sq Ft                  312.29
 158   Easton                 MD     21601    1990/1996          NAP                   18,670   Sq Ft                  230.09
-----------------------------------------------------------------------------------------------------------------------------
 159   Fort Worth             TX     76135       1985            2002                  29,809   Sq Ft                  142.57
 160   Grand Chute            WI     54914       1996            2006                  42,639   Sq Ft                   98.41
 161   Landsdale              PA     19446       2006            NAP                   11,157   Sq Ft                  371.96
 162   Corpus Christi         TX     78413       1984            NAP                   62,682   Sq Ft                   65.41
 163   Fairview Heights       IL     62208       1984            NAP                       96   Units               41,666.67
-----------------------------------------------------------------------------------------------------------------------------
 164   Fontana                CA     92337       1996            NAP                  140,800   Sq Ft                   28.35
 165   Odessa                 TX     79762    1954/1966          1977                 127,799   Sq Ft                   30.71
 166   Azle                   TX     76020    1963/1985          2002                  38,142   Sq Ft                   99.63
 167   Poway                  CA     92064       1973         2003/2005                    43   Rooms               87,997.19
 168   Santa Clarita          CA     91390       2006            NAP                   18,345   Sq Ft                  203.12
-----------------------------------------------------------------------------------------------------------------------------
 169   Cypress                TX     77429       2005            NAP                   24,691   Sq Ft                  147.83
 170   Aurora                 CO     80011       2006            NAP                   48,000   Sq Ft                   75.42
 171   Various             Various  Various    Various           NAP                   57,326   Sq Ft                   62.91
171-a  Union City             CA     94587       1980            NAP                   41,326   Sq Ft
171-b  Auburn                 WA     98001       1992            NAP                   16,000   Sq Ft
-----------------------------------------------------------------------------------------------------------------------------
 172   Lakewood               CO     80215       1974         1990/2005                51,281   Sq Ft                   70.20
 173   Paramount              CA     90723       1986            NAP                   23,800   Sq Ft                  146.66
 174   Bemidji                MN     56601       2002            NAP                   28,654   Sq Ft                  121.66
 175   Charlotte              NC     28227       1987            NAP                   58,551   Sq Ft                   58.92
 176   Sioux Falls            SD     57106       2004            NAP                       58   Units               59,423.09
-----------------------------------------------------------------------------------------------------------------------------
 177   Nashville              TN     37211       1967            1997                 170,750   Sq Ft                   20.03
 178   Kansas City            MO     64151       1972            2005                     151   Units               22,516.56
 179   Sunnyvale              CA     94085       1969         2005-2006                29,741   Sq Ft                  110.12
 180   Kent                   OH     44240       1998            NAP                       80   Rooms               40,321.37
 181   Athens                 TN     37303       2005            NAP                   14,550   Sq Ft                  220.92
-----------------------------------------------------------------------------------------------------------------------------
 182   Harrison               OH     45030       2005            NAP                   16,320   Sq Ft                  195.89
 183   Perrysburg             OH     43551       1989            NAP                       74   Units               43,120.94
 184   Gilbert                AZ     85233       2005            NAP                   10,897   Sq Ft                  292.00
 185   Goodyear               AZ     85338       2005            NAP                   11,947   Sq Ft                  266.34
 186   Tampa                  FL     33647       2005            NAP                   14,820   Sq Ft                  212.96
-----------------------------------------------------------------------------------------------------------------------------
 187   Mountlake Terrace      WA     98043       1989            NAP                       80   Units               39,062.50
 188   Mission                TX     78572   1994/2004-2005      NAP                   66,000   Sq Ft                   46.87
 189   Phoenix                AZ     85050       1989            NAP                   30,153   Sq Ft                  100.98
 190   Fresno                 CA     93722       2006            NAP                   15,600   Sq Ft                  192.31
 191   Lauderhill             FL     33319       1986            NAP                   19,493   Sq Ft                  153.90
-----------------------------------------------------------------------------------------------------------------------------
 192   Valrico                FL     33594       2000            NAP                   60,015   Sq Ft                   49.88
 193   Riverside              CA     92504       1987            NAP                   59,180   Sq Ft                   49.17
 194   Burlington             VT     05401       2004            NAP                   68,175   Sq Ft                   42.54
 195   Laurel                 MD     20708    2003/2006          NAP                   12,250   Sq Ft                  236.10
 196   Oak Brook              IL     60523       1974            2006                  17,380   Sq Ft                  163.98
-----------------------------------------------------------------------------------------------------------------------------
 197   Phoenix                AZ     85032    1986/2004          NAP                   29,994   Sq Ft                   94.85
 198   Various                AL    Various      1999            NAP                   22,211   Sq Ft                  127.95
198-a  Florence               AL     35630       1999            NAP                   11,060   Sq Ft
198-b  Hueytown               AL     35023       1999            NAP                   11,151   Sq Ft
 199   Largo                  FL     33771       1989            NAP                   40,251   Sq Ft                   70.06
-----------------------------------------------------------------------------------------------------------------------------
 200   New Braunfels          TX     78130       1998            NAP                   80,000   Sq Ft                   35.00
 201   Tempe                  AZ     85284       1997            NAP                   41,663   Sq Ft                   66.66
 202   Ventura                CA     93003       1983            1996                  82,614   Sq Ft                   32.92
 203   Peoria                 IL     61615       1990            NAP                   91,900   Sq Ft                   29.30
 204   Tualatin               OR     97062       1972            2002                      74   Units               35,963.37
-----------------------------------------------------------------------------------------------------------------------------
 205   Clearwater             FL     33763    1984-1985          NAP                   69,644   Sq Ft                   38.02
 206   Various             Various  Various      1999            NAP                   22,120   Sq Ft                  119.46
206-a  Birmingham             AL     35210       1999            NAP                   11,060   Sq Ft
206-b  Horn Lake              MS     38637       1999            NAP                   11,060   Sq Ft
 207   Phoenix                AZ     85027       2002            NAP                   19,170   Sq Ft                  137.49
-----------------------------------------------------------------------------------------------------------------------------
 208   Sauk Rapids            MN     56379       1999            NAP                       55   Units               47,227.79
 209   Jacksonville           FL     32254       1969            2005                  80,000   Sq Ft                   32.45
 210   Lincoln                NE     68516       1996            NAP                   40,000   Sq Ft                   64.88
 211   Dover                  DE     19904       1992            NAP                   27,200   Sq Ft                   95.34
 212   Kissimmee              FL     34741       1998            NAP                   18,082   Sq Ft                  138.06
-----------------------------------------------------------------------------------------------------------------------------
 213   Lake Forest            CA     92630       1998            NAP                   25,490   Sq Ft                   95.96
 214   Mesa                   AZ     85205       2005            NAP                   11,257   Sq Ft                  214.33
 215   Macon                  GA     31210       2005            NAP                   22,603   Sq Ft                  106.18
 216   Valencia               CA     91355       2005            NAP                   57,537   Sq Ft                   40.69
 217   Monroe                 NY     10950       1995            NAP                   11,840   Sq Ft                  197.62
-----------------------------------------------------------------------------------------------------------------------------
 218   Silver Spring          MD     20905       1986            NAP                   24,092   Sq Ft                   95.47
 219   Oxford                 MS     38655       2006            NAP                   20,000   Sq Ft                  114.75
 220   Las Vegas              NV     89129       2006            NAP                   11,839   Sq Ft                  187.52
 221   Fort Worth             TX     76104       1969         2002/2003                21,125   Sq Ft                  102.96
 222   Paris                  TX     75460       1979            1992                  87,675   Sq Ft                   24.72
-----------------------------------------------------------------------------------------------------------------------------
 223   East Peoria            IL     61611       1986            NAP                   71,972   Sq Ft                   28.55
 224   Lake Wylie             SC     29710       1980            NAP                   55,830   Sq Ft                   36.67
 225   Virginia Beach         VA     23454       2006            NAP                    8,866   Sq Ft                  225.58
 226   Madison                WI     53716       1994            NAP                   13,500   Sq Ft                  148.15
 227   Astoria                NY     11102       2003            NAP                       10   Units              199,810.96
-----------------------------------------------------------------------------------------------------------------------------
 228   Boise                  ID     83705       1995            NAP                   57,150   Sq Ft                   34.96
 229   Beachwood              OH     44122       1989            NAP                   24,350   Sq Ft                   79.87
 230   Middleton              WI     53562       2004            NAP                    6,925   Sq Ft                  259.87
 231   Hanover Township       NJ     07981       1977            1994                  24,429   Sq Ft                   71.64
 232   Addison                TX     75001       1977            2006                  11,937   Sq Ft                  146.47
-----------------------------------------------------------------------------------------------------------------------------
 233   Lewisville             TX     75057       2006            NAP                   11,925   Sq Ft                  144.40
 234   Loves Park             IL     61111       1978            1995                  57,483   Sq Ft                   28.80
 235   Houston                TX     77067       2003            NAP                   14,600   Sq Ft                  112.90
 236   Indianapolis           IN     46219       1963         2002-2006                    82   Units               19,485.06
 237   Youngstown             OH     44509       1991            2006                  38,744   Sq Ft                   41.21
-----------------------------------------------------------------------------------------------------------------------------
 238   LaVergne               TN     37086       1996            NAP                   49,500   Sq Ft                   31.31
 239   Sacramento             CA     95822       2006            NAP                    7,360   Sq Ft                  210.23
 240   Hurricane              UT     84737       2006            NAP                   24,708   Sq Ft                   60.58
 241   Anaheim                CA     92806       1980            NAP                   22,739   Sq Ft                   61.57
 242   Glendale               CA     91205       1969            NAP                    7,785   Sq Ft                  177.91
-----------------------------------------------------------------------------------------------------------------------------
 243   Pennsville             NJ     08070       1972            2006                  17,600   Sq Ft                   76.63
 244   Van Nuys               CA     91406       1977            NAP                   16,200   Sq Ft                   82.64
 245   St. Cloud              MN     56301       1988            NAP                       21   Units               61,845.68
 246   Los Angeles            CA     90037       1985            NAP                   19,085   Sq Ft                   66.65
 247   Ypsilanti              MI     48198       1970            NAP                   10,800   Sq Ft                   97.22
-----------------------------------------------------------------------------------------------------------------------------
 248   St. Cloud              MN     56301    1950/1989          NAP                       31   Units               33,194.70
 249   Huntington Beach       CA     92649       1979            NAP                   44,450   Sq Ft                   22.48
 250   Arlington              TX     76011       1961            2006                  32,000   Sq Ft                   31.20

       Prepayment
       Provisions
  ID   (# of payments) (8)                                                  ID
-------------------------------------------------------------------------------

  1    LO(25)/GRTR1% or YM(35)/GRTR1% or YM at T+0.50%(55)/Open(3)          1
  2    LO(24)/Defeasance(34)/Open(2)                                        2
  3    LO(35)/Defeasance(81)/Open(4)                                        3
 3-a                                                                       3-a
 3-b                                                                       3-b
-------------------------------------------------------------------------------
 3-c                                                                       3-c
 3-d                                                                       3-d
 3-e                                                                       3-e
 3-f                                                                       3-f
  4    GRTR1% or YM(24)/Defeasance(92)/Open(4)                              4
-------------------------------------------------------------------------------
  5    LO(26)/Defeasance(30)/Open(4)                                        5
 5-a                                                                       5-a
 5-b                                                                       5-b
 5-c                                                                       5-c
 5-d                                                                       5-d
-------------------------------------------------------------------------------
  6    LO(24)/Defeasance(94)/Open(2)                                        6
  7    LO(24)/Defeasance(89)/Open(7)                                        7
  8    LO(26)/Defeasance(93)/Open(1)                                        8
  9    LO(27)/Defeasance(54)/Open(3)                                        9
  10   LO(26)/Defeasance(92)/Open(2)                                        10
-------------------------------------------------------------------------------
  11   LO(28)/Defeasance(85)/Open(7)                                        11
  12   LO(24)/Defeasance(94)/Open(2)                                        12
 12-a                                                                      12-a
 12-b                                                                      12-b
 12-c                                                                      12-c
-------------------------------------------------------------------------------
  13   LO(26)/Defeasance(90)/Open(4)                                        13
  14   LO(26)/Defeasance(90)/Open(4)                                        14
  15   LO(35)/Defeasance(81)/Open(4)                                        15
  16   GRTR1% or YM(116)/Open(4)                                            16
  17   LO(26)/GRTR1% or YM(93)/Open(1)                                      17
-------------------------------------------------------------------------------
  18   LO(27)/Flex(89)/Open(4)                                              18
  19   LO(26)/Defeasance(92)/Open(2)                                        19
  20   GRTR1% or YM(117)/Open(3)                                            20
  21   LO(27)/Defeasance(89)/Open(4)                                        21
  22   LO(25)/Defeasance(93)/Open(2)                                        22
-------------------------------------------------------------------------------
  23   LO(25)/Defeasance(91)/Open(4)                                        23
  24   LO(25)/Defeasance(88)/Open(7)                                        24
  25   LO(24)/Defeasance(95)/Open(1)                                        25
  26   LO(26)/Defeasance(92)/Open(2)                                        26
  27   LO(24)/GRTR1% or YM(92)/Open(4)                                      27
-------------------------------------------------------------------------------
  28   LO(26)/Defeasance(90)/Open(4)                                        28
  29   LO(23)/GRTR1% or YM(35)/Open(2)                                      29
  30   LO(25)/Defeasance(91)/Open(4)                                        30
  31   LO(35)/Defeasance(81)/Open(4)                                        31
  32   LO(26)/Defeasance(93)/Open(1)                                        32
-------------------------------------------------------------------------------
  33   LO(35)/Flex(81)/Open(4)                                              33
  34   LO(25)/Defeasance(93)/Open(2)                                        34
  35   LO(35)/Defeasance(83)/Open(2)                                        35
  36   LO(27)/GRTR1% or YM(91)/Open(2)                                      36
  37   LO(24)/Defeasance(92)/Open(4)                                        37
-------------------------------------------------------------------------------
  38   LO(27)/Defeasance(91)/Open(2)                                        38
  39   LO(26)/Defeasance(87)/GRTR1% or YM(5)/Open(2)                        39
  40   LO(26)/Defeasance(92)/Open(2)                                        40
 40-a                                                                      40-a
 40-b                                                                      40-b
-------------------------------------------------------------------------------
  41   LO(29)/Defeasance(89)/Open(2)                                        41
  42   LO(25)/Defeasance(93)/Open(2)                                        42
  43   LO(27)/Defeasance(89)/Open(4)                                        43
  44   GRTR1% or YM(118)/Open(2)                                            44
  45   LO(27)/Defeasance(89)/Open(4)                                        45
-------------------------------------------------------------------------------
  46   LO(25)/GRTR1% or YM(93)/Open(2)                                      46
  47   LO(26)/Defeasance(93)/Open(1)                                        47
  48   LO(25)/Defeasance(93)/Open(2)                                        48
  49   LO(25)/GRTR1% or YM(94)/Open(1)                                      49
  50   LO(47)/GRTR1% or YM(71)/Open(2)                                      50
-------------------------------------------------------------------------------
  51   LO(25)/Defeasance(93)/Open(2)                                        51
  52   LO(26)/Defeasance(92)/Open(2)                                        52
  53   LO(35)/Defeasance(81)/Open(4)                                        53
 53-a                                                                      53-a
 53-b                                                                      53-b
-------------------------------------------------------------------------------
  54   LO(47)/GRTR1% or YM(69)/Open(4)                                      54
  55   LO(25)/Defeasance(94)/Open(1)                                        55
  56   LO(25)/Defeasance(91)/Open(4)                                        56
  57   LO(35)/Defeasance(83)/Open(2)                                        57
  58   LO(28)/Defeasance(90)/Open(2)                                        58
-------------------------------------------------------------------------------
  59   LO(26)/Defeasance(92)/Open(2)                                        59
  60   LO(47)/GRTR1% or YM(71)/Open(2)                                      60
  61   LO(41)/Defeasance(138)/Open(1)                                       61
  62   LO(25)/Defeasance(91)/Open(4)                                        62
  63   LO(25)/Defeasance(91)/Open(4)                                        63
-------------------------------------------------------------------------------
  64   LO(26)/Defeasance(92)/Open(2)                                        64
  65   LO(25)/Defeasance(91)/Open(4)                                        65
  66   LO(25)/Defeasance(93)/Open(2)                                        66
  67   LO(27)/Flex(31)/Open(2)                                              67
  68   LO(36)/Defeasance(80)/Open(4)                                        68
-------------------------------------------------------------------------------
  69   LO(25)/Defeasance(93)/Open(2)                                        69
  70   LO(27)/Defeasance(91)/Open(2)                                        70
  71   LO(48)/GRTR1% or YM(68)/Open(4)                                      71
 71-a                                                                      71-a
 71-b                                                                      71-b
-------------------------------------------------------------------------------
  72   LO(27)/GRTR1% or YM(31)/Open(2)                                      72
  73   LO(23)/GRTR1% or YM(155)/Open(2)                                     73
  74   LO(25)/Defeasance(93)/Open(2)                                        74
  75   LO(35)/Defeasance(81)/Open(4)                                        75
  76   LO(41)/Defeasance(138)/Open(1)                                       76
-------------------------------------------------------------------------------
  77   GRTR1% or YM(116)/Open(4)                                            77
  78   LO(25)/Defeasance(93)/Open(2)                                        78
  79   LO(35)/Defeasance(83)/Open(2)                                        79
  80   LO(35)/Defeasance(81)/Open(4)                                        80
  81   LO(26)/Defeasance(92)/Open(2)                                        81
-------------------------------------------------------------------------------
  82   LO(26)/GRTR1% or YM(90)/Open(4)                                      82
  83   LO(35)/Defeasance(81)/Open(4)                                        83
  84   LO(24)/Defeasance(95)/Open(1)                                        84
  85   LO(25)/Defeasance(93)/Open(2)                                        85
  86   LO(35)/Defeasance(83)/Open(2)                                        86
-------------------------------------------------------------------------------
  87   LO(30)/Defeasance(89)/Open(7)                                        87
  88   LO(27)/Defeasance(92)/Open(1)                                        88
  89   LO(35)/Defeasance(81)/Open(4)                                        89
  90   LO(50)/GRTR1% or YM(66)/Open(4)                                      90
  91   LO(24)/Defeasance(94)/Open(2)                                        91
-------------------------------------------------------------------------------
  92   LO(47)/GRTR1% or YM(70)/Open(3)                                      92
  93   LO(27)/Defeasance(91)/Open(2)                                        93
  94   LO(26)/Defeasance(92)/Open(2)                                        94
  95   LO(35)/Flex(81)/Open(4)                                              95
  96   LO(35)/Defeasance(81)/Open(4)                                        96
-------------------------------------------------------------------------------
  97   LO(25)/GRTR1% or YM(93)/Open(2)                                      97
  98   LO(35)/Defeasance(81)/Open(4)                                        98
  99   LO(25)/Defeasance(93)/Open(2)                                        99
 100   LO(26)/Defeasance(93)/Open(1)                                       100
 101   LO(26)/Defeasance(92)/Open(2)                                       101
-------------------------------------------------------------------------------
 102   LO(25)/Defeasance(93)/Open(2)                                       102
 103   LO(28)/Defeasance(88)/Open(4)                                       103
 104   LO(27)/Defeasance(91)/Open(2)                                       104
 105   LO(47)/GRTR1% or YM(70)/Open(3)                                     105
 106   LO(35)/GRTR1% or YM(21)/Open(4)                                     106
-------------------------------------------------------------------------------
 107   LO(27)/Defeasance(92)/Open(1)                                       107
 108   LO(25)/Flex(93)/Open(2)                                             108
 109   LO(25)/Flex(55)/Open(4)                                             109
 110   LO(25)/Defeasance(93)/Open(2)                                       110
 111   LO(26)/Defeasance(93)/Open(1)                                       111
-------------------------------------------------------------------------------
 112   LO(25)/Defeasance(91)/Open(4)                                       112
 113   LO(35)/Flex(81)/Open(4)                                             113
 114   LO(28)/Defeasance(90)/Open(2)                                       114
 115   LO(26)/Defeasance(92)/Open(2)                                       115
 116   GRTR1% or YM(118)/Open(2)                                           116
-------------------------------------------------------------------------------
 117   LO(35)/Defeasance(81)/Open(4)                                       117
 118   LO(25)/Defeasance(153)/Open(2)                                      118
 119   LO(41)/Defeasance(138)/Open(1)                                      119
 120   LO(29)/Defeasance(87)/Open(4)                                       120
 121   LO(25)/Defeasance(91)/Open(4)                                       121
-------------------------------------------------------------------------------
 122   LO(24)/Defeasance(95)/Open(1)                                       122
 123   LO(27)/Defeasance(91)/Open(2)                                       123
 124   LO(24)/Defeasance(92)/Open(4)                                       124
 125   GRTR2% or YM(59)/Open(1)                                            125
 126   LO(25)/Defeasance(93)/Open(2)                                       126
-------------------------------------------------------------------------------
 127   LO(27)/Defeasance(91)/Open(2)                                       127
 128   LO(35)/Flex(81)/Open(4)                                             128
 129   LO(39)/Defeasance(79)/Open(2)                                       129
 130   LO(27)/Defeasance(91)/Open(2)                                       130
 131   LO(35)/Defeasance(21)/Open(4)                                       131
-------------------------------------------------------------------------------
 132   LO(25)/Defeasance(91)/Open(4)                                       132
 133   LO(27)/Defeasance(91)/Open(2)                                       133
 134   LO(26)/Defeasance(92)/Open(2)                                       134
 135   LO(25)/Defeasance(91)/Open(4)                                       135
 136   LO(35)/Defeasance(79)/Open(6)                                       136
-------------------------------------------------------------------------------
 137   LO(27)/Flex(91)/Open(2)                                             137
137-a                                                                     137-a
137-b                                                                     137-b
137-c                                                                     137-c
 138   LO(27)/Defeasance(92)/Open(1)                                       138
-------------------------------------------------------------------------------
 139   LO(27)/Defeasance(91)/Open(2)                                       139
 140   GRTR2% or YM(59)/Open(1)                                            140
 141   LO(24)/Defeasance(95)/Open(1)                                       141
 142   LO(35)/GRTR1% or YM(1)/Flex(44)/Open(4)                             142
 143   LO(25)/GRTR1% or YM(92)/Open(3)                                     143
-------------------------------------------------------------------------------
 144   LO(35)/Defeasance(81)/Open(4)                                       144
 145   LO(35)/Flex(81)/Open(4)                                             145
 146   LO(26)/Defeasance(92)/Open(2)                                       146
 147   LO(25)/Defeasance(91)/Open(4)                                       147
 148   LO(35)/Flex(45)/Open(4)                                             148
-------------------------------------------------------------------------------
 149   LO(27)/Defeasance(91)/Open(2)                                       149
 150   LO(29)/Defeasance(89)/Open(2)                                       150
 151   LO(25)/Defeasance(91)/Open(4)                                       151
 152   LO(26)/Defeasance(90)/Open(4)                                       152
 153   LO(25)/Defeasance(91)/Open(4)                                       153
-------------------------------------------------------------------------------
 154   LO(35)/Defeasance(83)/Open(2)                                       154
 155   LO(23)/GRTR1% or YM(35)/Open(2)                                     155
 156   LO(30)/Defeasance(86)/Open(4)                                       156
 157   LO(47)/GRTR1% or YM(71)/Open(2)                                     157
 158   LO(25)/GRTR1% or YM(93)/Open(2)                                     158
-------------------------------------------------------------------------------
 159   LO(26)/Defeasance(93)/Open(1)                                       159
 160   LO(25)/Defeasance(91)/Open(4)                                       160
 161   LO(25)/Defeasance(91)/Open(4)                                       161
 162   LO(35)/Defeasance(81)/Open(4)                                       162
 163   LO(23)/GRTR1% or YM(93)/Open(4)                                     163
-------------------------------------------------------------------------------
 164   LO(25)/GRTR1% or YM(93)/Open(2)                                     164
 165   LO(35)/Flex(81)/Open(4)                                             165
 166   LO(26)/Defeasance(93)/Open(1)                                       166
 167   LO(29)/Defeasance(90)/Open(1)                                       167
 168   LO(27)/Defeasance(149)/Open(4)                                      168
-------------------------------------------------------------------------------
 169   LO(35)/Flex(81)/Open(4)                                             169
 170   LO(35)/Flex(81)/Open(4)                                             170
 171   LO(26)/GRTR1% or YM(92)/Open(2)                                     171
171-a                                                                     171-a
171-b                                                                     171-b
-------------------------------------------------------------------------------
 172   LO(35)/Flex(81)/Open(4)                                             172
 173   LO(35)/Flex(81)/Open(4)                                             173
 174   LO(35)/Defeasance(81)/Open(4)                                       174
 175   LO(25)/Defeasance(91)/Open(4)                                       175
 176   LO(35)/Defeasance(81)/Open(4)                                       176
-------------------------------------------------------------------------------
 177   LO(26)/Defeasance(92)/Open(2)                                       177
 178   LO(26)/Defeasance(92)/Open(2)                                       178
 179   LO(35)/Flex(81)/Open(4)                                             179
 180   LO(30)/Defeasance(86)/Open(4)                                       180
 181   LO(26)/Defeasance(93)/Open(1)                                       181
-------------------------------------------------------------------------------
 182   LO(25)/Defeasance(91)/Open(4)                                       182
 183   LO(35)/Defeasance(81)/Open(4)                                       183
 184   LO(25)/GRTR1% or YM(93)/Open(2)                                     184
 185   LO(25)/GRTR1% or YM(93)/Open(2)                                     185
 186   LO(24)/Defeasance(35)/Open(1)                                       186
-------------------------------------------------------------------------------
 187   LO(25)/Defeasance(91)/Open(4)                                       187
 188   LO(25)/Defeasance(88)/Open(7)                                       188
 189   LO(35)/Defeasance(81)/Open(4)                                       189
 190   LO(35)/Defeasance(81)/Open(4)                                       190
 191   LO(24)/Defeasance(33)/Open(3)                                       191
-------------------------------------------------------------------------------
 192   LO(25)/GRTR1% or YM(213)/Open(2)                                    192
 193   LO(35)/Defeasance(81)/Open(4)                                       193
 194   LO(35)/Defeasance(81)/Open(4)                                       194
 195   LO(27)/Defeasance(89)/Open(4)                                       195
 196   LO(35)/Defeasance(81)/Open(4)                                       196
-------------------------------------------------------------------------------
 197   LO(35)/Defeasance(81)/Open(4)                                       197
 198   LO(35)/Defeasance(81)/Open(4)                                       198
198-a                                                                     198-a
198-b                                                                     198-b
 199   LO(35)/Defeasance(83)/Open(2)                                       199
-------------------------------------------------------------------------------
 200   GRTR1% or YM(119)/Open(1)                                           200
 201   LO(35)/Flex(81)/Open(4)                                             201
 202   LO(26)/Defeasance(90)/Open(4)                                       202
 203   LO(35)/Flex(45)/Open(4)                                             203
 204   LO(56)/Defeasance(60)/Open(4)                                       204
-------------------------------------------------------------------------------
 205   LO(35)/Flex(83)/Open(2)                                             205
 206   LO(35)/Defeasance(81)/Open(4)                                       206
206-a                                                                     206-a
206-b                                                                     206-b
 207   LO(35)/Defeasance(81)/Open(4)                                       207
-------------------------------------------------------------------------------
 208   LO(35)/Defeasance(83)/Open(2)                                       208
 209   LO(26)/GRTR1% or YM(92)/Open(2)                                     209
 210   LO(35)/Defeasance(81)/Open(4)                                       210
 211   LO(35)/Flex(81)/Open(4)                                             211
 212   LO(25)/GRTR1% or YM(93)/Open(2)                                     212
-------------------------------------------------------------------------------
 213   LO(35)/Defeasance(81)/Open(4)                                       213
 214   LO(35)/Flex(81)/Open(4)                                             214
 215   LO(26)/GRTR1% or YM(93)/Open(1)                                     215
 216   LO(26)/GRTR1% or YM(92)/Open(2)                                     216
 217   LO(29)/Defeasance(89)/Open(2)                                       217
-------------------------------------------------------------------------------
 218   LO(26)/Defeasance(92)/Open(2)                                       218
 219   LO(24)/Defeasance(92)/Open(4)                                       219
 220   LO(25)/Defeasance(93)/Open(2)                                       220
 221   LO(26)/Defeasance(93)/Open(1)                                       221
 222   LO(28)/Defeasance(90)/Open(2)                                       222
-------------------------------------------------------------------------------
 223   LO(35)/Flex(45)/Open(4)                                             223
 224   LO(25)/GRTR1% or YM(91)/Open(4)                                     224
 225   LO(24)/Flex(91)/Open(5)                                             225
 226   LO(35)/Defeasance(81)/Open(4)                                       226
 227   LO(25)/GRTR1% or YM(93)/Open(2)                                     227
-------------------------------------------------------------------------------
 228   LO(25)/Flex(93)/Open(2)                                             228
 229   LO(35)/Defeasance(81)/Open(4)                                       229
 230   LO(26)/GRTR1% or YM(92)/Open(2)                                     230
 231   LO(25)/Defeasance(93)/Open(2)                                       231
 232   LO(35)/Flex(81)/Open(4)                                             232
-------------------------------------------------------------------------------
 233   LO(26)/GRTR1% or YM(92)/Open(2)                                     233
 234   LO(35)/Flex(45)/Open(4)                                             234
 235   LO(25)/GRTR1% or YM(93)/Open(2)                                     235
 236   LO(25)/GRTR1% or YM(35)/5%(12)/4%(12)/3%(12)/2%(12)/1%(10)Open(2)   236
 237   LO(25)/GRTR1% or YM(93)/Open(2)                                     237
-------------------------------------------------------------------------------
 238   LO(25)/GRTR1% or YM(93)/Open(2)                                     238
 239   LO(35)/Defeasance(83)/Open(2)                                       239
 240   LO(35)/Flex(81)/Open(4)                                             240
 241   LO(35)/Defeasance(81)/Open(4)                                       241
 242   LO(35)/Defeasance(81)/Open(4)                                       242
-------------------------------------------------------------------------------
 243   LO(25)/Flex(93)/Open(2)                                             243
 244   LO(35)/Flex(81)/Open(4)                                             244
 245   LO(35)/Defeasance(81)/Open(4)                                       245
 246   LO(27)/GRTR1% or YM(91)/Open(2)                                     246
 247   LO(35)/Defeasance(81)/Open(4)                                       247
-------------------------------------------------------------------------------
 248   LO(35)/Defeasance(81)/Open(4)                                       248
 249   LO(35)/Flex(81)/Open(4)                                             249
 250   LO(26)/Defeasance(90)/Open(4)                                       250

                                                                                        THIRD     THIRD MOST     SECOND
         CMSA        CMSA                                                            MOST RECENT  RECENT NOI  MOST RECENT
  ID   LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                                       NOI ($)       DATE       NOI ($)
-------------------------------------------------------------------------------------------------------------------------

  1       1          1-001     South Bay Galleria                                     12,651,892  12/31/2004   13,381,923
  2       2          2-001     One Newark Center                                                                6,333,611
  3       3                    Life Time Fitness Portfolio                                                     10,439,938
 3-a                 3-001     Life Time Fitness - Prairie Center Drive
 3-b                 3-002     Life Time Fitness - Cedar Lake Road
-------------------------------------------------------------------------------------------------------------------------
 3-c                 3-003     Life Time Fitness - Baker Road
 3-d                 3-004     Life Time Fitness - E. Moore Lake Drive
 3-e                 3-005     Life Time Fitness - Yamato Road
 3-f                 3-006     Life Time Fitness - West 98th Street
  4       4          4-001     750 Lexington Avenue                                   13,075,770  12/31/2003    9,406,095
-------------------------------------------------------------------------------------------------------------------------
  5       5                    Tysons Office and Data Center                                                    4,931,287
 5-a                 5-001     Polk & Annex
 5-b                 5-002     Roosevelt Building
 5-c                 5-003     Buchanan Building
 5-d                 5-004     Tyler Building
-------------------------------------------------------------------------------------------------------------------------
  6       6          6-001     Sycamore Center                                         4,138,831  12/31/2004    4,423,372
  7       7          7-001     Philips at Sunrise Shopping Center                      4,081,190  12/31/2003    4,417,225
  8       8          8-001     Grand Bohemian Hotel                                    5,679,715  12/31/2004    6,506,175
  9       9          9-001     1657 Broadway                                           3,107,701  12/31/2004    3,048,068
  10      10        10-001     Fountain Square
-------------------------------------------------------------------------------------------------------------------------
  11      11        11-001     Piedmont Mall                                           2,982,621  12/31/2004    3,114,988
  12      12                   Drury Inn Portfolio                                     3,611,703  12/31/2004    4,366,092
 12-a               12-001     Drury Inn San Antonio
 12-b               12-002     Drury Inn Albuquerque
 12-c               12-003     Best Western San Antonio
-------------------------------------------------------------------------------------------------------------------------
  13      13        13-001     City Center West                                        2,156,402  12/31/2003    2,050,311
  14      14        14-001     Molina Building                                                                  1,646,221
  15      15        15-001     Canyon Plaza Center                                     2,735,561  12/31/2004    2,834,562
  16      16        16-001     Plaza Fiesta                                            2,346,184  12/31/2003    2,983,215
  17      17        17-001     Redwood Gateway                                                                    893,115
-------------------------------------------------------------------------------------------------------------------------
  18      18        18-001     Pheasant Lake Estates                                   2,417,636  12/31/2004    2,552,069
  19      19        19-001     255 Primera Boulevard
  20      20        20-001     Village At East Cobb                                                             1,244,340
  21      21        21-001     Camp Creek Marketplace II
  22      22        22-001     2400 83rd Street                                        2,467,718  12/31/2003    2,610,437
-------------------------------------------------------------------------------------------------------------------------
  23      23        23-001     Ramada Plaza - LaGuardia Airport                        1,815,476  12/31/2004    2,361,124
  24      24        24-001     Concord Place                                           1,775,446  12/31/2004    2,366,281
  25      25        25-001     Raiders Ridge Apartments
  26      26        26-001     Ontario City Centre
  27      27        27-001     Park Lakes Apartments
-------------------------------------------------------------------------------------------------------------------------
  28      28        28-001     Marriott Detroit Livonia                                2,546,722  12/31/2004    2,649,745
  29      29        29-001     Legends at KU                                                                      690,681
  30      30        30-001     Staples / CVS Center
  31      31        31-001     Owensboro Towne Center                                  1,466,142  12/31/2003    1,534,381
  32      32        32-001     Double Tree Club - Austin                               1,140,408  12/31/2004    1,588,733
-------------------------------------------------------------------------------------------------------------------------
  33      33        33-001     YUM Building
  34      34        34-001     210 & 40 Meadowlands Parkway                            2,188,956  12/31/2003    2,160,943
  35      35        35-001     Staunton Plaza
  36      36        36-001     Holiday Inn Express - Elk Grove                         1,616,490  12/31/2004    1,948,426
  37      37        37-001     Drury Inn and Suites                                    1,341,573  12/31/2004    1,729,503
-------------------------------------------------------------------------------------------------------------------------
  38      38        38-001     26 Journal Square                                       1,037,986  12/31/2003    1,065,620
  39      39        39-001     44100-44250 Town Center Way                             1,287,418  12/31/2003    1,403,050
  40      40                   Spanish Crossroads and Grand Plaza                      1,033,332  12/31/2004    1,202,920
 40-a               40-001     Grand Plaza
 40-b               40-002     Spanish Crossroads
-------------------------------------------------------------------------------------------------------------------------
  41      41        41-001     Advo Inc.                                               1,217,361  12/31/2004    1,241,155
  42      42        42-001     Hollywood Plaza II                                      1,045,522  12/31/2003    1,141,119
  43      43        43-001     Buffalo Creek Apartments                                  901,806  12/31/2004      990,255
  44      44        44-001     Foundry Shopping Center                                   910,431  12/31/2003      896,672
  45      45        45-001     Southside Square                                                                    18,161
-------------------------------------------------------------------------------------------------------------------------
  46      46        46-001     6464-6540 West 51st Street & 5000 South Nagle Avenue    1,224,564  12/31/2003    1,126,051
  47      47        47-001     7077 E. Bell Road                                         893,168  12/31/2004      752,935
  48      48        48-001     114-120 Seaview Drive                                     800,958  12/31/2003    1,330,101
  49      49        49-001     Lakeview Village
  50      50        50-001     Sharene Lane Apartments                                   803,697  12/31/2004      865,415
-------------------------------------------------------------------------------------------------------------------------
  51      51        51-001     15 Melanie Lane                                         1,197,733  12/31/2003    1,220,493
  52      52        52-001     AB International Center                                                            967,752
  53      53                   Michigan MHC Portfolio                                    857,381  12/31/2004      802,218
 53-a               53-001     Century Mobile Home Park - Lansing, MI
 53-b               53-002     Ackels MHP - Madison Heights, MI
-------------------------------------------------------------------------------------------------------------------------
  54      54        54-001     Clear Creek Business Center                               950,433  12/31/2004      883,962
  55      55        55-001     Kings Highway Commerce Center                             646,050  12/31/2003      898,179
  56      56        56-001     The Links                                                 958,751  12/31/2004      848,472
  57      57        57-001     New Garden Town Center                                  1,054,727  12/31/2004    1,012,858
  58      58        58-001     Winco Anchorage                                           936,319  12/31/2004      945,172
-------------------------------------------------------------------------------------------------------------------------
  59      59        59-001     2401 Locust Street Telecommunications                   1,579,679  12/31/2003    1,727,936
  60      60        60-001     Danville Park Apartments                                  787,568  12/31/2004      811,274
  61      61        61-001     Chelsea Village Apartments                                514,322  12/31/2004      538,995
  62      62        62-001     Crowne Plaza Hotel Virgina Beach                          666,717  12/31/2004    1,164,896
  63      63        63-001     Comfort Inn Oceanfront South                            1,315,509  12/31/2004    1,208,173
-------------------------------------------------------------------------------------------------------------------------
  64      64        64-001     Hampton Inn Reading                                     1,035,326  12/31/2004    1,149,014
  65      65        65-001     Northgate Plaza Retirement Apartments                                            1,246,415
  66      66        66-001     621 Route 46                                            1,312,107  12/31/2003    1,336,996
  67      67        67-001     Cherry Hill Shopping Center                               608,980  12/31/2004      825,623
  68      68        68-001     Courtyard Bristol                                       1,088,940  12/31/2004    1,364,620
-------------------------------------------------------------------------------------------------------------------------
  69      69        69-001     Greenville West Shopping Center
  70      70        70-001     Twin Oaks Shopping Center                                                          830,025
  71      71                   HB Newman Portfolio                                                                780,916
 71-a               71-001     1416 and 1417 Kelland Drive
 71-b               71-002     5789 Arrowhead Drive
-------------------------------------------------------------------------------------------------------------------------
  72      72        72-001     Two Centre Square                                         810,769  12/31/2004    1,115,885
  73      73        73-001     BJs Weymouth
  74      74        74-001     Tumwater Industrial Facility
  75      75        75-001     Planning Design Build, Inc.                               886,264  12/31/2004      749,129
  76      76        76-001     Chateau Ridge                                             426,499  12/31/2004      235,478
-------------------------------------------------------------------------------------------------------------------------
  77      77        77-001     Westone Plaza
  78      78        78-001     51-53 Hook Road                                                                    178,634
  79      79        79-001     Calaveras Shopping Center                               1,319,188  12/31/2003    1,386,892
  80      80        80-001     The Tower                                                 821,212   9/30/2003      749,087
  81      81        81-001     Dorsey Business Center
-------------------------------------------------------------------------------------------------------------------------
  82      82        82-001     Sunchase Apartments                                       581,625  12/31/2003      679,379
  83      83        83-001     Westminster Towers                                        614,583  12/31/2004      751,446
  84      84        84-001     Best Western Brighton                                     738,386  12/31/2004      975,055
  85      85        85-001     700-760 First Street                                      714,964  12/31/2003      823,654
  86      86        86-001     Hilton Garden Inn Kennett Square                          818,548  12/31/2004      924,324
-------------------------------------------------------------------------------------------------------------------------
  87      87        87-001     Marvin Gardens                                            576,645  12/31/2004      666,778
  88      88        88-001     Oshkosh Hilton Garden Inn                               1,018,525  12/31/2004    1,214,057
  89      89        89-001     Sundial MHP                                               597,573  12/31/2004      651,153
  90      90        90-001     Remington Industrial Center
  91      91        91-001     500 Alexander Park                                                               1,065,780
-------------------------------------------------------------------------------------------------------------------------
  92      92        92-001     Marble Park                                               725,709  12/31/2003      691,068
  93      93        93-001     Pinellas Park Square
  94      94        94-001     Salina Meadows I&III                                      746,898  12/31/2004      767,542
  95      95        95-001     Montrose Retail Center
  96      96        96-001     Coliseum Meadows Shopping Center                                                   663,385
-------------------------------------------------------------------------------------------------------------------------
  97      97        97-001     Koeller Center                                            968,320  12/31/2003      936,965
  98      98        98-001     Burke Lake Self Storage                                   229,971  12/31/2004      437,337
  99      99        99-001     111-115 Castle Road                                       617,068  12/31/2003      830,498
 100     100        100-001    31-46 & 31-48 Steinway Street
 101     101        101-001    Coast Center                                                                       181,847
-------------------------------------------------------------------------------------------------------------------------
 102     102        102-001    Menlo Business Park                                       891,450  12/31/2004      829,817
 103     103        103-001    Venlo Place Apartments
 104     104        104-001    Comfort Suites - Leesburg                                 802,860  12/31/2004      882,377
 105     105        105-001    Marble Park III                                           632,419  12/31/2003      633,055
 106     106        106-001    Hilton Garden Inn-Oakdale, MN                                                      698,236
-------------------------------------------------------------------------------------------------------------------------
 107     107        107-001    Grand Forks Hilton Garden Inn                             718,252  12/31/2004      881,108
 108     108        108-001    Ann & Decatur Marketplace
 109     109        109-001    A-American Pico                                           701,293  12/31/2004      713,263
 110     110        110-001    50 Enterprise Ave                                         733,995  12/31/2003      996,165
 111     111        111-001    Plantation Pointe                                         547,707  12/31/2003      559,401
-------------------------------------------------------------------------------------------------------------------------
 112     112        112-001    Island House Retirement Apartments                                                 776,649
 113     113        113-001    Shops at the Village                                                               571,530
 114     114        114-001    Pointer Ridge Office Building
 115     115        115-001    Hualapai Way Retail                                                                145,809
 116     116        116-001    Hilltop Business Center                                   684,290  12/31/2003      747,276
-------------------------------------------------------------------------------------------------------------------------
 117     117        117-001    Zuni Center                                                                        684,184
 118     118        118-001    Residence Inn Louisville Airport                          943,580  12/31/2003      950,555
 119     119        119-001    University Village Apartments                             183,904  12/31/2004      311,473
 120     120        120-001    Independent Printing Building                             432,914  12/31/2003      444,542
 121     121        121-001    Candlewood Suites Virginia Beach                                                   356,568
-------------------------------------------------------------------------------------------------------------------------
 122     122        122-001    LBJ Financial Center                                      597,573  12/31/2003      562,774
 123     123        123-001    Westwood Dome                                             590,755  12/31/2003      549,686
 124     124        124-001    Gwynedd Office Park                                       567,102  12/31/2003      504,004
 125     125        125-001    2585-93 Grand Concourse                                   383,223  12/31/2004      460,145
 126     126        126-001    Northern Village                                          459,566  12/31/2004      564,475
-------------------------------------------------------------------------------------------------------------------------
 127     127        127-001    Conquistador                                                                       376,738
 128     128        128-001    Placentia Village Plaza                                   683,855  12/31/2004      754,851
 129     129        129-001    Tuckerton Plaza                                            95,209  12/31/2003      154,798
 130     130        130-001    Willingboro Town Center, South Phase
 131     131        131-001    Niagara Water Industrial
-------------------------------------------------------------------------------------------------------------------------
 132     132        132-001    Lexington Place Phase I                                                            553,943
 133     133        133-001    California Place
 134     134        134-001    Arlington Plaza                                           732,593  12/31/2004      745,575
 135     135        135-001    Colorado Crossroads Retail-Office Building                423,962  12/31/2004      485,914
 136     136        136-001    6421 N. Thomydale Road
-------------------------------------------------------------------------------------------------------------------------
 137     137                   Baltimore Portfolio                                       161,354  12/31/2004      217,499
137-a               137-001    Saint Paul Commons
137-b               137-002    The Wentworth
137-c               137-003    West Monument
 138     138        138-001    92 Blandin Avenue
-------------------------------------------------------------------------------------------------------------------------
 139     139        139-001    Glendale Industrial
 140     140        140-001    215 Mt. Hope Place                                        286,542  12/31/2004      412,472
 141     141        141-001    Holiday Inn Falmouth                                      661,723  12/31/2004      702,018
 142     142        142-001    4401 Wilshire Boulevard                                   581,110  12/31/2003      575,600
 143     143        143-001    8010 Frankford Avenue                                     515,445  12/31/2003      514,899
-------------------------------------------------------------------------------------------------------------------------
 144     144        144-001    Hampton Inn Emporia                                       463,138   8/31/2006      844,985
 145     145        145-001    Redhill Business Center
 146     146        146-001    Manchester Plaza                                          397,270  12/31/2004      415,976
 147     147        147-001    The Comfort Inn & Suites Downtown - Little Rock           533,334  12/31/2004    1,014,157
 148     148        148-001    A-American Lancaster                                      245,676  12/31/2004      419,600
-------------------------------------------------------------------------------------------------------------------------
 149     149        149-001    Hills of Palos Verdes                                                              585,855
 150     150        150-001    Hampton Inn Greensboro                                    527,325  12/31/2004      568,438
 151     151        151-001    Mission Square West
 152     152        152-001    Sharon Glen Apartment Homes                               536,543  12/31/2003      514,428
 153     153        153-001    Shoppes of Oviedo
-------------------------------------------------------------------------------------------------------------------------
 154     154        154-001    The Holladay House
 155     155        155-001    Coronado Villas Apartments                                388,790  12/31/2004      345,039
 156     156        156-001    Hampton Inn - Middleburg Heights                          620,815  12/31/2004      566,762
 157     157        157-001    CVS Pharmacy
 158     158        158-001    510 Idlewild Avenue
-------------------------------------------------------------------------------------------------------------------------
 159     159        159-001    La Marina Shopping Center                                 347,184  12/31/2003      339,618
 160     160        160-001    OfficeMax / Party America
 161     161        161-001    Rite Aid - Lansdale
 162     162        162-001    Copperfield Shopping Center
 163     163        163-001    Park Terrace Apartments                                   419,445  12/31/2003      440,514
-------------------------------------------------------------------------------------------------------------------------
 164     164        164-001    11016 Mulberry Avenue                                     409,202  12/31/2003      539,679
 165     165        165-001    One Energy Square                                         445,489  12/31/2004      469,490
 166     166        166-001    Azle Shopping Center                                      338,297  12/31/2003      376,927
 167     167        167-001    Best Western Country Inn - Poway                          444,592  12/31/2004      419,034
 168     168        168-001    Canyon Country Village
-------------------------------------------------------------------------------------------------------------------------
 169     169        169-001    The Enclave at Coles Crossing
 170     170        170-001    Bison and L&W Supply Buildings
 171     171                   Selway Industrial
171-a               171-001    Union
171-b               171-002    Auburn
-------------------------------------------------------------------------------------------------------------------------
 172     172        172-001    Parfet Street                                             413,811  12/31/2003      484,318
 173     173        173-001    15100-15140 Paramount Blvd.                               317,105  12/31/2004      318,589
 174     174        174-001    MeritCare Medical Office                                  350,919  12/31/2004      325,337
 175     175        175-001    Best Buy
 176     176        176-001    Saddle Creek Apartments                                   197,053  12/31/2004      210,132
-------------------------------------------------------------------------------------------------------------------------
 177     177        177-001    Allied Drive Warehouse                                    513,064  12/31/2004      331,470
 178     178        178-001    Englewood Apartments                                       80,228  12/31/2004      285,271
 179     179        179-001    925 Thompson Place
 180     180        180-001    Hampton Inn - Kent                                        396,337  12/31/2004      426,631
 181     181        181-001    Walgreens Athens
-------------------------------------------------------------------------------------------------------------------------
 182     182        182-001    Harrison Town Center
 183     183        183-001    The Meadows Apartments                                    378,104  12/31/2003      376,897
 184     184        184-001    1318 North Cooper Road
 185     185        185-001    420 North Dysart Road
 186     186        186-001    Walgreens Tampa
-------------------------------------------------------------------------------------------------------------------------
 187     187        187-001    Mountlake Terrace Plaza                                                            700,488
 188     188        188-001    Stock Building Supply - Mission                                                    164,375
 189     189        189-001    College Plaza                                             282,183  12/31/2004      223,845
 190     190        190-001    Red Rock Plaza
 191     191        191-001    Lauderhill Center
-------------------------------------------------------------------------------------------------------------------------
 192     192        192-001    United Self Storage                                                                232,399
 193     193        193-001    Ponderosa Business Park                                   280,374  12/31/2004      266,117
 194     194        194-001    Flynn Avenue Self Storage                                 248,947   7/31/2006      275,520
 195     195        195-001    Laurel Convenience Center
 196     196        196-001    724 Enterprise Drive
-------------------------------------------------------------------------------------------------------------------------
 197     197        197-001    Camino Verde Retail Center - Phoenix                      320,424  12/31/2004      356,951
 198     198                   Rite Aid - Alabama
198-a               198-001    Rite Aid - Alabama - N. Wood Ave.
198-b               198-002    Rite Aid - Alabama - Forest Road
 199     199        199-001    PineRidge Business Center                                                          281,490
-------------------------------------------------------------------------------------------------------------------------
 200     200        200-001    Simpson Performance Products
 201     201        201-001    Southwest Mold Building                                                            308,675
 202     202        202-001    Freeway Mini Storage                                      433,591  12/31/2004      449,329
 203     203        203-001    A-American Peoria                                         252,348  12/31/2004      260,979
 204     204        204-001    Herons  Landing                                           331,805  12/31/2004      267,351
-------------------------------------------------------------------------------------------------------------------------
 205     205        205-001    Master Key Storage                                        243,811  12/31/2004      279,459
 206     206                   Rite Aid - Birmingham/Horn Lake
206-a               206-001    Rite Aid - Birmingham
206-b               206-002    Rite Aid - Horn Lake
 207     207        207-001    Union Hills II Retail
-------------------------------------------------------------------------------------------------------------------------
 208     208        208-001    Camden Apartments                                         257,449  12/31/2004      255,822
 209     209        209-001    7051 Stuart Avenue
 210     210        210-001    4501 South 70th Street                                                             495,257
 211     211        211-001    Olde Oak Center                                           162,184  12/31/2004      270,355
 212     212        212-001    Grand Oaks Professional                                   318,036  12/31/2003      312,629
-------------------------------------------------------------------------------------------------------------------------
 213     213        213-001    20562 Crescent Bay
 214     214        214-001    Mesa Retail Center
 215     215        215-001    Northside Crossing Shopping Center
 216     216        216-001    28251-28317 Kelly Johnson Parkway
 217     217        217-001    Eckerd - Monroe
-------------------------------------------------------------------------------------------------------------------------
 218     218        218-001    Cloverly Village Shopping Center                          329,027  12/31/2003      410,933
 219     219        219-001    Office Depot Oxford MS
 220     220        220-001    Cheyenne Office
 221     221        221-001    Adams Office Building                                     133,067  12/31/2003      231,552
 222     222        222-001    Main Crossing Shopping Center                                                      139,511
-------------------------------------------------------------------------------------------------------------------------
 223     223        223-001    A-American East Peoria                                    232,469  12/31/2004      217,651
 224     224        224-001    Lake Wylie Plaza                                          164,164  12/31/2003      127,937
 225     225        225-001    Shoppes at Red Mill
 226     226        226-001    Walgreens - Madison, WI
 227     227        227-001    18-12 25th Road                                                                    193,977
-------------------------------------------------------------------------------------------------------------------------
 228     228        228-001    Stor-N-Lock -12                                           171,755  12/31/2003      170,680
 229     229        229-001    HomeStar Office Building
 230     230        230-001    8420 Market Street
 231     231        231-001    50 Route 10                                               248,806  12/31/2003      247,530
 232     232        232-001    Majestic Liquor Store
-------------------------------------------------------------------------------------------------------------------------
 233     233        233-001    Old Town Center
 234     234        234-001    A-American Forest Hills                                   183,697  12/31/2004      170,839
 235     235        235-001    West Greens Plaza
 236     236        236-001    Arlington Terrace Apartments                              148,201  12/31/2003      178,771
 237     237        237-001    2670 Salt Springs Road                                    219,658  12/31/2003      219,729
-------------------------------------------------------------------------------------------------------------------------
 238     238        238-001    JP Hennessy Building                                      162,006  12/31/2003      133,188
 239     239        239-001    2400 Florin Road
 240     240        240-001    Fed Ex - Hurricane
 241     241        241-001    1461 N. Daly Street
 242     242        242-001    Glendale Center
-------------------------------------------------------------------------------------------------------------------------
 243     243        243-001    454 North Broadway
 244     244        244-001    7020 Hayvenhurst Industrial                               138,743  12/31/2004      138,688
 245     245        245-001    University North Apartments                               134,040  12/31/2004      138,567
 246     246        246-001    380 W. Martin Luther King Jr. Boulevard                   102,004  12/31/2003       91,721
 247     247        247-001    Lake Pointe Office Center
-------------------------------------------------------------------------------------------------------------------------
 248     248        248-001    Metro View I & II Apartments                              126,255  12/31/2004      127,537
 249     249        249-001    Larbrook Properties Huntington Beach CA                   277,331  12/31/2004      301,422
 250     250        250-001    715 Avenue H

       SECOND MOST               MOST RECENT
        RECENT NOI  MOST RECENT      NOI      UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN    UNDERWRITTEN     UNDERWRITTEN
  ID       DATE      NOI ($)        DATE         NOI ($)       EGI ($)    EXPENSES ($)  NET CASH FLOW ($)  RESERVES ($)
-----------------------------------------------------------------------------------------------------------------------

  1     12/31/2005   13,759,651    8/31/2006    13,480,431    24,199,347    10,718,916         12,540,821       163,128
  2     12/31/2004    7,022,442   12/31/2005     8,173,251    13,838,259     5,665,008          8,173,251
  3     12/31/2004   10,439,940   12/31/2005     8,825,281    11,948,141     3,122,860          8,509,620       315,661
 3-a
 3-b
-----------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4     12/31/2004    8,603,762   12/31/2005     9,791,992    23,157,094    13,365,102          9,436,766       355,226
-----------------------------------------------------------------------------------------------------------------------
  5     12/31/2005    5,301,600    9/22/2006     5,792,190     7,635,264     1,843,074          5,339,727        92,644
 5-a
 5-b
 5-c
 5-d
-----------------------------------------------------------------------------------------------------------------------
  6     12/31/2005    4,565,997    6/30/2006     5,600,206     8,531,722     2,931,516          5,375,422       224,784
  7     12/31/2004    4,793,197   12/31/2005     4,918,857     9,758,946     4,840,089          4,813,497       105,360
  8     12/31/2005    6,717,817    7/31/2006     7,206,704    22,125,626    14,918,922          6,321,679       885,025
  9     12/31/2005    3,098,870    7/31/2006     4,419,157     5,370,431       951,274          4,339,164        25,673
  10                                             3,071,202     3,613,782       542,580          3,029,760        41,442
-----------------------------------------------------------------------------------------------------------------------
  11    12/31/2005    3,235,926    4/30/2006     3,360,589     5,850,753     2,490,164          3,135,635        94,856
  12    12/31/2005    4,649,477    9/30/2006     4,633,610    10,637,036     6,003,426          4,208,128       425,482
 12-a
 12-b
 12-c
-----------------------------------------------------------------------------------------------------------------------
  13    12/31/2004    1,878,118   12/31/2005     2,008,729     2,904,900       896,171          1,848,914       159,814
  14    12/31/2004    1,646,221   12/31/2005     1,454,023     2,385,712       931,689          1,203,497       250,525
  15    12/31/2005    3,003,045    9/30/2006     3,301,089     4,245,451       944,362          3,129,246       171,843
  16    12/31/2004    3,243,526   12/31/2005     4,267,607     6,721,301     2,453,694          4,034,231       233,376
  17     6/30/2005    1,953,995    6/30/2006     2,652,432     3,575,869       923,437          2,591,623        60,808
-----------------------------------------------------------------------------------------------------------------------
  18    12/31/2005    2,573,113    5/30/2006     2,469,148     3,043,912       574,763          2,438,498        30,650
  19                  1,586,097   12/31/2005     2,567,049     3,830,652     1,263,603          2,291,501       275,548
  20    12/31/2004    1,528,519   12/31/2005     1,750,836     3,072,603     1,321,767          1,642,631       108,205
  21                                             2,576,197     3,440,714       864,517          2,483,754        92,443
  22    12/31/2004    2,764,632   12/31/2005     2,655,254     3,697,836     1,042,582          2,486,558       168,696
-----------------------------------------------------------------------------------------------------------------------
  23    12/31/2005    2,714,528    8/31/2006     2,763,564     8,545,952     5,782,388          2,421,726       341,838
  24    12/31/2005    2,564,898    8/31/2006     2,505,466     8,776,682     6,271,216          2,295,876       138,950
  25                                             1,893,517     3,395,279     1,501,762          1,839,517        54,000
  26                                             1,582,722     5,150,167     3,567,445          1,561,113         6,558
  27                  1,381,469   12/31/2005     1,492,261     2,952,668     1,460,406          1,412,261        80,000
-----------------------------------------------------------------------------------------------------------------------
  28    12/31/2005    2,907,027    7/14/2006     2,265,676    10,800,346     8,534,670          1,725,659       540,017
  29    12/31/2004      894,459   12/31/2005     1,409,431     2,965,599     1,556,168          1,346,231        63,200
  30                                             1,414,120     1,882,665       468,545          1,408,620         5,500
  31    12/31/2004    1,444,855   12/31/2005     1,448,849     1,883,159       434,311          1,356,080        92,768
  32    12/31/2005    1,763,988    6/30/2006     2,013,964     4,417,827     2,403,863          1,837,251       176,713
-----------------------------------------------------------------------------------------------------------------------
  33                                             1,816,900     2,487,171       670,271          1,598,510       218,390
  34    12/31/2004      906,550   12/31/2005     1,452,422     2,727,177     1,274,755          1,365,133        87,289
  35                                             1,235,721     1,509,904       274,183          1,216,429        19,292
  36    12/31/2005    1,896,745    5/31/2006     1,806,509     4,421,759     2,615,251          1,629,639       176,870
  37    12/31/2005    1,720,241    8/31/2006     1,749,436     4,857,565     3,108,129          1,555,133       194,303
-----------------------------------------------------------------------------------------------------------------------
  38    12/31/2004    1,116,353    9/30/2005     1,231,168     2,421,533     1,190,365          1,138,281        92,886
  39    12/31/2004    1,508,569   12/31/2005     1,469,003     1,896,522       427,519          1,385,316        83,687
  40    12/31/2005    1,001,846    5/31/2006     1,123,004     1,660,621       537,617          1,099,715        44,892
 40-a
 40-b
-----------------------------------------------------------------------------------------------------------------------
  41    12/31/2005    1,253,680    3/31/2006     1,163,428     1,217,388        53,960          1,093,320        70,108
  42    12/31/2004    1,075,478    5/31/2006     1,155,551     1,652,513       496,962          1,110,387        45,164
  43    12/31/2005      983,689    7/30/2006     1,097,978     2,174,977     1,076,999          1,020,978        77,000
  44    12/31/2004      844,125   12/31/2005     1,016,799     1,382,021       365,222            980,976        35,823
  45    12/31/2003       88,500   12/31/2004     1,316,429     1,648,793       332,364          1,234,647        12,036
-----------------------------------------------------------------------------------------------------------------------
  46    12/31/2004    1,215,496   12/31/2005     1,145,733     2,075,398       929,665          1,028,869       116,864
  47    12/31/2005      866,302    6/30/2006     1,093,492     1,393,043       299,552          1,062,745        30,747
  48    12/31/2004    1,598,241   12/31/2005     1,442,557     2,092,522       649,965          1,357,845        84,712
  49                                             1,023,209     1,479,997       456,788          1,001,893        21,316
  50    12/31/2005      962,708    8/31/2006       895,583     1,617,250       721,667            857,423        38,160
-----------------------------------------------------------------------------------------------------------------------
  51    12/31/2004    1,282,537   12/31/2005     1,307,734     1,749,262       441,528          1,201,191       106,543
  52    12/31/2003      962,820   12/31/2004       966,082     1,210,876       244,794            925,073        41,009
  53    12/31/2005      819,209    7/31/2006       938,366     1,440,763       502,398            921,066        17,300
 53-a
 53-b
-----------------------------------------------------------------------------------------------------------------------
  54    12/31/2005      947,506    3/31/2006     1,037,043     1,711,742       674,699            906,016        37,353
  55    12/31/2004      846,951   12/31/2005     1,079,785     1,566,243       486,458            974,835       104,950
  56    12/31/2005    1,004,521    6/30/2006       903,529     1,671,674       768,145            858,279        45,250
  57    12/31/2005    1,078,628    6/30/2006     1,022,943     1,508,170       485,227            937,656        85,287
  58    12/31/2005    1,006,310    5/31/2006     1,085,925     1,407,693       321,768            994,643        25,031
-----------------------------------------------------------------------------------------------------------------------
  59    12/31/2004    1,734,150   12/31/2005     1,335,342     2,375,639     1,040,297          1,286,781        10,748
  60    12/31/2005      890,681    6/30/2006       802,587     1,333,898       531,311            770,427        32,160
  61    12/31/2005      634,947    5/31/2006       826,130     1,943,030     1,116,900            754,730        71,400
  62    12/31/2005    1,241,449    7/31/2006     1,338,792     4,312,170     2,973,379          1,123,183       215,609
  63    12/31/2005    1,305,725    7/31/2006     1,292,730     2,776,554     1,483,824          1,153,903       138,828
-----------------------------------------------------------------------------------------------------------------------
  64    12/31/2005    1,133,119    7/31/2006     1,190,774     3,366,924     2,176,150          1,056,097       134,677
  65    12/31/2004    1,248,941   12/31/2005     1,270,469     2,758,656     1,488,187          1,226,573        43,896
  66    12/31/2004    1,348,206   12/31/2005     1,175,790     1,670,254       494,464          1,070,045       105,745
  67    12/31/2005      846,856    6/30/2006       861,114     1,143,118       282,004            834,188        26,927
  68    12/31/2005    1,470,760    8/31/2006     1,453,772     3,967,673     2,513,902          1,295,065       158,707
-----------------------------------------------------------------------------------------------------------------------
  69                    858,648   12/31/2005       883,972     1,196,788       312,816            867,952        16,019
  70    12/31/2005      872,439    7/31/2006       914,655     1,093,839       179,184            856,954        14,556
  71    12/31/2004    1,068,876   12/31/2005     1,032,002     1,238,883       206,881            920,072       111,930
 71-a
 71-b
-----------------------------------------------------------------------------------------------------------------------
  72    12/31/2005      912,262    7/31/2006       976,966     1,900,783       923,817            812,006        67,819
  73                                               868,412       895,271        26,858            810,413        57,999
  74                                             1,330,831     1,703,684       372,853          1,235,953        94,878
  75    12/31/2005      546,761    7/31/2006       926,067     1,388,289       462,222            859,838        66,229
  76    12/31/2005      569,300    5/31/2006       761,448     2,009,056     1,247,608            696,678        64,770
-----------------------------------------------------------------------------------------------------------------------
  77                                               848,490     1,046,760       198,270            828,081        20,409
  78    12/31/2004      433,295   12/31/2005       890,518     1,618,280       727,762            766,155       124,363
  79    12/31/2004    1,419,662   12/31/2005     1,310,423     1,595,097       284,674          1,233,147        77,276
  80     9/30/2004      705,601    9/30/2005     1,215,219     1,935,886       720,667          1,037,162        60,257
  81                                               876,191     1,133,346       257,155            822,307        53,884
-----------------------------------------------------------------------------------------------------------------------
  82    12/31/2004      801,073   12/31/2005       828,482     1,626,516       798,034            743,042        85,440
  83    12/31/2005      829,727    5/31/2006       801,810     1,349,128       547,318            760,110        41,700
  84    12/31/2005    1,182,778    8/31/2006     1,172,407     2,459,330     1,286,923          1,049,441       122,966
  85    12/31/2004    1,101,300   12/31/2005     1,219,082     1,789,203       570,121          1,114,726       104,356
  86    12/31/2005    1,038,539    8/31/2006     1,182,259     3,555,054     2,372,795          1,040,057       142,202
-----------------------------------------------------------------------------------------------------------------------
  87    12/31/2005      696,023    3/31/2006       753,182     1,497,296       744,113            718,182        35,000
  88    12/31/2005    1,141,618    4/30/2006     1,208,680     4,109,362     2,900,682          1,003,212       205,468
  89    12/31/2005      657,673    4/30/2006       701,130       995,168       294,038            689,857        11,273
  90                                               840,107     1,008,459       168,352            748,936        91,171
  91    12/31/2004    1,065,780   12/31/2005       892,906     1,419,425       526,519            820,166        72,740
-----------------------------------------------------------------------------------------------------------------------
  92    12/31/2004      770,262   12/31/2005       771,695       970,194       198,499            687,010        17,228
  93                    860,954    5/31/2006       742,339     1,109,493       367,154            694,529        47,810
  94    12/31/2005      832,860    5/31/2006       848,303     2,114,652     1,266,349            712,109       136,194
  95                                               736,476       947,261       210,785            686,054        50,422
  96    12/31/2004      743,073   12/31/2005       699,580       992,205       292,625            653,734        45,845
-----------------------------------------------------------------------------------------------------------------------
  97    12/31/2004      797,348   12/31/2005       854,773     1,257,898       403,125            791,634        63,139
  98    12/31/2005      524,747    6/30/2006       810,649     1,274,095       463,446            800,167        10,482
  99    12/31/2004      963,274   12/31/2005       933,507     1,473,474       539,967            880,638        52,869
 100                                               656,552       910,422       253,869            628,568        27,984
 101    12/31/2005      257,312    8/31/2006       712,074       883,486       171,412            675,667         9,550
-----------------------------------------------------------------------------------------------------------------------
 102    12/31/2005      852,189    7/31/2006       816,598     1,175,971       359,373            702,063        22,466
 103                                               659,427     1,022,277       362,850            639,627        19,800
 104    12/31/2005      848,346    8/31/2006       873,890     2,334,025     1,460,135            780,529        93,361
 105    12/31/2004      729,543   12/31/2005       761,085       974,096       213,011            680,693        14,999
 106    12/31/2005    1,276,089    7/28/2006     1,193,808     3,501,144     2,307,335          1,053,763       140,046
-----------------------------------------------------------------------------------------------------------------------
 107    12/31/2005      916,076    4/30/2006       994,590     2,816,949     1,822,359            853,743       140,847
 108                                               681,293       849,143       167,850            663,298        17,995
 109    12/31/2005      738,738    6/30/2006       694,452     1,039,740       345,287            686,839         7,613
 110    12/31/2004      997,859   12/31/2005       890,201     1,268,959       378,758            814,269        75,932
 111    12/31/2004      444,828   12/31/2005       636,761       863,056       226,295            614,133        22,629
-----------------------------------------------------------------------------------------------------------------------
 112    12/31/2004      915,815   12/31/2005       955,042     2,113,513     1,158,471            916,885        38,157
 113    12/31/2004      541,019   12/31/2005       638,324       874,656       236,331            594,962        43,362
 114                                               639,814       920,939       281,125            601,617         7,600
 115    12/31/2005      490,018    7/31/2006       636,989       771,785       134,795            609,703         3,936
 116    12/31/2004      690,630   12/31/2005       660,807     1,162,171       501,364            556,514       104,293
-----------------------------------------------------------------------------------------------------------------------
 117    12/31/2005      719,128    6/30/2006       799,976     1,163,241       363,265            691,315       108,661
 118    12/31/2004      967,030   12/31/2005     1,334,336     3,445,534     2,111,198          1,196,515       137,821
 119    12/31/2005      361,762    5/31/2006       497,438     1,108,504       611,066            463,166        34,272
 120    12/31/2004      455,493   12/31/2005       636,714       817,124       180,410            569,206        67,508
 121     7/31/2006    1,069,704    7/31/2006       819,556     1,789,624       970,069            747,971        71,585
-----------------------------------------------------------------------------------------------------------------------
 122    12/31/2004      813,713    7/31/2006       705,015     1,389,795       684,780            622,163        82,853
 123    12/31/2004      549,863   12/31/2005       579,646       847,418       267,773            552,297        27,348
 124    12/31/2004      552,176   12/31/2005       567,362       881,627       314,265            474,932        92,430
 125    12/31/2005      507,067    9/30/2006       570,908       958,793       387,885            552,158        18,750
 126    12/31/2005      669,230    6/30/2006       599,698       826,255       226,557            569,255        30,443
-----------------------------------------------------------------------------------------------------------------------
 127    12/31/2005      557,717    8/31/2006       563,207       962,941       399,735            523,007        40,200
 128    12/31/2005      736,592    6/30/2006       706,735       963,079       256,344            666,548        40,187
 129    12/31/2004      290,574   12/31/2005       542,128       920,761       378,633            506,942        35,186
 130                                               533,073       699,959       166,886            517,582        15,491
 131                                               534,658       693,115       158,457            497,823        36,835
-----------------------------------------------------------------------------------------------------------------------
 132    12/31/2004      537,882   12/31/2005       534,953       736,118       201,165            513,972        20,981
 133                                               574,478       951,231       376,754            553,738        20,740
 134    12/31/2005      819,579    9/20/2006       832,395     1,426,214       593,820            678,307        50,626
 135    12/31/2005      500,528    8/31/2006       496,593       695,750       199,157            472,239        24,354
 136                                               517,217       742,229       225,012            489,646        27,571
-----------------------------------------------------------------------------------------------------------------------
 137    12/31/2005      195,333    7/31/2006       511,405       855,937       344,533            473,955        37,450
137-a
137-b
137-c
 138                                               576,495       861,981       285,486            514,407        62,087
-----------------------------------------------------------------------------------------------------------------------
 139                                               455,869       563,913       108,045            417,589         7,082
 140    12/31/2005      407,773    9/30/2006       448,323       802,655       354,332            430,323        18,000
 141    12/31/2005      691,023    8/31/2006       694,344     3,311,263     2,616,919            528,781       165,563
 142    12/31/2004      537,776   12/31/2005       517,334       778,246       260,912            457,184        60,150
 143    12/31/2004      512,997   12/31/2005       457,270       719,253       261,983            435,048        22,222
-----------------------------------------------------------------------------------------------------------------------
 144     8/31/2006      782,519    9/30/2006       723,086     1,839,024     1,115,938            649,525        73,561
 145                                               444,076       631,212       187,136            428,896        15,180
 146    12/31/2005      448,163    3/30/2006       445,088       593,338       148,250            410,848         5,804
 147    12/31/2005      957,122    8/31/2006       795,050     2,707,997     1,912,947            686,730       108,320
 148    12/31/2005      521,776    6/30/2006       495,714       760,586       264,872            483,410        12,304
-----------------------------------------------------------------------------------------------------------------------
 149    12/31/2005      570,753    7/31/2006       464,522     1,043,363       578,841            420,478        44,044
 150    12/31/2005      617,133    4/30/2006       607,731     1,420,171       812,440            543,823        63,908
 151                                               442,552       520,807        78,255            419,345        23,207
 152    12/31/2004      479,091   12/31/2005       436,856       816,516       379,660            408,856        28,000
 153                    262,657   12/31/2005       436,442       550,981       114,539            414,116        22,326
-----------------------------------------------------------------------------------------------------------------------
 154                                               404,033       455,487        51,454            400,837         3,196
 155    12/31/2005      424,713    7/31/2006       429,256       956,495       527,239            387,400        41,856
 156    12/31/2005      589,848    9/30/2006       625,715     2,169,948     1,544,233            538,917        86,798
 157                                               379,804       445,777        65,972            374,155         1,654
 158                                               393,807       475,795        81,988            374,952        18,855
-----------------------------------------------------------------------------------------------------------------------
 159    12/31/2004      360,664   12/31/2005       393,542       566,238       172,696            376,791        16,751
 160                    319,189   12/31/2005       392,592       404,734        12,142            373,084        19,508
 161                                               390,685       402,768        12,083            382,389         8,296
 162                    186,237   12/31/2005       367,608       608,454       240,845            333,625        33,983
 163    12/31/2004      460,546   12/31/2005       442,387       782,724       340,337            418,387        24,000
-----------------------------------------------------------------------------------------------------------------------
 164    12/31/2004      565,986   12/31/2005       564,626       702,180       137,554            500,914        63,712
 165    12/31/2005      466,946    4/30/2006       445,065       647,668       202,603            370,051        75,014
 166    12/31/2004      402,610   12/31/2005       377,714       467,930        90,216            356,269        21,445
 167    12/31/2005      486,853    7/31/2006       486,525     1,062,556       576,031            444,023        42,502
 168                                               461,833       629,410       167,577            454,342         7,491
-----------------------------------------------------------------------------------------------------------------------
 169                                               389,025       599,069       210,044            364,037        24,988
 170                                               343,293       499,374       156,081            325,817        17,476
 171                                               341,870       436,413        94,543            320,563        12,360
171-a
171-b
-----------------------------------------------------------------------------------------------------------------------
 172    12/31/2004      473,451   12/31/2005       404,213       798,601       394,389            345,540        58,672
 173    12/31/2005      329,965    6/30/2006       378,733       510,895       132,162            350,385        28,348
 174    12/31/2005      317,838    6/30/2006       411,447       543,001       131,555            380,932        30,515
 175                                               360,255       367,607         7,352            339,386        20,869
 176    12/31/2005      288,816    6/30/2006       319,509       486,482       166,973            307,909        11,600
-----------------------------------------------------------------------------------------------------------------------
 177    12/31/2005      381,453    6/30/2006       390,645       542,439       151,795            298,378        42,688
 178    12/31/2005      334,159    8/31/2006       378,230       978,038       599,809            311,186        67,044
 179                                               309,212       382,104        72,893            287,625        21,587
 180    12/31/2005      424,380    8/31/2006       432,165     1,324,734       892,570            379,175        52,989
 181                                               265,000       265,000                          265,000
-----------------------------------------------------------------------------------------------------------------------
 182                                               325,446       463,651       138,205            305,847        19,599
 183    12/31/2004      357,867   12/31/2005       308,221       502,679       194,458            282,543        25,678
 184                                               336,916       401,259        64,343            330,052         6,864
 185                                               338,561       405,680        67,119            331,394         7,167
 186                                               284,000       284,000                          284,000
-----------------------------------------------------------------------------------------------------------------------
 187    12/31/2004      700,823   12/31/2005       618,645     1,686,620     1,067,975            588,645        30,000
 188    12/31/2004      349,048   12/31/2005       347,573       448,286       100,714            324,939        22,634
 189    12/31/2005      270,452    6/30/2006       324,695       444,407       119,712            297,869        26,826
 190                                               329,280       439,392       110,113            313,291        15,989
 191                    207,569    6/30/2006       259,642       420,284       160,643            246,718        12,924
-----------------------------------------------------------------------------------------------------------------------
 192    12/31/2004      358,696   12/31/2005       357,546       627,318       269,772            348,544         9,002
 193    12/31/2005      274,579    8/31/2006       287,671       394,080       106,408            260,276        27,396
 194     7/31/2006      365,972    7/31/2006       307,026       542,766       235,739            296,808        10,219
 195                                               284,469       341,179        56,710            274,748         9,721
 196                                               276,679       360,688        84,010            258,234        18,445
-----------------------------------------------------------------------------------------------------------------------
 197    12/31/2005      390,508    7/31/2006       374,319       574,799       200,481            345,717        28,602
 198                                               362,417       369,814         7,396            343,962        18,455
198-a
198-b
 199    12/31/2004      339,221   12/31/2005       286,954       452,130       165,176            251,968        34,986
-----------------------------------------------------------------------------------------------------------------------
 200                                               296,820       306,000         9,180            265,568        31,253
 201    12/31/2004      309,483   12/31/2005       314,757       438,195       123,438            296,689        18,069
 202    12/31/2005      458,095    6/30/2006       450,561       815,656       365,095            437,926        12,636
 203    12/31/2005      285,159    6/30/2006       284,677       523,549       238,872            270,892        13,785
 204    12/31/2005      243,041    6/30/2006       274,365       521,778       247,413            255,865        18,500
-----------------------------------------------------------------------------------------------------------------------
 205    12/31/2005      266,928    4/30/2006       289,925       537,621       247,696            279,428        10,498
 206                                               354,435       361,668         7,233            336,135        18,300
206-a
206-b
 207                    298,603    6/30/2006       265,041       363,224        98,184            249,430        15,610
-----------------------------------------------------------------------------------------------------------------------
 208    12/31/2005      275,175    5/31/2006       247,014       411,904       164,890            233,264        13,750
 209                                               287,952       380,922        92,970            252,753        35,199
 210    12/31/2004      499,851   12/31/2005       473,158       715,477       242,319            422,380        50,778
 211    12/31/2005      252,183    6/30/2006       253,123       308,044        54,921            235,186        17,938
 212    12/31/2004      342,431   12/31/2005       277,710       395,248       117,538            251,674        26,036
-----------------------------------------------------------------------------------------------------------------------
 213                                               250,367       321,064        70,697            235,338        15,029
 214                    243,225    6/30/2006       233,140       305,301        72,161            222,142        10,998
 215                                               203,759       261,661        57,902            190,284        13,475
 216                                               436,439       593,882       157,443            419,178        17,261
 217                                               219,475       226,262         6,788            210,855         8,620
-----------------------------------------------------------------------------------------------------------------------
 218    12/31/2004      371,940   12/31/2005       363,245       563,812       200,567            334,495        28,750
 219                                               243,276       250,800         7,524            240,276         3,000
 220                                               213,413       271,066        57,653            194,566         2,368
 221    12/31/2004      240,744   12/31/2005       218,773       366,812       148,038            200,954        17,819
 222    12/31/2005      238,597    3/30/2006       229,045       308,331        79,286            194,318        17,535
-----------------------------------------------------------------------------------------------------------------------
 223    12/31/2005      226,673    6/30/2006       216,494       405,393       188,899            205,698        10,796
 224    12/31/2004      242,189   12/31/2005       285,675       451,842       166,167            250,504        35,171
 225                                               193,500       235,475        41,975            184,372         9,128
 226                                               185,294       217,800        32,506            180,493         4,801
 227    12/31/2004      198,158   12/31/2005       182,721       202,733        20,012            180,221         2,500
-----------------------------------------------------------------------------------------------------------------------
 228    12/31/2004      188,163   12/31/2005       230,907       417,858       186,951            222,334         8,573
 229                                               220,613       396,542       175,929            194,136        26,478
 230                                               270,838       336,408        65,570            262,391         8,447
 231    12/31/2004      261,471   12/31/2005       237,116       340,424       103,308            224,904        12,212
 232                                               191,508       296,414       104,906            181,364        10,144
-----------------------------------------------------------------------------------------------------------------------
 233                                               164,290       248,483        84,193            156,898         7,392
 234    12/31/2005      171,910    6/30/2006       174,555       348,818       174,263            165,933         8,622
 235                                               178,882       280,859       101,977            167,976        10,906
 236    12/31/2004      199,361   12/31/2005       191,325       424,209       232,883            167,343        23,982
 237    12/31/2004      219,206   12/31/2005       185,327       267,628        82,301            172,155        13,172
-----------------------------------------------------------------------------------------------------------------------
 238    12/31/2004      159,262   12/31/2005       153,037       208,432        55,395            138,188        14,849
 239                                               177,717       230,849        53,132            168,016         9,701
 240                                               191,292       214,549        23,257            181,948         9,344
 241                                               144,142       210,561        66,419            128,539        15,603
 242                                               128,678       172,977        44,299            121,587         7,091
-----------------------------------------------------------------------------------------------------------------------
 243                                               132,502       232,474        99,972            124,759         7,743
 244    12/31/2005      141,212    7/31/2006       131,719       194,008        62,290            125,559         6,160
 245    12/31/2005      158,195    5/31/2006       124,263       215,789        91,525            117,648         6,615
 246    12/31/2004      141,457   12/31/2005       133,597       181,773        48,176            125,200         8,397
 247                                               109,425       151,470        42,045             98,414        11,011
-----------------------------------------------------------------------------------------------------------------------
 248    12/31/2005      141,433    5/31/2006       116,963       218,820       101,856            107,198         9,765
 249    12/31/2005      303,255    7/31/2006       271,570       352,829        81,259            233,405        38,165
 250                                               110,403       145,480        35,077             97,846        12,556

                                                                 LEASE
  ID   LARGEST TENANT                                    SF    EXPIRATION                  2ND LARGEST TENANT                   SF
------------------------------------------------------------------------------------------------------------------------------------

  1    AMC Theatre                                     64,010  10/31/2017  Express                                             9,762
  2    Latham & Watkins                                52,148   2/28/2014  Kirkpatrick & Lockhart                             52,148
  3
 3-a   LTF Real Estate Company, Inc.                  186,000   9/30/2026
 3-b   LTF Real Estate Company, Inc.                  225,222   9/30/2026
------------------------------------------------------------------------------------------------------------------------------------
 3-c   LTF Real Estate Company, Inc.                  169,719   9/30/2026
 3-d   LTF Real Estate Company, Inc.                  216,454   9/30/2026
 3-e   LTF Real Estate Company, Inc.                   79,636   9/30/2026
 3-f   LTF Real Estate Company, Inc.                   97,400   9/30/2026
  4    Edwards & Angell, LLP                           97,750   6/30/2016  Lufthansa German Airlines                          26,880
------------------------------------------------------------------------------------------------------------------------------------
  5
 5-a   Visa USA, Inc.                                 139,577  10/31/2011
 5-b   Level 3 Communications                          62,094   4/30/2008  Maintenance Shop                                    1,000
 5-c   Nextel Communications, Inc.                     50,000  12/31/2007
 5-d
------------------------------------------------------------------------------------------------------------------------------------
  6    Lazarus Furniture Gallery                       69,491   1/31/2010  Toys R Us                                          46,000
  7    APG Supermarkets Inc                            64,737  10/31/2018  Burlington Coat Factory                            64,588
  8
  9    Times Square Church                             64,050   9/29/2080  NY Sports Club                                     15,000
  10   Bed Bath & Beyond                               37,975   1/31/2021  Circuit City                                       32,363
------------------------------------------------------------------------------------------------------------------------------------
  11   Boscov's                                       172,000   1/31/2024  J.C. Penney                                        91,788
  12
 12-a
 12-b
 12-c
------------------------------------------------------------------------------------------------------------------------------------
  13   Marsh USA, Inc.                                 26,808  10/31/2009  HQ Global Workplace, Inc.                          15,463
  14   John Hancock Signature                         127,614   6/30/2009
  15   LA Fitness                                      39,896   4/30/2014  Foxfire Restaurant                                 16,044
  16   Burlington                                      95,753  12/31/2011  ATL Farmers Market                                 45,613
  17   Kohl's                                          88,408   1/31/2030  Michaels                                           24,247
------------------------------------------------------------------------------------------------------------------------------------
  18
  19   Liberty Mutual Insurance Company                52,869   5/31/2011  Sedgwick Claims Management Services, Inc.          22,744
  20
  21   American Signature, Inc                         50,134   1/31/2022  LA Fitness International, LLC                      45,000
  22   By Design, LLC                                 284,935   7/31/2009  Garment Distribution, Inc.                        264,915
------------------------------------------------------------------------------------------------------------------------------------
  23
  24
  25
  26   Rush Ontario (Four Points by Sheraton Hotel)   277,061   2/28/2025  Trader Joe's Parking-2nd Floor                     23,500
  27
------------------------------------------------------------------------------------------------------------------------------------
  28
  29
  30   Staples The Office Superstore East, Inc.        20,600   7/31/2021  CVS Albany L.L.C.                                  16,067
  31   Toys R  Us (Subleased to Best Buy)              32,425   1/31/2021  TJ Maxx                                            29,409
  32
------------------------------------------------------------------------------------------------------------------------------------
  33   Yorkshire Global Restaurants/YUM Brands        165,790   3/31/2015
  34   The Worth Collection, Ltd.                      59,565   4/30/2015  Hartz Mountain Industries                          49,249
  35   Martin's Food Store                             68,254   6/8/2025   Fashion Bug                                         5,850
  36
  37
------------------------------------------------------------------------------------------------------------------------------------
  38   Standard Data Corp.                             11,926   7/31/2010  Morgan Funding Corp.                                6,773
  39   Michaels                                        23,390   2/28/2009  Trader Joe's Company                               12,000
  40
 40-a  Big Lots                                        35,720   1/31/2010  United Supermarket                                 34,864
 40-b  Big Lots                                        26,000   1/31/2010  Plaza Restaurant                                    8,271
------------------------------------------------------------------------------------------------------------------------------------
  41   Advo, Inc.                                     208,656   9/30/2013
  42   Bargain World                                   27,491   7/31/2010  TGIF - Front Row Sport Grill                       21,648
  43
  44   Pier 1 Imports (U.S.), Inc.                      9,014   5/31/2008  The Men's Wearhouse, INC.                           6,650
  45   Petco                                           15,000   1/31/2017  Rack Room Shoes                                     5,500
------------------------------------------------------------------------------------------------------------------------------------
  46   Leggett & Platt, Inc.                          255,448   8/31/2011  North American Distribution Centers, Inc.         111,639
  47   Cactus Flower Florists                          20,545  12/31/2019  All American Pool & Patio                           7,097
  48   S.D.S. Management & Consulting Services, Inc.  146,976   6/30/2011  UTC Overseas, Inc.                                 69,982
  49   Outback Steakhouse                               6,385   8/20/2015  One Eyed Willy's                                    5,500
  50
------------------------------------------------------------------------------------------------------------------------------------
  51   P.C. Richard & Son Long Island Corporation     158,010   1/31/2009  Bottling Group, LLC                                77,937
  52   CVS                                             12,000   7/30/2012  Ponderosa Restaurant                                6,300
  53
 53-a
 53-b
------------------------------------------------------------------------------------------------------------------------------------
  54   INB: Hauser Pharmaceutical                      22,805  12/31/2012  Schryver Medical                                   15,650
  55   Condon & Skelly                                 15,900  11/14/2007  Albo Appliance                                     15,250
  56
  57   Giant                                           62,035  11/30/2015  Peebles                                            25,000
  58   Corporate Express                               68,002   2/28/2008  Alaska Native Tribal Health                        11,916
------------------------------------------------------------------------------------------------------------------------------------
  59   Verizon (formerly WorldCom) FL 3/4              25,456   9/30/2009  Level 3                                             3,943
  60
  61
  62
  63
------------------------------------------------------------------------------------------------------------------------------------
  64
  65
  66   Fashion Logistics, Inc.                        119,318  10/31/2011  H Betti Industries, Inc.                           65,997
  67   Value Village                                   23,400   9/1/2012   Family Dollar                                       8,500
  68
------------------------------------------------------------------------------------------------------------------------------------
  69   Guitar Center, Inc. (GL PAD)                    18,650   5/4/2013   Chipotle Mexican Grill, Inc. (GL PAD)               6,155
  70   TJ Maxx                                         36,793   5/31/2012  Fresh Market                                       19,117
  71
 71-a  Ferguson Enterprises                            26,200  10/31/2009  Trader Publishing                                  14,950
 71-b  Greenwich Supply Corporation                    58,000   7/31/2018
------------------------------------------------------------------------------------------------------------------------------------
  72   Community South Bank                            22,784  12/31/2015  21st Mortgage Corporation                          19,325
  73   BJ's Wholesale Club, Inc.                      104,232   8/31/2017
  74   Amcor Pet Packing USA, Inc.                    249,425  10/31/2016
  75   Planning Design Build                           43,941  10/31/2019  Tomotherapy, Inc.                                  16,758
  76
------------------------------------------------------------------------------------------------------------------------------------
  77   Eggspectation of Westfields, LLC                 6,078   5/31/2011  Allure Day Spa and Nail                             3,009
  78   Hartz Mountain Industries                      106,043  10/12/2011  Imperial Bag & Paper Co. Inc.                      54,000
  79   Save Mart                                       27,887   1/31/2009  Fedex Kinko's                                       6,700
  80   Moss Adams                                      15,997  11/30/2015  Federal Bankruptcy Court                           11,257
  81   Castle Point Mortgage, Inc.                     47,834  11/30/2011  H&H Rock, LLC                                       8,888
------------------------------------------------------------------------------------------------------------------------------------
  82
  83
  84
  85   Horizon Blue Cross Blue Shield of New Jersey    88,851   1/31/2013  Dune, Inc.                                         53,571
  86
------------------------------------------------------------------------------------------------------------------------------------
  87
  88
  89
  90   MDU Construction                                40,000   8/14/2009  Silver State Marketing                             21,000
  91   The Hillier Group, Inc.                         48,000  12/31/2013
------------------------------------------------------------------------------------------------------------------------------------
  92   Oriental Motor                                  12,541   2/28/2007  Optimal Energy Systems                             10,857
  93   Sears Outlet                                    43,200   9/30/2007  Save-A-Lot                                         18,500
  94   National Grange Mutual Insurance Company        32,311   4/30/2010  Syracuse Research                                  17,923
  95   Lacota Living                                    5,047   5/31/2011  Rent A Center                                       4,554
  96   Big 5 Sporting Goods                            10,000   1/31/2009  La Michocana                                        4,200
------------------------------------------------------------------------------------------------------------------------------------
  97   Hobby Lobby                                     70,016  12/31/2014  Staples the Office Superstore East, Inc.           25,560
  98
  99   Gotham City Online                              45,770   4/30/2009  First American Brands, Inc.                        30,451
 100   Gap                                             13,050   3/15/2013  Fedex Kinko's                                       3,400
 101   Clark County Health District                    23,200   6/30/2016  Clark County Family Services                       10,500
------------------------------------------------------------------------------------------------------------------------------------
 102   Foreal Spectrum                                 17,582   6/30/2011  United Medical Instruments                          8,663
 103
 104
 105   Integrity Christian Center                      12,096   9/30/2008  State of the Art Seminars                           4,032
 106
------------------------------------------------------------------------------------------------------------------------------------
 107
 108   Sweet Pea Learning Center                        7,500   8/27/2016  Auto Zone Development Corporation                   7,000
 109
 110   Andrew and Suzanne Co., Inc.                   108,778   7/31/2011  Hartz Mountain Associates                          50,718
 111   Grand Mart                                      44,000   7/31/2016  Blockbuster Video                                   3,700
------------------------------------------------------------------------------------------------------------------------------------
 112
 113   Fitness Millenium                                6,065   9/30/2008  Dynasty China Restaurant                            3,530
 114   Old Line Bank                                   19,148   5/31/2019  NRT Mid Atlantic, Inc. (Coldwell Banker)            7,255
 115   Destination Academy                             13,515   8/31/2015  Buffalo Wild Wings                                  6,219
 116   Eagle Home Mortgage                             14,447   6/30/2007  MD's LLC                                            5,000
------------------------------------------------------------------------------------------------------------------------------------
 117   John Brooks                                     41,975   6/14/2016  Big Lots                                           34,895
 118
 119
 120   Independent Printing Company                   122,753   8/31/2013
 121
------------------------------------------------------------------------------------------------------------------------------------
 122   Travis Wolff                                    31,357  12/31/2010  First Horizon Bank                                  6,029
 123   Wildman Group dba Eurochow Restaurant            4,555   1/14/2018  Tandy dbs Radio Shack                               2,260
 124   AMI Semiconductor                                6,546   6/30/2010  Brookwood Media Arts                                3,936
 125
 126   TGI Fridays                                      7,200   4/30/2009  Roxanne's Birkenstock                               4,113
------------------------------------------------------------------------------------------------------------------------------------
 127
 128   El Torito #32                                    7,997   5/31/2009  Family 1 Federal Credit Union                       4,250
 129   Acme Markets, Inc.                              43,374   2/15/2022  Dollar General                                      8,076
 130   Hollywood Entertainment Corporation              6,319   3/3/2016   TLE 3 Leashold Inc.                                 3,003
 131   Niagara Bottling, LLC                          162,500   9/30/2016
------------------------------------------------------------------------------------------------------------------------------------
 132   Publix Supermarkets, Inc.                       47,955   3/15/2015  Parthenon Restaurant                                3,378
 133   Home Instead, Inc                               20,580  12/31/2016  AG Edwards & Sons, Inc                             11,897
 134   Consolidated Stores (Big Lots)                  26,010   1/31/2013  A.J. Wright                                        24,467
 135   Zankou Chicken                                   2,300   2/9/2016   Cheng Woo BBQ                                       1,470
 136   Bassett Furniture Gallery                       19,500   4/30/2016  Tres Amigos de Mexico                              15,000
------------------------------------------------------------------------------------------------------------------------------------
 137
137-a
137-b
137-c
 138   West Springfield Auto Parts                     23,991   8/31/2009  Lifeline Systems                                   22,454
------------------------------------------------------------------------------------------------------------------------------------
 139   Bill Pearce Motors                               7,434   2/20/2008  Paradigm Electrical, Inc.                           5,023
 140
 141
 142   Associated Television                           26,687  10/31/2012  Secure Call Management                              5,086
 143   United Supermarkets                             55,558   12/1/2021
------------------------------------------------------------------------------------------------------------------------------------
 144
 145   Clean Fun Promotional Marketing, LLC            11,100   5/31/2011  Duckworth & Mehner, LLP                            10,500
 146   Bitterman Comedy & Jazz Club                     3,979   8/31/2008  Classic Burger #4                                   2,480
 147
 148
------------------------------------------------------------------------------------------------------------------------------------
 149
 150
 151   Sylvan Learning Center                           2,586   2/28/2011  It's A Grind                                        2,525
 152
 153   Quang D. Nguyen (Spa)                            5,504   5/24/2010  Washington Mutual                                   4,000
------------------------------------------------------------------------------------------------------------------------------------
 154   Patterson Schwartz & Associates, Inc            15,982   7/31/2016
 155
 156
 157   CVS Pharmacy                                    13,824   11/6/2024
 158   The Orthopedic Center                           13,723   6/30/2019  Health South Surgery Center                         4,947
------------------------------------------------------------------------------------------------------------------------------------
 159   Healthfirst Medical Group                       14,591   6/30/2015  Healthfirst Administration                          4,408
 160   OfficeMax, Inc.                                 30,600  12/31/2010  Party America                                      12,039
 161   Rite Aid of Pennsylvania, Inc                   11,157   7/19/2026
 162   Willoughbys Appliance Co.                        7,831   2/28/2008  Whiskey River                                       6,800
 163
------------------------------------------------------------------------------------------------------------------------------------
 164   Maxzone Lighting Company                       140,800   9/30/2009
 165   Big Lots                                        32,200   1/31/2013  ADA Wholesale                                      22,000
 166   Dollar General                                  10,800  10/31/2009  Healthfirst Medical Group                           7,700
 167
 168   Walgreens                                       13,650   4/30/2081  West Coast Dental                                   1,511
------------------------------------------------------------------------------------------------------------------------------------
 169   RTG / Rodriguez Transportation                   3,257   8/30/2008  BMF Solutions                                       3,103
 170   Bison Building Supplies                         27,000   9/19/2016  L&W Supply                                         21,000
 171
171-a  Selway Machine Tool Co., Inc.                   41,326  10/31/2021
171-b  American Power Tool                              8,000   5/31/2010  Selway Machine Tool Co., Inc.                       6,000
------------------------------------------------------------------------------------------------------------------------------------
 172   US - General Services Admin                     51,281   8/7/2009
 173   D & H Liquor                                     2,925   6/30/2010  Doublz                                              2,500
 174   MeritCare Medical Group                         28,654  10/31/2017
 175   Best Buy                                        58,551   9/30/2012
 176
------------------------------------------------------------------------------------------------------------------------------------
 177   Land O'Lakes Purina Feed                        71,500  12/31/2009  RD Plastics                                        49,500
 178
 179   Teledyne Cougar                                 14,880   1/31/2011  Mirage Systems                                      5,612
 180
 181   Walgreen Co.                                    14,550   8/31/2080
------------------------------------------------------------------------------------------------------------------------------------
 182   O'Charley's Inc.                                 5,100   6/30/2015  New Haven Books, Inc.                               3,120
 183
 184   Golden Corral                                   10,897  12/31/2025
 185   Golden Corral                                   11,947  12/31/2025
 186   Walgreen Co.                                    14,820   6/30/2080
------------------------------------------------------------------------------------------------------------------------------------
 187
 188   Stock Building Supply                           66,000   3/31/2014
 189   Department of Economic Security                 13,527  11/30/2010  Dance Studio                                        6,085
 190   Kragen                                           5,800   2/1/2016   Jara & Associates                                   2,000
 191   Tire Kingdom                                     8,475   7/31/2014  Fender Mender of Broward                            3,710
------------------------------------------------------------------------------------------------------------------------------------
 192
 193   AC Fabrication                                   3,840   3/31/2007  Mad Studio Custom Fine Furniture / Rafael Olquin    3,080
 194
 195   Total Renal Care Inc.                            7,484   8/31/2016  7-11 Inc.                                           3,000
 196   United Automobile Insurance Company             17,380   5/30/2021
------------------------------------------------------------------------------------------------------------------------------------
 197   All Creatures Animal Hospital                    4,702  12/31/2013  Barro's Pizza                                       4,200
 198
198-a  Rite Aid                                        11,060  12/31/2019
198-b  Rite Aid                                        11,151   2/28/2019
 199   Pharmerica Drug Systems                         12,023   3/31/2007  ICON Identity Solutions                             5,027
------------------------------------------------------------------------------------------------------------------------------------
 200   Simpson Performance                             80,000   9/30/2021
 201   Southwest Mold, Inc.                            41,663   8/31/2013
 202
 203
 204
------------------------------------------------------------------------------------------------------------------------------------
 205
 206
206-a  Rite Aid                                        11,060   6/30/2019
206-b  Rite Aid                                        11,060   2/28/2019
 207   CSK Auto, Inc.                                   6,300   6/30/2007  Quality Entrepreneurial Services                    2,600
------------------------------------------------------------------------------------------------------------------------------------
 208
 209   American Tire Distributors                      80,000   7/31/2015
 210   St. Elizabeth Physician                         13,910   7/31/2013  Lincoln Pediatric Group, LLC                       13,075
 211   Ace Hardware                                    12,000  12/31/2014  Mr. B's                                             7,600
 212   Drew Medical                                     4,735   4/30/2009  First American Title                                4,684
------------------------------------------------------------------------------------------------------------------------------------
 213   Soaptronic, LLC                                 25,490   6/30/2011
 214   Tasty Joe's Chinese Restaurant                   3,075  12/31/2012  Super Suppers                                       1,353
 215   Macon Pets                                       4,563  12/16/2009  Pharmacy                                            1,680
 216   United Rentals, Inc                             31,219  10/31/2015  White Cap                                          26,318
 217   Eckerd Corporation                              11,840   1/31/2016
------------------------------------------------------------------------------------------------------------------------------------
 218   Chung's Martial Arts Studio                      3,741  10/31/2006  Greek Islands Grill, Inc.                           2,953
 219   Office Depot, Inc.                              20,000   9/30/2021
 220   Sedgwick Claims Management                       8,777   7/31/2011  Primerica Financial Services                        3,062
 221   Healthfirst Medical Group                       10,170   6/30/2015  Easter Seals                                        8,149
 222   Atwood's                                        60,843   1/31/2020  Fred's                                             18,955
------------------------------------------------------------------------------------------------------------------------------------
 223
 224   Fred's Stores of TN                             21,500   3/31/2009  Design Depot                                        8,450
 225   Alltel                                           2,800   5/3/2016   Lee's Taekwondo                                     2,400
 226   Walgreens                                       13,500   8/31/2040
 227
------------------------------------------------------------------------------------------------------------------------------------
 228
 229   Homestar                                         9,385  10/31/2016  Franklin and Seidelmann                             8,050
 230   Boston's Pizza                                   6,925   8/31/2026
 231   Pysiques Unlimited II, Inc.                     24,429   8/31/2014
 232   Majestic Liquor                                 11,937   5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 233   Pappas Management, LP                            4,827   7/31/2016  121/ Lewisville Storage                             3,713
 234
 235   E&C Learning Academy                             5,000   9/30/2008  Urban Divas                                         1,800
 236
 237   Fed Ex                                          38,744   5/31/2016
------------------------------------------------------------------------------------------------------------------------------------
 238   Composites One, LLC                             31,500   5/31/2008  Cold Chain Technologies                            18,000
 239   Taqueria Altenia                                 1,560  12/31/2016  Wireless Toyz                                       1,383
 240   FedEx Ground Package System                     24,708  10/31/2016
 241   North American Title                            17,496   1/31/2010  Val Trefz Printing                                  5,243
 242   CK Mini- Market                                  2,100   3/31/2011  Coin- Op Laundry                                    1,750
------------------------------------------------------------------------------------------------------------------------------------
 243   Hunter Erie Truck Sales                         17,600   8/31/2011
 244   Rotocraft                                        4,750   4/30/2007  European Flooring                                   2,700
 245
 246   Good Trim                                        3,853   8/31/2007  European Flavors                                    3,344
 247   SIA Protective Services                          1,800   5/31/2011  Gotcher Management                                  1,800
------------------------------------------------------------------------------------------------------------------------------------
 248
 249   PCS Payroll Solutions, Inc                      12,500   9/30/2007  Sensonetics Inc.                                    8,000
 250   End Zone Atletics                               32,000   7/31/2011

                                                                                                    UPFRONT
          LEASE                                                    LEASE    PERCENT    LEASED     REPLACEMENT
  ID   EXPIRATION            3RD LARGEST TENANT           SF    EXPIRATION  LEASED   AS-OF DATE  RESERVES ($)
-------------------------------------------------------------------------------------------------------------

  1     1/31/2008  Victoria's Secret                     7,952   1/31/2015    99.6%   10/1/2006
  2     3/31/2014  HUD                                  49,698  10/31/2008    97.9%   11/1/2006       758,000
  3                                                                          100.0%   12/1/2006
 3-a                                                                         100.0%   12/1/2006
 3-b                                                                         100.0%   12/1/2006
-------------------------------------------------------------------------------------------------------------
 3-c                                                                         100.0%   12/1/2006
 3-d                                                                         100.0%   12/1/2006
 3-e                                                                         100.0%   12/1/2006
 3-f                                                                         100.0%   12/1/2006
  4     2/28/2009  Scientific Games                     21,700   1/31/2008    90.8%   11/9/2006
-------------------------------------------------------------------------------------------------------------
  5                                                                           81.8%   5/11/2006
 5-a                                                                         100.0%   5/11/2006
 5-b    4/1/2008                                                              90.7%   5/11/2006
 5-c                                                                         100.0%   5/11/2006
 5-d                                                                           0.0%   5/11/2006
-------------------------------------------------------------------------------------------------------------
  6     1/31/2010  Dicks Clothing & Sporting            41,684  12/31/2012   100.0%   7/31/2006         4,803
  7     3/7/2012   Circuit City Stores Inc              45,068   1/31/2018    99.9%   11/2/2006
  8                                                                           73.6%   7/31/2006        53,893
  9     3/14/2007  McDonald's                            8,650   5/23/2017    99.6%    9/7/2006
  10    1/31/2021  La-Z-Boy                             24,538   2/28/2021   100.0%   8/30/2006
-------------------------------------------------------------------------------------------------------------
  11    7/31/2009  Belk Men's                           34,170   1/31/2009    93.1%    6/7/2006
  12                                                                          78.7%   9/22/2006
 12-a                                                                         81.6%   9/22/2006
 12-b                                                                         79.3%   9/22/2006
 12-c                                                                         69.7%   9/22/2006
-------------------------------------------------------------------------------------------------------------
  13    3/31/2010  USA Global Holdings Business         12,165  12/31/2011    90.3%    9/6/2006
  14                                                                         100.0%    9/6/2006
  15    7/31/2013  Crown Hardware                        9,900  10/15/2010    97.6%   10/3/2006
  16    7/31/2016  Marshalls                            40,025   1/31/2010   100.0%  11/14/2006
  17    2/23/2016  Shoe Pavillion                       16,798  12/31/2015    98.3%   5/22/2006           876
-------------------------------------------------------------------------------------------------------------
  18                                                                          99.3%   5/23/2006
  19    2/28/2010  Paychex Time & Attendance, Inc.      17,294   6/30/2010    97.6%   9/13/2006
  20                                                                          96.3%  11/15/2006
  21    5/31/2021  Circuit City Stores, Inc             33,968   1/31/2022    94.7%   8/23/2006       791,682
  22    5/31/2007  F&G Mechanical Corp.                 12,470   2/29/2008   100.0%   10/5/2006
-------------------------------------------------------------------------------------------------------------
  23                                                                          86.9%   8/31/2006
  24                                                                          77.3%   9/22/2006
  25                                                                          96.8%   8/14/2006         4,500
  26    1/31/2022  Trader Joe's Grocer                  10,827   1/31/2022   100.0%   9/30/2006
  27                                                                          92.5%   9/29/2006
-------------------------------------------------------------------------------------------------------------
  28                                                                          65.7%   7/14/2006     3,197,186
  29                                                                          67.9%   9/22/2006
  30    6/30/2036                                                            100.0%   12/1/2006           458
  31    9/30/2008  Goody's Family Clothing              27,000  10/31/2009   100.0%    7/1/2006
  32                                                                          67.9%   6/30/2006        18,405
-------------------------------------------------------------------------------------------------------------
  33                                                                         100.0%   12/1/2006
  34   10/13/2011  United Parcel Service, Inc.          41,060   7/31/2009   100.0%  10/13/2006
  35    1/31/2017  CVK Subs, Inc.                        2,500   8/15/2014   100.0%    6/1/2006
  36                                                                          81.0%   5/31/2006
  37                                                                          68.8%   9/13/2006
-------------------------------------------------------------------------------------------------------------
  38    3/31/2008  Peri Software                         6,773   1/31/2008    98.7%  10/30/2006         1,303
  39   12/31/2017  Jo-Ann Fabrics and Crafts            11,400   6/30/2008    92.0%   9/27/2006
  40                                                                          94.9%  10/11/2006
 40-a   3/1/2011   Bealls                               29,708  11/30/2011   100.0%  10/11/2006
 40-b   2/28/2011  Dollar General                        8,000   6/30/2007    84.2%  10/11/2006
-------------------------------------------------------------------------------------------------------------
  41                                                                         100.0%   5/31/2006         1,739
  42    7/31/2009  Florida Joe F & B, Inc.               7,527   1/31/2013   100.0%    9/1/2006           850
  43                                                                          88.6%    9/6/2006
  44    5/31/2010  Panera, Bread LLC                     5,165  12/31/2011   100.0%  10/11/2006
  45    7/31/2011  Mattress Firm                         5,000   7/27/2011    81.2%    9/8/2006
-------------------------------------------------------------------------------------------------------------
  46    9/30/2008  Transnational Parts, LLC             26,921   7/31/2008   100.0%  10/11/2006  400,000 (LOC)
  47    4/30/2012  Tilted Kilt Bar & Grill               6,240   4/30/2015   100.0%  11/15/2006           763
  48    7/31/2007  Apex Xpress, Inc                     61,231   5/31/2010   100.0%  10/18/2006
  49   10/14/2011  Sherwin Williams                      5,000   4/2/2011    100.0%  10/21/2006           824
  50                                                                          96.7%   9/13/2006
-------------------------------------------------------------------------------------------------------------
  51    1/31/2009                                                             97.4%  10/18/2006
  52    7/31/2007  Gourmet Asia Restaurant               4,656   1/14/2012   100.0%   6/30/2006           429
  53                                                                          96.0%   7/11/2006
 53-a                                                                         95.7%   7/11/2006
 53-b                                                                         96.6%   7/11/2006
-------------------------------------------------------------------------------------------------------------
  54    4/30/2009  LM Squared Distribution, LLC         11,850   3/31/2010    89.5%   8/31/2006
  55    7/31/2009  Data Store                           12,173  12/31/2006   100.0%   10/1/2006         1,921
  56                                                                          94.3%   7/20/2006       148,303
  57    5/1/2016   Med Partners                          8,274  12/31/2010   100.0%   9/11/2006
  58    9/30/2007  Pro Comm                             10,205  10/31/2007   100.0%   9/27/2006
-------------------------------------------------------------------------------------------------------------
  59    5/31/2007  AT&T                                  2,860  12/31/2008    91.4%  10/10/2006
  60                                                                          96.9%   9/13/2006
  61                                                                          94.1%   6/30/2006         5,950
  62                                                                          62.9%   7/31/2006       215,000
  63                                                                          65.4%   7/31/2006       358,750
-------------------------------------------------------------------------------------------------------------
  64                                                                          75.1%   6/30/2006
  65                                                                          87.1%   9/19/2006
  66    9/30/2016  AGSCO Corporation                    21,490   2/29/2012   100.0%  10/20/2006
  67    12/1/2007  Lee's Beauty Salon                    6,191   12/1/2013    81.3%   8/29/2006
  68                                                                          62.7%   8/31/2006
-------------------------------------------------------------------------------------------------------------
  69    3/31/2014  Chik Fil-A, Inc. (GL PAD)             4,427   3/31/2012   100.0%   10/1/2006           169
  70    1/31/2014  Dollar General                        8,640   7/31/2011    94.4%   8/10/2006
  71                                                                         100.0%    7/1/2006
 71-a   6/30/2011  Corporate Express                     9,750   6/30/2010   100.0%    7/1/2006
 71-b                                                                        100.0%    7/1/2006
-------------------------------------------------------------------------------------------------------------
  72    4/30/2008  Pryor Flynn Priest & Harber           9,674   4/30/2009    99.5%    9/8/2006
  73                                                                         100.0%   12/1/2006
  74                                                                         100.0%   9/15/2006
  75    4/30/2008  Renaissance Learning                  9,335  10/31/2010   100.0%   10/9/2006
  76                                                                          98.8%   6/30/2006         5,398
-------------------------------------------------------------------------------------------------------------
  77    6/30/2016  Moe's Southwestern Gril               2,679   3/31/2016    88.5%   8/17/2006
  78    4/30/2007  Cejon, Inc.                          50,000   8/31/2010    96.7%  10/16/2006
  79   11/30/2008  King Crab Restaurant                  6,094   1/31/2016   100.0%   7/19/2006
  80    3/31/2007  Wilkinson Corporation                 7,494   6/30/2011    89.1%   10/1/2006
  81    4/30/2021                                                            100.0%   9/27/2006
-------------------------------------------------------------------------------------------------------------
  82                                                                          96.3%   9/29/2006       200,000
  83                                                                          98.5%   5/31/2006
  84                                                                          73.4%   8/31/2006         6,148
  85    9/30/2016  BMW of Manhattan, Inc.               51,266   1/31/2010   100.0%  10/23/2006
  86                                                                          83.5%   8/31/2006
-------------------------------------------------------------------------------------------------------------
  87                                                                          93.7%   9/29/2006
  88                                                                          70.7%   4/30/2006
  89                                                                          95.9%   6/21/2006
  90   10/31/2008  Earthly Mineral Solutions            20,000   3/31/2009    87.7%   9/25/2006
  91                                                                         100.0%  10/25/2006
-------------------------------------------------------------------------------------------------------------
  92    3/31/2008  Broadata Communications              10,800   9/30/2009   100.0%    9/1/2006
  93   12/31/2009  Lazer Xtreme                          8,500   6/30/2010    97.8%   8/25/2006
  94    2/28/2007  Xerox Corporation                    12,441  12/31/2007    86.3%    8/1/2006
  95    7/31/2011  Natural Market and Caf                4,097   6/30/2011    92.9%   9/30/2006
  96   11/30/2008  Dollar Town Store                     3,300   6/30/2011   100.0%    6/1/2006        26,250
-------------------------------------------------------------------------------------------------------------
  97    9/30/2012  Hollywood Entertainment Corporation   7,512   1/31/2011    95.2%  10/11/2006
  98                                                                          71.3%   8/27/2006
  99    4/30/2010  Sixty USA, Inc.                      29,523  12/31/2007   100.0%  10/19/2006
 100    7/31/2013                                                            100.0%   12/1/2006           289
 101    6/30/2011  Clark County (expansion)              3,000   6/30/2011   100.0%    9/1/2006
-------------------------------------------------------------------------------------------------------------
 102    3/23/2008  Transistor Devices                    8,353   3/23/2008   100.0%  10/20/2006
 103                                                                          93.9%   8/29/2006
 104                                                                          78.5%   8/31/2006
 105   10/31/2013  Innosense, LLC                        2,688   1/31/2008    98.6%    9/1/2006
 106                                                                          73.3%   7/28/2006
-------------------------------------------------------------------------------------------------------------
 107                                                                          70.2%   4/30/2006
 108    8/31/2016  Furniture Mart                        6,300   8/22/2016   100.0%   10/2/2006
 109                                                                          94.9%    9/1/2006
 110    9/30/2009  S.D.S Management and Con              5,576   6/30/2013   100.0%  10/17/2006
 111    8/31/2008  Smyrna Liquors                        3,680   8/31/2007    93.0%    9/1/2006           790
-------------------------------------------------------------------------------------------------------------
 112                                                                          84.8%   9/19/2006
 113    8/31/2010  Krazy Kroppers                        3,206   1/31/2011    93.1%   9/26/2006        78,475
 114    5/31/2011  Chesapeake Land, LLC                  3,239   5/31/2019    84.0%    7/7/2006
 115    7/31/2013  Hualapai Dental                       1,974   8/1/2015     94.3%  10/25/2006
 116    4/30/2011  Angelvision Technologies, Inc.        4,174   4/30/2008    87.9%   10/3/2006       205,000
-------------------------------------------------------------------------------------------------------------
 117    1/31/2014  Dollar Tree                          29,926   8/31/2013   100.0%    8/1/2006
 118                                                                          70.4%   9/22/2006
 119                                                                          94.9%   6/30/2006         2,856
 120                                                                         100.0%    9/1/2006
 121                                                                          83.6%   7/31/2006        72,000
-------------------------------------------------------------------------------------------------------------
 122    7/31/2013  Xpedite Systems, LLC                  2,795  12/30/2008    75.0%    6/1/2006         1,498
 123    5/31/2009  Silent Bob's                          2,210   6/30/2009    80.4%    7/1/2006           605
 124    1/31/2010  Blumberg Financial Services           2,991   7/31/2012   100.0%  10/25/2006
 125                                                                          97.3%   10/6/2006         1,563
 126   12/31/2009  Pacific Seafood Restaurant            3,658   7/31/2011   100.0%   10/4/2006           400
-------------------------------------------------------------------------------------------------------------
 127                                                                          96.0%   9/30/2006
 128   10/31/2011  Darios Deli and Pizza                 3,000   1/31/2008   100.0%   8/31/2006
 129   11/30/2009  Sleepy's, Inc.                        6,000  11/30/2010    97.6%   11/1/2006       750,000
 130    4/30/2016  Credit Union of New Jersey            2,920   8/31/2011    94.3%   8/10/2006
 131                                                                         100.0%   6/13/2006
-------------------------------------------------------------------------------------------------------------
 132    6/30/2010  Marble Slab Creamery                  1,200   4/30/2009    98.0%  10/12/2006        24,397
 133    7/31/2015  Marcia Beck, DDS                      3,176   2/28/2013   100.0%   6/16/2006           446
 134    9/30/2014  Save-A-Lot                           19,512  11/30/2008    99.9%   10/1/2006
 135    2/28/2010  Pro-Am Insurance                      1,328   1/31/2009   100.0%    9/1/2006
 136    3/31/2016  Canyon Cabinets                       7,000   4/30/2014   100.0%    4/1/2006
-------------------------------------------------------------------------------------------------------------
 137                                                                          92.4%    9/1/2006
137-a                                                                         94.6%    9/1/2006
137-b                                                                         96.8%    9/1/2006
137-c                                                                         79.0%    9/1/2006
 138    7/31/2010  Handmade Bow                         15,000   5/31/2011   100.0%   9/12/2006         1,833
-------------------------------------------------------------------------------------------------------------
 139   10/31/2008  Custom Aire                           4,956  10/31/2010    84.3%    9/5/2006
 140                                                                          94.4%   10/6/2006         1,500
 141                                                                          79.2%   8/31/2006         8,119
 142    3/15/2006  Center for Study of Popular Culture   2,080   2/28/2007    96.7%    8/1/2006
 143                                                                         100.0%   10/4/2006
-------------------------------------------------------------------------------------------------------------
 144                                                                          61.3%   8/31/2006        75,000
 145    3/31/2016  bkm Development, LLC                  4,300   2/28/2021   100.0%    7/7/2006
 146    4/30/2011  Yoshinoya                             1,861   4/30/2008   100.0%  10/12/2006        32,204
 147                                                                          74.7%  12/31/2005       100,000
 148                                                                          91.4%   5/12/2006
-------------------------------------------------------------------------------------------------------------
 149                                                                          90.3%   8/14/2006
 150                                                                          58.2%   4/30/2006
 151   11/14/2015  Ideal Image of Naples, Inc.           1,759   2/28/2011    92.0%   9/30/2006
 152                                                                          91.1%   9/28/2006
 153    2/20/2015  The Barry Group (Cleaners)            2,717   7/31/2015   100.0%   10/2/2006
-------------------------------------------------------------------------------------------------------------
 154                                                                         100.0%   7/20/2006
 155                                                                          95.3%   7/31/2006       240,000
 156                                                                          67.7%   9/30/2006        85,000
 157                                                                         100.0%   8/22/2006
 158    2/19/2012                                                            100.0%  10/20/2006
-------------------------------------------------------------------------------------------------------------
 159   10/31/2011  Benchmark Research                    3,634  11/30/2009   100.0%   7/31/2006           373
 160    4/30/2016                                                            100.0%   9/22/2006
 161                                                                         100.0%   10/6/2006
 162    6/30/2007  Coastal Bend Child Care               6,501  11/30/2007    94.1%   8/10/2006       200,000
 163                                                                          93.8%  10/16/2006
-------------------------------------------------------------------------------------------------------------
 164                                                                         100.0%  10/16/2006
 165   12/31/2012  Harbor Freight                       15,035   3/31/2009    94.6%   7/20/2006
 166    6/30/2015  Sportherapy                           4,050  10/31/2010    96.7%   7/31/2006           636
 167                                                                          75.1%   7/31/2006         3,537
 168    4/1/2016   Ocean Nails                           1,208   6/30/2011   100.0%   7/28/2006
-------------------------------------------------------------------------------------------------------------
 169    7/31/2010  Wavefront Energy                      2,057   7/31/2009    89.6%   9/25/2006
 170    9/15/2021                                                            100.0%   10/5/2006
 171                                                                         100.0%   11/1/2006
171-a                                                                        100.0%   11/1/2006
171-b  10/31/2021  Sound Oxygen Service                  2,000   4/30/2011   100.0%   11/1/2006
-------------------------------------------------------------------------------------------------------------
 172                                                                         100.0%    7/1/2006        35,000
 173    6/30/2016  Guadalajara Restaurant                1,950   3/31/2010    87.9%   7/28/2006
 174                                                                         100.0%   12/1/2006
 175                                                                         100.0%   9/27/2006
 176                                                                          98.3%   10/3/2006
-------------------------------------------------------------------------------------------------------------
 177   12/31/2009  Special Distributions                46,000   8/31/2008   100.0%   8/24/2006
 178                                                                          94.0%   8/31/2006
 179    5/31/2010  Reliant Labs                          5,549   3/31/2010   100.0%   7/24/2006
 180                                                                          57.0%   8/31/2006        55,000
 181                                                                         100.0%   12/1/2006
-------------------------------------------------------------------------------------------------------------
 182    1/31/2011  Nextel Retail Stores, LLC             1,950   9/6/2011     80.9%  10/13/2006
 183                                                                          94.6%   7/25/2006
 184                                                                         100.0%   9/29/2006
 185                                                                         100.0%   9/29/2006
 186                                                                         100.0%   12/1/2006
-------------------------------------------------------------------------------------------------------------
 187                                                                          85.0%   9/19/2006
 188                                                                         100.0%   12/1/2006
 189    8/31/2012  Karate Studio                         2,611  12/31/2010   100.0%    9/5/2006
 190   11/30/2011  Starbucks                             1,800  11/30/2016    92.3%    8/1/2006
 191    8/31/2018  Fred's Auto Super Service             2,730   9/30/2018   100.0%   9/26/2006           244
-------------------------------------------------------------------------------------------------------------
 192                                                                          93.1%   9/15/2006
 193    1/31/2007  Eduardo Flores                        3,080   1/31/2007   100.0%    9/6/2006
 194                                                                          95.8%   8/21/2006
 195   12/31/2023  Laurel Paradise Nail & Spa LLC        1,766   8/31/2011   100.0%    7/1/2006
 196                                                                         100.0%   12/1/2006
-------------------------------------------------------------------------------------------------------------
 197    5/31/2010  Big O Tires                           3,964   4/30/2011   100.0%   9/27/2006
 198                                                                         100.0%   12/1/2006
198-a                                                                        100.0%   12/1/2006
198-b                                                                        100.0%   12/1/2006
 199   12/31/2008  Vacation Register                     4,293   6/30/2008    89.3%   8/11/2006
-------------------------------------------------------------------------------------------------------------
 200                                                                         100.0%   12/1/2006
 201                                                                         100.0%   7/21/2006
 202                                                                          95.4%   9/19/2006
 203                                                                          94.0%   5/12/2006
 204                                                                          94.6%   6/30/2006
-------------------------------------------------------------------------------------------------------------
 205                                                                          91.1%   6/30/2006
 206                                                                         100.0%   12/1/2006
206-a                                                                        100.0%   12/1/2006
206-b                                                                        100.0%   12/1/2006
 207    3/31/2009  Quizno's Subs                         1,300   1/31/2013   100.0%    8/1/2006
-------------------------------------------------------------------------------------------------------------
 208                                                                         100.0%   8/25/2006
 209                                                                         100.0%   9/13/2006
 210   11/30/2008  East Lincoln Internal Medicine       10,724   7/31/2012   100.0%   9/19/2006
 211    5/31/2014  Hair Salon                            1,200   5/31/2008    89.0%   6/14/2006
 212    4/30/2009  Oral & Facial Surgery                 2,959   3/31/2009   100.0%   10/4/2006
-------------------------------------------------------------------------------------------------------------
 213                                                                         100.0%   5/23/2006
 214    2/14/2011  Cingular Wireless                     1,351   2/28/2011   100.0%   9/22/2006
 215    5/31/2009  American General                      1,540   9/14/2010    73.0%  10/18/2006           282
 216    10/7/2012                                                            100.0%   9/14/2006
 217                                                                         100.0%   12/1/2006           148
-------------------------------------------------------------------------------------------------------------
 218    4/30/2011  Buffalo Wings & Beer                  2,919  11/30/2013   100.0%    9/7/2006
 219                                                                         100.0%   12/1/2006
 220    9/17/2011                                                            100.0%    9/7/2006
 221    1/31/2008  Sante Rehabilitation                  2,806   1/31/2008   100.0%   7/31/2006           299
 222    9/30/2012                                                             91.0%   5/30/2006
-------------------------------------------------------------------------------------------------------------
 223                                                                          86.7%   5/12/2006
 224   12/31/2007  JacLyn's Hallmark                     3,720  12/31/2006    89.9%   9/28/2006
 225    3/3/2011   Quiznos                               1,500   2/14/2011   100.0%   9/13/2006
 226                                                                         100.0%   12/1/2006
 227                                                                         100.0%   10/6/2006
-------------------------------------------------------------------------------------------------------------
 228                                                                          91.4%   9/14/2006
 229    3/31/2011  The King Group                        3,456  12/31/2010   100.0%   8/15/2006
 230                                                                         100.0%   9/22/2006
 231                                                                         100.0%  10/12/2006
 232                                                                         100.0%   9/26/2006
-------------------------------------------------------------------------------------------------------------
 233    3/31/2018  Country Style Donuts                  1,775   9/30/2011    86.5%   9/21/2006
 234                                                                          98.3%   7/19/2006        60,000
 235   12/31/2008  Advance America                       1,400  10/31/2009    87.7%  10/13/2006
 236                                                                          90.2%   9/21/2006
 237                                                                         100.0%   10/6/2006
-------------------------------------------------------------------------------------------------------------
 238   11/30/2009                                                            100.0%  10/13/2006
 239   12/31/2011  Allied Cash Advance                   1,155  12/31/2011   100.0%   9/19/2006
 240                                                                         100.0%   12/1/2006
 241    1/31/2010                                                            100.0%   9/19/2006
 242    4/30/2009  Indra Restaurant                      1,610   2/28/2009   100.0%    8/1/2006
-------------------------------------------------------------------------------------------------------------
 243                                                                         100.0%  10/11/2006
 244    6/30/2007  Ron Air                               1,500   7/31/2008    90.7%  10/11/2006
 245                                                                         100.0%   9/14/2006
 246    7/31/2007  Praful Chitania                       2,000   1/31/2008   100.0%  10/11/2006
 247    3/31/2009  The View Salon                        1,350   2/13/2011   100.0%   8/10/2006
-------------------------------------------------------------------------------------------------------------
 248                                                                         100.0%   9/14/2006
 249       MTM     Science Enrichment Services Inc.      6,000   9/30/2007   100.0%    8/8/2006
 250                                                                         100.0%   12/1/2006

                      MONTHLY
                     REPLACEMENT                     UPFRONT         MONTHLY   MONTHLY TAX  MONTHLY INSURANCE         UPFRONT
  ID                RESERVES ($)                    TI/LC ($)       TI/LC ($)   ESCROW ($)     ESCROW ($)      OTHER ESCROW ($) (9)
-----------------------------------------------------------------------------------------------------------------------------------

  1
  2                                                      3,500,000                 117,120                                4,700,000
  3                                                      7,677,585                                                       10,000,000
 3-a
 3-b
-----------------------------------------------------------------------------------------------------------------------------------
 3-c
 3-d
 3-e
 3-f
  4
-----------------------------------------------------------------------------------------------------------------------------------
  5                                   5,147                                         65,429              6,366
 5-a
 5-b
 5-c
 5-d
-----------------------------------------------------------------------------------------------------------------------------------
  6                                   4,803                 12,500     12,500      104,233                                3,000,000
  7                                   5,176                                                                                 200,000
  8                                  53,893                                         31,555
  9                                                                                 23,596              4,461               220,000
  10                                                                                                    1,621               852,040
-----------------------------------------------------------------------------------------------------------------------------------
  11
  12                                                                                31,406              5,808             1,180,787
 12-a
 12-b
 12-c
-----------------------------------------------------------------------------------------------------------------------------------
  13
  14
  15                                  2,011                             8,899       28,434              3,906
  16
  17                                    876                  1,667      1,667       15,974              6,743               945,997
-----------------------------------------------------------------------------------------------------------------------------------
  18                                                                                13,306              2,206
  19                                         78,486 & 151,514 (LOC)                 26,624              7,761
  20                                                                                22,195
  21                                                       274,473
  22                                                                                62,433
-----------------------------------------------------------------------------------------------------------------------------------
  23           4% of Monthly Gross Revenues                                         27,761             12,051
  24                                 17,466                                         19,027             31,287
  25                                  4,500                                         22,313              3,895
  26                                    546                             1,250       43,077              8,367               277,168
  27
-----------------------------------------------------------------------------------------------------------------------------------
  28           5% of Monthly Gross Revenues                                         17,364              5,350               750,000
  29                                  5,235                                         26,073              3,642
  30                                    458                919,163                   7,281              3,783             2,200,000
  31                                  1,958                238,525      4,250       12,952              2,588
  32                                 18,405                                         15,651              3,333             2,095,470
-----------------------------------------------------------------------------------------------------------------------------------
  33                                                                                                                         41,534
  34                                                                                39,325
  35                                    975                 12,500                   3,719                998
  36                                 14,739                                          6,907              4,088
  37
-----------------------------------------------------------------------------------------------------------------------------------
  38                                  1,303                  4,342      4,342       21,824                                   28,750
  39                                                                                10,141              2,173
  40                                  3,291              1,025,000                  16,003              3,835                87,489
 40-a
 40-b
-----------------------------------------------------------------------------------------------------------------------------------
  41                                  1,739                                          7,356              1,053
  42                                    850                  2,917      2,917       24,464
  43                                  5,445                                         21,362              4,418
  44                                                                                22,084              1,096
  45                                  1,029                150,215                                                        2,369,151
-----------------------------------------------------------------------------------------------------------------------------------
  46                                                                                61,555
  47                                    763                  1,833      1,833       11,853                749
  48                                                                                30,361
  49                                    824                313,340      2,416        6,977              9,031                46,770
  50
-----------------------------------------------------------------------------------------------------------------------------------
  51                                                                                22,733
  52                                    429                  2,917      2,917       10,122
  53                                  1,442                                         13,740                832
 53-a
 53-b
-----------------------------------------------------------------------------------------------------------------------------------
  54                                  3,114                             5,000       18,275
  55                                  1,921                  6,667      6,667       19,736              3,863
  56                                                                                10,812                682
  57                                  1,445                             9,400       20,031              1,643
  58                                                                    5,800       12,114              2,161
-----------------------------------------------------------------------------------------------------------------------------------
  59                                    896                            12,500        7,752              4,576
  60
  61                                  5,950                                          8,910
  62                                                                                 6,070              3,423
  63                                                                                 2,372                                  182,113
-----------------------------------------------------------------------------------------------------------------------------------
  64           4% of Monthly Gross Revenues                                         10,329              1,952
  65
  66                                                                                22,538
  67                                  1,052              1,200,000                   4,277              1,789
  68           4% of Monthly Gross Revenues                                          6,083              2,951
-----------------------------------------------------------------------------------------------------------------------------------
  69                                    169                  1,250      1,250        5,930                265
  70                                  1,213                             2,500        5,763              1,239               260,000
  71                                                       100,000                   4,834              1,823
 71-a
 71-b
-----------------------------------------------------------------------------------------------------------------------------------
  72
  73
  74
  75                                                 225,000 (LOC)                  12,460
  76                                  5,398                                         18,495
-----------------------------------------------------------------------------------------------------------------------------------
  77                                                                                 6,054                677
  78                                                                                35,824
  79
  80                                  5,021                            16,500        6,153              2,448                47,775
  81                                                       460,838                     651                                  502,257
-----------------------------------------------------------------------------------------------------------------------------------
  82
  83
  84                                  6,148                                          9,098              2,511
  85                                                                                27,167
  86           4% of Monthly Gross Revenues                                          9,061              5,806
-----------------------------------------------------------------------------------------------------------------------------------
  87      Greater of $2,917 / month and the
       amount determined on a monthly basis                                          4,459              1,758
  88                                                                                15,480              1,667
  89                                    939                                          2,140                758
  90                                  2,667                100,000                   4,393              2,125
  91                                                                                15,454              1,972
-----------------------------------------------------------------------------------------------------------------------------------
  92                                                       125,000
  93                                  2,609                300,000                   9,230              5,401
  94                                  2,391                250,000                  27,092              1,941
  95                                                                    3,785        3,095                447               433,000
  96                                  1,165                             2,652        4,954                434
-----------------------------------------------------------------------------------------------------------------------------------
  97                                                                    5,335       15,842
  98                                    874                                          7,753              1,303
  99                                                                                18,199
 100                                    289                                         16,154                                  100,000
 101                                    796                             3,500        3,379                932
-----------------------------------------------------------------------------------------------------------------------------------
 102                                                                    9,000       10,672
 103                                  1,650                                                                                 730,000
 104           4% of Monthly Gross Revenues                                          4,354              1,322
 105                                                        75,000
 106           4% of Monthly Gross Revenues
-----------------------------------------------------------------------------------------------------------------------------------
 107                                                                                11,286              1,792
 108                                                                    3,000        1,989                                  100,000
 109                                                                                 2,650                702
 110                                                                                18,089
 111                                    790                  1,250      1,250        7,224              2,174
-----------------------------------------------------------------------------------------------------------------------------------
 112
 113                                                                                 4,345                868               450,000
 114                                                                                 7,611                                  212,975
 115                                                        80,000                   3,992                989                37,500
 116                                                                                                                        250,000
-----------------------------------------------------------------------------------------------------------------------------------
 117                                                                                 5,064                803               450,000
 118                                                                                 6,090
 119                                  2,856                                          4,311
 120                                  2,046
 121                                                                                 3,222              1,368
-----------------------------------------------------------------------------------------------------------------------------------
 122                                  1,498                 75,000      4,167       19,167              1,429
 123                                    605                 40,000                   8,186                833               124,504
 124                                                                                 4,084              1,061
 125                                  1,563                                          6,201              3,162                50,105
 126                                    400                  2,000      2,000        4,454                437
-----------------------------------------------------------------------------------------------------------------------------------
 127                                  3,350                                          1,707              4,836
 128                                                                                 6,734
 129                                                                                 4,085                                   19,500
 130                                                                    1,250        4,362                                  219,808
 131
-----------------------------------------------------------------------------------------------------------------------------------
 132                                                        35,000                   9,801              1,149
 133                                    446                  2,083      2,083        8,618                583
 134                                  4,219                                         11,975              5,222               181,250
 135                                    256                             1,278        4,191                443
 136                                                                                 2,293              1,173
-----------------------------------------------------------------------------------------------------------------------------------
 137                                  2,675                                          6,190              3,153                11,700
137-a
137-b
137-c
 138                                  1,833                  4,167      4,167       10,456
-----------------------------------------------------------------------------------------------------------------------------------
 139                                                                    2,250        3,343              1,030
 140                                  1,500                                          7,624              3,027                37,575
 141                                  8,119                                          2,167              3,717                74,262
 142
 143
-----------------------------------------------------------------------------------------------------------------------------------
 144                                                                                 4,873
 145                                    324                 60,000                     981                513
 146                                    484                                          3,585                872               532,204
 147                          4% of Revenue
 148                                                                                 4,475                200
-----------------------------------------------------------------------------------------------------------------------------------
 149                                  3,670                                         10,399              3,235
 150   1/12 of 4.5% of annual gross revenue                                          2,317              1,765
 151                                    297                             1,484        1,588              3,195
 152                                                                                10,115              2,475
 153                                                                                 4,624                687
-----------------------------------------------------------------------------------------------------------------------------------
 154                                    266                                          1,572                467               564,000
 155                                                                                 7,432              2,400
 156
 157                                                                                 1,686              1,444
 158                                                                                 1,178                495
-----------------------------------------------------------------------------------------------------------------------------------
 159                                    373                  1,250      1,250        7,807                854
 160                                    711                                          5,417
 161                                    140
 162                                  1,045                             1,173        3,395                686               100,000
 163
-----------------------------------------------------------------------------------------------------------------------------------
 164                                                                                 5,241
 165                                  2,450                             2,728        8,628              2,333
 166                                    636                  1,592      1,592        2,968                936
 167                                  3,537                                          2,084                508               273,525
 168                                                                                                                         14,931
-----------------------------------------------------------------------------------------------------------------------------------
 169                                                       100,000                   6,690              1,578
 170                                                                                 1,624              1,469
 171                                                                                 2,842                927
171-a
171-b
-----------------------------------------------------------------------------------------------------------------------------------
 172                                  1,800                             2,917        9,368                738
 173
 174
 175                                    732                             1,705
 176                                    967                                          5,227              1,052
-----------------------------------------------------------------------------------------------------------------------------------
 177                                  3,557                             5,000        7,013              1,173               195,000
 178                                  5,587                                          2,741              2,903
 179                                    372                             1,416        2,786                                  159,000
 180
 181
-----------------------------------------------------------------------------------------------------------------------------------
 182                                    204                               816        2,161                220               100,000
 183                                  2,140                                          5,661              1,375
 184
 185
 186
-----------------------------------------------------------------------------------------------------------------------------------
 187
 188                                    550
 189                                                                                 4,496                592
 190
 191                                    244                    833        833        5,836              5,256               125,000
-----------------------------------------------------------------------------------------------------------------------------------
 192                                                                                 5,626              3,235
 193                                                                                 2,983                625
 194                                    852                                          5,178                494
 195                                                                                 2,194                149
 196
-----------------------------------------------------------------------------------------------------------------------------------
 197                                    375                                          6,789                737
 198
198-a
198-b
 199                                    939                125,000                   3,725              5,348               220,000
-----------------------------------------------------------------------------------------------------------------------------------
 200
 201                                                                                 4,839
 202                                                                                 6,478                843
 203                                                                                 5,964                512
 204
-----------------------------------------------------------------------------------------------------------------------------------
 205                                    875                                          6,262              1,663
 206
206-a
206-b
 207                                                                                 4,257                642
-----------------------------------------------------------------------------------------------------------------------------------
 208                                  1,146                                          4,269                839
 209                                                                                 2,771              1,445
 210
 211                                    657                               834        1,750                327                25,000
 212                                                         1,950      1,950        3,833
-----------------------------------------------------------------------------------------------------------------------------------
 213                                                                                 3,829                520
 214                                                                      750          550                384
 215                                    282                 60,000                   2,721                579               250,000
 216
 217                                    148                                                                                 150,000
-----------------------------------------------------------------------------------------------------------------------------------
 218
 219
 220                                                                                                                         12,983
 221                                    299                  1,760      1,760        2,960                498
 222                                  1,096                             2,083        2,947                923
-----------------------------------------------------------------------------------------------------------------------------------
 223                                                                                 3,585                362
 224                                                        50,000                   3,872              1,097         160,000 (LOC)
 225                                                           667        667
 226
 227                                                                                   186                178
-----------------------------------------------------------------------------------------------------------------------------------
 228                                                                                 3,032                488
 229                                    400                             1,623        5,466                287
 230
 231                                                                                 5,913
 232
-----------------------------------------------------------------------------------------------------------------------------------
 233                                                        26,000                     808                                   75,000
 234                                                                                 3,595                406
 235                                                         1,750      1,750        4,172              1,328
 236
 237
-----------------------------------------------------------------------------------------------------------------------------------
 238                                                        45,000      1,700
 239                                                                                   356                270
 240
 241
 242                                                                                                                         86,000
-----------------------------------------------------------------------------------------------------------------------------------
 243                                                                                 3,416                566
 244                                    202                 30,000                   2,079                344                50,000
 245                                    613                                          1,381                985
 246                                                        50,000                     992                101
 247                                    326                 50,000                     366                367
-----------------------------------------------------------------------------------------------------------------------------------
 248                                    814                                          1,416              1,189
 249
 250                                    400                                          1,673                755

                               OTHER ESCROW                          ENVIRONMENTAL  ENGINEERING
  ID                          DESCRIPTION (9)                         REPORT DATE   REPORT DATE
-----------------------------------------------------------------------------------------------

  1                                                                    10/26/2006    10/16/2006
  2    Additional Capital Expenditure and TILC Impound                 4/21/2006      8/1/2006
  3    Tenant's Security Deposit LOC                                    Various       Various
 3-a                                                                   9/22/2006     9/22/2006
 3-b                                                                   9/22/2006     9/21/2006
-----------------------------------------------------------------------------------------------
 3-c                                                                   9/25/2006     9/22/2006
 3-d                                                                   9/22/2006     9/22/2006
 3-e                                                                   9/25/2006     9/22/2006
 3-f                                                                   9/22/2006     9/21/2006
  4                                                                    9/21/2006     10/16/2006
-----------------------------------------------------------------------------------------------
  5                                                                    10/6/2006      Various
 5-a                                                                   10/6/2006     10/5/2006
 5-b                                                                   10/6/2006     10/4/2006
 5-c                                                                   10/6/2006     10/5/2006
 5-d                                                                   10/6/2006     10/4/2006
-----------------------------------------------------------------------------------------------
  6    Fresh Market Reserve                                            9/28/2006     9/27/2006
  7    Rent abatement                                                  8/31/2006     9/27/2006
  8                                                                    9/22/2006     9/25/2006
  9    Master Rent Reserve (170,000), Time Square Church
       Reserve (50,000), Tax Deficiency Reserve (16,667 Monthly)       10/14/2005    10/17/2005
  10   Tenant Allowance, Construction Costs                             9/8/2006     10/4/2006
-----------------------------------------------------------------------------------------------
  11                                                                    8/7/2006      8/7/2006
  12   Construction Completion                                          Various       Various
 12-a                                                                  10/31/2006    10/10/2006
 12-b                                                                  10/27/2006    10/10/2006
 12-c                                                                  10/27/2006    10/20/2006
-----------------------------------------------------------------------------------------------
  13                                                                   3/28/2006     3/27/2006
  14   Springing Monthly TIs                                           3/27/2006     3/28/2006
  15                                                                   9/21/2006     9/25/2006
  16                                                                   11/6/2006     10/17/2006
  17   Shoe Pavilion Occupancy Escrow                                   8/8/2006      8/7/2006
-----------------------------------------------------------------------------------------------
  18                                                                   6/15/2006     6/14/2006
  19                                                                   8/31/2006     8/31/2006
  20                                                                   10/18/2006    10/30/2006
  21                                                                    8/2/2006     8/22/2006
  22                                                                   9/22/2006     10/6/2006
-----------------------------------------------------------------------------------------------
  23                                                                   8/25/2006     8/25/2006
  24                                                                   10/16/2006    8/30/2006
  25                                                                    9/6/2006      9/8/2006
  26   Trader Joe Reserve (160,568), TI Reserve (116,600)              8/25/2006     8/25/2006
  27                                                                   5/31/2006     2/17/2006
-----------------------------------------------------------------------------------------------
  28   Letter of Credit Collateral                                     8/30/2006     6/20/2006
  29                                                                   9/18/2006     9/15/2006
  30   CVS Holdback                                                    8/23/2006     8/24/2006
  31                                                                   8/18/2006     8/22/2006
  32   PIP Reserve                                                     7/24/2006     7/26/2006
-----------------------------------------------------------------------------------------------
  33   Rental Impound                                                  9/13/2006     9/13/2006
  34                                                                   9/22/2006     10/6/2006
  35                                                                    9/1/2006     8/31/2006
  36                                                                   7/25/2006     7/24/2006
  37                                                                   10/6/2006     10/9/2006
-----------------------------------------------------------------------------------------------
  38   NFA Escrow                                                      9/18/2006     9/18/2006
  39                                                                   9/11/2006     9/13/2006
  40   Master Lease Reserve                                            9/20/2006      Various
 40-a                                                                  9/20/2006     8/23/2006
 40-b                                                                  9/20/2006     8/24/2006
-----------------------------------------------------------------------------------------------
  41                                                                   5/22/2006     5/22/2006
  42   Springing TGIF Reserve                                          9/18/2006     9/21/2006
  43                                                                   8/18/2006     8/18/2006
  44                                                                   7/31/2006     7/24/2006
  45   Occupancy Reserve (1,725,000 LOC), Rent Reserve
       (266,151 LOC), Leasing Reserve (378,000 LOC)                    11/9/2005      7/3/2006
-----------------------------------------------------------------------------------------------
  46                                                                   8/31/2006     10/9/2006
  47                                                                   7/28/2006     7/31/2006
  48                                                                   9/21/2006     10/6/2006
  49   Tenant Holdbacks                                                8/30/2006     8/31/2006
  50                                                                   9/14/2006     9/15/2006
-----------------------------------------------------------------------------------------------
  51                                                                   9/22/2006     10/6/2006
  52                                                                   6/23/2006     6/23/2006
  53                                                                    Various       Various
 53-a                                                                  8/10/2006     8/10/2006
 53-b                                                                   8/7/2006      8/7/2006
-----------------------------------------------------------------------------------------------
  54                                                                   4/20/2006     4/20/2006
  55                                                                    8/4/2006      9/1/2006
  56                                                                   8/11/2006     8/11/2006
  57                                                                   8/10/2006     8/10/2006
  58                                                                   7/18/2006     7/17/2006
-----------------------------------------------------------------------------------------------
  59                                                                   9/18/2006     9/14/2006
  60                                                                   9/14/2006     9/15/2006
  61                                                                   11/8/2005     10/11/2005
  62                                                                   8/30/2006     8/31/2006
  63   Seasonality Reserve                                             8/31/2006     8/30/2006
-----------------------------------------------------------------------------------------------
  64                                                                    8/3/2006      8/4/2006
  65                                                                   8/25/2006     10/10/2006
  66                                                                   9/22/2006     10/6/2006
  67                                                                   8/30/2006      8/1/2006
  68                                                                   7/11/2006     7/10/2006
-----------------------------------------------------------------------------------------------
  69                                                                   7/18/2006     9/22/2006
  70   Lease Up Reserve LOC                                            6/26/2006     8/21/2006
  71                                                                    Various       Various
 71-a                                                                   8/2/2006      8/2/2006
 71-b                                                                   8/3/2006      8/3/2006
-----------------------------------------------------------------------------------------------
  72                                                                    7/7/2006     8/31/2006
  73                                                                   8/29/2006     8/28/2006
  74                                                                   9/13/2006     9/18/2006
  75                                                                   10/3/2006     10/3/2006
  76                                                                   11/4/2005     10/11/2005
-----------------------------------------------------------------------------------------------
  77                                                                   8/10/2006     8/23/2006
  78                                                                   9/21/2006     10/6/2006
  79                                                                    8/9/2006      8/9/2006
  80   Occupancy Holdback                                              10/21/2005     1/6/2006
  81   Additional security                                             8/28/2006     10/6/2006
-----------------------------------------------------------------------------------------------
  82                                                                   9/14/2006     9/29/2006
  83                                                                   5/24/2006     5/25/2006
  84                                                                   9/12/2006     9/12/2006
  85                                                                   9/22/2006     10/6/2006
  86                                                                   7/27/2006     7/27/2006
-----------------------------------------------------------------------------------------------
  87                                                                    7/7/2006      7/7/2006
  88   Springing Ground Rent Reserve                                    6/6/2006      6/7/2006
  89                                                                   6/20/2006     6/20/2006
  90                                                                    9/5/2006      9/5/2006
  91                                                                   10/2/2006     9/25/2006
-----------------------------------------------------------------------------------------------
  92                                                                   8/10/2006     8/11/2006
  93                                                                   7/11/2006     7/11/2006
  94                                                                   8/23/2006     8/22/2006
  95   Economic Holdback Impound                                        5/8/2006      5/9/2006
  96                                                                   8/28/2006     8/17/2006
-----------------------------------------------------------------------------------------------
  97                                                                   6/22/2006     6/20/2006
  98                                                                   9/27/2006     9/27/2006
  99                                                                   9/21/2006     10/6/2006
 100   Residential Unit Holdback                                        6/8/2006      6/9/2006
 101                                                                    9/8/2006      9/7/2006
-----------------------------------------------------------------------------------------------
 102                                                                   9/15/2006     9/18/2006
 103   Rent Reserve (405,000 LOC), Occupancy Reserve (325,000 LOC)     7/12/2006     7/10/2006
 104                                                                   6/21/2006     6/21/2006
 105                                                                   8/10/2006     8/11/2006
 106                                                                   5/31/2006     5/31/2006
-----------------------------------------------------------------------------------------------
 107   Springing Ground Rent Reserve                                    6/8/2006      6/9/2006
 108   Tenant occupancy                                                6/14/2006     10/6/2006
 109                                                                    9/7/2006     8/10/2006
 110                                                                   9/21/2006     10/6/2006
 111                                                                   8/17/2006     8/18/2006
-----------------------------------------------------------------------------------------------
 112                                                                   10/10/2006    10/10/2006
 113   Lease up Impound                                                 7/5/2006      6/6/2006
 114   Holdback Reserve (200,000), Additional Rent Reserve (12,975)    6/16/2006     6/16/2006
 115   Holdback Reserve                                                 9/8/2006      9/5/2006
 116   Net cash flow requirement                                       8/22/2006     8/18/2006
-----------------------------------------------------------------------------------------------
 117   Occupancy Holdback                                              8/15/2006     8/16/2006
 118                                                                   9/25/2006     9/22/2006
 119                                                                   6/17/2005     10/11/2005
 120                                                                    5/8/2006      5/9/2006
 121                                                                   8/30/2006     8/30/2006
-----------------------------------------------------------------------------------------------
 122                                                                   9/20/2006     9/18/2006
 123   Eurochow Rent Holdback                                          5/22/2006     5/22/2006
 124                                                                   10/12/2006    9/26/2006
 125   Violations Holdback                                             8/11/2006     7/31/2006
 126                                                                    8/8/2006      8/8/2006
-----------------------------------------------------------------------------------------------
 127                                                                   8/14/2006     8/16/2006
 128                                                                   8/17/2006     8/17/2006
 129   Rent abatement                                                  11/3/2006     7/27/2005
 130   Rent abatement                                                   6/1/2006     7/27/2006
 131                                                                    7/3/2006      7/5/2006
-----------------------------------------------------------------------------------------------
 132                                                                    9/1/2006      9/6/2006
 133                                                                   6/22/2006     6/20/2006
 134   Roof  Reserve                                                   8/14/2006      8/1/2006
 135                                                                   9/18/2006     9/12/2006
 136                                                                   8/11/2006     8/11/2006
-----------------------------------------------------------------------------------------------
 137   Environmental Reserve                                           9/15/2006      8/9/2006
137-a                                                                  9/15/2006      8/9/2006
137-b                                                                  9/15/2006      8/9/2006
137-c                                                                  9/15/2006      8/9/2006
 138                                                                   7/14/2006     7/12/2006
-----------------------------------------------------------------------------------------------
 139                                                                   7/26/2006     7/24/2006
 140   Violations Holdback                                             8/11/2006     7/31/2006
 141   Springing Seasonality Reserve                                   9/12/2006     9/12/2006
 142                                                                   10/3/2005     10/5/2005
 143                                                                   9/21/2006     9/21/2006
-----------------------------------------------------------------------------------------------
 144                                                                   9/27/2006     9/27/2006
 145                                                                   6/19/2006     6/20/2006
 146   Tenant Holdback Reserve (500,000), First Year
       Roof Work Reserve (32,203.75)                                   9/22/2006     9/21/2006
 147                                                                   9/19/2006      9/6/2006
 148                                                                   7/24/2006     7/25/2006
-----------------------------------------------------------------------------------------------
 149                                                                   8/17/2006     8/17/2006
 150                                                                   6/28/2006     6/27/2006
 151                                                                   5/25/2006     5/26/2006
 152                                                                    9/1/2006      9/6/2006
 153                                                                   9/20/2006     9/20/2006
-----------------------------------------------------------------------------------------------
 154   Tenant LOC                                                      6/23/2006     6/26/2006
 155                                                                   8/18/2006     8/18/2006
 156   Springing Flag Reserve                                          12/28/2005     1/4/2006
 157                                                                    8/4/2006     7/31/2006
 158                                                                   9/18/2006     9/25/2006
-----------------------------------------------------------------------------------------------
 159                                                                    8/9/2006      8/8/2006
 160                                                                   7/21/2006     7/21/2006
 161                                                                    9/7/2006      9/6/2006
 162   Transition Impound-Loan Resizing                                7/12/2006      7/7/2006
 163                                                                   9/25/2006     10/3/2006
-----------------------------------------------------------------------------------------------
 164                                                                   9/14/2006     9/14/2006
 165                                                                   7/14/2006      7/6/2006
 166                                                                    8/8/2006     8/10/2006
 167   Renovation Holdback                                              5/8/2006      5/9/2006
 168   Tenant build-out                                                 3/7/2006      8/2/2006
-----------------------------------------------------------------------------------------------
 169                                                                      NAP        8/22/2006
 170                                                                      NAP        8/17/2006
 171                                                                    9/6/2006      Various
171-a                                                                   9/6/2006      9/3/2006
171-b                                                                   9/6/2006      9/5/2006
-----------------------------------------------------------------------------------------------
 172                                                                      NAP        7/27/2006
 173                                                                      NAP        6/26/2006
 174                                                                      NAP        8/15/2006
 175   Year 10 Springing Cash Flow Sweep Escrow                        3/17/2006     3/16/2006
 176                                                                      NAP        9/18/2006
-----------------------------------------------------------------------------------------------
 177   Credit Enhancement LOC                                           9/8/2006      9/8/2006
 178                                                                   8/22/2006     8/23/2006
 179   Potential Rental Income LOC                                     6/14/2006     6/13/2006
 180   Springing Flag Reserve                                          12/21/2005    12/30/2005
 181                                                                   4/27/2006      5/1/2006
-----------------------------------------------------------------------------------------------
 182   Escrow Deposit                                                  10/2/2006     9/28/2006
 183                                                                      NAP        8/11/2006
 184                                                                    8/8/2006      8/4/2006
 185                                                                    8/8/2006      8/4/2006
 186                                                                    7/2/2006      7/3/2006
-----------------------------------------------------------------------------------------------
 187                                                                   10/10/2006    10/11/2006
 188                                                                      NAP         8/4/2006
 189                                                                      NAP        8/28/2006
 190                                                                      NAP         9/1/2006
 191   Insurance Holdback                                              10/2/2006     10/2/2006
-----------------------------------------------------------------------------------------------
 192                                                                   9/18/2006     9/18/2006
 193                                                                   7/31/2006      8/1/2006
 194                                                                   9/11/2006      9/6/2006
 195                                                                      NAP        5/26/2006
 196                                                                      NAP         6/7/2006
-----------------------------------------------------------------------------------------------
 197                                                                      NAP        8/15/2006
 198                                                                   6/30/2006     6/13/2006
198-a                                                                  6/30/2006     6/12/2006
198-b                                                                  6/30/2006     6/13/2006
 199   Holdback Impound-Loan Resizing                                     NAP        7/18/2006
-----------------------------------------------------------------------------------------------
 200                                                                   8/14/2006     8/14/2006
 201                                                                    8/7/2006      8/4/2006
 202                                                                      NAP        8/29/2006
 203                                                                      NAP        7/24/2006
 204                                                                      NAP        10/27/2005
-----------------------------------------------------------------------------------------------
 205                                                                      NAP        7/27/2006
 206                                                                   6/26/2006     6/13/2006
206-a                                                                  6/26/2006     6/13/2006
206-b                                                                  6/26/2006     6/19/2006
 207                                                                      NAP        7/13/2006
-----------------------------------------------------------------------------------------------
 208                                                                      NAP        8/11/2006
 209                                                                   8/18/2006     8/16/2006
 210                                                                      NAP        9/12/2006
 211   Zoning Compliance Holdback.                                        NAP        6/16/2006
 212                                                                   6/23/2006      5/1/2006
-----------------------------------------------------------------------------------------------
 213                                                                   7/19/2006     7/18/2006
 214                                                                      NAP        8/21/2006
 215   Corner Cafe Occupancy Escrow                                    8/11/2006     8/23/2006
 216                                                                   8/17/2006     8/25/2006
 217   Eckerd Rent Step Holdback                                       5/22/2006     5/21/2006
-----------------------------------------------------------------------------------------------
 218                                                                   5/11/2006     8/11/2006
 219   Springing Office Depot Debt Service Reserve                     7/19/2006     9/11/2006
 220   Holdback Reserve                                                 9/8/2006      9/8/2006
 221                                                                    8/7/2006      8/7/2006
 222                                                                   7/25/2006     7/19/2006
-----------------------------------------------------------------------------------------------
 223                                                                      NAP        7/24/2006
 224   Environmental Escrow                                            9/15/2006     9/14/2006
 225                                                                   9/29/2006     10/2/2006
 226                                                                      NAP        9/14/2006
 227                                                                   8/31/2006     8/30/2006
-----------------------------------------------------------------------------------------------
 228                                                                   9/17/2006     9/25/2006
 229                                                                      NAP        7/17/2006
 230                                                                    9/6/2006      9/6/2006
 231                                                                   9/22/2006     10/6/2006
 232                                                                      NAP        9/28/2006
-----------------------------------------------------------------------------------------------
 233   Additional security                                             6/26/2006     9/22/2006
 234                                                                      NAP        7/21/2006
 235                                                                   9/25/2006     9/26/2006
 236                                                                   9/20/2006     9/25/2006
 237                                                                   10/4/2006     9/27/2006
-----------------------------------------------------------------------------------------------
 238                                                                   9/19/2006     9/20/2006
 239                                                                      NAP        8/11/2006
 240                                                                      NAP        10/10/2006
 241                                                                      NAP        8/24/2006
 242   Occupancy Impound                                                  NAP        8/29/2006
-----------------------------------------------------------------------------------------------
 243                                                                   9/19/2006     10/16/2006
 244   Holdback for Roof Replacement                                      NAP        8/29/2006
 245                                                                      NAP        8/23/2006
 246                                                                    8/2/2006      8/2/2006
 247                                                                      NAP        8/18/2006
-----------------------------------------------------------------------------------------------
 248                                                                      NAP        8/23/2006
 249                                                                    9/7/2006     8/31/2006
 250                                                                   8/30/2006     8/17/2006

  ID                                                    LOAN SPONSOR (10)                                                    ID
---------------------------------------------------------------------------------------------------------------------------------

  1    Forest City Enterprises, Inc.                                                                                          1
  2    The Praedium Group LLC                                                                                                 2
  3    WP Carey                                                                                                               3
 3-a                                                                                                                         3-a
 3-b                                                                                                                         3-b
---------------------------------------------------------------------------------------------------------------------------------
 3-c                                                                                                                         3-c
 3-d                                                                                                                         3-d
 3-e                                                                                                                         3-e
 3-f                                                                                                                         3-f
  4    Cohen, Charles S.                                                                                                      4
---------------------------------------------------------------------------------------------------------------------------------
  5    Ralph Dweck                                                                                                            5
 5-a                                                                                                                         5-a
 5-b                                                                                                                         5-b
 5-c                                                                                                                         5-c
 5-d                                                                                                                         5-d
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  6    Richard Pachulski, Isaac Pachulski, A. Stuart Rubin, and Nathan Rubin                                                  6
  7    Pilevsky, Philip                                                                                                       7
  8    Richard Kessler                                                                                                        8
  9    Philippe Weisberg, Richard Wagman                                                                                      9
  10   Continental Properties Company, Inc                                                                                   10
---------------------------------------------------------------------------------------------------------------------------------
  11   General Growth Properties, Inc.                                                                                       11
  12   Drury Southwest, Inc.                                                                                                 12
 12-a                                                                                                                       12-a
 12-b                                                                                                                       12-b
 12-c                                                                                                                       12-c
---------------------------------------------------------------------------------------------------------------------------------
  13   Westlake Development Group, LLC, Chang Income Property Partnership II, L.P., and the TM & YF Chang Revocable Trust    13
  14   Westlake Development Group, LLC, Chang Income Property Partnership II, L.P., and the TM & YF Chang Revocable Trust    14
  15   Jack Jakosky, Terry C. Hackett                                                                                        15
  16   Sarofim Realty Advisors Co.                                                                                           16
  17   Michael Forman and California Drive-In Theatres, Inc.                                                                 17
---------------------------------------------------------------------------------------------------------------------------------
  18   Helix MHC Investments LLC                                                                                             18
  19   de Olazarra, Allen; Rodolfo Prio Touzet; DLF Immobilienportfolio                                                      19
  20   JPI Lifestyle Apartment Communities, L.P.                                                                             20
  21   WRI North American Properties, L.P.                                                                                   21
  22   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              22
---------------------------------------------------------------------------------------------------------------------------------
  23   Michael Pomeranc, Jason Pomeranc                                                                                      23
  24   David Friedman                                                                                                        24
  25   Harold Rosenblum                                                                                                      25
  26   Derrick E. McGavin                                                                                                    26
  27   Gregory A. Fowler Living Trust                                                                                        27
---------------------------------------------------------------------------------------------------------------------------------
  28   Crescent Hotels & Resorts, LLC                                                                                        28
  29   Place Properties, LP                                                                                                  29
  30   Phillip Pilevsky and Alfred Friedman                                                                                  30
  31   Jonathan D. Gould                                                                                                     31
  32   Bharat Lall and Suresh Patel                                                                                          32
---------------------------------------------------------------------------------------------------------------------------------
  33   Gilbert Amoroso, John L. deBeneditti, David J. Amoroso                                                                33
  34   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              34
  35   Stephen B Swartz, Roland Guyot                                                                                        35
  36   Daryl Geweke                                                                                                          36
  37   Drury Inns, Inc                                                                                                       37
---------------------------------------------------------------------------------------------------------------------------------
  38   Jourdan Krauss and Eugene Krauss                                                                                      38
  39   Whitney, Robert E.; Mark Whitney                                                                                      39
  40   William L. Hutchinson                                                                                                 40
 40-a                                                                                                                       40-a
 40-b                                                                                                                       40-b
---------------------------------------------------------------------------------------------------------------------------------
  41   Keith Stoltz and Jack Stoltz                                                                                          41
  42   Richard Pachulski and Nathan Rubin                                                                                    42
  43   Gary S. Richman                                                                                                       43
  44   Ruttenberg, David W.                                                                                                  44
  45   Robert P. Langley                                                                                                     45
---------------------------------------------------------------------------------------------------------------------------------
  46   Goldberg, Robert                                                                                                      46
  47   Fred Luoma and Sharron Luoma                                                                                          47
  48   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              48
  49   Jeno Guttman and Moses Mizrahi                                                                                        49
  50   Joseph E. Raphel, Jeffrey S. Lawrence, Thomas W. Thompson                                                             50
---------------------------------------------------------------------------------------------------------------------------------
  51   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              51
  52   Richard Pachulski and Nathan Rubin                                                                                    52
  53   James W. Soboleski, Benjamin L. Kadish                                                                                53
 53-a                                                                                                                       53-a
 53-b                                                                                                                       53-b
---------------------------------------------------------------------------------------------------------------------------------
  54   Bruce H. Etkin, David L. Johnson, The Johnson Family Limited Partnership, L.L.L.P.                                    54
  55   Jeff Hipple                                                                                                           55
  56   Carlos A.G. Vigon                                                                                                     56
  57   Don S. Ginsburg                                                                                                       57
  58   Richard B. Shapiro, Richard A. Lawrence                                                                               58
---------------------------------------------------------------------------------------------------------------------------------
  59   Thomas A. Stegeman, Burton G. Malkiel, Jonathan P. Malkiel, Edward J. Welsh III                                       59
  60   Joseph E. Raphel, Jeffrey S. Lawrence, Thomas W. Thompson                                                             60
  61   George Gellert and Seryl Kushner                                                                                      61
  62   Rajnish K. Jain                                                                                                       62
  63   Rajnish K. Jain                                                                                                       63
---------------------------------------------------------------------------------------------------------------------------------
  64   Jay N. Sonecha                                                                                                        64
  65   Steven M. Friedman, Leon D. Grundstein, Robert B. Spitzer                                                             65
  66   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              66
  67   Lacey I. Rice III., Esko I. Korhonen                                                                                  67
  68   Mark B. Trammell                                                                                                      68
---------------------------------------------------------------------------------------------------------------------------------
  69   Howard Banchik and Steven Fogel                                                                                       69
  70   Michael McMillen, Michael Klump                                                                                       70
  71   Harry B. Newman, Sr.                                                                                                  71
 71-a                                                                                                                       71-a
 71-b                                                                                                                       71-b
---------------------------------------------------------------------------------------------------------------------------------
  72   Westminster Fund VI L.P.                                                                                              72
  73   James Hanson and Jeffrey Hanson                                                                                       73
  74   Berschauer, Patrick A.; James A. Phillips; Steven K. Boone                                                            74
  75   Thomas R. Pientka, James M. Pientka, Dezcon, LLC                                                                      75
  76   George Gellert and Seryl Kushner                                                                                      76
---------------------------------------------------------------------------------------------------------------------------------
  77   Lenkin, Melvin; William Walde; Henry Long                                                                             77
  78   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              78
  79   Lisa Fong Lo                                                                                                          79
  80   Joseph R. Morrier                                                                                                     80
  81   Levy, Mark.; R. Wayne Newsome; Doug Legum                                                                             81
---------------------------------------------------------------------------------------------------------------------------------
  82   Sparks, Fred G.; Richard M. Tucker; Charles D John; Darius Irani; Bart Tucker                                         82
  83   Linda C. Carpenter, Mark J. Carpenter                                                                                 83
  84   Lawrence Kasser, Michael Sullivan and Christopher Gistis                                                              84
  85   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              85
  86   Stephen S. Silver, Ronald E Schafer                                                                                   86
---------------------------------------------------------------------------------------------------------------------------------
  87   Kenneth C. Winslow, J. Thomas Wells, Sandra Lynne Wells                                                               87
  88   Thomas Arnot, Darrell Hanson                                                                                          88
  89   Kathleen M. LaCanne, Albert S. LaCanne                                                                                89
  90   Robert A. Dewey, J.R. Wetzel                                                                                          90
  91   Hillier, J. Robert                                                                                                    91
---------------------------------------------------------------------------------------------------------------------------------
  92   Don Wilson Builders                                                                                                   92
  93   Morris & Judith Lowinger                                                                                              93
  94   Resources Capital Management Corporation                                                                              94
  95   Matthew Miles                                                                                                         95
  96   William C. White, Matthew T. White                                                                                    96
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  97   Livesey, John P.                                                                                                      97
  98   Alan N. Jacobs, Dennis E. Mastie                                                                                      98
  99   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              99
 100   Michael Pintchik, Matthew Pintchik and Leslie Pintchik                                                                100
 101   Ali Moradshahi, Michael Hamid Mahban                                                                                  101
---------------------------------------------------------------------------------------------------------------------------------
 102   Parley Joe Livingston, Marc Barkdull                                                                                  102
 103   William J. Bont, Michael J. Houseman, Brian Winkelman, Marcel D.P. Burgler                                            103
 104   Sanjay J. Bajaj, Jayapal Reddy Pullangari                                                                             104
 105   Don Wilson Builders                                                                                                   105
 106   Stephen L. Schwartz                                                                                                   106
---------------------------------------------------------------------------------------------------------------------------------
 107   Thomas Arnot, Darrell Hanson                                                                                          107
 108   Asif, Abdus; Riffat Asif                                                                                              108
 109   Edmund C. Olson, Craig D. Olson                                                                                       109
 110   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              110
 111   Min Sak Kang and Man Sun Kang                                                                                         111
---------------------------------------------------------------------------------------------------------------------------------
 112   Steven M. Friedman, Leon D. Grundstein, Robert B. Spitzer                                                             112
 113   Michael J. Horwitz et al                                                                                              113
 114   Old Line Bancshares, Inc., J. Webb, Inc., Lucente Enterprises Incorporated                                            114
 115   Jeff Pori, David Stubbs                                                                                               115
 116   Robinson, Randy                                                                                                       116
---------------------------------------------------------------------------------------------------------------------------------
 117   Ray Stone, Jr., J. Todd Stone                                                                                         117
 118   Holloway, Robert L.                                                                                                   118
 119   George Gellert and Seryl Kushner                                                                                      119
 120   Robert Weyers, Jeffrey Weyers, Paul Klister, David Sturm                                                              120
 121   Rajnish K. Jain                                                                                                       121
---------------------------------------------------------------------------------------------------------------------------------
 122   Mehdi Balour                                                                                                          122
 123   Ira Smedra and Jacob Wintner                                                                                          123
 124   Anthony N. Brady                                                                                                      124
 125   Ilene Morgan and Marilyn Finkelstein                                                                                  125
 126   Tim Siegel, Aric Lasky and Howard Banchik                                                                             126
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 127   Shyam H. Hingorani, Kiran S. Hingorani                                                                                127
 128   May S. Hasso                                                                                                          128
 129   Ringel, Benjamin                                                                                                      129
 130   Juliano, William T.; Thomas E. Juliano                                                                                130
 131   Andrew D. Peykoff, II, Daniel A. Peykoff                                                                              131
---------------------------------------------------------------------------------------------------------------------------------
 132   Marvin Feinstein                                                                                                      132
 133   Paul Hogan                                                                                                            133
 134   Lawrence B. Levey, James H. Nobil, Ivan Novick                                                                        134
 135   Seda G. Aghaian, Hovik Aghaian                                                                                        135
 136   Donald Baker and George Larsen                                                                                        136
---------------------------------------------------------------------------------------------------------------------------------
 137   Nickolas W. Jekogian III                                                                                              137
137-a                                                                                                                       137-a
137-b                                                                                                                       137-b
137-c                                                                                                                       137-c
 138   Bruce Gurall and Travis J. Snell                                                                                      138
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 139   Frank C. Parcell, III                                                                                                 139
 140   Ilene Morgan and Marilyn Finkelstein                                                                                  140
 141   Lawrence Kasser, Michael Sullivan and Christopher Gistis                                                              141
 142   Laura Stanton, David Stanton                                                                                          142
 143   D'Alise M.D., Mark D.                                                                                                 143
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 144   Robert G. Beck                                                                                                        144
 145   Brian K Malliet                                                                                                       145
 146   Peter K. Kim, Helena-Yon Kim                                                                                          146
 147   Christopher M. Whitt                                                                                                  147
 148   Edmund C. Olson, Craig D. Olson                                                                                       148
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 149   Michael D. Hibbert, R. Laurence Keene, Genevieve Keene                                                                149
 150   Raman C. Patel, Nayan C. Patel                                                                                        150
 151   William S. Reiling, Steven Hovland                                                                                    151
 152   Crawford, Brent                                                                                                       152
 153   Alan C. Charron, Robert A. Kaplus                                                                                     153
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 154   Dennis Preston Snavely, David H.C. Carpenter, Drake M Cattermole                                                      154
 155   Rick Graf                                                                                                             155
 156   Nitin K. Patel, Bhavana N. Patel                                                                                      156
 157   James M. Grant                                                                                                        157
 158   Szczukowski, Myron J.; Thomas E. Stauch; James W. Palumbo; Richard J. Mason; Benjamin D. Knox                         158
---------------------------------------------------------------------------------------------------------------------------------
 159   Paul Cardarelli and Doris Cardarelli                                                                                  159
 160   Robert Weyers, Jeffrey Weyers, Paul Klister                                                                           160
 161   David Goldstein                                                                                                       161
 162   Ray Win, Peter Kavoian                                                                                                162
 163   David J. Thiemann                                                                                                     163
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 164   Logistixs, Inc.                                                                                                       164
 165   John Thobe, Hai Nguyen                                                                                                165
 166   Kriss Myers and Steven Hardee                                                                                         166
 167   Bharat Lall and Suresh Patel                                                                                          167
 168   Alfieri, Peter; Dolores Alfieri                                                                                       168
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 169   Jeffrey L. Schmid                                                                                                     169
 170   Joseph Hohm, Robert L. Riley, Steven F. Spierer, John A. Woodward                                                     170
 171   William R. Selway, Daniel F. Selway                                                                                   171
171-a                                                                                                                       171-a
171-b                                                                                                                       171-b
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 172   Theodore J. Slaught                                                                                                   172
 173   Lori Kim                                                                                                              173
 174   Jill E Hill, Steven Hill, Steven W. Hill Living Trust U/A/D March 21, 1997, H & H Anne Street Properties, LLC         174
 175   Steven F. White, Paul Nusbaum                                                                                         175
 176   Dennis E Jones, Michael S Bender                                                                                      176
---------------------------------------------------------------------------------------------------------------------------------
 177   James G. Williams, Gary R. Belz                                                                                       177
 178   Scott McWhorter, Michael Green                                                                                        178
 179   Dave Dollinger                                                                                                        179
 180   Hariohm Patel, Sachin Patel                                                                                           180
 181   Janan Dakak                                                                                                           181
---------------------------------------------------------------------------------------------------------------------------------
 182   Michael T. Brandy                                                                                                     182
 183   Jeffrey A. Huskisson, James Edward Koch                                                                               183
 184   Leon, Kenneth; Eskandar Bolour; Omid Bolour; Vitali Leon; Elaine Leon                                                 184
 185   Leon, Kenneth; Eskandar Bolour; Omid Bolour; Vitali Leon; Elaine Leon                                                 185
 186   Nathan Kalichman and Ester Bendoim                                                                                    186
---------------------------------------------------------------------------------------------------------------------------------
 187   Steven M. Friedman, Leon D. Grundstein, Robert B. Spitzer                                                             187
 188   Joseph M. Averill, Jr., Mark Allen Gray                                                                               188
 189   Stanley Forwand, Edward Rudnitsky                                                                                     189
 190   Daljit Singh Dhillon et al                                                                                            190
 191   Antonio Raimondo                                                                                                      191
---------------------------------------------------------------------------------------------------------------------------------
 192   Patel, Prativ; Rekha Bakarania                                                                                        192
 193   Alois Krickl, Hans Imhof                                                                                              193
 194   Thaddeus R. Lorentz, David H. Nelson                                                                                  194
 195   R.K. Hendel, MRC Associates, LLC                                                                                      195
 196   PAR Family Limited Partnership, PAR Oakbrook, LLC                                                                     196
---------------------------------------------------------------------------------------------------------------------------------
 197   Jack E. Shemer, W. Barry Shemer                                                                                       197
 198   James I Harrison, III                                                                                                 198
198-a                                                                                                                       198-a
198-b                                                                                                                       198-b
 199   Susan Diane Schmidt-Weiner, Susan Dianne Schmidt-Weiner Revocable Trust UAD 11/17/99                                  199
---------------------------------------------------------------------------------------------------------------------------------
 200   AG Funds, LP                                                                                                          200
 201   Sophie Mizrahi, Maurice Mizrahi                                                                                       201
 202   William E McEuen; Alice McEuen                                                                                        202
 203   Craig Olson, Edmund Olson                                                                                             203
 204   Roscoe C. Nelson Jr.                                                                                                  204
---------------------------------------------------------------------------------------------------------------------------------
 205   Lillian M Mercer, Joseph B. Grammatico, Master Key Norther, Inc., T/U/W of John W. Mercer                             205
 206   James I Harrison, III                                                                                                 206
206-a                                                                                                                       206-a
206-b                                                                                                                       206-b
 207   Yousef Farahnik, Parviz Kamjoo, John F Rastegar, Homa Falah Rastegar                                                  207
---------------------------------------------------------------------------------------------------------------------------------
 208   Lisa J. Torborg, Joseph G. Torborg, Camden Apartments, LLC                                                            208
 209   Easton, Sam                                                                                                           209
 210   Joanne Weigel, Kimberly Weigel-Marsh, Michael J. Marsh, Robert Weigel                                                 210
 211   Cindy Pettinaro Wilkinson, Steve Wilkinson                                                                            211
 212   Sant, Dean; Jason Sant                                                                                                212
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 213   Craig Fitterer, Paul Roy, Craig Meyers, Mark Jerue                                                                    213
 214   Robert E. Casselman                                                                                                   214
 215   Nicholas Chimienti                                                                                                    215
 216   Larson, Margaret                                                                                                      216
 217   Phillip Pilevsky and Stanley Sanders                                                                                  217
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 218   Amnon Gershoni, Paul Greenberg, William L Walde                                                                       218
 219   Cole Operating Partnership II, LP                                                                                     219
 220   Mark A. Schnippel, Jacqueline Schnippel                                                                               220
 221   Ladi Haroona, Adesubomo Agoro, Oyeyemi Fabuyi, Noble Ezukanm                                                          221
 222   Michael McMillen, Michael Klump                                                                                       222
---------------------------------------------------------------------------------------------------------------------------------
 223   Craig D. Olson, Edmund C. Olson                                                                                       223
 224   Erwin, Mark                                                                                                           224
 225   Joseph Prestifilippo and Stephen Malley                                                                               225
 226   Timothy O. Carey, Matthew E. Lund, Michael Ross, Michael J. Lee, Cottage Grove Investors LLC                          226
 227   Hernandez, Kevin                                                                                                      227
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 228   Jones, Alan; Franklin McCullough                                                                                      228
 229   Peter J. Moran, II; James A. Rhea                                                                                     229
 230   Gardner, Guy; Joan Gardner                                                                                            230
 231   Hartz Financial Corp.; Hartz Mountain Industries-NJ, LLC                                                              231
 232   Jerry M. Wise, Joshua L. Levy, Martin B. Cohan                                                                        232
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 233   Sackley, Charles W.; Stephen F. Perkins                                                                               233
 234   Edmund C. Olson, Craig D. Olson                                                                                       234
 235   Nguyen, Thu Huong; Van Cao Tran                                                                                       235
 236   Rubek, Connie; Vladimir Rubek                                                                                         236
 237   Cocca, Anthony                                                                                                        237
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 238   McDowell, W. Douglass; Randy Wolcott; Ernest Taylor; Winston Hickman                                                  238
 239   Lisa Fong Lo                                                                                                          239
 240   Joan Paddor, James Paddor, Jane H. Jernigan, Jon A. Jernigan                                                          240
 241   David Seidner                                                                                                         241
 242   Helly M. Khatchaturian, Zaven Khatchaturian, Roben M. Khatchaturian, Sosik M. Khatchaturian, Rafik M. Khatchaturian   242
---------------------------------------------------------------------------------------------------------------------------------
 243   Juliano, Thomas; William Juliano                                                                                      243
 244   Kiran J. Kamat                                                                                                        244
 245   William Arndt, Donovan Lundgren, Richard R Heim, Lawrence N Heim                                                      245
 246   Silton, Fred                                                                                                          246
 247   Walter Maurer, Eric V. Maurer, Karen B. Maurer                                                                        247
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 248   William Arndt, Donovan Lundgren, Richard R Heim, Lawrence N. Heim                                                     248
 249   Edward Mayers et al                                                                                                   249
 250   Adam Sparks                                                                                                           250

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR14

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                         % OF       LOAN       % OF
                                                                                        INITIAL     GROUP   APPLICABLE
         CMSA        CMSA         MORTGAGE                                               POOL       (ONE    LOAN GROUP    # OF
 ID    LOAN NO.  PROPERTY NO.  LOAN SELLER (2)  PROPERTY NAME (1)                       BALANCE    OR TWO)    BALANCE   PROPERTIES
----------------------------------------------------------------------------------------------------------------------------------

 18       18        18-001           WFB        Pheasant Lake Estates                    1.1%         2        9.4%         1
 20       20        20-001         PCF II       Village At East Cobb                     1.0%         2        8.4%         1
 24       24        24-001          PMCF        Concord Place                            0.8%         2        6.7%         1
 25       25        25-001          BSCMI       Raiders Ridge Apartments                 0.8%         2        6.5%         1
 27       27        27-001         PCF II       Park Lakes Apartments                    0.7%         2        6.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 29       29        29-001          PMCF        Legends at KU                            0.7%         2        5.5%         1
 43       43        43-001          PMCF        Buffalo Creek Apartments                 0.5%         2        4.2%         1
 50       50        50-001          PMCF        Sharene Lane Apartments                  0.4%         2        3.7%         1
 53       53                         WFB        Michigan MHC Portfolio                   0.4%         1        0.5%         2
53-a                53-001           WFB        Century Mobile Home Park - Lansing, MI   0.3%                  0.4%         1
----------------------------------------------------------------------------------------------------------------------------------
53-b                53-002           WFB        Ackels MHP - Madison Heights, MI         0.1%                  0.1%         1
 56       56        56-001          PMCF        The Links                                0.4%         2        3.5%         1
 60       60        60-001          PMCF        Danville Park Apartments                 0.4%         2        3.5%         1
 61       61        61-001          BSCMI       Chelsea Village Apartments               0.4%         2        3.4%         1
 65       65        65-001          NLIC        Northgate Plaza Retirement Apartments    0.4%         2        3.4%         1
----------------------------------------------------------------------------------------------------------------------------------
 76       76        76-001          BSCMI       Chateau Ridge                            0.4%         2        3.1%         1
 82       82        82-001         PCF II       Sunchase Apartments                      0.4%         2        2.9%         1
 83       83        83-001           WFB        Westminster Towers                       0.4%         2        2.9%         1
 87       87        87-001          PMCF        Marvin Gardens                           0.3%         2        2.7%         1
 89       89        89-001           WFB        Sundial MHP                              0.3%         1        0.4%         1
----------------------------------------------------------------------------------------------------------------------------------
 103      103       103-001         PMCF        Venlo Place Apartments                   0.3%         1        0.3%         1
 112      112       112-001         NLIC        Island House Retirement Apartments       0.3%         1        0.3%         1
 119      119       119-001         BSCMI       University Village Apartments            0.3%         2        2.2%         1
 125      125       125-001         BSCMI       2585-93 Grand Concourse                  0.2%         2        2.0%         1
 127      127       127-001         PMCF        Conquistador                             0.2%         2        2.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 137      137                       PMCF        Baltimore Portfolio                      0.2%         2        1.8%         3
137-a               137-001         PMCF        Saint Paul Commons                       0.1%                  0.8%         1
137-b               137-002         PMCF        The Wentworth                            0.1%                  0.5%         1
137-c               137-003         PMCF        West Monument                            0.1%                  0.4%         1
 140      140       140-001         BSCMI       215 Mt. Hope Place                       0.2%         2        1.7%         1
----------------------------------------------------------------------------------------------------------------------------------
 149      149       149-001         PMCF        Hills of Palos Verdes                    0.2%         2        1.6%         1
 152      152       152-001        PCF II       Sharon Glen Apartment Homes              0.2%         2        1.6%         1
 155      155       155-001         PMCF        Coronado Villas Apartments               0.2%         2        1.5%         1
 163      163       163-001         NLIC        Park Terrace Apartments                  0.2%         2        1.3%         1
 176      176       176-001          WFB        Saddle Creek Apartments                  0.1%         2        1.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 178      178       178-001         PMCF        Englewood Apartments                     0.1%         2        1.1%         1
 183      183       183-001          WFB        The Meadows Apartments                   0.1%         2        1.1%         1
 187      187       187-001         NLIC        Mountlake Terrace Plaza                  0.1%         2        1.1%         1
 204      204       204-001          WFB        Herons  Landing                          0.1%         2        0.9%         1
 208      208       208-001          WFB        Camden Apartments                        0.1%         2        0.9%         1
----------------------------------------------------------------------------------------------------------------------------------
 227      227       227-001        PCF II       18-12 25th Road                          0.1%         2        0.7%         1
 236      236       236-001        PCF II       Arlington Terrace Apartments             0.1%         2        0.5%         1
 245      245       245-001          WFB        University North Apartments              0.1%         2        0.4%         1
 248      248       248-001          WFB        Metro View I & II Apartments             0.0%         2        0.3%         1

       GENERAL                         DETAILED
       PROPERTY                        PROPERTY
 ID    TYPE                            TYPE                                STREET ADDRESS
--------------------------------------------------------------------------------------------------------------------------

 18    Manufactured Housing Community  Manufactured Housing Community      1 Pheasant Circle
 20    Multifamily                     Garden                              2085 Roswell Road
 24    Mixed Use                       Senior Housing/Conference Facility  401 West Lake Street
 25    Multifamily                     Student Housing                     1345 Wenlon Drive
 27    Multifamily                     Garden                              9950 Buffalo Speedway
--------------------------------------------------------------------------------------------------------------------------
 29    Multifamily                     Student Housing                     4101 West 24th Place
 43    Multifamily                     Garden                              720 Buffalo Run Drive
 50    Multifamily                     Garden                              114, 130 and 140 Sharene Lane
 53    Manufactured Housing Community  Manufactured Housing Community      Various
53-a   Manufactured Housing Community  Manufactured Housing Community      215 North Canal Road
--------------------------------------------------------------------------------------------------------------------------
53-b   Manufactured Housing Community  Manufactured Housing Community      25151 Dequindre Road
 56    Multifamily                     Garden                              2805 Par Drive
 60    Multifamily                     Garden                              218 Valley Creek Lane
 61    Multifamily                     Garden                              25 Bradford Drive
 65    Multifamily                     Mid Rise                            11030 Fifth Avenue NE
--------------------------------------------------------------------------------------------------------------------------
 76    Multifamily                     Garden                              828 Blackwood Clementon Road
 82    Multifamily                     Garden                              3901 Montgomery Boulevard NE
 83    Multifamily                     Garden                              10925 Park Avenue South
 87    Multifamily                     Garden                              2301 Third Avenue
 89    Manufactured Housing Community  Manufactured Housing Community      2121 N. Center Street
--------------------------------------------------------------------------------------------------------------------------
 103   Multifamily                     Student Housing                     15345 Venlo Place
 112   Multifamily                     Mid Rise                            7810 SE 30th Street
 119   Multifamily                     Garden                              207 Mederia Circle
 125   Multifamily                     Mid Rise                            2585-93 Grand Concourse and 105 East 192 Street
 127   Multifamily                     Garden                              7575 Bellaire Boulevard
--------------------------------------------------------------------------------------------------------------------------
 137   Multifamily                     Garden                              Various
137-a  Multifamily                     Garden                              1121-23, 1125, 1127, 1203, 1205, 1209, 1230 St.
                                                                              Paul Street
137-b  Multifamily                     Garden                              311 Cathedral Street
137-c  Multifamily                     Garden                              103 West Monument Street
 140   Multifamily                     Mid Rise                            215 Mount Hope Place
--------------------------------------------------------------------------------------------------------------------------
 149   Multifamily                     Garden                              930 West Interstate 30
 152   Multifamily                     Garden                              6785 Oakton Lane
 155   Multifamily                     Garden                              113 Coronado Drive
 163   Multifamily                     Garden                              1 Park Terrace Lane
 176   Multifamily                     Garden                              5401 W. 57th Street
--------------------------------------------------------------------------------------------------------------------------
 178   Multifamily                     Garden                              5432 N.W. Waukomis Drive
 183   Multifamily                     Garden                              1101 Sandusky Place
 187   Multifamily                     Mid Rise                            23303 58th Avenue West
 204   Multifamily                     Low Rise                            18540 SW Boones Ferry Road
 208   Multifamily                     Low Rise                            2019 4th Avenue North
--------------------------------------------------------------------------------------------------------------------------
 227   Multifamily                     Mid Rise                            18-12 25th Road
 236   Multifamily                     Garden                              5931 East 12th Street
 245   Multifamily                     Low Rise                            327 7th Ave S
 248   Multifamily                     Mid Rise                            302 & 310 8th Ave S

                                                                            CUT-OFF DATE      ORIGINAL        STATED REMAINING
                                                            CUT-OFF DATE     BALANCE PER  TERM TO MATURITY    TERM TO MATURITY
 ID    CITY               COUNTY          STATE  ZIP CODE  BALANCE ($) (3)      UNIT ($)  OR ARD (MOS.) (4)  OR ARD (MOS.) (4)
------------------------------------------------------------------------------------------------------------------------------

 18    Beecher            Will             IL      60401      28,000,000      45,677.00          120                117
 20    Marietta           Cobb             GA      30062      25,050,000      77,554.18          120                119
 24    Northlake          Cook             IL      60164      20,000,000      50,377.83          120                120
 25    Murfreesboro       Rutherford       TN      37130      19,400,000      89,814.81          120                120
 27    Houston            Harris           TX      77054      18,400,000      57,500.00          120                118
------------------------------------------------------------------------------------------------------------------------------
 29    Lawrence           Douglas          KS      66047      16,500,000      82,500.00          60                  58
 43    Indianapolis       Marion           IN      46227      12,400,000      40,259.74          120                118
 50    Walnut Creek       Contra Costa     CA      94596      11,000,000      91,666.67          120                119
 53    Various            Various          MI     Various     10,824,000      31,283.24          120                119
53-a   Lansing            Eaton            MI      48917       7,601,000
------------------------------------------------------------------------------------------------------------------------------
53-b   Madison Heights    Oakland          MI      48071       3,223,000
 56    Raleigh            Wake             NC      27603      10,500,000      54,687.50          120                120
 60    Danville           Contra Costa     CA      94526      10,300,000     107,291.67          120                119
 61    Leola              Lancaster        PA      17540      10,240,000      43,025.21          180                163
 65    Seattle            King             WA      98125      10,025,000      80,846.77          120                119
------------------------------------------------------------------------------------------------------------------------------
 76    Pine Hill          Camden           NJ      08021       9,120,000      35,764.71          180                163
 82    Albuquerque        Bernalillo       NM      87109       8,750,000      36,458.33          120                118
 83    Tacoma             Pierce           WA      98444       8,750,000      62,949.64          120                115
 87    Seattle            King             WA      98121       8,150,000      46,571.43          126                121
 89    Mesa               Maricopa         AZ      85201       8,070,722      37,192.27          120                116
------------------------------------------------------------------------------------------------------------------------------
 103   Big Rapids         Mecosta          MI      49307       7,329,607     111,054.64          120                117
 112   Mercer Island      King             WA      98040       6,650,000      84,177.22          120                119
 119   Newark             New Castle       DE      19702       6,400,000      47,058.82          180                163
 125   Bronx              Bronx            NY      10468       6,050,000      80,666.67          60                  59
 127   Houston            Harris           TX      77036       6,000,000      44,776.12          120                118
------------------------------------------------------------------------------------------------------------------------------
 137   Baltimore          Baltimore City   MD     Various      5,225,000      49,761.90          120                118
137-a  Baltimore          Baltimore City   MD      21202       2,465,000
137-b  Baltimore          Baltimore City   MD      21201       1,520,000
137-c  Baltimore          Baltimore City   MD      21201       1,240,000
 140   Bronx              Bronx            NY      10457       5,050,000      70,138.89          60                  59
------------------------------------------------------------------------------------------------------------------------------
 149   Garland            Dallas           TX      75043       4,700,000      30,519.48          120                118
 152   Columbus           Franklin         OH      43229       4,660,000      41,607.14          120                118
 155   Denton             Denton           TX      76209       4,392,080      34,313.12          60                  58
 163   Fairview Heights   St. Clair        IL      62208       4,000,000      41,666.67          120                119
 176   Sioux Falls        Minnehaha        SD      57106       3,446,539      59,423.09          120                119
------------------------------------------------------------------------------------------------------------------------------
 178   Kansas City        Platte           MO      64151       3,400,000      22,516.56          120                119
 183   Perrysburg         Wood             OH      43551       3,190,950      43,120.94          120                117
 187   Mountlake Terrace  Snohomish        WA      98043       3,125,000      39,062.50          120                119
 204   Tualatin           Washington       OR      97062       2,661,289      35,963.37          120                 88
 208   Sauk Rapids        Benton           MN      56379       2,597,528      47,227.79          120                119
------------------------------------------------------------------------------------------------------------------------------
 227   Astoria            Queens           NY      11102       1,998,110     199,810.96          120                119
 236   Indianapolis       Marion           IN      46219       1,597,775      19,485.06          120                119
 245   St. Cloud          Stearns          MN      56301       1,298,759      61,845.68          120                119
 248   St. Cloud          Stearns          MN      56301       1,029,036      33,194.70          120                119

          ORIGINAL         REMAINING          REMAINING                        DSCR        CUT-OFF           LTV
        AMORTIZATION      AMORTIZATION      INTEREST ONLY                  AFTER INITIAL   DATE LTV        RATIO AT
 ID    TERM (MOS.) (4)  TERM (MOS.) (4)   PERIOD (MOS.) (4)  DSCR (x) (5)    IO PERIOD    RATIO (6)  MATURITY OR ARD (6)
------------------------------------------------------------------------------------------------------------------------

 18          360              360                 57             1.38          1.18         76.5%           71.9%
 20           0                0                 119             1.09           NAP         80.0%           80.0%
 24          360              360                                1.53           NAP         53.1%           45.6%
 25          360              360                 36             1.64          1.36         78.9%           71.0%
 27           0                0                 118             1.23           NAP         73.2%           73.2%
------------------------------------------------------------------------------------------------------------------------
 29           0                0                  58             1.37           NAP         70.2%           70.2%
 43          360              360                 58             1.42          1.18         74.7%           69.7%
 50          360              360                 59             1.28          1.08         54.7%           51.3%
 53          360              360                 35             1.40          1.18         72.6%           65.7%
53-a
------------------------------------------------------------------------------------------------------------------------
53-b
 56          360              360                 60             1.31          1.12         65.2%           61.2%
 60          360              360                 59             1.23          1.04         62.0%           58.1%
 61          360              360                 43             1.36          1.10         80.0%           66.7%
 65           0                0                 119             1.94           NAP         68.2%           68.2%
------------------------------------------------------------------------------------------------------------------------
 76          360              360                 43             1.35          1.11         80.0%           67.1%
 82          360              360                 46             1.42          1.19         69.7%           64.1%
 83          360              360                 55             1.42          1.20         79.1%           74.2%
 87          360              360                 13             1.41          1.21         62.7%           54.7%
 89          360              356                                1.17           NAP         73.4%           62.8%
------------------------------------------------------------------------------------------------------------------------
 103         360              357                                1.20           NAP         77.2%           65.9%
 112          0                0                 119             2.19           NAP         57.0%           57.0%
 119         360              360                 43             1.34          1.08         80.0%           66.7%
 125         360              360                 11             1.53          1.28         61.7%           58.7%
 127         360              360                 34             1.41          1.20         75.0%           68.0%
------------------------------------------------------------------------------------------------------------------------
 137         360              360                 22             1.44          1.23         79.8%           71.1%
137-a
137-b
137-c
 140         360              360                 11             1.42          1.20         59.4%           56.4%
------------------------------------------------------------------------------------------------------------------------
 149         360              360                 22             1.44          1.23         77.0%           68.6%
 152         360              360                 22             1.41          1.20         79.7%           70.9%
 155         360              358                                1.21           NAP         84.5%           79.3%
 163         360              360                 35             1.76          1.48         58.7%           52.9%
 176         360              359                                1.25           NAP         77.9%           66.2%
------------------------------------------------------------------------------------------------------------------------
 178         360              360                 35             1.51          1.27         77.8%           70.4%
 183         360              357                                1.23           NAP         79.8%           68.0%
 187          0                0                 119             2.99           NAP         37.2%           37.2%
 204         360              328                                1.31           NAP         61.9%           54.1%
 208         360              359                                1.22           NAP         79.9%           68.4%
------------------------------------------------------------------------------------------------------------------------
 227         360              359                                1.22           NAP         60.5%           51.9%
 236         300              299                                1.32           NAP         76.1%           59.7%
 245         360              359                                1.23           NAP         74.2%           63.5%
 248         360              359                                1.40           NAP         63.9%           54.9%

                                      STUDIOS                  1 BEDROOM                 2 BEDROOM                 3 BEDROOM
       UTILITIES                      NO. OF      AVG RENT      NO. OF       AVG RENT     NO. OF      AVG RENT      NO. OF
 ID    PAID BY TENANT               UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS
-----------------------------------------------------------------------------------------------------------------------------

 18    Electric, Gas, Water, Sewer
 20    Electric, Gas, Water, Sewer                                111          664          156          790           56
 24    None                             346         1,853         51          1,735
 25    Electric, Water, Sewer                                                               48           978           72
 27    Electric, Water, Sewer                                     192          753          112          983           16
-----------------------------------------------------------------------------------------------------------------------------
 29    None                                                                                 44           802           80
 43    Electric                                                   112          562          196          687
 50    Electric                          1           825          39          1,058         78          1,344           2
 53    Electric, Gas, Water, Sewer
53-a   Electric, Gas, Water, Sewer
-----------------------------------------------------------------------------------------------------------------------------
53-b   Electric, Gas, Water, Sewer
 56    Electric                                                   108          827          60           975           24
 60    Electric                                                   28           1175         68          1,366
 61    Electric, Gas, Water                                       72           615          88           712           78
 65    None                             52          1,650         57          2,050         15          2,500
-----------------------------------------------------------------------------------------------------------------------------
 76    Electric                                                   191          650          64           800
 82    Electric, Gas                                              104          490          136          620
 83    Electric, Water, Sewer           12           595          28           719          81           800           18
 87    None                             175          794
 89    Electric, Gas, Water, Sewer
-----------------------------------------------------------------------------------------------------------------------------
 103   Electric, Gas, Water, Sewer
 112   None                             15          1,850         48          2,350         16          3,100
 119   Electric                                                   64           675          68           790
 125   Electric                          1           646           3           829          36           958           17
 127   Electric                          1           290          54           680          73           789            5
-----------------------------------------------------------------------------------------------------------------------------
 137   Electric                          6           583          85           738          14           986
137-a  Electric                                                   48           750           7           900
137-b  Electric                          2           450          27           675           2           750
137-c  Electric                          4           650          10           850           5          1,200
 140   Electric                          2           646          29           744          41          1,019
-----------------------------------------------------------------------------------------------------------------------------
 149   Electric, Water, Sewer                                     84           543          70           694
 152   Electric, Gas, Water, Sewer                                56           580          56           714
 155   Electric, Water, Sewer                                     48           528          80           739
 163   Electric                                                   22           681          74           698
 176   Electric, Gas                                                                        58           760
-----------------------------------------------------------------------------------------------------------------------------
 178   None                                                       24           491          50           585           69
 183   Electric, Gas, Water, Sewer                                                          74           645
 187   None                             14          1,300         40          1,975         26          2,219
 204   None                              1           295          16           520          43           640           14
 208   Electric                          2           400          20           535          31           684            2
-----------------------------------------------------------------------------------------------------------------------------
 227   Electric, Gas, Water, Sewer                                 9          1,779          1          4,425
 236   Electric, Gas, Water                                       22           450          60           487
 245   Electric                                                                                                        17
 248   Electric                                                   16           417           7           692            8

                     4 BEDROOM                OTHER UNITS
         AVG RENT     NO. OF      AVG RENT      NO. OF       AVG RENT     NO. OF
 ID    PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  ELEVATORS
---------------------------------------------------------------------------------

 18                                               613          405
 20        892
 24                                                                         4
 25       1,287         96          1,596
 27       1,125
---------------------------------------------------------------------------------
 29        954          76          1,504
 43
 50       1,650
 53                                               346          353
53-a                                              230          362
---------------------------------------------------------------------------------
53-b                                              116          335
 56       1,055                                                             2
 60
 61        858
 65                                                                         2
---------------------------------------------------------------------------------
 76
 82
 83        960
 87                                                                         1
 89                                               217          340
---------------------------------------------------------------------------------
 103                    66          1,580
 112                                                                        2
 119                                               4           590
 125      1,009         18          1,108
 127      1,305          1          1,325                                   2
---------------------------------------------------------------------------------
 137                                                                        2
137-a
137-b                                                                       1
137-c                                                                       1
 140                                                                        1
---------------------------------------------------------------------------------
 149
 152
 155
 163
 176
---------------------------------------------------------------------------------
 178       629           8           677
 183
 187                                                                        1
 204       734
 208       875
---------------------------------------------------------------------------------
 227
 236
 245       818           4          1,040
 248       860

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR14

FOOTNOTES TO APPENDIX B & APPENDIX C

1    Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
     Loan ID#1 (South Bay Galleria) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "A+" / "AAA", respectively. Fitch, Inc. and Standard and Poor's Ratings
     Services have confirmed that Loan ID#4 (750 Lexington Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" / "A", respectively. Fitch, Inc.
     and Standard and Poor's Ratings Services have confirmed that Loan ID#16
     (Plaza Fiesta) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "BBB-", respectively. Fitch, Inc. and Standard and Poor's Ratings Services
     have confirmed that Loan ID#65 (Northgate Plaza Retirement Apartments) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+"/ "AA ", respectively. Fitch, Inc.
     and Standard and Poor's Ratings Services have confirmed that Loan ID#74
     (Tumwater Industrial Facility) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "A-" / "AA-", respectively. Fitch, Inc. and Standard and Poor's Ratings
     Services have confirmed that Loan ID#79 (Calaveras Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA-" / "AAA", respectively.
     Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
     Loan ID#85 (700-760 First Street) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB-" / "BBB+", respectively. Fitch, Inc. and Standard and Poor's Ratings
     Services have confirmed that Loan ID#112 (Island House Retirement
     Apartments) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A-" / "AAA", respectively. Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that Loan ID#118 (Residence Inn Louisville Airport) has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively.

2    WFB - Wells Fargo Bank, National Association; PCF II - Principal Commercial
     Funding II, LLC; PMCF - Prudential Mortgage Capital Funding, LLC; BSCMI -
     Bear Stearns Commercial Mortgage, Inc.; NLIC - Nationwide Life Insurance
     Company; PCF - Principal Commercial Funding, LLC

3    For Loan ID#1 (South Bay Galleria), the $100,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $130,000,000 first mortgage split into an A-Note and a B-Note. The $30,000,000 B-Note portion
     ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area SF/Unit numbers presented are based on the
     $100,000,000 A-Note financing. The aggregate LTV and DSCR including such
     A-Note and B-Note are 58.8% and 1.37x, respectively.

     For Loan ID#80 (The Tower), the $9,000,000 mortgage loan represents an
     A-Note portion ("A-Note") of a $12,250,000 first mortgage split into an
     A-Note and a B-Note. The $3,250,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
     Rentable Area SF/Unit numbers presented are based on the $9,000,000 A-Note financing. The aggregate LTV and DSCR including such A-Note and B-Note are
     72.6% and 1.22x, respectively. The Tower non-pooled mortgage loan initially will be subordinate in right of payment but may become pari passu in right of payment under certain circumstances as described in "Description of the
     Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate
     and/or Other Financing--Split Loan Structures--The Tower Loan Group" of the
     Free Writing Prospectus.

     For Loan ID#13 & 14 (City Center West and Molina Building), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit
     numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area. Loans can be released from lien of cross-collateralization at lender's option subject to certain conditions, including (i) 93% occupancy of Molina Building property, and (ii) DSCR for Molina Building property of 1.25x or greater.

4    For Loan ID#74 (Tumwater Industrial Facility), the mortgage loan requires principal and interest payments based on 30-year amortization from December
     1, 2006 through November 1, 2015. Beginning December 1, 2015 until the loan is paid in full at the maturity date of November 1, 2016 the loan payments will be interest only.

     For Loan ID#132 (Lexington Place Phase I), an initial amount of $3,900,000 was funded on October 20, 2006. Subsequent to this initial funding, an additional $1,825,000 was funded on October 30, 2006. For the purposes of the Appendix B, the loan has been disclosed with an original balance of
     $5,725,000, an original term of 120 months, 36 months interest-only, a debt service payment of $409,244.88 (based on principal and interest payments beginning on December 1, 2009), and a seasoning of 1 month.

5    Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
     loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6    For Loan ID#10 (Fountain Square), the Appraised value and LTV is based on the "Stabilized" value of $49,440,000 as of October 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of August 30, 2006 was 100.0%. The "As-Is" Value as of July 18, 2006 is
     $49,340,000.

     For Loan ID#17 (Redwood Gateway), the Appraised Value and LTV is based on the total "Stabilized" value of $46,200,000 as of August 4, 2006. The
     "Stabilized" value assumes the 16,798 square foot Shoe Pavilion building under construction has been completed, the Redwood Way has been completed and the vacant space need to be leased to achieve a stabilized occupancy of
     99% has been leased. At loan origination, $945,997 was escrowed for Shoe
     Pavilion. The property was 98.3% leased as of May 22, 2006. The "As-Is"
     Value as of August 4, 2006 is $45,100,000.

     For Loan ID#21 (Camp Creek Marketplace II), the Appraised value and LTV is based on the "Stabilized" value of $43,700,000 as of November 1, 2006. The
     "Stabilized" value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of August 23, 2006 was
     94.7%. The "As-Is" Value as of July 19, 2006 is $42,400,000.

     For Loan ID#28 (Marriott Detroit Livonia), the Appraised Value and LTV is
     based on the "As Renovated" value of $26,200,000 as of July 26, 2006. The
     "As Renovated" value assumes the completion of renovations according to the property improvement plan. The cost of these renovations has been deposited into an upfront reserve held by the lender. The "As-Is" value was
     $23,400,000 as of July 26, 2006.

     For Loan ID#35 (Staunton Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $18,000,000 as of September 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 16, 2006 was 100.0%. The "As-Is" value was $10,900,000 as of
     February 21, 2006.

     For Loan ID#81 (Dorsey Business Center), the Appraised value and LTV is based on the "Stabilized" value of $12,600,000 as of January 1, 2007. The
     "Stabilized" value assumes that additional parking spaces will be added to the property. The borrower is currently adding spaces to an adjacent parcel of land. The occupancy as of September 27, 2006 was 100.0%. The "As-Is"
     Value as of August 25, 2006 is $12,200,000.

     For Loan ID#95 (Montrose Retail Center), the Appraised Value and LTV is
     based on the "Stabilized" value of $9,710,000 as of May 5, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 30, 2006 was 92.9%. The "As-Is" value was $9,300,000 as of May
     5, 2006.

     For Loan ID#108 (Ann & Decatur Marketplace), the Appraised value and LTV is based on the "Stabilized" value of $9,600,000 as of July 1, 2006. The
     "Stabilized" value assumes the completion of construction and the property is operating on a stabilized basis. The occupancy as of October 2, 2006 was
     100.0%. The "As-Is" Value as of June 1, 2006 is $7,265,000.

     For Loan ID#117 (Zuni Center), the Appraised Value and LTV is based on the
     "Stabilized" value of $9,450,000 as of December 1, 2006. The "Stabilized"
     value assumes the occupancy has stabilized. The occupancy as of August 1,
     2006 was 100.0%. The "As-Is" value was $8,950,000 as of August 4, 2006.

     For loan ID#120 (Independent Printing Building), the Appraised Value and
     LTV are based on the "As Complete" value of $8,900,000 as of November 1,
     2006. The "As Complete" value assumes the completion of 25,391 square foot addition. The construction has been completed and the occupancy as of
     September 1, 2006 was 100.0%. The "As-Is" value is $6,700,000 as of May 8,
     2006.

     For Loan ID#130 (Willingboro Town Center, South Phase), the Appraised value and LTV is based on the "Stabilized" value of $8,600,000 as of November 1,
     2006. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of August 10, 2006 was 94.3%. The "As-Is" Value as of August
     1, 2006 is $8,300,000.

     For Loan ID#131 (Niagara Water Industrial), the Appraised Value and LTV is
     based on the "Stabilized" value of $9,100,000 as of July 6, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of June 13, 2006 was 100%. The "As-Is" value was $8,645,000 as of June 20,
     2006.

     For Loan ID#137 (Baltimore Portfolio), the Appraised Value and LTV is based on the total "Stabilized" value of $6,550,000. The Saint Paul Commons property has a "Stabilized" value of $3,100,000 as of 12/01/2006 and the
     West Monument property has a "Stabilized" value of $1,550,000 as of
     01/01/2007. All "Stabilized" values assume the completion of the aggregate deferred maintenance items. A deposit in the amount of $166,074, which represents 125% of the estimated deferred

     maintenance costs, was collected at closing. The total "As-Is" value was
     $6,400,000. The Saint Paul Commons "As-Is" value was $3,000,000 as of
     07/23/2006 and the West Monument "As-Is" value was $1,500,000 as of the same date.

     For loan ID#151 (Mission Square West), the Appraised Value and LTV are
     based on the "Stabilized" value of $5,850,000 as of June 2, 2006. The
     "Stabilized" value assumes the completion of construction and property is operating on a stabilized basis. The subject property has been completed and the occupancy as of September 30, 2006 was 92.0%.

     For loan ID#160 (OfficeMax/Party America), the Appraised Value and LTV are
     based on the "As Complete" value of $5,300,000 as of September 15, 2006.
     The "As Complete" value assumes the completion of 4,504 square foot addition of Party America and rent commences on expansion space. The construction has been completed and rent has commenced on the expansion space. The occupancy as of September 22, 2006 was 100.0%. The "As-Is" value is $5,150,000 as of July 17, 2006.

     For Loan ID#170 (Bison and L&W Supply Buildings), the Appraised Value and
     LTV is based on the "Stabilized" value of $5,300,000 as of October 1, 2006.
     The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of October 5, 2006 was 100.0%. The "As-Is" value was $5,110,000 as of
     August 8, 2006.

     For Loan ID#179 (925 Thompson Place), the Appraised Value and LTV is based on the "Stabilized" value of $4,350,000 as of January 1, 2007. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 24, 2006 was 100.0%. The "As-Is" value was $4,180,000 as of June
     16, 2006.

     For loan ID#182 (Harrison Town Center), the Appraised Value and LTV are
     based on the "Stabilized" value of $4,400,000 as of February 8, 2007. The
     "Stabilized" value assumes lease-up at the property to a stabilized level of 94%. The property was 80.9% leased as of October 13, 2006. Additionally, there is a $100,000 performance holdback which shall be released, if among other things, upon producing an annualized net operating income level of
     $283,123.29 and achieving a 95% occupancy level over a period of three consecutive months. The "As-Is" value was $4,250,000 as of August 8, 2006.

     For Loan ID#195 (Laurel Convenience Center), the Appraised Value and LTV is
     based on the "Stabilized" value of $4,200,000 as of August 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 1, 2006 was 100.0%. The "As-Is" value was $4,100,000 as of May 20,
     2006.

     For Loan ID#220 (Cheyenne Office), the Appraised Value and LTV is based on the "Stabilized" value of $3,500,000 as of 10/05/2006. The "Stabilized"
     value assumes the completion of construction. The construction has since been completed. The "As-Is" value is $3,180,000 as of 08/24/2006.

     For Loan ID#232 (Majestic Liquor Store), the Appraised Value and LTV is
     based on the "Stabilized" value of $2,720,000 as of October 30, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 26, 2006 was 100.0%. The "As-Is" value was $2,240,000 as of
     August 30, 2006.

     For Loan ID#240 (FedEx - Hurricane), the Appraised Value and LTV is based on the "Stabilized" value of $3,075,000 as of October 15, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 1, 2006 was 100.0%. The "As-Is" value was $2,975,000 as of
     September 18, 2006.

7    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

     For Loan ID#24 (Concord Place), the collateral consists of 253 independent living units, 144 supportive living units and four commercial units. Units are represented at 397 excluding the four, 100% occupied, commercial units.
     Balance Per Unit also excludes these four units.

     For Loan ID#72 (Two Centre Square), the collateral consists of a 91,426 SF office building and a 144,640 SF (390 space) parking garage. Units, Net
     Rentable Area and Balance Per Unit excludes the 144,640 SF parking garage.

     For Loan ID#137 (Baltimore Portfolio), the collateral consists of 55 units at the Saint Paul Commons property, 31 units at The Wentworth property and
     19 units at the West Monument property for a total of 105 units. In addition to the 105 units there is a fully occupied office unit located at the Saint Paul Commons property and a fully occupied ground floor retail unit located at The Wentworth property for a total of 107 units. Units are represented at 105 excluding the two, 100% occupied, commercial units.
     Balance Per Unit also excludes these two units.

8    For Loan ID#1 (South Bay Galleria), the mortgage loan has the following prepayment provision: 25-payment lockout from the first payment date, with the greater of 1% or yield maintenance for the following 90 payments, and open to prepayment without premium thereafter through the maturity date.
     Prior to January 5, 2012 the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury
     Yield. For the period from January 5, 2012 through and including July 5,
     2016, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury Yield plus 0.50%.

9    For Loan ID#19 (255 Primera Boulevard), the pooled mortgage loan is structured with a performance holdback of $151,515in the form of a letter of credit, which is subject to achievement of certain release conditions.
     The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#21 (Camp Creek Marketplace II), the pooled mortgage loan is structured with a performance holdback of $791,682, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 1, 2007, if the capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#21 (Camp Creek Marketplace II), the pooled mortgage loan is structured with a performance holdback of $274,473, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 1, 2007, if the tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#27 (Park Lakes Apartments), the pooled mortgage loan is structured with a performance holdback of $13,125, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 1, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#28 (Marriott Detroit Livonia), the pooled mortgage loan is structured with a $750,000 Letter of Credit Collateral, which is subject to achievement of certain release conditions, including but not limited to, the DSCR shall be equal or greater than 1.30x. At the lender's option, the proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by September 8, 2008.

     For Loan ID#46 (6464-6540 West 51st Street & 5000 South Nagle Avenue), the
     pooled mortgage loan is structured with a performance holdback of $400,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if capital improvements have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#67 (Cherry Hill Shopping Center), the pooled mortgage loan is structured with performance holdbacks of (i) $800,000 in the form of a letter of credit, and (ii) $300,000 cash, each of which is subject to achievement of certain release conditions. If the release conditions have not been satisfied by February 1, 2009 with respect to the $300,000 holdback, and December 1, 2009 with respect the $800,000 LOC, lender shall apply any unreleased proceeds to pay down the principal balance. The borrower can elect to apply the proceeds of the holdbacks/letter of credit to the balance of the mortgage loan, along with a yield maintenance premium, or replace the balance of the reserve with an acceptable letter of credit, in which the cash balance of the initial letter of credit will be returned to the borrower, provided no default exists.

     For Loan ID#97 (Koeller Center), the pooled mortgage loan is structured with a performance holdback of $502,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by August 1, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#113 (Shops at the Village), the pooled mortgage loan is structured with a performance holdback of $450,000, which is subject to achievement of certain release conditions, including but not limited to,
     (i) (A) 1.20x DSCR based on actual loan constant and amortizing payment, and (B) 0.89x DSCR on a 10% loan constant; and (ii) 80% LTV. If the release conditions are not satisfied by August 1, 2007, Lender shall pay-down principal by amount sufficient to reach related DSCR requirements, and in the event of default, with a prepayment premium.

     For Loan ID#116 (Hilltop Business Center), the pooled mortgage loan is structured with a performance holdback of $250,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     November 30, 2008, if the items identified in the loan documents as Net
     Cash Flow Requirement have not been met in accordance with the terms of the respective reserve agreement.

     For Loan ID#116 (Hilltop Business Center), the pooled mortgage loan is structured with a performance holdback of $205,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     October 31, 2011, if the capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#129 (Tuckerton Plaza), the pooled mortgage loan is structured with a performance holdback of $750,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by December 1,
     2006, if the capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#162 (Copperfield Shopping Center), the pooled mortgage loan is structured with a performance holdback of $100,000, which is subject to achievement of certain release conditions, including but not limited to, the DSCR shall be equal or greater than 1.25x. If the release conditions are not satisfied by September 1, 2008, lender shall pay down the principal balance by an amount sufficient to attain the 1.25x DSCR but not less than
     $4,000,000 adjusted loan balance, with a yield maintenance premium.

     For Loan ID #182 (Harrison Town Center), the pooled mortgage loan is structured with a performance holdback of $100,000 which is subject to achievement of certain release conditions. Release conditions include, but are not limited to, (i) producing an annualized net operating income level of $283,123.29, (ii) property at 95% occupied over a period of three consecutive months on or before November 1, 2007. If the requirement to release the reserve is not satisfied by November 1, 2007, Lender may apply the Escrow Deposit at par (without any prepayment premium) against the outstanding principal balance of the Loan.

     For Loan ID#209 (7051 Stuart Avenue), the pooled mortgage loan is structured with a performance holdback of $25,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by
     March 12, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#224 (Lake Wylie Plaza), the pooled mortgage loan is structured with a performance holdback of $160,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan
     (with make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if the environmental issues have not been completed and evidence provided in accordance with the respective reserve agreement.

     For Loan ID#224 (Lake Wylie Plaza), the pooled mortgage loan is structured with a performance holdback of $25,240, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan (with a make whole premium) by April 2, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

10   For Loan ID#113 (Shops at the Village), the sponsors of the loan are:
     Michael J. Horwitz, Barry P. Raber, Brandy N. Horwitz, Grant Hammersley,
     Linda L. Hammersley, William H.L. Roll, Heidi Hammersley, William L.
     Hammersley, Barry P. Raber, Jennifer Raber, and Susan M. Roll.

     For Loan ID#190 (Red Rock Plaza), the sponsors of the loan are: Daljit
     Singh Dhillon, Harbhajan S. Dhillon, Kuldip Kaur Dhillon, Bir Singh
     Dhillon, Jatinder Kaur Dhillon, Kalwant S. Dhillon, Jagdish Kaur Dhillon,
     and Harishwar Kaur Dhillon.

     For Loan ID#249 (Larbrook Properties Huntington Beach CA), the sponsors of the loan are: Edward Mayers, Authur Greenberg, Ronald Livingston, Hedley
     Beesley, Sue Beesley, Barbara Mayer, Sandra Livingston, Stephen Claman, and
     Renee Claman.

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

                  South Bay Galleria (Photos) has been Omitted

                                       D-1

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

                    South Bay Galleria (Map) has been Omitted

                                       D-2

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                      PMCF
LOAN PURPOSE:                              Refinance
ORIGINAL BALANCE: (1)                      $100,000,000
CUT-OFF DATE BALANCE: (1)                  $100,000,000
FIRST PAYMENT DATE:                        01/05/2007
INTEREST RATE:                             5.62500%
AMORTIZATION TERM:                         360 months
ARD:                                       No
ANTICIPATED REPAYMENT DATE:                NAP
MATURITY DATE:                             10/05/2016
EXPECTED MATURITY BALANCE:                 $84,394,230
SPONSOR:                                   Forest City Enterprises, Inc.
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION: (2)                       25-payment lockout from the first
                                           payment date, with the greater of 1%
                                           or yield maintenance for the
                                           following 90 payments, and open to
                                           prepayment without premium thereafter
                                           through the maturity date.
CUT-OFF DATE BALANCE PER SF: (1)(7)        $257.47
UP-FRONT RESERVES: (3)                     None
ONGOING RESERVES:                          RE Taxes: (4)    Springing
                                           Insurance: (4)   Springing
                                           Other: (5)       Springing
LOCKBOX:                                   Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P): (6)                A+ / AAA
SINGLE ASSET/PORTFOLIO:                       Single Asset
PROPERTY TYPE:                                Retail
PROPERTY SUB-TYPE:                            Anchored
LOCATION:                                     Redondo Beach, CA
YEAR BUILT/RENOVATED:                         1985, 1997 / 2003
PERCENT LEASED (AS OF): (7)                   99.6% (10/01/2006)
NET RENTABLE AREA: (7)                        388,400
THE COLLATERAL:                               A regional shopping center located
                                              in Redondo Beach, California.
OWNERSHIP INTEREST:                           Fee
PROPERTY MANAGEMENT:                          Forest City Commercial Management,
                                              Inc.
3RD RECENT NOI (AS OF): (7)                   $12,651,892 (TTM 12/31/2004)
2ND RECENT NOI (AS OF): (7)                   $13,381,923 (TTM 12/31/2005)
MOST RECENT NOI (AS OF): (7)                  $13,759,651 (TTM 08/31/2006)
U/W NET OP. INCOME: (7)                       $13,480,431
U/W NET CASH FLOW: (7)                        $12,540,821
U/W OCCUPANCY: (7)                            95.0%
APPRAISED VALUE (AS OF): (7)                  $221,000,000 (09/25/2006)
CUT-OFF DATE LTV RATIO: (1)(7)(8)             45.2%
LTV RATIO AT MATURITY: (1)(7)(8)              38.2%
U/W DSCR: (1)(7)(9)                           1.82x
U/W DSCR POST IO:                             NAP
--------------------------------------------------------------------------------

(1)  The subject $100,000,000 loan represents the A-Note portion of a
     $130,000,000 total first mortgage debt. All Loan per SF, LTV, and DSCR numbers in the table are based on the A-Note.

(2)  Prior to January 5, 2012, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury
     Yield. For the period from January 5, 2012 through and including July 5,
     2016, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury Yield plus 0.50%.

(3)  In lieu of an up-front deposit for immediate repairs, the borrower is required to complete the repairs set forth in the engineering report in the ordinary course of the borrower's maintenance of the property.

(4)  RE Taxes and Insurance reserves will spring in the event the debt service coverage ratio falls below 1.20x; provided that at such time as the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive calendar months, the borrower will no longer be required to make such monthly deposits until such time, if ever, as the debt service coverage ratio again falls below 1.20x. Provided (i) no event of default under the loan is continuing, and (ii) the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive months, the funds in the reserves, if any, will be released to the borrower.

(5)  In the event that the debt service coverage ratio falls below 1.20x, the borrower must deposit on each monthly payment date (i) an amount equal to the license fees that will be payable under the License Agreement dated
     June 20, 2005 between Southern California Edison Company, as Licensor, and
     South Bay Center, LLC (as predecessor-in-interest to the borrower), as
     Licensee (the "License Fee Reserve"), and (ii) an amount equal to the ground subrent that will be payable under the Sublease of Parking
     Facilities dated November 21, 1984 between Redondo Beach Redevelopment
     Agency and South Bay Associates (as predecessor-in-interest to the borrower) (the "Ground Subrent Reserve"); provided that at such time as the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive calendar months, the borrower will no longer be required to make such monthly deposits until such time, if ever, as the debt service coverage ratio again falls below 1.20x. Provided (i) no event of default under the loan is continuing, and (ii) the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive months, the funds in the reserves, if any, will be released to the borrower.

(6)  Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that the South Bay Galleria Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "A+" / "AAA", respectively.

(7)  Additional collateral consisting of 9.52 acres of land improved with a retail strip center of 60,424 square feet was not relied upon economically in lender's underwriting nor was it included in the net rentable area, loan-to-value ratio or debt service coverage ratio calculations, or the appraiser's market value conclusions, because the borrower may redevelop this portion of the property (see "The Property" below).

(8)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $130,000,000
     total first mortgage debt (without regard to potential future advances and/or supplemental financing under the B-Note) are 58.8% and 49.9%, respectively.

(9)  The DSCR is based solely on the A-Note portion. The DSCR based on the
     $130,000,000 total first mortgage debt (without regard to potential future advances and/or supplemental financing under the B-Note) is 1.37x.

THE SOUTH BAY GALLERIA LOAN.

     THE LOAN. The largest loan (the "South Bay Galleria Loan") is a
$100,000,000 A-Note portion of a $130,000,000 first mortgage loan secured by the borrower's fee interest in a super regional shopping center known as South Bay
Galleria located in Redondo Beach, California (the "South Bay Galleria
Property"). The subordinate portion of the total first mortgage loan is evidenced by a subordinate B-Note in the original principal amount of
$30,000,000 (the "B-Note").

     THE BORROWER. The borrowers, South Bay Center SPE, LLC and South Bay
Associates SPE, LLC (collectively, the "South Bay Galleria Borrower"), are each single purpose entities that own no material assets other than the South Bay
Galleria Property

                                       D-3

and related interests. Each borrower is a single-member Delaware limited liability company whose sole member is a single member California limited liability company and California limited partnership, respectively, that is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsor of the South Bay Galleria Loan is Forest
City Enterprises, Inc., a publicly traded real estate operating company, which engages in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Forest City
Enterprises, Inc. owned interests in 83 completed projects, including 42 retail properties, 34 office properties and seven hotels as of January 31, 2006. As of
July 31, 2006, Forest City Enterprises, Inc. and its subsidiaries reported total assets of approximately $8 billion and a net worth of approximately $946 million.

     THE PROPERTY. The South Bay Galleria Property consists of (a) 388,400 square feet of in-line retail space within a three-story enclosed mall and theater space within a one-story building (the theater space has a mezzanine level), plus a parking structure and the land ground leased by two retail anchors, located on 24.68 acres (the "Primary Collateral"), and (b) a
60,424-square foot strip center and a ground lease to Bank of America on 9.52 acres located to the south of the Primary Collateral (the "Additional
Collateral").

     The Primary Collateral is part of a larger South Bay Galleria shopping center of approximately 960,000 square feet (the "Center") anchored by
Robinsons-May (renamed Macy's), Nordstrom, Mervyn's, and a 16-screen AMC
Theatre. Both Macy's and Nordstrom, which lease the ground from the South Bay
Galleria Borrower, own their own improvements until ground lease expiration. The
South Bay Galleria Borrower's fee interest in the ground is part of the Primary
Collateral for the South Bay Galleria Loan. Mervyn's owns its own site and improvements. There is also a 23,068-square foot Galleria Transit Terminal that is owned by the City of Redondo Beach and a 2,150-space six-level parking structure that is owned by South Bay Center SPE, LLC. Additional surface parking is provided at the South Bay Galleria Property. The improvements occupied by the three retail anchors and the Galleria Transit Terminal are not included in the
Primary Collateral, but the owners of those improvements contribute to CAM reimbursements.

     As of October 1, 2006, the Primary Collateral was 99.6% leased by 140 tenants, while the Center, including non-collateral space, was 99.8% leased. The national and regional tenants at the Primary Collateral include Ann Taylor,
Abercrombie & Fitch, Banana Republic, Pacific Sunwear, The Gap, Hot Topic and
Zales Jewelers. Historical in-line mall space sales (excluding AMC) at the
Primary Collateral have been as follows: $395/SF in 2002, $399/SF in 2003,
$437/SF in 2004, $477/SF in 2005, and $489/SF for the trailing-12 month period ended July 31, 2006. AMC sales were reported at approximately $708,000 per screen for the trailing-12 month period ended July 31, 2006. The Additional
Collateral was 78.9% occupied, generating an average contract rent of $17.18/SF as of October 1, 2006. The Additional Collateral is not being retenanted as
South Bay Associates SPE, LLC may redevelop the site. No economic consideration was given to the Additional Collateral in lender's underwriting nor was it included in the net rentable area, loan-to-value ratio or debt service coverage ratio calculations, or the appraiser's market value conclusions.

     More specific information about the anchor tenants at the Center is set forth in the tables below:

                                                             CREDIT RATING OF
                                                            PARENT COMPANY (1)
ANCHOR                 PARENT COMPANY                      (FITCH/MOODY'S/S&P)     GLA     COLLATERAL INTEREST (2)
------------------------------------------------------------------------------------------------------------------

Robinsons-May/Macy's   Federated Department Stores, Inc.      BBB+/Baa1/BBB      334,896           Yes (3)
Nordstrom              Nordstrom, Inc.                          A-/Baa1/A        148,778           Yes (3)
Mervyn's               Mervyn's, LLC                            --/--/--          84,000             No
AMC Theatre            AMC Entertainment, Inc.                   B/--/B           64,010            Yes
------------------------------------------------------------------------------------------------------------------
TOTAL                                                                            631,684
------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contributes towards the operating and maintenance of the common area maintenance.

(3)  Both Macy's and Nordstrom own their own improvements but lease the ground from the South Bay Galleria Borrower.

                                       D-4

     The following table presents certain information relating to the major tenants at the South Bay Galleria Property:

                                                                                 % OF TOTAL    ANNUALIZED
                              CREDIT RATING                       ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                 (FITCH/       TENANT            UNDERWRITTEN   UNDERWRITTEN    BASE RENT      LEASE
TENANT NAME                 MOODY'S/S&P) (1)    NRA    % OF NRA  BASE RENT ($)    BASE RENT    ($ PER NRA)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------

AMC Theatre                      B/--/B        64,010     16%     $ 1,481,832        12%         $23.15     10/31/2017
Express                       --/Baa2/BBB       9,762      3%     $   234,288         2%         $24.00     01/31/2008
Victoria's Secret             --/Baa2/BBB       7,952      2%     $   270,368         2%         $34.00     01/31/2015
The Limited                   --/Baa2/BBB       7,587      2%     $   197,262         2%         $26.00     01/31/2009
Anchor Blue                     --/--/--        7,407      2%     $   125,919         1%         $17.00     01/31/2011
California Pizza Kitchen        --/--/--        7,215      2%     $   238,095         2%         $33.00     05/31/2010
Tilly's                         --/--/--        7,165      2%     $   139,360         1%         $19.45     01/31/2013
Abercrombie & Fitch             --/--/--        7,000      2%     $   154,000         1%         $22.00     01/31/2013
Red Robin Burger & Spirits      --/--/--        6,778      2%     $   233,841         2%         $34.50     08/31/2015
The Gap                      BBB-/Baa3/BBB-     6,774      2%     $   176,124         1%         $26.00     01/31/2007
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        131,650     34%     $ 3,251,089        27%         $24.69
----------------------------------------------------------------------------------------------------------------------
Other Tenants                   Various       255,044     66%     $ 8,943,536        73%         $35.07       Various
Vacant Space                      NAP           1,706      0%     $         0         0%         $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        388,400    100%     $12,194,625       100%         $31.40
----------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF LEASES                     % OF TOTAL SF  CUMULATIVE TOTAL  CUMULATIVE % OF   AVG. BASE RENT
     YEAR        EXPIRING   TOTAL SF EXPIRING     EXPIRING       SF EXPIRING      SF EXPIRING    PER SF EXPIRING
----------------------------------------------------------------------------------------------------------------

   Vacant           --             1,706             0%              1,706              0%                --
   MTM(2)            7            13,874             4%             15,580              4%            $30.77
    2006             1             1,238             0%             16,818              4%            $33.00
    2007            17            29,404             8%             46,222             12%            $40.28
    2008            16            47,570            12%             93,792             24%            $25.06
    2009            17            36,186             9%            129,978             33%            $30.64
   2010(3)          16            47,671            12%            177,649             46%            $30.71
    2011            14            32,599             8%            210,248             54%            $33.67
    2012             8            13,740             4%            223,988             58%            $36.70
    2013             9            26,219             7%            250,207             64%            $29.31
    2014             4             6,403             2%            256,610             66%            $37.45
   2015(3)          12            28,855             7%            285,465             73%            $44.26
    2016            12            19,794             5%            305,259             79%            $44.45
Thereafter(3)        7            83,141            21%            388,400            100%            $26.17

(1)  The information in the table is based on the actual rent roll dated October
     1, 2006 and leases in place.

(2)  MTM tenants are classified as tenants whose leases expired prior to 2006, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date.

(3)  Includes one or more ground lease tenants and an antenna tower tenant for which a square footage of zero was assigned. Avg. Base Rent per SF Expiring includes the rental revenue generated by the ground lease and antenna tenants, but excludes the square footage of those tenants. The ground leased space totals 483,674 square feet.

     PROPERTY MANAGEMENT. The South Bay Galleria Property is managed by Forest
City Commercial Management, Inc., an affiliate of the South Bay Galleria
Borrower.

     ADDITIONAL INDEBTEDNESS. The South Bay Galleria Property also secures a subordinate B-Note, with an original principal balance of $30,000,000. Only the
A-Note is included in the trust. The combined aggregate original principal balance of the A-Note and B-Note was $130,000,000. The B-Note has a 10-year term with a 30 year amortization schedule and 6.3941325% interest rate. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool-Subordinate and/or Other Financing-Split Loan Structures-The South Bay
Galleria Loan Group" in the Prospectus Supplement. The B-Note is currently held by The Prudential Insurance Company of America.

     Provided that no event of default under the South Bay Galleria Loan has occurred and is continuing, the South Bay Galleria Borrower has the right, at any time prior to the third anniversary of origination, to request the B-Note holder to increase the B-Note loan portion to provide an additional loan (the
"Construction Loan") of up to $125,000,000 (such that the total B-Note does not exceed $155,000,000) in connection with the construction of the proposed additional improvements on the Primary Collateral and/or the Additional
Collateral. If the B-Note holder elects to make the Construction Loan, the
Construction Loan will be secured by the South Bay Galleria Property, and subject to the terms and conditions set forth in the mortgage loan documents, including, among others: (a) a combined (meaning the $130,000,000 total first mortgage debt and the Construction Loan) minimum debt

                                       D-5

service coverage ratio of 1.30x based on the sum of the net operating income from the Primary Collateral and the pro forma net operating income from the
Additional Collateral after completion of the proposed additional improvements;
(b) a combined (meaning the $130,000,000 total first mortgage debt and the
Construction Loan) maximum LTV of 75% based on the combined value of the Primary
Collateral and the as-completed value (assuming completion of the additional improvements) of the Additional Collateral; (c) a maximum LTV on the A-Note of
40% based on the combined value of the Primary Collateral and the as-completed value of the Additional Collateral; and (d) confirmation from each of the Rating
Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt and the proposed additional improvements will not result in the qualification, downgrade or withdrawal of any of the ratings on the series
2006-PWR14 certificates. In no event will the improvements to be constructed with the proceeds of the Construction Loan be completed more than six years following origination. In addition, the sponsor will be required to enter into an unconditional completion guaranty in favor of the lender.

     Provided that (i) no event of default under the South Bay Galleria Loan has occurred and is continuing, (ii) the B-Note holder has made the Construction
Loan, the proceeds thereof are fully disbursed and the additional improvements to be constructed with the proceeds thereof have been completed, and (iii) the
South Bay Galleria Borrower has entered into leases in accordance with the mortgage loan documents covering 95% of the gross leasable area of the additional improvements constructed on the South Bay Galleria Property, then, during the two year period commencing upon the lien-free completion of the additional improvements, the South Bay Galleria Borrower will have the right to request in writing that the B-Note holder provide supplemental financing under the B-Note and thereby increase the B-Note loan portion (the "Supplemental
Loan"), secured by the South Bay Galleria Property. If the B-Note holder elects to make the Supplemental Loan, the Supplemental Loan will be subject to the terms and conditions set forth in the mortgage loan documents, including, among others: (a) a combined (meaning the $130,000,000 total first mortgage debt, the
Construction Loan and the Supplemental Loan) minimum DSCR of 1.30x based on the net operating income from the Primary Collateral and the Additional Collateral;
(b) a combined (meaning the $130,000,000 total first mortgage debt, the
Construction Loan and the Supplemental Loan) maximum loan-to-value ratio of 75%
based on the combined value of the Primary Collateral and the completed value of the Additional Collateral; (c) a maximum loan-to-value ratio on the A-Note of
40% based on the combined value of the Primary Collateral and the Additional
Collateral; and (d) confirmation from each of the Rating Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt will not result in the qualification, downgrade or withdrawal of any of the ratings on the series 2006-PWR14 certificates.

     With respect to the Construction Loan and the Supplemental Loan, the
special servicer in consultation with the controlling class representative will be entitled to independently confirm satisfaction of certain conditions specified in the preceding paragraphs, including satisfaction of the debt service coverage ratio and loan-to-value tests, as more fully described in
"Description of the Mortgage Pool-Subordinate and/or Other Financing-Split Loan
Structures-The South Bay Galleria Loan Group".

     GROUND LEASE. None.

     RELEASE OF PARCELS. In the event that the South Bay Galleria Borrower has requested the Construction Loan and the B-Note holder has elected not to make the Construction Loan after such request, the South Bay Galleria Borrower has the right to obtain the release of the Additional Collateral without payment of any release price, all as further set forth in the mortgage loan documents.

                                       D-6

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

                   One Newark Center (Photos) has been Omitted

                                       D-7

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

                    One Newark Center (Map) has been Omitted

                                       D-8

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

                            LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               WFB
LOAN PURPOSE:                       Acquisition
ORIGINAL BALANCE:                   $96,700,000
CUT-OFF DATE BALANCE:               $96,700,000
FIRST PAYMENT DATE:                 01/01/2007
INTEREST RATE:                      5.60000%
AMORTIZATION TERM:                  Interest Only
ARD:                                No
ANTICIPATED REPAYMENT DATE:         NAP
MATURITY DATE:                      12/01/2011
EXPECTED MATURITY BALANCE:          $96,700,000
SPONSOR:                            The Praedium Group LLC
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    24-payment lockout from the first
                                    payment date, with U.S. Treasury defeasance
                                    for the following 34 payments, and open to
                                    prepayment without premium thereafter
                                    through the maturity date.
CUT-OFF DATE BALANCE PER SF:        $231.33
UP-FRONT RESERVES:                  Replacement:     $758,000
                                    TI/LC:           $3,500,000
                                    Other: (1)       $4,700,000
ONGOING RESERVES:                   RE Taxes:        $117,120 / month
                                    Insurance: (2)   Springing
LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):          NAP
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Office
PROPERTY SUB-TYPE:                  Urban
LOCATION:                           Newark, NJ
YEAR BUILT/RENOVATED:               1992 / NAP
PERCENT LEASED (AS OF):             97.9% (11/01/2006)
NET RENTABLE AREA:                  418,026
THE COLLATERAL:                     Floors 6 through 22 of a Class A office
                                    tower including a six-story (945-space)
                                    parking garage located in Newark, New
                                    Jersey.
OWNERSHIP INTEREST:                 Fee
PROPERTY MANAGEMENT:                The Gale Management Company LLC
3RD RECENT NOI (AS OF):             NAP
2ND RECENT NOI (AS OF):             $6,333,611 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):            $7,022,442 (TTM 12/31/2005)
U/W NET OP. INCOME:                 $8,173,251
U/W NET CASH FLOW:                  $8,173,251
U/W OCCUPANCY:                      95.0%
APPRAISED VALUE (AS OF):            $122,00,000 (11/01/2006)
CUT-OFF DATE LTV RATIO:             79.3%
LTV RATIO AT MATURITY:              79.3%
U/W DSCR:                           1.49x
U/W DSCR POST IO:                   NAP
--------------------------------------------------------------------------------

(1)  At loan origination, the borrower reserved $4,700,000 for the payment or reimbursement of either capital expenditures or the costs associated with tenant improvements and leasing commissions. The borrower is entitled to a release of amounts in the reserve so long as no event of default exists.

(2)  Monthly insurance reserves shall be waived so long as (i) The Gale
     Management Company LLC, or any other property manager approved by lender pursuant to the terms of the mortgage loan documents, is maintaining insurance for the mortgaged property and for the borrower and Seton Hall
     University, as the owner of floors one through five, jointly in accordance with an Operation and Cross-Easement Agreement and is impounding for the cost of the insurance premiums for such insurance on a monthly basis, (ii)
     such insurance satisfies the requirements under the agreement regarding required insurance and (iii) borrower provides lender with proof of payment of the insurance premiums at least ten (10) days prior to the applicable insurance policy's insurance expiration date.

THE ONE NEWARK CENTER LOAN.

     THE LOAN. The second largest loan (the "One Newark Center Loan") is a
$96,700,000 first mortgage loan secured by the borrower's fee interest in the property known as One Newark Center (floors 6 through 22 of the office tower and the adjacent parking garage) located in Newark, New Jersey.

     THE BORROWER. The borrower, ONC Tower Urban Renewal LLC, and ONC Parking
Urban Renewal LLC are each single purpose entities that own no material assets other than the mortgaged property and related interests. ONC Tower Urban Renewal
LLC owns the fee interest in the office tower, and ONC Parking Urban Renewal LLC owns the fee interest in the adjacent parking garage. The managing member of the borrower, ONC MM LLC, is structured with at least one independent director. A non-consolidation opinion was delivered at origination. The sponsor, The
Praedium Group LLC, was formed in 1991 and is a real estate investment fund manager focusing on assets throughout North America. The Praedium Group LLC reports over $5 billion of investments to date.

     THE PROPERTY. One Newark Center is a 418,026 square foot, Class A, office tower located in Newark, New Jersey. The property is approximately 97.9% leased to 21 tenants. The collateral consists of floors six through 22 and an adjacent
6-story parking garage containing 945-spaces. Seton Hall Law School occupies floors one through five. One Newark Center is located at the northwest corner of
Raymond Avenue and McCarter Highway (Route 21), and is two blocks from Newark
Penn Station and in proximity to Interstate 280, which provides access to the
New Jersey Turnpike and major roadways and communities in the vicinity. Access to floors six through 22 is available via a separate entry lobby at grade fronting the corner of McCarter Highway and Raymond Avenue, while the adjacent parking garage can be directly accessed on the sixth floor. Access to the second through 5th floors is available via a separate entryway fronting Raymond Avenue.

                                       D-9

     More specific information about the One Newark Center property is set forth in the tables below:

                                                                                            % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                     (FITCH/                                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                      MOODY'S/S&P)(1)   TENANT NRA   % OF NRA   BASE RENT ($)    BASE RENT      ($ PER NRA)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Kirkpatrick & Lockhart              --/--/--          52,148       12%      $ 1,691,160         14%          $32.43       03/31/2014
Latham & Watkins                    --/--/--          52,148       12%      $ 1,611,373         13%          $30.90       02/28/2014
HUD                                AAA/Aaa/AAA        49,698       12%      $ 1,394,029         11%          $28.05       10/31/2008
IRS                                AAA/Aaa/AAA        42,687       10%      $ 1,234,508         10%          $28.92       12/31/2007
Proskauer Rose LLP                  --/--/--          37,065        9%      $ 1,130,483          9%          $30.50       08/31/2015
Global Crossing                     --/--/--          33,485        8%      $   954,323          8%          $28.50       06/30/2010
Littler Mendelson                   --/--/--          24,368        6%      $   767,592          6%          $31.50       12/31/2016
International Fidelity              --/--/--          23,709        6%      $   746,834          6%          $31.50       08/31/2012
Newark Club                         --/--/--          18,438        4%      $   525,483          4%          $28.50       11/30/2016
Justice Department                 AAA/Aaa/AAA        16,189        4%      $   471,909          4%          $29.15       06/30/2009
North Jersey Transport              --/--/--          15,001        4%      $   427,529          3%          $28.50       06/30/2010
Mendes & Mount                      --/--/--          12,641        3%      $   360,269          3%          $28.50       02/28/2014
TOTAL/WEIGHTED AVERAGE                               377,577       90%      $11,315,490         91%          $29.97
Other Tenants                        Various          31,613        8%      $ 1,059,547          9%          $33.52         Various
Vacant Space                           NAP             8,836        2%      $         0          0%          $ 0.00           NAP
TOTAL/WEIGHTED AVERAGE                               418,026      100%      $12,375,037        100%          $29.60

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                       AVERAGE U/W BASE
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF SF     RENT PER SF
   YEAR       EXPIRING     TOTAL SF EXPIRING      EXPIRING        SF EXPIRING          EXPIRING           EXPIRING
-----------------------------------------------------------------------------------------------------------------------

  Vacant          --               8,836             2%              8,836                 2%               $35.00
   2006           --                  --            --               8,836                 2%                   --
   2007            4              52,281            13%             61,117                15%               $29.50
   2008            1              49,698            12%            110,815                27%               $28.05
   2009            3              17,382             4%            128,197                31%               $29.23
   2010            3              48,486            12%            176,683                42%               $28.50
   2011            2               2,746             1%            179,429                43%               $28.20
   2012            3              33,156             8%            212,585                51%               $32.44
   2013           --                  --            --             212,585                51%                   --
   2014            4             116,937            28%            329,522                79%               $31.32
   2015            2              37,065             9%            366,587                88%               $30.50
   2016            3              42,806            10%            409,393                98%               $30.21
Thereafter         2               8,633             2%            418,026               100%               $ 0.00

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The One Newark Center property is managed by The Gale
Management Company LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-10

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

              Life Time Fitness Portfolio (Photos) has been Omitted

                                      D-11

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

               Life Time Fitness Portfolio (Maps) has been Omitted

                                      D-12

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $80,000,000
CUT-OFF DATE BALANCE:          $80,000,000
FIRST PAYMENT DATE:            01/01/2007
INTEREST RATE:                 5.75000%
AMORTIZATION TERM:             300 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 12/01/2016
EXPECTED MATURITY BALANCE:     $61,638,960
SPONSOR:                       WP Carey
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               35-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               81-payments and open to prepayment without
                               premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $82.10
UP-FRONT RESERVES:             TI/LC: (1)          $ 7,677,585
                               Other: (2)          $10,000,000
ONGOING RESERVES:              RE Taxes: (3)       Springing
                               Insurance: (4)      Springing
                               Other: (5)          Springing
LOCKBOX:                       Springing Hard (6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):     NAP
SINGLE ASSET/PORTFOLIO:        Portfolio
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Free Standing
LOCATION:                      Various - See Table
YEAR BUILT/RENOVATED:          Various - See Table
PERCENT LEASED (AS OF):        100.0% (12/01/2006)
NET RENTABLE AREA:             974,431
THE COLLATERAL:                6 Life Time Fitness Centers located in Minnesota
                               and Florida
OWNERSHIP INTEREST:            5 Fee; 1 Fee / Leasehold
PROPERTY MANAGEMENT:           Self Managed
3RD RECENT NOI (AS OF):        NAP
2ND RECENT NOI (AS OF):        $10,439,938 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):       $10,439,940 (TTM 12/31/2005)
U/W NET OP. INCOME:            $8,825,281
U/W NET CASH FLOW:             $8,509,620
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE (AS OF):       $118,800,000 (09/2006)
CUT-OFF DATE LTV RATIO:        67.3%
LTV RATIO AT MATURITY:         51.9%
U/W DSCR:                      1.41x
U/W DSCR POST IO:              NAP
--------------------------------------------------------------------------------

(1)  If no default exists, lender is required to release the funds in no more than two installments to reimburse the Life Time Fitness Portfolio Borrower for the costs of the construction of tenant improvements required under the
     Life Time Fitness Portfolio lease.

(2)  The tenant posted with the lender two letters of credit, each in the amount of $5,000,000. So long as no default exists and is continuing, one of the two $5,000,000 letters of credit shall be returned to the tenant upon that tenant providing evidence to lender that it has paid for $7,322,416 of tenant improvements. The remaining $5,000,000 letter of credit shall be returned to the tenant upon tenant providing evidence to lender that it has paid for another $5,000,000 of tenant improvements, for a total of
     $12,322,416.

(3)  Following the occurrence and continuance of a default under the loan, if taxes are not paid directly by the tenant or in the event the lease is terminated, if at any time there is not an acceptable replacement tenant, monthly tax impounds will begin.

(4)  Following the occurrence and continuance of a default under the loan, if the insurance premiums are not paid directly by the tenant, or in the event the Life Time Fitness Portfolio lease is terminated, if at any time there is not an acceptable replacement tenant, monthly insurance impounds will begin.

(5)  If the lockbox is activated (defined below) and after the payment of the quarterly installment of rent due under the Life Time Fitness Portfolio
     Lease, lender is required to deposit an amount equal to three months of principal and interest regularly due under the Note (the "Debt Service
     Reserve") from the lockbox account. On the first day of the month immediately following such deposit, and on the first day of each succeeding month thereafter, lender is required to apply an amount equal to one third of the Debt Service Reserve towards the payment of principal and interest due and payable for each such month.

(6)  Lockbox springs to hard upon either (i) a default beyond any applicable cure period; (ii) the tenant going bankrupt; (iii) material default under the Life Time Fitness Portfolio Lease; (iv) if two (2) or more of the facilities go dark for more than 12 months or (iv) anytime after 2 years after the disbursement date, if the Life Time Fitness EBITDA (earnings before interest, taxes, depreciation and amortization) falls below $6 million for 2 consecutive quarters.

THE LIFE TIME FITNESS PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Life Time Fitness Portfolio Loan")
as evidenced by the Promissory Note Secured By Mortgage (the "Life Time Fitness
Portfolio Note") is secured pursuant to five (5) Fee and one (1) Fee and
Leasehold Mortgage and Assignment of Rents and Leases and Security Agreement
(the "Life Time Fitness Portfolio Mortgage") by the Borrower's first priority fee and leasehold interest in six fitness center properties located in Florida and Minnesota (the "Life Time Fitness Portfolio Properties").

     THE BORROWER. The borrower, LT Landlord (MN-FL) LLC (the "Life Time Fitness
Portfolio Borrower"), is a single purpose entity that owns no material assets other than the Life Time Fitness Portfolio Properties and related interests. The
Life Time Fitness Portfolio Borrower is a single member Delaware limited liability company with an independent manager. A non-consolidation opinion was delivered at origination. The Life Time Fitness Portfolio Borrower is owned by a single member, CPA 14 LT Member (MN-FL) LLC, which is beneficially owned by three WP Carey funds: CPA 12 (15%), CPA 14 (35%) and CPA 15 (50%). The sponsor of the loan, collectively, is WP Carey ("the "Life Time Fitness Portfolio
Sponsor"). WP Carey provides asset

                                      D-13

management services to its CPA series of income generating real estate funds. WP
Carey owns more than 700 commercial and industrial properties in 13 countries, representing approximately 93 million square feet, valued at approximately $8 billion. The Life Time Fitness Portfolio Sponsor has total combined assets of
$998 million and total shareholder equity of $602 million, as of June 30, 2006.

     THE PROPERTIES. The Life Time Fitness Portfolio Properties consist of six fitness centers consisting of 974,431 square feet, with five located in
Minnesota and one located in Florida. All of the properties are one building, single story fitness centers that are leased under a master lease to Life Time
Fitness, Inc, a national operator of fitness centers that is not an affiliate of the Life Time Fitness Portfolio Borrower. On a combined basis, therefore, the portfolio is 100.0% occupied. The buildings range from 79,636 square feet to
225,222 square feet and were built between 1972 and 1991. The Life Time Fitness
Properties feature amenities such as: indoor and outdoor swimming pools, basketball, tennis and racquetball courts, personal training, group fitness centers, child care centers, cafes and spas.

     More specific information about each property is set forth in the tables below:

                                                   YEAR      ALLOCATED
                                                  BUILT/    CUT-OFF LOAN    OWNERSHIP             PERCENT                APPRAISED
PROPERTY                     LOCATION            RENOVATED     BALANCE       INTEREST      NRA     LEASED    U/W NCF       VALUE
------------------------------------------------------------------------------------------------------------------------------------

755 Prairie Center Drive     Eden Prairie, MN     1985/NAP   $21,223,768      Fee        186,000   100.0%  $2,257,578   $ 31,400,000
5525 Cedar Lake Road         St. Louis Park, MN   1972/NAP   $17,262,377      Fee        225,222   100.0%  $1,836,203   $ 25,500,000
6233 Baker Road              Eden Prairie, MN     1987/NAP   $15,540,033      Fee        169,719   100.0%   1,652,997   $ 22,900,000
1200 E. Moore Lake Drive     Fridley, MN          1990/NAP   $11,578,642      Fee        216,454   100.0%  $1,231,623   $ 17,000,000
1499 Yamato Road             Boca Raton, FL       1991/NAP   $11,145,180  Fee/Leasehold   79,636   100.0%  $1,185,516   $ 17,000,000
1001 West  98th Street       Bloomington, MN      1978/NAP   $ 3,250,000      Fee         97,400   100.0%  $  345,703   $  5,000,000
TOTAL PORTFOLIO / WTD. AVG.                                  $80,000,000                 974,431   100.0%  $8,509,620   $118,800,000

                                                                                                           % OF
                                 CREDIT RATING                    % OF                                  PORTFOLIO
                                (FITCH/MOODY'S/                PORTFOLIO    U/W BASE    U/W BASE RENT    U/W BASE
LARGEST TENANT                       S&P)         TENANT NRA      NRA         RENT       ($ PER NRA)       RENT     LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

LTF Real Estate Company, Inc.      --/--/--         974,431      100.0%    $9,289,666        $9.53      100.0%         09/30/2026

                           LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES      TOTAL       % OF TOTAL   CUMULATIVE TOTAL   CUMULATIVE % OF   AVERAGE BASE RENT PER
   YEAR        EXPIRING    SF EXPIRING   SF EXPIRING      SF EXPIRING       SF EXPIRING          SF EXPIRING
-----------------------------------------------------------------------------------------------------------------

  Vacant          --              --          --                --               --                    --
   2006           --              --          --                --               --                    --
   2007           --              --          --                --               --                    --
   2008           --              --          --                --               --                    --
   2009           --              --          --                --               --                    --
   2010           --              --          --                --               --                    --
   2011           --              --          --                --               --                    --
   2012           --              --          --                --               --                    --
   2013           --              --          --                --               --                    --
   2014           --              --          --                --               --                    --
   2015           --              --          --                --               --                    --
   2016           --              --          --                --               --                    --
Thereafter        1          974,431         100%          974,431              100%                $9.53

(1)  The above table represents the rollover based on the entire portfolio.

     PROPERTY MANAGEMENT. The properties are self managed by the Life Time
Fitness Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Life Time Fitness Portfolio Borrower owns a fee interest in a portion of the 1499 Yamato Road property and a leasehold interest in the remainder. The leasehold portion is held pursuant to a ground lease. The ground lease expires November 30, 2088 with no renewal options. The current annual ground rent being paid by the Borrower is $64,207. Base rent increases at the beginning of each Lease Year (December 1st) by 2% over the prior Lease Year's base rent. The ground lease is not subordinate to the mortgage.

     RELEASE OF PROPERTIES. At any time after the lockout period of the Life
Time Fitness Portfolio Loan, the Life Time Fitness Portfolio Borrower is
permitted to release any individual properties, subject to partial defeasance and a release price based on 120% of the original allocated loan amount. An individual property may be released from the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) the Life Time Fitness Portfolio Borrower

                                      D-14

must pay all reasonable costs and expenses associated with the release, (iii)
the debt service coverage ratio (based on net operating income) following the partial defeasance must be greater than or equal to the greater of 1.38x or the debt service coverage ratio (based on net operating income) immediately prior to the release, (iv) the loan-to-value ratio following the partial defeasance must be equal to or less than the lesser of 67.3% or the loan-to-value ratio immediately prior to the release.

     SUBSTITUTION OF PROPERTIES. The Life Time Fitness Portfolio Borrower is
permitted to release any individual property from the Life Time Fitness
Portfolio Mortgage encumbering such individual property and substitute an individual property in place of one or more existing mortgaged properties, up to three (3) times during the term of the Life Time Fitness Portfolio Loan, for a maximum of three properties over the term of the Life Time Fitness Portfolio
Loan. An individual property may be substituted to the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) a replacement property may not itself be subsequently replaced, (iii) the Life Time Fitness Portfolio Borrower must pay all reasonable costs and expenses associated with the substitution, (iv) the combined debt service coverage ratio (based on net operating income) after substitution must be greater than or equal to 1.38x (based on 30-year amortization), (v) the combined loan-to-value ratio after giving effect to the substitution must be equal to or less than the 67.3% and the appraised value for the substitute property must be equal to or less than the property to be released, (vi) after receipt of appraisal, engineering report and environmental report and based on prudent institutional lender standards, adequate reserves have been pledged, as determined by lender, including but not limited to taxes, insurance, or capital expenditures projected for the remaining portfolio, and
(vii) the lender must have received confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the certificates.

                                      D-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-16

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

                 750 Lexington Avenue (Photos) has been Omitted

                                      D-17

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

                   750 Lexington Avenue (Map) has been Omitted

                                      D-18

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PCF II
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $75,000,000
CUT-OFF DATE BALANCE:            $75,000,000
FIRST PAYMENT DATE:              01/05/2007
INTEREST RATE:                   5.44000%
AMORTIZATION TERM:               Months 1-24:  Interest Only
                                 Months 25-120:  360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   12/05/2016
EXPECTED MATURITY BALANCE:       $65,726,151
SPONSOR:                         Charles S. Cohen
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Greater of 1% or yield maintenance for the
                                 first 24 payments then, with U.S. Treasury
                                 defeasance for the following 92 payments, and
                                 then open to prepayment without premium
                                 thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:     $211.13
UP-FRONT RESERVES:               None
ONGOING RESERVES:                RE Taxes: (1)      Springing
                                 Insurance: (1)     Springing
                                 Replacement: (1)   Springing
                                 TI/LC: (1)         Springing
                                 Other: (2)         Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P): (3)   BBB+ / A
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Urban
LOCATION:                        New York, NY
YEAR BUILT/RENOVATED:            1989 / NAP
PERCENT LEASED (AS OF):          90.8% (11/09/2006)
NET RENTABLE AREA:               355,227
THE COLLATERAL:                  31-story urban office building located in New
                                 York, NY
OWNERSHIP INTEREST:              Fee / Leasehold
PROPERTY MANAGEMENT:             Cohen  Brothers  Realty Corporation
3RD RECENT NOI (AS OF):          $13,075,770  (TTM 12/31/2003)
2ND RECENT NOI (AS OF):          $9,406,095    (TTM 12/31/2004)
MOST RECENT NOI (AS OF):         $8,603,762    (TTM 12/31/2005)
U/W NET OP. INCOME:              $9,791,992
U/W NET CASH FLOW:               $9,436,766
U/W OCCUPANCY:                   95.3%
APPRAISED VALUE (AS OF):         $230,000,000 (10/01/2006)
CUT-OFF DATE LTV RATIO:          32.6%
LTV RATIO AT MATURITY:           28.6%
U/W DSCR:                        2.28x
U/W DSCR  POST IO:               1.86x
--------------------------------------------------------------------------------

(1)  Upon the occurrence of an event of default, or a trigger event of DSCR falling below 1.20x, the 750 Lexington Avenue Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs as well as deposit monthly escrow payments for Replacement Reserve of
     $7,900.00 and TI/LC payments of 59,204.50.

(2)  Upon occurrence of an event of default, a Ground Lease Reserve is due at lender's discretion.

(3)  Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that the 750 Lexington Avenue Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB+" / "A", respectively.

THE 750 LEXINGTON AVENUE LOAN.

     THE LOAN. The fourth largest loan (the "750 Lexington Avenue Loan") as evidenced by the Secured Promissory Note (the "750 Lexington Avenue Note") is
secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and Rents (the "750 Lexington Avenue Mortgage") encumbering the
355,227 square foot, multi-tenant office building, with a small retail component, known as 750 Lexington Avenue, located in New York, New York (the
"750 Lexington Avenue Property").

     THE BORROWER. The borrower is International Plaza Associates, L.P., a New
York limited partnership company (the "750 Lexington Avenue Borrower") that owns and manages approximately 12 million square feet of office and design center showroom space. Charles S. Cohen (75.51% ownership interest in 750 Lexington
Avenue) is the carveout guarantor of the 750 Lexington Avenue Loan. Charles S.
Cohen has 30 years of real estate experience with commercial real estate leasing, management, ownership and development background.

     THE PROPERTY. 750 Lexington Avenue Property consists of a fee simple interest in 16,926 square feet of land and a 31-story, 355,227 square foot office building with a small retail component. A portion of the subject improvements are also situated on 7,676 square feet of land in which the borrower holds a leasehold interest. The building was constructed in 1989.
Below-grade parking consists of 134 parking spaces (0.38/1,000 square feet). The
750 Lexington Avenue Property is located on the westerly blockfront of Lexington
Avenue between East 59th and East 60th streets.

                                      D-19

      The following table presents certain information relating to the major tenants at the 750 Lexington Avenue:

                                                                                       % OF TOTAL     ANNUALIZED
                             CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/                                UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
TENANT NAME                 MOODY'S/S&P)(2)   TENANT NRA   % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Edwards & Angell, LLP          --/--/--          97,750        28%     $ 4,180,335         22%         $ 42.77      06/30/2016
Zara                           --/--/--          11,500         3%     $ 2,163,200         11%         $188.10      02/28/2011
Levi's Only Stores, Inc.       --/--/--           7,000         2%     $ 1,989,188         11%         $284.17      07/31/2013
Scientific Games               --/Ba2/BB         21,700         6%     $ 1,070,300          6%         $ 49.32      01/31/2008
Lufthansa German Airlines     --/Baa3/BBB        26,880         8%     $ 1,853,872         10%         $ 68.97      Various (1)
The Invus Group, LLC           --/--/--          14,700         4%     $   896,700          5%         $ 61.00      10/31/2016
PDV, Inc                       --/--/--          18,525         5%     $   843,738          4%         $ 45.55      06/30/2010
EIM Management                 --/--/--          14,474         4%     $   839,492          4%         $ 58.00      04/30/2015
TOTAL/WEIGHTED AVERAGE                          212,529        60%     $13,836,825         73%         $ 65.11
Other Tenants                   Various         109,873        31%     $ 5,016,317         27%         $ 45.66        Various
Vacant Space                      NAP            32,825         9%     $         0          0%         $  0.00         NAP
TOTAL/WEIGHTED AVERAGE                          355,227       100%     $18,853,142        100%         $ 53.07

(1)  22,700 square feet expires on 02/28/2009 and 4,180 square feet expires on
     01/31/2009

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR        EXPIRING    EXPIRING      EXPIRING          EXPIRING           SF EXPIRING     RENT PER SF EXPIRING
------------------------------------------------------------------------------------------------------------------

  Vacant          --         32,825         9%               32,825                 9%                  --
   2006            1          2,964         1%               35,789                10%             $ 58.00
   2007            3         19,611         6%               55,400                16%             $ 46.93
   2008            2         21,700         6%               77,100                22%             $ 49.32
   2009            5         35,547        10%              112,647                32%             $ 65.10
   2010            8         55,663        16%              168,310                47%             $ 47.59
   2011            3         21,850         6%              190,160                54%             $122.93
   2012            1          5,680         2%              195,840                55%             $ 60.00
   2013            1          7,000         2%              202,840                57%             $284.17
   2014           --             --         --              202,840                57%                  --
   2015            2         14,474         4%              217,314                61%             $ 58.00
   2016            7        118,091        33%              335,405                94%             $ 45.76
Thereafter         2         19,822         6%              355,227               100%             $ 32.29

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The 750 Lexington Avenue Property is managed by Cohen
Brothers Realty Corporation which is an affiliate of the 750 Lexington Avenue
Borrower. Cohen Brothers Realty Corporation owns and manages twelve properties in New York City.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions, including: (i) the amount must not exceed the amount that, together with the pooled mortgage loan, results in a combined loan-to-value ratio that is greater than 80% or a combined debt service coverage ratio that is less than 1.10x; (ii) the mortgage lender must approve the mezzanine lender and financing documents, and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) the ability to obtain mezzanine debt is personal to the current 750 Lexington Avenue Borrower and any successor or assign of the 750 Lexington Avenue Borrower under the 750 Lexington Avenue
Loan.

     GROUND LEASE. The 750 Lexington Avenue Borrower owns a fee interest in a portion of the property and a leasehold interest in the remainder. The leasehold portion is held pursuant to a ground lease. The ground lease expires December
31, 2041 with three twelve-year renewal options. The current annual ground rent being paid by the 750 Lexington Avenue Borrower is $720,000. However, that amount was subject to an increase that was to be effective January 1, 2006. The amount of the increase is being arbitrated between the ground lessor and 750
Lexington Avenue Borrower, and once set, the 750 Lexington Avenue Borrower will make a payment of the shortfall from January 1, 2006 through the date of determination and pay the new rent going forward until December 31, 2011. The rent is adjusted in 2012 to be 10% of the then fair market value. It is further adjusted in 2018 and 2024. The ground lease is not subordinate to the mortgage.

     RELEASE OF PARCELS. Not allowed.

                                      D-20

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

             Tysons Office and Data Center (Photos) has been Omitted

                                      D-21

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

              Tysons Office and Data Center (Map) has been Omitted

                                      D-22

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:         PMCF
LOAN PURPOSE:                 Refinance
ORIGINAL BALANCE:             $67,000,000
CUT-OFF DATE BALANCE:         $67,000,000
FIRST PAYMENT DATE:           12/05/2006
INTEREST RATE:                5.86500%
AMORTIZATION TERM:            Interest Only
ARD:                          No
ANTICIPATED REPAYMENT DATE:   NAP
MATURITY DATE:                11/05/2011
EXPECTED MATURITY BALANCE:    $67,000,000
SPONSOR:                      Ralph Dweck
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              26-payment lockout from the first payment date,
                              with U.S. Treasury defeasance for the following 30
                              payments, and open to prepayment without premium
                              thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:  $216.96
UP-FRONT RESERVES:            RE Taxes:               $392,575
                              Insurance:              $12,733
                              Deferred Maintenance:   $3,125
ONGOING RESERVES:             RE Taxes:               $65,429 / month
                              Insurance:              $6,366 / month
                              Replacement:            $5,147 / month
                              Other: (1)              Springing
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P) :   NAP
SINGLE ASSET/PORTFOLIO:       Portfolio
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     McLean, VA
YEAR BUILT/RENOVATED:         Various - See Table
PERCENT LEASED (AS OF):       81.8% (05/11/2006)
NET RENTABLE AREA:            308,813
THE COLLATERAL:               Four office and data center properties located in
                              McLean, Virginia.
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Gates, Hudson & Associates, Inc.
3RD RECENT NOI (AS OF):       NAP
2ND RECENT NOI (AS OF):       $4,931,287 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):      $5,301,600 (TTM 09/22/2006)
U/W NET OP. INCOME:           $5,792,190
U/W NET CASH FLOW:            $5,339,727
U/W OCCUPANCY:                86.1%
APPRAISED VALUE (AS OF):      $112,900,000 (10/03/2006)
CUT-OFF DATE LTV RATIO:       59.3%
LTV RATIO AT MATURITY:        59.3%
U/W DSCR:                     1.34x
U/W DSCR POST IO:             NAP
--------------------------------------------------------------------------------

(1)  Upon the occurrence of a Trigger Event with respect to Visa, U.S.A. Inc.
     ("Visa"), Level 3 Communications, LLC ("Level 3") or Nextel Communications
     ("Nextel"), the borrower is required to establish a reserve for tenant improvements and leasing commissions with respect to that tenant's space. A
     "Trigger Event" with respect to Visa, Level 3 or Nextel means the earlier to occur of: (i) the date which is six (6) months prior to the related tenant's lease expiration in the event that such tenant fails to exercise its renewal option, or (ii) the date on which that tenant has given the borrower notice of its intent not to renew its lease or to terminate its lease. Once a Trigger Event with respect to Visa, Level 3 or Nextel has occurred, on each monthly payment date the borrower is required to deposit with the lender an amount equal to the total number of square feet that is being vacated multiplied by $12.50 per square foot, divided by the number of months remaining in the related lease term, subject to a maximum reserve equal to the total number of square feet that is being vacated multiplied by $12.50 per square foot.

THE TYSONS OFFICE AND DATA CENTER LOAN.

     THE LOAN. The fifth largest loan (the "Tysons Office and Data Center Loan")
is a $67,000,000 first mortgage loan secured by the borrower's fee interest in four office and data center properties located in McLean, Virginia (the "Tysons
Office and Data Center Properties").

     THE BORROWER. The borrower, TDC Owner, LLC, a single-member Delaware limited liability company (the "Tysons Office and Data Center Borrower") with two independent managers, is a single purpose entity that owns no material assets other than the Tysons Office and Data Center Properties and related interests. A non-consolidation opinion was delivered at origination. The Tysons
Office and Data Center Borrower is sponsored by Ralph Dweck, who is required to maintain a minimum net worth of $20 million throughout the loan term. Since
1972, Mr. Dweck has developed or acquired a variety of properties throughout the
Washington, DC metropolitan area including over 300,000 square feet of retail shopping centers, 1.5 million square feet of warehouse space, 4,500 apartment units and over 2.0 million square feet of office space.

      THE PROPERTIES. The Tysons Office and Data Center Properties consist of four office and data center properties comprising 308,813 square feet, located in McLean, Virginia. Within McLean, Virginia, the Tysons Office and Data Center
Properties are located in the Tysons Corner/Vienna Submarket, an area comprising approximately 26.5 million square feet of office space (Reis 3Q06). The Tysons
Office and Data Center Properties were built between 1966 and 1977 and renovated between 1997 and 1999. Approximately 53% of the Tysons Office and Data Center
Properties is office space and 47% is data center space. On a combined basis, the Tysons Office and Data Center Properties are 81.8% occupied by three tenants. There are two vacant suites: one suite located at 1755 Old Meadow Road
(6,500 square feet or 2.1%), and the entire building located at 1761 Old Meadow
Road (49,642 square feet or 16.1%).

                                      D-23

     More specific information about each property is set forth in the tables below:

                                                                 ALLOCATED
                                                 YEAR BUILT/   CUT-OFF DATE            PERCENT     APPRAISED
          PROPERTY                LOCATION        RENOVATED    LOAN BALANCE    NRA     LEASED        VALUE
-------------------------------------------------------------------------------------------------------------

1764 Old Meadow Lane          McLean, Virginia   1977 / 1999    $34,600,000  139,577    100.0%   $ 58,300,000
1755 Old Meadow Road          McLean, Virginia   1966 / 1998    $16,020,000   69,594     90.7%   $ 27,000,000
1768 Old Meadow Lane          McLean, Virginia   1968 / 1997    $ 9,910,000   50,000    100.0%   $ 16,700,000
1761 Old Meadow Road          McLean, Virginia   1966 / 1999    $ 6,470,000   49,642     0.0%    $ 10,900,000
TOTAL PORTFOLIO / WTD. AVG.                                     $67,000,000  308,813     81.8%   $112,900,000

     The following table presents certain information relating to the tenants at the Tysons Office and Data Center Properties:

                                                                 % OF       % OF
                                                      TENANT   PROPERTY   PORTFOLIO    U/W BASE
      PROPERTY                LARGEST TENANT            NRA       NRA        NRA         RENT
------------------------------------------------------------------------------------------------

1764 Old Meadow Lane   Visa, U.S.A, Inc.             139,577    100.0%      45.2%     $3,482,466
1755 Old Meadow Road   Level 3 Communications, LLC    62,094     89.2%      20.1%     $1,671,781
1768 Old Meadow Lane   Nextel Communications(1)       50,000    100.0%      16.2%     $1,186,500

                                    % OF       % OF
                       U/W BASE   PROPERTY   PORTFOLIO
                        RENT ($   U/W BASE   U/W BASE       LEASE
      PROPERTY         PER NRA)     RENT       RENT      EXPIRATION
-------------------------------------------------------------------

1764 Old Meadow Lane    $24.95     100.0%      47.2%     10/31/2011
1755 Old Meadow Road    $26.92      94.5%      22.6%     04/30/2008
1768 Old Meadow Lane    $23.73     100.0%      16.1%     12/31/2007

(1)  Nextel Communications is rated BBB+/Baa3/BBB+ by Fitch/Moody's/S&P.

                           LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF SF   AVERAGE U/W BASE RENT
   YEAR        EXPIRING    TOTAL SF EXPIRING     EXPIRING            EXPIRING             EXPIRING           PER SF EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

  Vacant          --             56,142             18%                56,142                 18%                      --
   MTM            --                 --              --                56,142                 18%                      --
   2006           --                 --              --                56,142                 18%                      --
   2007           1              50,000             16%               106,142                 34%                  $23.73
   2008           2              63,094             20%               169,236                 54%                  $26.70
   2009           --                 --              --               169,236                 54%                      --
   2010           --                 --              --               169,236                 54%                      --
   2011           1             139,577             45%               308,813                100%                  $24.95
   2012           --                 --              --               308,813                100%                      --
   2013           --                 --              --               308,813                100%                      --
   2014           --                 --              --               308,813                100%                      --
   2015           --                 --              --               308,813                100%                      --
   2016           --                 --              --               303,813                100%                      --
Thereafter        --                 --              --               308,813                100%                      --

(1)  The information in the table is based on the actual rent roll dated May 11,
     2006.

     PROPERTY MANAGEMENT. The Tysons Office and Data Center Properties are
     managed by Gates, Hudson & Associates Inc., which is not affiliated with the Tysons Office and Data Center Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Not allowed.

                                      D-24

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

                    Sycamore Center (Photos) has been Omitted

                                      D-25

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

                     Sycamore Center (Map) has been Omitted

                                      D-26

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $66,000,000
CUT-OFF DATE BALANCE:          $66,000,000
FIRST PAYMENT DATE:            01/01/2007
INTEREST RATE:                 5.81000%
AMORTIZATION TERM:             Months 1-60: Interest Only
                               Months 61-120: 360 months
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 12/01/2016
EXPECTED MATURITY BALANCE:     $61,681,542
SPONSORS:                      Richard Pachulski, Isaac Pachulski, A. Stuart
                               Rubin and Nathan Rubin
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               94 payments, and open to prepayment without
                               premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:   $171.77
UP-FRONT RESERVES:             RE Taxes:          $521,165
                               Replacement:       $4,803
                               TI/LC:             $12,500
                               Other: (1)         $3,000,000
ONGOING RESERVES:              RE Taxes:          $104,233 / month
                               Insurance: (2)     Springing
                               Replacement: (3)   $4,803 / month
                               TI/LC: (4)         $12,500 / month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):     NAP
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Cincinnati, OH
YEAR BUILT/RENOVATED:          1966, 2006 / 1994
PERCENT LEASED (AS OF):        100.0% (07/31/2006)
NET RENTABLE AREA:             384,239
THE COLLATERAL:                Anchored retail center consisting of four
                               buildings located in Cincinnati, Ohio.
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Rubin Pachulski Properties 36, L.L.C.
3RD RECENT NOI (AS OF):        $4,138,831 (T-6 Ann. 12/31/2004)
2ND RECENT NOI (AS OF):        $4,423,372 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):       $4,565,997 (T-6 Ann. 06/30/2006)
U/W NET OP. INCOME:            $5,600,206
U/W NET CASH FLOW:             $5,375,422
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE (AS OF):       $82,550,000  (10/03/2006)
CUT-OFF DATE LTV RATIO:        80.0%
LTV RATIO AT MATURITY:         74.7%
U/W DSCR:                      1.38x
U/W DSCR POST IO:              1.16x
------------------------------------------------------------------------------

(1)  Represents an up-front $3,000,000 reserve for the Fresh Market tenant. The borrower may substitute a letter of credit at any time. The reserve may be released once the tenant is in occupancy, open for business and paying full contractual rent.

(2)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of payment of insurance premiums.

(3)  Replacement reserves are capped at $172,908.

(4)  TI/LC reserves are capped at $450,000.

THE SYCAMORE CENTER LOAN.

     THE LOAN. The sixth largest loan (the "Sycamore Center Loan") is a
$66,000,000 first mortgage loan secured by the borrowers' fee interest in the
Sycamore Center (the "Sycamore Center Property") located in Cincinnati, Ohio.

     THE BORROWERS. The borrowers, RPP Sycamore, LLC, a Delaware limited liability company and RPP Sycamore Crossing, LLC, a Delaware limited liability company (collectively, "Sycamore Borrowers"), are each single purpose entities that own no material assets other than the Sycamore Center Property and related interests. The Sycamore Borrowers are structured with two independent directors.
A non-consolidation opinion was delivered at origination. The Sycamore Borrowers are sponsored by Richard Pachulski, Isaac Pachulski, Nathan Rubin and A. Stewart
Rubin, all of whom are principals of Rubin Pachulski Properties 36, LLC ("RPP").
As of December 31, 2005, RPP's real estate portfolio comprised of several hotel, retail, office, apartment, and parking facilities with an estimated value of approximately $470.6 million.

     THE PROPERTY. The Sycamore Center Property is a retail shopping center consisting of one 3-story and three 1-story buildings totaling 384,239 square feet in suburban Cincinnati, Ohio. The Sycamore Center Property is located at the intersection of Kenwood Road, Montgomery Road, and Interstate 71, opposite the 1.08 million square foot Kenwood Town Center. Access is provided to the
Sycamore Center Property from several directions. The Sycamore Center Property was constructed in 1966 as a fully enclosed mall, and in 1994 the property was completely renovated and reconfigured as a shopping center with several big box anchors. As of July 31, 2006, the Sycamore Center Property was 100.0% leased to over 20 tenants, including Lazarus Furniture Gallery, Toys R Us, Linens 'N'
Things, Dicks Clothing & Sporting, Barnes & Noble, and Staples. Investment grade tenants account for

                                      D-27

approximately 31% of the in-place base rent and approximately 35% of the net rentable area at the property. The Sycamore Center Property is situated on approximately 30 acres of land and includes 2,119 parking spaces (5.5 spaces per
1,000 SF of NRA). Lazarus Furniture Gallery, Toys R Us and Dicks Clothing &
Sporting reported 2005 sales of $226 psf, $176 psf and $231 psf, respectively.
Sales for all tenants at the Sycamore Center Property that reported in 2005 averaged $228 psf.

     More specific information about the Sycamore Center Property is set forth in the tables below:

                                                                                   % OF TOTAL     ANNUALIZED
                             CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT     % OF     UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME                 MOODY'S/S&P)(1)     NRA       NRA     BASE RENT ($)     BASE RENT     ($ PER NRA)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Lazarus Furniture Gallery    BBB+/Baa1/BBB     69,491        18%   $  694,910          11%          $10.00      01/31/2010
Toys R Us                       --/--/--       46,000        12%   $  501,400           8%          $10.90      01/31/2010
Dicks Clothing & Sporting       --/--/--       41,684        11%   $  521,050           9%          $12.50      12/31/2012
Linens 'N Things                --/--/--       35,385         9%   $  539,621           9%          $15.25      01/31/2010
Barnes & Noble                  --/--/--       35,000         9%   $  560,000           9%          $16.00      03/31/2010
Old Navy                     BBB-/Baa3/BBB-    25,720         7%   $  470,347           8%          $18.29      04/30/2013
The Fresh Market (2)            --/--/--       25,000         7%   $  600,000          10%          $24.00      01/31/2021
TOTAL/WEIGHTED AVERAGE                        278,280        72%   $3,887,328          64%          $13.97

Other Tenants                   Various       105,959        28%   $2,200,860          36%          $20.77       Various
Vacant Space                      NAP               0         0%   $        0           0%          $ 0.00         NAP
TOTAL/WEIGHTED AVERAGE                        384,239       100%   $6,088,188         100%          $15.84
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The Fresh Market tenant's space is currently under construction with completion anticipated for March 2007. On October 26, 2006, The Fresh
     Market waived all of their termination rights per their lease. At closing, the Sycamore Borrowers escrowed (cash or an acceptable letter of credit) an amount equal to $3,000,000. Provided no event of default under the loan has occurred, said escrow shall be released to the Sycamore Borrowers upon delivery of evidence reasonably acceptable to lender that the tenant is in occupancy, open for business and paying full contractual rent per an updated tenant estoppel.

                           LEASE ROLLOVER SCHEDULE (1)

                                        % OF     CUMULATIVE   CUMULATIVE       AVERAGE
             # OF LEASES   TOTAL SF   TOTAL SF    TOTAL SF      % OF SF     U/W BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING    PER SF EXPIRING
------------------------------------------------------------------------------------------

  Vacant          --             --      --             --        --               --
   2006           --             --      --             --        --               --
   2007            2         25,098       7%        25,098         7%          $17.03
   2008           --             --      --         25,098         7%              --
   2009            3         13,800       4%        38,898        10%          $23.14
   2010            7        212,855      55%       251,753        66%          $12.92
   2011            3          9,800       3%       261,553        68%          $16.06
   2012            4         47,929      12%       309,482        81%          $15.87
   2013            1         25,720       7%       335,202        87%          $18.29
   2014            1          6,822       2%       342,024        89%          $18.47
   2015            1          2,215       1%       344,239        90%          $40.63
   2016            1          3,000       1%       347,239        90%          $40.00
Thereafter         3         37,000      10%       384,239       100%          $23.46

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Rubin Pachulski Properties
36, LLC, an affiliate of the Sycamore Borrowers.

     ADDITIONAL INDEBTEDNESS. The Sycamore Borrowers are permitted to incur future mezzanine financing, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the aggregate loan-to-value ratio may not exceed 85%; (ii) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.05x; (iii) the future mezzanine debt will be subject to an intercreditor agreement and (iv) the
Sycamore Borrowers must deliver rating agency confirmation of no downgrade of the ratings on the series 2006-PWR 14 certificates.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Provided no event of default under the Sycamore Center
Loan has occurred and is continuing, the Sycamore Borrowers are permitted to obtain a release of any building and the appurtenant land substantially similar to those areas delineated in the mortgage loan documents (each a "Parcel"), through a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial defeasance must occur on a date that is 25 months after the securitization closing date; (ii) partial defeasance of the mortgage loan in an amount equal to
115% of the allocated loan amount of the respective parcel (which is $4,000,000 with respect to the Sycamore Crossing Parcel and $7,000,000 with respect to the
Fresh Market Parcel) (iii) after giving effect to any such partial defeasance, the debt service coverage ratio with respect to the remaining property comprising the Sycamore Center (the "Remaining Property") must not be less than the greater of (a) actual debt service coverage ratio immediately prior to release or (b) 1.15x and the ratio of the aggregate allocated loan amount of the
Remaining Property to the value of the Remaining Property must not be greater than the lesser of (x) the actual loan-to-value ratio immediately prior to release or (y) 80%; and (iv) the Sycamore Borrowers must deliver rating agency confirmation of no downgrade of the ratings on the series 2006-PWR 14 certificates.

                                      D-28

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

          Philips at Sunrise Shopping Center (Photos) has been Omitted

                                      D-29

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

            Philips at sunrise shopping center (Map) has been Omitted

                                      D-30

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II
LOAN PURPOSE:                  Refinance
ORIGINAL BALANCE:              $65,000,000
CUT-OFF DATE BALANCE:          $65,000,000
FIRST PAYMENT DATE:            01/01/2007
INTEREST RATE:                 5.75000%
AMORTIZATION TERM:             Interest Only
ARD:                           No
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 12/01/2016
EXPECTED MATURITY BALANCE:     $65,000,000
SPONSOR:                       Philip Pilevsky
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               89 payments, and open to prepayment without
                               premium thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:   $156.97
UP-FRONT RESERVES:             Other: (1)       $200,000
ONGOING RESERVES:              RE Taxes: (2)    Springing
                               Insurance: (2)   Springing
                               Replacement:     $5,176 / month
LOCKBOX: (3)                   Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):     NAP
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Massapequa, NY
YEAR BUILT/RENOVATED:          1971 / 1997
PERCENT LEASED (AS OF):        99.9% (11/02/2006)
NET RENTABLE AREA:             414,082
THE COLLATERAL:                Anchored retail center located in Massapequa, New
                               York.
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Philips International Holding Corp
3(RD) RECENT NOI (AS OF):      $4,081,190 (TTM 12/31/2003)
2(ND) RECENT NOI (AS OF):      $4,417,225 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):       $4,793,197 (TTM 12/31/2005)
U/W NET OP. INCOME:            $4,918,857
U/W NET CASH FLOW:             $4,813,497
U/W OCCUPANCY:                 97.3%
APPRAISED VALUE (AS OF):       $82,000,000 (08/24/2006)
CUT-OFF DATE LTV RATIO:        79.3%
LTV RATIO AT MATURITY:         79.3%
U/W DSCR:                      1.27x
U/W DSCR POST IO:              NAP
--------------------------------------------------------------------------------

(1)  The upfront other escrow is for contractual rent increases in tenant leases through November 2008, at which time the escrow will be released.

(2)  Upon the occurrence of an event of default, or if the debt service coverage ratio falls below 1.05x the Philips at Sunrise Shopping Center Borrower is
     required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  Lockbox springs to hard in event of default.

THE PHILIPS AT SUNRISE SHOPPING CENTER LOAN.

     THE LOAN. The seventh largest loan (the "Philips at Sunrise Shopping Center
Loan") as evidenced by the Secured Promissory Note (the "Philips at Sunrise
Shopping Center Note") is secured by a first priority fee Mortgage and Security
Agreement and Assignment of Leases and Rents (the "Philips at Sunrise Shopping
Center Mortgage") encumbering the 414,082 square foot, anchored retail center located in Massapequa, New York (the "Philips at Sunrise Shopping Center
Property").

     THE BORROWER. The borrower is Mass One LLC and Mass OP LLC (the "Philips at
Sunrise Shopping Center Borrower"). Philip Pilevsky, (19.83% ownership interest in Philips at Sunrise Shopping Center Borrower) is the carveout guarantor of
Philips at Sunrise Shopping Center Loan. Philip Pilevsky is the President and
Chief Executive Officer of Philips International, the firm he founded in 1979.
In the retail sector, Mr. Pilevsky has developed and redeveloped over 75 shopping centers specializing in the Northeast and Florida. Commercial, hotels, and residential projects are also part of the Philips International project mix.
Philip Pilevsky is one of the largest private owners of medical space in
Houston, Texas. In addition, Mr. Pilevsky's Virginia based company, Lifestyle
Homes is only ten years old and is one of the top ten home builders in the state of Virginia.

     THE PROPERTY. The Philips at Sunrise Shopping Center Property consists of
414,082 square feet. Six anchor tenants (APG Supermarkets Inc., Circuit City,
Linens N Things, T.J. Maxx, Toys R Us, and Burlington Coat Factory) occupy
290,962 square feet. The remaining space is divided between in-line stores (21%)
and outlying pad sites (9%). Six of the tenants, including McDonalds, HSBC Bank,
Olive Garden, Staples, Toys R Us, and Burlington Coat Factory are on ground leases. The property was originally built in 1971 with the bulk of renovations done in 1997. The 1.25 million square feet Sunrise Mall, located directly north across Sunrise Highway from the subject, is owned by Westfield and anchored by
J.C. Penney's, Macy's, Sears, and Wal-Mart. Major roadways near the center include Sunrise Highway (Route 27), Route 27A, Merrick Road, and Carman's Road,
which provide access to regional roadways, such as Route 110, Southern State
Parkway, and the Long Island Expressway.

                                      D-31

     The following table presents certain information relating to the major tenants at the Philips at Sunrise Shopping Center:

                                                                                   % OF TOTAL     ANNUALIZED
                            CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                MOODY'S/S&P)(1)     NRA     % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

APG Supermarkets Inc          --/Caa1/B-      64,737      16%       $  754,188         15%          $11.65      10/31/2018
Circuit City Stores Inc        --/--/--       45,068      11%       $  696,756         14%          $15.46      01/31/2018
Linens & Things                --/--/--       42,202      10%       $  696,330         14%          $16.50      01/31/2016
The TJX Companies              --/A3/A        30,612       7%       $  489,792         10%          $16.00      11/30/2007
Modell's                       --/--/--       18,108       4%       $  289,728          6%          $16.00      01/31/2017
General Mills Restaurant       --/--/--       11,117       3%       $  284,340          6%          $25.58      02/16/2009
Petco                          --/B2/B        13,957       3%       $  279,972          5%          $20.06      04/30/2011
Brown Group Retail. Inc.      BB+/B1/BB        9,100       2%       $  255,983          5%          $28.13      01/31/2011
Party City Corp.               --/--/--       10,759       3%       $  242,615          5%          $22.55      01/31/2009
Staples Inc.                BBB+/Baa2/BBB     17,000       4%       $  224,910          4%          $13.23      09/30/2008
TOTAL/WEIGHTED AVERAGE                       262,660      64%       $4,214,614         82%          $16.05
Other Tenants                  Various       150,933      36%       $  885,051         18%          $ 5.86        Various
Vacant Space                     NAP             489       0%       $        0          0%          $ 0.00          NAP
TOTAL/WEIGHTED AVERAGE                       414,082     100%       $5,099,665        100%          $12.32

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                              AVERAGE U/W BASE
             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF SF      RENT PER SF
   YEAR        EXPIRING    EXPIRING      EXPIRING        SF EXPIRING          EXPIRING             EXPIRING
--------------------------------------------------------------------------------------------------------------

  Vacant          --            489         --                 489                --                   --
   2006           --             --         --                 489                --                   --
   2007            2         44,112        11%              44,601               11%               $12.69
   2008            3         18,692         5%              63,293               15%               $14.97
   2009            4         34,206         8%              97,499               24%               $22.02
   2010            1          1,500         --              98,999               24%               $33.43
   2011            5         70,812        17%             169,811               41%               $10.47
   2012            3         72,956        18%             242,767               59%                $3.18
   2013            1          1,200         --             243,967               59%               $38.24
   2014           --             --         --             243,967               59%                   --
   2015           --             --         --             243,967               59%                   --
   2016            1         42,202        10%             286,169               69%               $16.50
Thereafter         3        127,913        31%             414,082              100%               $13.61

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Philips at Sunrise Shopping Center Property is
managed by Philips International Holding Corp., which is an affiliate of the
Philips at Sunrise Shopping Center Borrower. Philips International Holding Corp.
leases and manages over 50 assets, including retail, office, residential, and hotel properties.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including: (i) the amount of the mezzanine loan, together with the mortgage loan, must not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.20x;
(ii) the mortgage lender must approve the mezzanine lender and financing documents, and the mezzanine lender will enter into an intercreditor agreement with the mortgage lender; and (iii) the ability to obtain mezzanine debt is personal to the current Philips at Sunrise Shopping Center Borrower and any successor or assign of the Philips at Sunrise Shopping Center Borrower under the
Philips at Sunrise Shopping Center Loan.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-32

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

                 Grand Bohemian Hotel (Photos) has been omitted

                                      D-33

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

                   Grand Bohemian Hotel (Map) has been omitted

                                      D-34

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
LOAN PURPOSE:                           Refinance
ORIGINAL BALANCE:                       $55,000,000
CUT-OFF DATE BALANCE:                   $55,000,000
FIRST PAYMENT DATE:                     11/01/2006
INTEREST RATE:                          5.82000%
AMORTIZATION TERM:                      Months 1-24: Interest Only
                                        Months 25-120: 360 months
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          10/01/2016
EXPECTED MATURITY BALANCE:              $48,629,010
SPONSOR:                                Richard Kessler
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        26-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance for the following 93
                                        payments, and open to prepayment
                                        without premium thereafter through
                                        the maturity date
CUT-OFF DATE BALANCE PER ROOM:          $220,000
UP-FRONT RESERVES:                      RE Taxes:            $252,438
                                        FF&E:                $53,893
ONGOING RESERVES:                       RE Taxes:            $31,555 / month
                                        Insurance: (1)       Springing
                                        FF&E: (2)            $53,893 / month
LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                          NAP
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Hospitality
PROPERTY SUB-TYPE:                      Full Service
LOCATION:                               Orlando, FL
YEAR BUILT/RENOVATED:                   2001 / 2004 - 2005
OCCUPANCY (AS OF):                      73.6% (07/31/2006)
ROOMS:                                  250
THE COLLATERAL:                         A full service hotel located in
                                        Orlando, Florida
OWNERSHIP INTEREST:                     Fee
PROPERTY MANAGEMENT:                    Enterprise Hotels of Orlando, Inc.
3RD RECENT NOI (AS OF):                 $5,679,715 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):                 $6,506,175 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $6,717,817 (TTM 07/31/2006)
U/W NET OP. INCOME:                     $7,206,704
U/W NET CASH FLOW:                      $6,321,679
U/W OCCUPANCY:                          73.6%
U/W ADR:                                $195.11
U/W REVPAR:                             $143.60
APPRAISED VALUE (AS OF):                $83,000,000 (09/01/2006)
CUT-OFF DATE LTV RATIO:                 66.3%
LTV RATIO AT MATURITY:                  58.6%
U/W DSCR:                               1.95x
U/W DSCR POST IO:                       1.63x
--------------------------------------------------------------------------------

(1)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of acceptable insurance coverage for the property and payment of premiums.

(2)  Equal to 1/12 of 3% of gross income from operations for the prior fiscal year, but in no event less than $53,893.

THE GRAND BOHEMIAN HOTEL LOAN.

     THE LOAN. The eighth largest loan (the "Grand Bohemian Hotel Loan") is a
$55,000,000 first mortgage loan secured by the borrower's fee interest in the
Grand Bohemian Hotel located in Orlando, Florida (the "Grand Bohemian Hotel
Property").

     THE BORROWER. The borrower, The Grand Bohemian, Ltd., a Florida limited partnership (the "Grand Bohemian Hotel Borrower"), owns no material assets other than the Grand Bohemian Hotel Property. The sponsor, Richard Kessler, has over
30 years of experience in hotel development and operations, including nine years as President of Days Inn of America and fifteen years as President/CEO of The
Kessler Enterprise, Inc., his real estate development and management company.
Richard Kessler has accumulated a portfolio of ten boutique and luxury hotels since 1995.

     THE PROPERTY. The Grand Bohemian Hotel Property is a 250-room, full-service hotel property built in 2001. Located in the downtown central business district of Orlando, Florida, the 15-story hotel has frontage on Orange Avenue, the main downtown business thoroughfare. The hotel has 36 two-room whirlpool suites, 98 standard king rooms, and 116 double queen rooms. A pool and spa are located on the 6th floor rooftop overlooking the city, and a concierge lounge on the 15th floor overlooks the skyline of downtown Orlando. The hotel also contains The
Boheme, a 7,000 square foot restaurant, and the Bosendorfer Lounge with 75 seats. Almost 10,000 square feet of meeting/banquet space are contained in the hotel including a 2,500 square foot ballroom, 1,500 square feet of pre-function space and eight function rooms. The Grand Bohemian Hotel Property has recently removed its Westin flag and is now operating as an independent luxury hotel as a member of Preferred Hotels & Resorts. The Grand Bohemian Hotel Property was
purchased by the sponsor in 1997, and the hotel is now considered Kessler's flagship asset.

                                      D-35

     More specific information about the property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

             COMPETITIVE SET (1)               GRAND BOHEMIAN(2)           PENETRATION FACTOR
       -----------------------------   -----------------------------   --------------------------
YEAR     ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR    ADR    OCCUPANCY   REVPAR
-------------------------------------------------------------------------------------------------

2003   $137.62      66.9%    $ 92.05   $150.05      66.5%    $ 99.81   109.0%     99.4%     108.4%
2004   $146.55      74.3%    $108.92   $168.71      70.4%    $118.82   115.1%     94.8%     109.1%
2005   $161.25      72.5%    $116.91   $186.99      72.3%    $135.17   116.0%     99.7%     115.6%
T-12(3)$169.49      74.1%    $125.51   $190.09      73.6%    $139.91   112.2%     99.3%     111.5%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Reflects the trailing 12 month period ending 7/31/2006 for the Grand
     Bohemian and the trailing 12 month period ending 8/31/2006 for the competitive set.

     PROPERTY MANAGEMENT. The property is managed by Enterprise Hotels of
     Orlando, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-36

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

                     1657 Broadway (Photos) has been Omitted

                                      D-37

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

                      1657 Broadway (Map) has been Omitted

                                      D-38

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                     PMCF
LOAN PURPOSE:                             Acquisition
ORIGINAL BALANCE:                         $53,000,000
CUT-OFF DATE BALANCE:                     $53,000,000
FIRST PAYMENT DATE:                       11/05/2006
INTEREST RATE:                            6.31000%
AMORTIZATION TERM:                        Interest Only
ARD:                                      Yes
ANTICIPATED REPAYMENT DATE:               10/05/2013
MATURITY DATE:                            10/05/2036
EXPECTED ARD BALANCE:                     $53,000,000
SPONSORS:                                 Philippe Weissberg, Richard Wagman
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          27-payment lockout from the first
                                          payment date, with U.S. Treasury
                                          defeasance for the following 54
                                          payments, and open to prepayment
                                          without premium thereafter through
                                          the maturity date.
CUT-OFF DATE BALANCE PER SF:              $557.39
UP-FRONT RESERVES:                        RE Taxes: (1)      $111,050
                                          Insurance:         $49,076
                                          Other: (2)(3)(4)   $770,000
ONGOING RESERVES:                         RE Taxes: (5)      $40,262 / month
                                          Insurance:         $4,461 / month
                                          TI/LC: (6)         Springing
                                          Other: (7)         Springing
LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):                NAP
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Office
PROPERTY SUB-TYPE:                        Urban/Retail
LOCATION:                                 New York, NY
YEAR BUILT/RENOVATED:                     1929 / Various
PERCENT LEASED (AS OF):                   99.6% (09/07/2006)
NET RENTABLE AREA:                        95,086
THE COLLATERAL:                           A 4-story and basement portion of a
                                          26-story building located in New York,
                                          New York.
OWNERSHIP INTEREST:                       Leasehold
PROPERTY MANAGEMENT:                      MadCap Partners, LLC
3RD RECENT NOI (AS OF):                   $3,107,701 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):                   $3,048,068 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                  $3,098,870 (TTM 07/31/2006)
U/W NET OP. INCOME:                       $4,419,157
U/W NET CASH FLOW:                        $4,339,164
U/W OCCUPANCY:                            97.7%
APPRAISED VALUE (AS OF):                  $70,600,000 (08/17/2006)
CUT-OFF DATE LTV RATIO:                   75.1%
LTV RATIO AT ARD:                         75.1%
U/W DSCR:                                 1.28x
U/W DSCR POST IO:                         NAP
--------------------------------------------------------------------------------

(1)  Up-front RE Taxes reserves of $111,050 are comprised of $94,383.21, representing four months of deposits to the Tax Reserve, and $16,666.67
     (the "Tax Deficiency Reserve"), representing the initial month's deposit of the Tax Deficiency Reserve (see footnote (5) below).

(2)  At origination, the borrower deposited the amount of $550,000 into the Debt
     Service Reserve to cover the difference, if any, between the monthly debt service and the actual net cash flow of the property.

(3)  At origination, the borrower deposited the amount of $170,000 into the
     Master Lease Rent Reserve for payment of master lease rent payments due by the borrower under the master lease.

(4)  At origination, the borrower deposited the amount of $50,000 into the Times
     Square Church Reserve. Provided that no event of default under the loan has occurred and is continuing, the lender will release the Times Square Church
     Reserve funds to the borrower for each of the calendar years 2006 and 2007 upon receipt of evidence reasonably acceptable to the lender that any credits or other amounts due and owing from the borrower, as successor landlord (to World Challenge, Inc. d/b/a Times Square Church, as tenant)
     have been paid or credited in full or otherwise waived by such tenant, all as further set forth in the mortgage loan documents.

(5)  Ongoing RE Taxes reserves of $40,262 are comprised of $23,595.80 in Tax
     Reserve funds, representing 1/12 of the borrower's share of the estimated annual real estate taxes next due, and $16,666.67 in Tax Deficiency Reserve funds, representing funds to pay any tax deficiency amounts due under the master lease, all as further set forth in the mortgage loan documents.

(6)  In the event that the borrower receives a fee or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease (a "Lease Termination Fee"), the borrower will deposit such Lease
     Termination Fee with the lender, to be utilized for tenant improvements, free rent periods and leasing commissions that may be incurred with respect to that tenant's space (a "Termination Space") and, in the event that there is a Rent Deficiency (as hereinafter defined) for the Termination Space from and after the date that the lease for the Termination Space was terminated, in replacement of rent. "Rent Deficiency" means the amount by which the rent expected to be obtained by the borrower for the Termination
     Space during the next succeeding calendar month pursuant to the lease or leases for such Termination Space (a "Replacement Lease") is less than the amount of monthly rent received from the previous tenant in the Termination
     Space pursuant to its lease prior to such termination.

(7)  Upon a Cash Management Trigger Event (as hereinafter defined), the borrower will deposit on each monthly payment date into the Master Lease Rent
     Reserve an amount equal to 1/12 of the master lease rent that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such master lease rent. "Cash
     Management Trigger Event" means the occurrence of an event of default under the loan and/or August 5, 2013.

THE 1657 BROADWAY LOAN.

     THE LOAN. The ninth largest loan (the "1657 Broadway Loan") is a
$53,000,000 first mortgage loan secured by the borrower's leasehold interest in the four-story and basement portion of a 26-story building located in New York,
New York (the "1657 Broadway Property").

     THE BORROWER. The borrower, Madison 1657 Realty LLC (the "1657 Broadway
Borrower"), is a single purpose entity that owns no material assets other than the 1657 Broadway Property and related interests. The 1657 Broadway Borrower is a single-member Delaware limited liability company, whose sole member is a single member Delaware limited liability company that is structured with

                                      D-39

an independent manager. A non-consolidation opinion was delivered at origination. The sponsors of the 1657 Broadway Loan are Philippe Weissberg and
Richard Wagman, both of whom are co-founders and principals of Madison Capital, a private real estate investment and development company based in New York City with a portfolio of office, retail and residential properties along the east coast of the United States.

     THE PROPERTY. The 1657 Broadway Property consists of a leasehold interest in the bottom 4 floors, plus basement, and the related real property, improvements and development rights in a 26-story building (known as the Novotel
New York Hotel) located within the Times Square District of New York City, New
York. The 1657 Broadway Property consists of a total of 95,086 square feet comprised of 15,136 square feet of ground floor retail space, 15,150 square feet of basement health club/retail space, 64,050 square feet of upper floor office space (floors 2 through 4), and 750 square feet that is leased by the Novotel
New York Hotel for use as its entrance/lobby area. There are two elevators located within the office lobby area that serve the first through fourth floors.
The 1657 Broadway Property was originally constructed in 1929 and has been periodically upgraded; the portion above the 1657 Broadway Property houses the
Novotel New York Hotel and was constructed in 1983. The building in which the
1657 Broadway Property is located occupies the entire city block front located on the west side of Broadway, between West 51st and West 52nd Streets, and its location is proximate to all forms of mass transportation in Manhattan and affords prime exposure to pedestrians. As of September 7, 2006, the 1657
Broadway Property was 99.6% leased by 7 tenants.

     More specific information about the 1657 Broadway Property is set forth in the tables below:

                                                                                            % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                     (FITCH/                                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                      MOODY'S/S&P)(1)   TENANT NRA   % OF NRA   BASE RENT ($)    BASE RENT      ($ PER NRA)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Times Square Church                --/--/--           64,050       67%       $  891,120        25%           $ 13.91      09/29/2080
NY Sports Club                     --/B2/B+           15,000       16%       $  477,545        14%           $ 31.84      03/14/2007
McDonald's                          A/A2/A             8,650        9%       $  884,987        25%           $102.31      05/23/2017
1657 Restaurant Corp./Art Cafe     --/--/--            2,800        3%       $  407,512        12%           $145.54      02/28/2007
Broadway Deli                      --/--/--            2,036        2%       $  238,419         7%           $117.10      06/30/2007
1657 Gifts                         --/--/--            1,400        1%       $  376,764        11%           $269.12      05/14/2017
Novotel (Primary Entrance)        BBB/--/BBB             750        1%       $  229,947         7%           $306.60      09/30/2080
TOTAL/WEIGHTED AVERAGE                                94,686      100%       $3,506,294       100%           $ 37.03

Other Tenants                         NAP                  0        0%       $        0         0%           $  0.00        NAP
Vacant Space                          NAP                400        0%       $        0         0%           $  0.00        NAP
TOTAL/WEIGHTED AVERAGE                                95,086      100%       $3,506,294       100%           $ 36.87

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                       AVERAGE U/W BASE
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF SF     RENT PER SF
   YEAR       EXPIRING     TOTAL SF EXPIRING      EXPIRING        SF EXPIRING          EXPIRING            EXPIRING
-----------------------------------------------------------------------------------------------------------------------

  Vacant         --                400                0%               400                0%                   --
   2006          --                 --               --                400                0%                   --
   2007           3             19,836               21%            20,236               34%               $56.64
   2008          --                 --               --             20,236               34%                   --
   2009          --                 --               --             20,236               34%                   --
   2010          --                 --               --             20,236               34%                   --
   2011          --                 --               --             20,236               34%                   --
   2012          --                 --               --             20,236               34%                   --
   2013          --                 --               --             20,236               34%                   --
   2014          --                 --               --             20,236               34%                   --
   2015          --                 --               --             20,236               34%                   --
   2016          --                 --               --             20,236               34%                   --
Thereafter        4             74,850               79%            95,086              100%               $29.29

(1)  The information in the table is based on the actual rent roll dated
     September 7, 2006.

     PROPERTY MANAGEMENT. The 1657 Broadway Property is managed by MadCap
Partners, LLC, an affiliate of the 1657 Broadway Borrower.

     ADDITIONAL INDEBTEDNESS. The single member of the 1657 Broadway Borrower has the one time right to incur mezzanine financing to be secured by a pledge of its equity interest in the 1657 Broadway Borrower; provided (i) the amount of the permitted mezzanine debt does not exceed an amount which allows for a combined debt service coverage ratio, inclusive of the 1657 Broadway Loan and the permitted mezzanine debt, of no less than 1.20x for the two most recent consecutive quarters; (ii) the amount of the permitted mezzanine debt does not exceed an amount which allows for a maximum loan-to-value ratio of 80% based

                                      D-40

on the aggregate principal balances of the 1657 Broadway Loan and the permitted mezzanine debt; and (iii) the lender receives written confirmation from each of the Rating Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings on the series 2006-PWR14 certificates.

     MASTER LEASE. The 1657 Broadway Property is subject to a master lease expiring on October 1, 2080, with no extension options. The master lessor is
Fifty-Second Street Hotel Associates. Annual rent payments due under the master lease are currently $130,000 through September 30, 2008, and effective on
October 1, 2008, annual rent payments will be $45,000 for the remainder of the master lease term. In addition to the rent, the 1657 Broadway Borrower is also responsible for a portion of the real estate taxes and business improvement district (BID) taxes imposed on the land and the improvements as detailed in the master lease, plus all expenses associated with the leased portion.
Additionally, subject to the terms and conditions under the master lease and the mortgage loan documents, (i) the master lessor has a right of first refusal to purchase the 1657 Broadway Borrower's interest under the master lease if the
1657 Broadway Borrower receives a bona fide offer from a third person, and (ii)
the 1657 Broadway Borrower has the right of first refusal to purchase the master lessor's interest in the land and structure and in the master lease (the "Master
Lessor's Interest") if the master landlord receives a bona fide offer from a third person for the sale of the Master Lessor's Interest. Prior to the exercise of the right of first refusal by the 1657 Broadway Borrower, the 1657 Broadway
Borrower will provide the lender with a guaranty, in favor of the lender, guaranteeing the payment to the lender of any losses associated with the exercise of this right.

     RELEASE OF PARCELS. Not allowed.

                                      D-41

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-42

                     MORTGAGE LOAN NO. 10 -- FOUNTAIN SQUARE

                    Fountain Square (Photos) has been Omitted

                                      D-43

                     MORTGAGE LOAN NO. 10 -- FOUNTAIN SQUARE

                     Fountain Square (Maps) has been Omitted

                                      D-44

                     MORTGAGE LOAN NO. 10 -- FOUNTAIN SQUARE

--------------------------------------------------------------------------------
                            LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                       PCF II
LOAN PURPOSE:                               Refinance
ORIGINAL BALANCE:                           $39,250,000
CUT-OFF DATE BALANCE:                       $39,250,000
FIRST PAYMENT DATE:                         11/01/2006
INTEREST RATE:                              6.33000%
AMORTIZATION TERM:                          Interest Only
ARD:                                        Yes
ANTICIPATED REPAYMENT DATE:                 10/01/2016
MATURITY DATE:                              10/01/2036
EXPECTED ARD BALANCE:                       $39,250,000
SPONSOR:                                    Continental Properties Company, Inc.
INTEREST CALCULATION:                       Actual/360
CALL PROTECTION:                            26-payment lockout from the first
                                            payment date, with U.S. Treasury
                                            defeasance for the following 92
                                            payments, and open to prepayment
                                            without premium thereafter through
                                            the maturity date.
CUT-OFF DATE BALANCE PER SF:                $236.63
UP-FRONT RESERVES:                          Insurance:      $14,593
                                            Other: (1)      $852,040
ONGOING RESERVES:                           RE Taxes: (2)   Springing
                                            Insurance:      $1,621 / month
                                            TI/LC: (3)      Springing
LOCKBOX:                                    Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):                  NAP
SINGLE ASSET/PORTFOLIO:                     Single Asset
PROPERTY TYPE:                              Retail
PROPERTY SUB-TYPE:                          Anchored
LOCATION:                                   Brookfield, WI
YEAR BUILT/RENOVATED:                       2006 / NAP
PERCENT LEASED (AS OF):                     100.0% (08/30/2006)
NET RENTABLE AREA:                          165,872
THE COLLATERAL:                             Anchored retail center located in
                                            Brookfield, WI
OWNERSHIP INTEREST:                         Fee
PROPERTY MANAGEMENT:                        Continental Properties Company, Inc.
3RD RECENT NOI (AS OF):                     NAP
2ND RECENT NOI (AS OF):                     NAP
MOST RECENT NOI (AS OF):                    NAP
U/W NET OP. INCOME:                         $3,071,202
U/W NET CASH FLOW:                          $3,029,760
U/W OCCUPANCY:                              97.5%
APPRAISED VALUE (AS OF):                    $49,440,000  (10/01/2006)
CUT-OFF DATE LTV RATIO:                     79.4%
LTV RATIO AT ARD:                           79.4%
U/W DSCR:                                   1.20x
U/W DSCR POST IO:                           NAP
--------------------------------------------------------------------------------

(1)  The other escrow consists of $237,185 for construction completion;
     $225,579, which is an amount equal to 5 months rents and other amounts due under the lease between the borrower and Fidelity Brokerage Services, plus the amount due from the borrower to tenant under the lease as a tenant allowance; $389,276, which is an amount equal to 3 months rents and other amount due under the lease between the borrower and PetSmart, plus the unpaid amounts due for construction work on the PetSmart space.

(2)  Upon the occurrence of an event of default, the Fountain Square Borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(3)  In the event of default or the debt service coverage ratio being less than
     1.10x, The Fountain Square Borrower is required to deposit a monthly escrow amount of $13,750. Also, if Michael's and/or PetSmart have not exercised their lease renewal option 12 months prior to lease expiration for at least
     a 5 year term, then on the next payment date the Fountain Square Borrower is required to deposit $60,000 monthly. The monthly amount is reduced to
     $20,000 in the event one escrow tenant renews their lease or the space is leased to a new tenant.

THE FOUNTAIN SQUARE LOAN.

     THE LOAN. The tenth largest loan (the "Fountain Square Loan") as evidenced by the Secured Promissory Note (the "Fountain Square Note") is secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and
Rents (the "Fountain Square Mortgage") encumbering the 165,872 square foot, anchored retail center located in Brookfield, Wisconsin (the "Fountain Square
Property").

     THE BORROWER. The borrower is Continental 64 Fund LLC, a Wisconsin limited liability company (the "Fountain Square Borrower"). Continental Properties
Company, Inc. (which has a 55% ownership interest in the Fountain Square
Borrower) is the carveout guarantor of the Fountain Square Loan. Continental
Properties Company, Inc. ("CPCI") was founded in 1979 and is a privately held company dealing exclusively in the development and ownership of retail, apartment and corporate properties throughout the United States. CPCI currently has development underway on 22 retail projects in ten states representing a total of 2.275 million square feet with a total estimated market value of $379 million and four apartment projects in three states with a total estimated market value of approximately $112 million. In addition, CPCI has developed more than 10 million square feet of retail and corporate GLA, completed projects in
14 states, and has a portfolio of owned properties valued at more than $536 million.

     THE PROPERTY. The Fountain Square Property is a newly built (2006), single-story, anchored retail center containing 165,872 square feet. The collateral consists of four buildings, including one outparcel that is leased to
Goodyear Tires. The Fountain Square Property is anchored by Bed Bath & Beyond and Circuit City. The Fountain Square Property is located on Bluemound Road which is a major thoroughfare that connects the neighborhood with the Milwaukee
CBD (12 miles east) and suburban area of Waukesha to the west. Access to I-94 is located approximately 1 mile south of the property via Moorland Road. The
Brookfield Square Mall is located across the street from the property. The
Brookfield Square Mall is approximately 1.1 million square feet in

                                      D-45

size and is anchored by JC Penney, The Boston Store, Sears and Barnes & Noble,
and contains approximately 110 stores and a food court.

     The following table presents certain information relating to the major tenants at the property:

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                  CREDIT RATING         TENANT   % OF    UNDERWRITTEN    UNDERWRITTEN   BASE RENT ($      LEASE
TENANT NAME                   (FITCH/MOODY'S/S&P)(1)     NRA      NRA   BASE RENT ($)    BASE RENT       PER NRA)      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Bed Bath & Beyond                   --/--/BBB           37,975    23%   $  719,626            22%           $18.95      01/31/2021
Circuit City                         --/--/--           32,363    20%   $  631,079            20%           $19.50      01/31/2021
Michael's                            --/B2/B-           21,806    13%   $  414,314            13%           $19.00      02/29/2016
La-Z-Boy                             --/--/--           24,538    15%   $  412,850            13%           $16.82      02/28/2021
Cost Plus World Market               --/--/--           18,300    11%   $  402,600            12%           $22.00      01/31/2016
PetsMart                            --/Ba2/BB           18,505    11%   $  360,848            11%           $19.50      12/31/2016
Fidelity Brokerage Services          --/--/--            6,083     4%   $  218,988             7%           $36.00      10/31/2016
Goodyear Tire & Rubber Co           CCC+/B3/B+           6,302     4%   $   65,100             2%           $10.33      07/31/2015
TOTAL/WEIGHTED AVERAGE                                 165,872   100%   $3,225,405           100%           $19.45
Other Tenants                          NAP                   0     0%   $        0             0%           $ 0.00          NAP
Vacant Space                           NAP                   0     0%   $        0             0%           $ 0.00          NAP
TOTAL/WEIGHTED AVERAGE                                 165,872   100%   $3,225,405           100%           $19.45

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                                AVERAGE U/W BASE
                                                        % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF SF     RENT PER SF
   YEAR      # OF LEASES EXPIRING   TOTAL SF EXPIRING     EXPIRING        SF EXPIRING           EXPIRING            EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

  Vacant              --                       --               --                --                  --               --
   2006               --                       --               --                --                  --               --
   2007               --                       --               --                --                  --               --
   2008               --                       --               --                --                  --               --
   2009               --                       --               --                --                  --               --
   2010               --                       --               --                --                  --               --
   2011               --                       --               --                --                  --               --
   2012               --                       --               --                --                  --               --
   2013               --                       --               --                --                  --               --
   2014               --                       --               --                --                  --               --
   2015                1                    6,302                4%            6,302                   4%          $10.33
   2016                4                   64,694               39%           70,996                  43%          $21.59
Thereafter             3                   94,876               57%          165,872                 100%          $18.59

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Fountain Square Property is managed by Continental
Properties Company, Inc. which is an affiliate of Fountain Square Borrower.
Continental Properties Company, Inc. was founded in 1979 and is a privately held company dealing exclusively in the development and ownership of retail, apartment and corporate properties throughout the United States.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-46

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered series 2006-PWR14
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                                       E-3

              (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary, and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

              (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is September 13, 2006.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS....................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for

                                        2

payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

                                        3

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of
Credit Support" and "Ratings."

                                        4

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more

                                        5

classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

                                        6

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks

                                        7

generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

                                        8

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

                                        9

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a

                                       10

manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS.

                                       11

Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

                                       12

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

                                       14

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

                                       23

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

     10. the characteristics of any cash flow agreements that relate to the MBS;

     11. the market price of the MBS and the basis on which the market price was determined; and

     12. if the issuer of the MBS is required to file reports under the Exchange
Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion

                                       24

contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the

                                       25

rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

                                       26

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       27

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal

                                       28

on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

                                       29

specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

OVERVIEW

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial

                                       30

mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

     The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

                                       31

                  PROPERTY TYPE            DSCR GUIDELINE   LTV RATIO GUIDELINE
          ------------------------------   --------------   --------------------
          Multifamily                           1.20x                 80%
          Office                                1.25x                 75%
          Anchored Retail                       1.20x                 80%
          Unanchored Retail                     1.30x                 75%
          Self-storage                          1.30x                 75%
          Hotel                                 1.40x                 70%
          Industrial                            1.25x                 70%
          Manufactured Housing Community        1.25x                 75%

     Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

 REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON
THE GREATER OF THE AMOUNT RECOMMENDED PURSUANT TO A BUILDING
     CONDITION REPORT PREPARED FOR BSCMI OR THE FOLLOWING
                     MINIMUM AMOUNTS:
                      PROPERTY TYPE                             DSCR GUIDELINE
------------------------------------------------------------   -----------------
Multifamily                                                    $250 per unit
Office                                                         $0.20 per square
                                                               foot
Retail                                                         $0.15 per square
                                                               foot
Self-storage                                                   $0.15 per square
                                                               foot
Hotel                                                          5% of gross
                                                               revenue
Industrial                                                     $0.10 - $0.15 per
                                                               square foot
Manufactured Housing Community                                 $50 per pad

     Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                       32

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for

                                       33

the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

                                       34

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be

                                       35

advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

                                       36

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

                                       37

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC,

                                       38

include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       39

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

                                       40

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or

                                       41

defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the

                                       42

servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the

                                       43

performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       44

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing
Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under
"--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account;
and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under
"Description of the Certificates--Advances in Respect of Delinquencies", the
reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       45

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees,
Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

                                       46

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

                                       47

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

                                       48

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

                                       49

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related

                                       50

prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                       51

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       52

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related

                                       53

series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

                                       54

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o    the trustee for 60 days has neglected or refused to institute any such proceeding.

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                       55

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o    has a combined capital and surplus of at least $50,000,000; and

     o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or

                                       56

administration of its trusts under the related pooling and servicing agreement.
However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted

                                       57

by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

                                       58

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support

                                       59

described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial

                                       61

disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the

                                       62

property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large

                                       63

deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any,

                                       64

on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-

                                       65

petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the

                                       66

date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

                                       67

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling

                                       68

and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and

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regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

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     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination

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as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

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     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3. a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including

                                       74

delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

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     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any,

                                       76

relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the

                                       78

appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

     or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

                                       79

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

                                       81

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

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     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual

                                       83

certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

                                       84

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates"

                                       85

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not

                                       86

          a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

                                       87

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

                                       88

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1. the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

                                       89

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3. the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

                                       90

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the

                                       91

foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the
Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary
(other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury
Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States
Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States
          Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

                                       92

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions

                                       93

otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of
Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code
Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property"
within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation

                                       94

after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

                                       95

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

                                       96

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

                                       97

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

                                       98

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder

                                       99

on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in

                                       100

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue
Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is
subject to the prohibited transaction rules set forth in Section 503 of the
Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e.,
Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                       101

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

                                       102

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

                                       103

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

                                       104

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                       105

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC (other than annual reports on Form
10K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities
Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher
Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

                                       106

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

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distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation